Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GIVEMEPOWER CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	7389	87-0291528
(State or other jurisdiction of	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

	370 Amapola Ave., Suite 200-A
	Torrance, CA 90501
	(310) 895-1839

	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank I Igwealor

Chairman, CEO

GiveMePower Corporation

370 Amapola Ave., Suite 200-A

Torrance, CA 90501

Email: blkbnknf@gmail.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Law Office Of Mary Shea
1701 Broadway, #334
Vancouver, WA 98663
541-450-9943

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and emerging growth company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered(1)(4)	Proposed Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)(4)

Common Stock, Class B, par value $0.001	1,000,000	$10.00	$10,000,000	$1,091.00
Shares of Common Stock , par value $0.001, held by Certain Selling Stockholders. (3)(5)	5,000,000	$0.03	$150,000	$16.37
Total			$10,150,000	$1,107.37

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”) and based on the maximum amount of shares to be offered and includes 1,000,000 shares of our Class B Common Stock and up to 5,000,000 shares of our Common Stock to be sold by a selling stockholder the Company in the offering.

(2)	Offering price per share of $0.03 was based on the average closing price of our common stock on the OTC Pink between July 1, 2020 through December 24, 2020.

(3)	The fee is calculated by multiplying the aggregate offering amount by 0.00010910, pursuant to Section 6(b) of the Securities Act.

(4)	We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders.

(5)

5,000,000 shares are being offered by the Selling Stockholders and bear no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Preliminary Prospectus

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated _______, 2021

GiveMePower Corporation

1,000,000 shares of Class B of Common Stock

And

5,000,000 shares of Common Stock

GiveMePower Corporation (the “Company,” “GMPW”)  is offering  to the public on a self-underwritten, best-efforts basis a total of 1,000,000 shares of its $0.001 par Class B, Common Stock  (the “Offering”), with an aggregate public offering price of approximately $10,000,000.    There is no minimum number of shares of the Class B, Common Stock   required in order the close the Offering.   The selling stockholder identified in this prospectus is offering 5,000,000 shares of our common stock with an aggregate public offering price of approximately $150,000.  We will not receive any proceeds from the sale of any shares by the selling stockholders.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices.

The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We will not receive any proceeds from the sale of any of the shares held by the Selling Security Holders.  The shares being sold by the Selling Security Holders were issued to them in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act. Our common stock is more fully described in “Description of Securities.”

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, including, without limitation, the safe harbor provisions of Rule 144.  The selling stockholders and any other person participating in such distribution will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person.

The offering will conclude on the earlier of when all 1,000,000 shares of the Class B of our common stock registered in this statement by the Company and the 5,000,000 registered for the Selling Security Holders have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  We may, at our discretion, extend the offering for an additional 180 days.

Our common stock, par value $0.001 (the “Common Stock”) is currently subject to quotation on the OTC Market, with the trading symbol “GMPW.” As of December 10, 2020, the last sale price of our common stock as reported on OTC Market was $0.03 per share. There is a limited public trading market for our common stock. We have assumed a public offering price of $0.03, which represents the last reported closing price of our common stock as reported on the OTC Market on December 10, 2020. The final public offering price will be determined through negotiation and the assumed public offering price used throughout this prospectus may not be indicative of the actual offering price.

There is no established trading market for the Class B  par value $0.001 (the “Class B”) Common Stock, nor can there be any assurance that a trading market will develop or be sustained for the shares of the Class B commons stock subject to the Offering. Subject to the successful completion of the Offering and the issuance of the shares of our Class B par $0.001 Common Stock, we intend to apply to NASDAQ to have our Common Stock and our Class B to be listed on the NASDAQ Capital Market. We may also determine to apply of listing on NASDAQ if we raise sufficient proceeds from the Offering together with revenues from operations that we qualify for NASDAQ Listing for both our Common Stock and our Class B Stock, as discussed below. Reference is also made to the disclosure under “Use of Proceeds” and “Plan of Distribution” below.  We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq Capital Market.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Frank Igwealor, will attempt to sell the 1,000,000 shares of the Class B par value $0.001 common stock that the company is offering.  This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitation, telephone and personal contact.

We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Class B Common Stock being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.4 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” and “Plan of Distribution”.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of Class B Common Stock  as a direct result of the selling efforts and introductions of each respective Placement Agent.

Any Placement Agent(s) that we engage will not have any obligation to buy the Class B Common Stock subject to this Offering from us or to arrange for the purchase or sale of any specific number or dollar amount of the Class B Common Stock. If we sell all 1,000,000 shares of Class B Common Stock  subject to the Offering pursuant to this prospectus, at the Offering price of $10.00 per share, we will receive approximately $10,000,000 in gross proceeds and approximately $9,000,000 in net proceeds, after deducting placement agent fees of $722,400 and estimated offering expenses of $277,600 payable by us, assuming all of the 1,000,000 shares of the Class B Common Stock  are sold through the direct efforts of Placement Agents, and estimated offering expenses payable by us.

	Per Share		Total
Public offering price (Class B)		$10.00	$10,000,000
Public offering price (Common Stock)		$0.03	$150,000
Private placement expenses (1)		$0	$1,000,000
Proceeds, before expenses, to us	$		$9,000,000
Proceeds, before expenses, to Selling Stockholders	$		$150,000

(1)	See “Plan of Distribution” for a description of the compensation payable to any participating Placement Agent, including cash fees and Placement Agent Warrants.

As of December 31, 2020, the executive officers and directors beneficially control 66.92% of the outstanding voting shares as follows: (a) the executive officers and directors beneficially own 10,000,000 of the outstanding shares of our Common Stock, representing approximately 0.88% of the outstanding voting shares; (b) Goldstein Franklin Inc, a company that is 100% controlled by the executive officers and directors beneficially own 1 Special Series A Preferred (convertible into 100,000,000 shares of Common Stock), representing approximately 8.75% of the outstanding voting shares; and (c) Kid Castle Educational Corporation, a company the executive officers and directors control 65.47% voting shares, beneficially own 1,000,000 of our Series B Preferred (convertible into 1,000 shares of Common Stock), representing approximately 87.51% of the outstanding voting shares.

We believe that we will qualify for the listing of both our Common Stock and the Class B Common Stock upon the successful sale of all of the shares of the Class B Common Stock that are the subject of the Offering. We do not intend to close the Offering (the “Closing”) until the earlier of: (i) the sale of a sufficient number of the Class B Common Stock necessary for us to meet the listing requirements for the NASDAQ Capital Markets for both our Common Stock and the Class B Common Stock ; (ii) the sale of a sufficient number of shares of the Class B Common Stock  together with the revenues we generate from our operations necessary for us to meet the listing requirements for the NASDAQ Capital Markets for both our Common Stock and the Class B Common Stock; or (iii) as noted above, on a date 180 days after the effective date of this registration statement, subject to one extension of up to 180 additional days.

Through this Offering and the resultant acquisition, GiveMePower Corporation (“GMPW”) seeks to become a financial technology company (FINTEC) with business interests that comprise: (1) one-to-four branch federally licensed bank in each jurisdiction, (2) a machine learning (ML) and artificial intelligence (AI)  enabled loan and insurance underwriting platform, (3) blockchain-powered transaction processing and payment systems, (4) cryptocurrency transaction processing platform, and (5) emerging cryptocurrency opportunities portfolio; giving access to the unbanked, underserved residents of majorly black communities across the United State.  This is the fulfillment of mission of operating and managing a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources, with a primary focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.

The purpose of the Offering therefore, is to use the proceeds to acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio;; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.  The purpose of this offering could be achieve whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement and use the proceeds to acquire: acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

See “Use of Proceeds” in this prospectus. We expect the Class B Common Stock  will be ready for delivery in book-entry form through The Depositary Trust Company on or about_______, 2021.

Investing in any class of our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2021

TABLE OF CONTENTS

Page

Special Note Regarding Forward-Looking Statements	9
The Offering	10
Prospectus Summary	13
Risk Factors	43
Use of Proceeds	97
Capitalization	98
Financial Information	F-1/100
Management’s Discussion and Analysis of Financial Condition and Results of Operations	137
Description of Business	167
Directors, Executive Officers, Promoters and Control Persons	208
Executive Compensation	215
Securities Ownership of Management and Principal Stockholders	218
Transactions with Related Persons, Promoters and Certain Control Persons	220
Description of our Capital Stock	223
Description of the Class B Common Stock	226

Plan of Distribution	229
Legal Matters	232
Experts	232
Where You Can Find More Information	234
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	233

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

THE OFFERING

The following summary contains basic terms about this Offering and the Class B Common Stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Class B Common Stock, see “Description of the Class B Common Stock.”

Issuer	GiveMePower Corporation
The Class B Common Stock to be outstanding after this Offering if the maximum number of shares are sold by the Corporation.	1,000,000 shares of the Class B Common Stock (or “The Class B Stock ”)
Offering Price	$10.00 per share of The Class B Common Stock
Common Stock to be outstanding before and after this Offering if the maximum number of shares are sold by the Selling Shareholder.	42,724,687 shares of Common Stock (or “Common Stock”)
Offering Price	$0.03 per share of the Common Stock
Use of Proceeds:

We intend to use no less than 90% of the net proceeds from this offering to acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.

Minimum number of shares to be sold in this Offering:	None
Offering Period:

The offering will conclude when all 1,000,000 shares of the Class B Common Stock and 5,000,000 of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.

Offering Proceeds to be Held in Trust or Escrow Account Until a Bank, Fintec or Digital Currency transaction processing business Acquisition Agreement is Finalized

Our Board-imposed rule, which is similar to the rules of NASDAQ, provides that at least 90% of the gross proceeds from this offering be deposited in a trust or escrow account. Until we finalize an acquisition agreement to use the proceeds to acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.    The purpose of this offering could be achieve whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement to use the proceeds to acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.  All five division of our FINTEC would be cross-integrated to become a modern digitized banking and financial services, and digital currency exchange platform focusing on connecting and giving access to black entrepreneurs, black borrowers, consumers, banks, and institutional investors, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.  Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $10,000,000 ($10.00 per share), will be will be deposited into a segregated trust account located in the United States and $1.0 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering.

Placement Agent Agreement

The Offering will be made using the services of our management, who will not be compensated for their services and efforts related to the Offering of our The Class B Common Stock . We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Class B Common Stock  being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.4 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” and “Plan of Distribution” below.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of The Class B Common Stock  as a direct result of the selling efforts and introductions of each respective Placement Agent.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of The Class B Common Stock  are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of The Class B Common Stock , as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of The Class B Common Stock , subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Class B Common Stock  within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Quotation

Our Common Stock is currently subject to quotation on the OTC Market under the symbol “GMPW.” We intend to apply for listing on the NASDAQ Capital Markets (“NASDAQ Listing”) of our Common Stock and The Class B Common Stock upon the earlier of: (i) receipt of sufficient proceeds from the Offering of The Class B Common Stock ; or (ii) receipt to sufficient proceeds from the Offering together with revenues from operations that we qualify for NASDAQ Listing.

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 9 for a discussion of some of the factors you should carefully consider before deciding to invest in our The Class B Common Stock.
Transfer Agent	The transfer agent for our capital stock is Pacific Stock Transfer, with an address of 6725 Via Austi Pkwy Ste 300, Las Vegas, NV 89119-3553, with a telephone of 702-361-3033.
Material U.S. Federal Income Tax Considerations

For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Class B Common Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Class B Common Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form

The Class B Common Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

PROSPECTUS SUMMARY

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information regarding forward-looking statements.”

In this prospectus, unless the context otherwise requires, the terms “GMPW,” “the Company,” “we,” “us” and “our” refer to GiveMePower Corporation

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Overview

In addition to the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the section captioned “Risk Factors” on page 8 of this prospectus as well as those cautionary statements and other factors set forth elsewhere herein.

This Offering

Through this Offering and the resultant acquisition, GiveMePower Corporation (“GMPW”) seeks to become a financial technology company (FINTEC) that comprises (1) one-to-four branch federally licensed bank in each jurisdiction, (2) a machine learning (ML) and artificial intelligence (AI)  enabled loan and insurance underwriting platform, (3) blockchain-powered transaction processing and payment systems, (4) cryptocurrency transaction processing platform, and (5) emerging cryptocurrency opportunities portfolio; giving access to the unbanked, underserved residents of majorly black communities across the United State.  This is the fulfillment of mission of operating and managing a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources, with a primary focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.

The purpose of the Offering therefore, is to use the proceeds to acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio;; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.  The purpose of this offering could be achieve whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement and use the proceeds to acquire: acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

Notwithstanding above plan, there is no assurance that we could complete this offering and raise the capital necessary to make these projected acquisitions. Even if we are able to raise the capital, there is no assurance that we would find and acquire the right businesses to make us a successful FINTEC.  Even if we were able to raise capital and acquire some FINTEC businesses, there is no guarantee that such acquisition would not have an adverse effect on the shareholders due to other factors articulated in our “risk factors” section.

Business Overview

GiveMePower Corporation operates and manages a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources. Givemepower is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  This Offering represents the commencement of the Banking and financial services division of our business. This Offering will enable GMPW to become a financial technology company (FINTEC) business that (1) one-to-four branch federally licensed bank in each jurisdiction, (2) a machine learning (ML) and artificial intelligence (AI)  enabled loan and insurance underwriting platform, (3) blockchain-powered transaction processing and payment systems, (4) cryptocurrency transaction processing platform, and (5) emerging cryptocurrency opportunities portfolio; giving access to the unbanked, underserved residents of majorly black communities across the United State.  This is the fulfillment of mission of operating and managing a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources, with a primary focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  Our FINTEC operations would cover the basic areas of traditional banking-digitally enhance, MLand Ai enabled lending and insurance underwriting, areas of private equity, business lending and venture capital that invest in young black entrepreneurs, and seeding their viable business plans/ideas on block-chain-powered financial services delivery platform that connects, black entrepreneurs, black borrowers, consumers, banks, and institutional investors. Our real estate division invests in Opportunity Zones, Affordable Housing, and specialized real estate properties.

Corporate History

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. GiveMePower was originally incorporated in Alberta, Canada as GiveMePower.com Inc. on April 18, 2000, to sell software and web-based services geared to businesses involved in the design, manufacture, and construction of engineered products throughout North America. Effective September 15, 2000, the Company amended its Articles of Incorporation to change its corporate name to GiveMePower Inc.  The founder of the Company began the implementation of this business plan under his 100%-owned private company, Sundance Marketing International Inc. (Sundance). Sundance has been in existence since 1991 and at one time was a market leader in the distribution of survey, mapping and infrastructure design software in the Canadian marketplace. On April 15, 1999, Mr. Walton entered into a license agreement with Felix Computer Aided Technologies GmbH (Felix) for the exclusive rights to distribute FCAD software in North America.

On December 20, 2000, the Company entered into a Plan and Agreement of Reorganization to undertake a reverse merger with a National Quotation Bureau public company called TelNet World Communications, Inc. (TelNet).  TelNet was originally incorporated in the State of Utah on March 10, 1972 as Tropic Industries, Inc. (Tropic).  Tropic became United Datacopy, Incorporated on February 24, 1987 which became Pen International, Inc. on March 21, 1994 and then TelNet World Communications, Inc. on March 4, 1998.  TelNet had no operations nor any working capital when the Company entered into the reverse merger with it.  GMP acquired the rights, title and interest to the domain name, givemepower.com from Sundance on February 16, 2001.  In addition, Sundance agreed to assign its existing customer base to GMP and further agreed that it would terminate its license agreement with Felix immediately upon GMP securing its own agreement with Felix.  GMP renegotiated the exclusive rights to co-develop, re-brand and distribute FCAD software in North America effective February 16, 2001.  Effective July 5, 2001 the Company changed the name of TelNet to GiveMePower Corporation and changed the domicile from Utah to Nevada.

The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009.

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above will be accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

On September 16, 2020, as part of its sales of unregistered securities to Kid Castle Educational Corporation, company related to, and controlled by GMPW President and CEO, the Company, for $3 in cash and 1,000,000 shares of its preferred stock, acquired 100% interest in, and control of Community Economic Development Capital, LLC (“CED Capital”), a California Limited Liability Company, and 97% of the issued and outstanding shares of Cannabinoid Biosciences, Inc. (“CBDX”), a California corporation.  This transaction was accounted for under the Consolidation Method using the variable interest entity (VIE) model wherein the Company consolidates all investees operating results if the Company expects to assume more than 50% of another entity’s expected losses or gains.  The 1,000,000 shares of our preferred stock sold to Kid Castle Educational Corporation gave to Kid Castle, approximately 87% voting control of Givemepower Corporation.

The consolidated financial statements of the Company therefore include its wholly owned subsidiaries of Alpharidge Capital LLC. (“Alpharidge”), Community Economic Development Capital, LLC. (“CED Capital”), and Cannabinoid Biosciences, Inc. (“CBDX”), and subsidiaries, in which GiveMePower has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”), after elimination of intercompany transactions and accounts.

With the proceeds from this Offering, we intend to actualize our banking and financial services operations goals which comprises of (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.    All five sub-divisions would operate together as a modern digitized banking and financial services provider focusing to giving access to black entrepreneurs, black borrowers, consumers, banks, and institutional investors.

General Overview (1) - Proposed Federally licensed one-four branch bank

Jurisdictionally, GMPW intend to use part of the proceeds from this Offering to acquire and manage one-four branch bank in each of its relevant jurisdictional domain.  Owning/controlling a bank or banks with branches across every urban/black neighborhood in the United States is not our goal.  Rather we would be content to own a one-four branch bank in every relevant jurisdiction to allow us to initiate/conduct ML-Ai enabled and blockchain-powered digitized banking that is accessible to all black person and businesses across the United States.  We intend to start our banking acquisition by finding targets that operates one-four branches.  We intend to start with the acquisition of one-four branch bank, whose operation and back-office would be migrated unto a Blockchain-powered platform to digitize its entire banking operation to cover and serve all black persons in the United States.   We believe that blockchain technology is one of the most suited platform to implement, run and manage a U.S. wide digitized banking services whose reach encompasses most black persons living in the United States. The beauty of such platform is that: (i) Blockchain records and validates each and every transaction; (ii) Blockchain does not require third-party authorization; and (iii) Blockchain is decentralized.

Blockchain-powered digitized banking operation would position the acquired Bank at the forefront on banking innovation while achieving its goals without compromising traditional banking standards.  Key advantages of sitting the acquired Bank operations on a blockchain-powered platform include simplification of transactions reliance, transparency, security, compliance and seamless regulatory reporting.  Advantages of operating a blockchain-powered platform include the followings:

Data Security: The blockchain’s decentralized security detects backdoor hacks more easily than its alternatives. Blockchain tech secures and privatizes data through encryption and cryptographically protected passkeys. This is ideally suited to the Banking industry, where both security and privacy are critical because ackers disproportionately target financial institutions. Finance hacks accounted for 8.5 percent of data breaches in 2017, and financial businesses are 300 times more likely to fall victim to a cyber attack.

Faster,Time-Saving and more reliable payment structures: Blockchain technology could help decrease recordkeeping costs and in situations where financial institutions that act as the guarantor of payment between seller and buyer, where traditional letters of credit require several intermediaries — banks, financiers, insurers, and export credit agencies — that must all be paid, Blockchain technology would eliminate some intermediaries while simultaneously weaning trade financiers off of paper-based systems that cost time and money.

Loan Syndication:  A Blockchain-powered platform could compliment the best attributes of our proposed ML-AI lending platform because a blockchain-powered framework would digitize ML-AI loan syndication.    Utilizing unified records systems to create clarity and drive efficiency, blockchain allows remote access by credentialed parties without sacrificing security and thus, eliminates inefficiency in loan syndication, which is caused by a lack of transparency from underwriters.

Clearing and Settlement:  Blockchain technology is effective for clearing and settlement because it facilitates immediate settlement.

Lowered Cost of Record-Keeping and Record-Retention: Blockchain technology could eliminate some of the risk of complete record loss that comes with paper-based recordkeeping and reduce the cost of record-keeping because it is digital, inexpensive to maintain and it stores records in a decentralized fashion, providing top-flight security and easy accessibility.

Interbank Transactions: Blockchain-powered automation could facilitate real-time interbank fund verification that would unify banks, reduce fees and lead to quicker wire transfers at a lower cost.

Blockchain for Anti-Money Laundering (AML) and Counter-Terrorist Financing (CTF): Data logged on the Blockchain-powered platform is distributed across hundreds or even thousands of nodes, and effectively making it impossible to alter the entire decentralized record.

Regulatory Compliances:  Blockchain ledgers can store verified, immutable data, so they’re perfect for sharing files between regulators and compliance departments. This self-executing technology will likely cause compliance departments to downsize. That’s a bummer for employees, but automation could replace this costly error-prone reporting framework.

Increasing Transparency: Blockchain-powered platform could help build confidence and reputation between the Bank and customers because blocckchain technology would allow banks to share their compliance efforts with their customers.

Serving the Unbanked: Studies showed that one of every 13 households in the United States is unbanked. The poor make up majority of the unbanked in the United States.  Without access to traditional banking or knowledge of how to use it, the poor are often forced to turn to hostile lenders with predatory interest rates and fees.  Blockchain-powered banking platforms would provide inherent security and the ability to create a decentralized lending network to serve this population. Blockchain and cryptocurrency-based solutions could completely replace predatory businesses like check cashing and payday advances with fairer, transparent systems.

Notwithstanding our hope to find and acquire a one-four branch bank as outlined above, there is no assurance that we could complete this offering, raise the capital to acquire a bank.  Even if we were able to raise the money required to acquire a bank, there is no guarantee that we’ll find a seller of such.  We may not be able to execute on the plan above because factors related to our limited operating history.

General Overview (2) – Proposed Cloud-Based Machine-Learning and Artificial Intelligence (AI) Lending and Insurance Underwriting Platform

The completion of this Offering will launch the Company’s cloud-based machine learning and artificial intelligence lending platform. It is our believe that Machine-Learning (ML) and Artificial intelligence (AI), lending and insurance underwriting platform would enable a superior loan product with improved economics that can be shared between consumers and lenders. The proposed platform would aggregate consumer demand for high-quality loans and connects it to our soon-to-be-build network of ML-AI-enabled investors, lenders and bank partners. Consumers on the ML-AI platform would benefit from a highly automated, efficient, all-digital experience. Our prospective bank partners would benefit from access to new customers, lower fraud and loss rates, and increased automation throughout the lending process.

Credit is a cornerstone of the U.S. economy, and access to affordable credit is central to unlocking upward mobility and opportunity. The FICO score was invented in 1989 and remains the standard for determining who is approved for credit and at what interest rate. (Rob Kaufman, myFico Blog: The History of the FICO Score, August 2018). While FICO is rarely the only input in a lending decision, most banks use simple, rules-based systems that consider only a limited number of variables. Unfortunately, because legacy credit systems fail to properly identify and quantify risk, millions of creditworthy individuals are left out of the system, and millions more pay too much to borrow money.  (Patrice Ficklin and Paul Watkins, Consumer Financial Protection Bureau Blog: An Update on Credit Access and the Bureau’s First No-Action Letter, August 2019).

The first generation of online lenders focused on bringing credit online. Analogous to earlier internet pioneers, these companies made shopping for and accessing credit simpler and easier for consumers and businesses. It was no longer necessary to stand in line at a bank branch, to sit across the desk from a loan officer and to wait weeks or months for a decision. These lenders enabled the emergence of personal loan products that were previously unprofitable for banks to offer. While they brought the credit process online, they inherited the decision frameworks that banks had used for decades and did not address the more rewarding and challenging opportunity of reinventing the credit decision.

GMPW intend to leverage the power of AI to more accurately quantify the true risk of a loan. The ML- AI models would be built to continuously self-upgrade, train and refine many critical components of lending risk analytics and decision-making on a real-time basis. We intend to build discrete ML- AI models that target fee optimization, income fraud, acquisition targeting, loan stacking, prepayment prediction, identity fraud and time-delimited default prediction. These models would be designed to incorporate multiple lending underwriting variables and utilize training dataset that accounts for varieties of repayment events.  It is also anticipated that the network effects generated by constantly improving ML- AI models would provide a significant competitive advantage—and more training data would lead to higher approval rates and lower interest rates at the same loss rate.

Our proposed ML-AI driven lending platform and models would be integrated into, and operationalized in, the acquired Bank. The ML-ML- AI models would also be provided to other bank partners within a consumer-facing cloud application that would streamline the end-to-end process of originating and servicing a loan. The ML-AI lending platform would inhabit a configurable, multi-tenant cloud application designed to integrate seamlessly into a bank’s existing technology systems. The configurable platform would allow each bank to define its own credit policy and determine the significant parameters of its lending program. The ML-ML- AI models would use and analyze data from all of our bank partners. As a result, these models would be trained by specific algorithm to generate optimal loan scenario, and each bank partner would benefits from participating in a shared ML-AI lending platform that give credit access to black entrepreneurs, black borrowers, consumers, and viable platform to banks, and institutional investors.

Loans issued through the proposed ML-AI platform could be retained by the originating bank partners, distributed to a broad base of institutional investors and buyers that invest in similar loans or funded by GMPW’s The Bank’s balance sheet. We intend to enter into nonexclusive agreements with wholesale loan purchasers and grantor trust entities in that participate in asset-backed securitizations, or ABS, under which the ABS investors could also outsource their loan servicing to the acquired Bank.

We expect revenue the ML-AI lending platform would come primarily comprised of the acquired Bank’s in-house transaction fees in addition to fees paid by other banks that would us the ML-AI lending platform. We intend to charge banks referral fees for each loan referred through the ML-AI lending platform and originated by a bank partner, platform fees for each loan originated (regardless of its source) and loan servicing fees as consumers repay their loans. We intend to enter nonexclusive agreements with bank partners that would, generally have 12-month terms and automatically renew, subject to certain early termination provisions and minimum fee amounts, and would not include any minimum origination obligation or origination limits. As a usage-based platform, we intend to target positive unit economics on each transaction, resulting in a cash efficient business model that features both high growth rates and profitability.

Industry Overview

Affordable Credit is Critical to Unlocking Upward Mobility and Opportunity

With $3.6 trillion of consumer credit originated between April 2019 and March 2020, (Based on loan origination dollar amounts published by TransUnion; see the section titled “Industry, Market and Other Data.”). Credit is a cornerstone of the U.S. economy. Access to affordable credit is central to unlocking upward mobility and opportunity. Reducing the price of borrowing for consumers has the potential to dramatically improve the quality of life for millions of people. Studies have demonstrated a strong statistical link among access to affordable credit, personal well-being and income growth.( Kirsten Wysen, Open Source Solutions: Why Credit Scores and Payday Lending Matter for Health, October 2019). The average American has approximately $29,800 in personal debt. (
Northwestern Mutual, 2019 Planning & Progress Study: The Debt Debacle, 2019). While access to affordable credit has allowed Americans to purchase and improve their homes, buy cars, pay for college tuition and cover emergency expenses, high interest rates can negatively impact a consumer’s financial health. The U.S. Federal Reserve reports that on average, 10% of household disposable personal income is spent on debt repayment. (The Federal Reserve Board, Household Debt Service and Financial Obligations Ratios, or Federal Reserve Household Debt, December 2019).  In addition, 16% of Americans spend 50% to 100% of their monthly income repaying debt.

Affordable Credit Is Inaccessible for Millions because Existing Systems Fail to Accurately Quantify Risk

The FICO score was invented in 1989 and has not fundamentally changed since that time. (Kaufman; see the section titled “Industry, Market and Other Data”). The FICO score is used by over 90% of lenders to determine who is approved for credit and at what interest rate. Id.  While FICO is rarely used in isolation, many credit models are simple, rules-based systems. A leading expert found that bank credit models commonly incorporate eight to 15 variables, with the more sophisticated models using as many as 30. (Naeem Siddiqi, Intelligent Credit Scoring: Building and Implementing Better Credit Risk Scorecards—2nd Edition, 2017).  Unsurprisingly, the world is more complicated than can be represented by these models, so they are limited in their ability to reliably estimate the probability of default.

Many borrowers suffer from the effects of inaccurate credit models. Many are approved for a loan that they ultimately will be unable to repay, negatively impacting both the consumer and the lender. Many others may be declined for a loan that they could have successfully repaid if given the opportunity—again doing harm to both consumer and lender. According to an ML-AI retrospective study completed in December 2019, four out of five Americans who have taken out a loan have never defaulted, yet less than half of Americans have access to prime credit. (The study defined access to prime credit as individuals with credit reports with VantageScores of 720 or above).  Even consumers with high credit scores tend to pay too much for loans because the rates they pay effectively subsidize the losses from borrowers who default.

Banks Will Continue to be at the Forefront of Consumer Lending

Banks have been at the forefront of consumer lending in the U.S. for more than a century. They benefit from long-term structural advantages, including a low cost of funding, a unique regulatory framework, and high levels of consumer trust. Through large and reliable deposit bases, banks are able to maintain a very low cost of funds—approximately 1% on average.  (Federal Home Loan Bank of San Francisco, Cost of Funds Index, December 2019). These cost savings are passed through to borrowers in the form of lower interest rates, a significant competitive advantage over non-depository lending institutions. Banks also benefit from a regulatory framework that allows them to create nation-wide lending programs that are largely uniform. Given these advantages, we believe that a partnership-based bank enablement approach will be more successful than a disruption strategy.

Banks Must Undergo a Digital Transformation to Remain Competitive

The largest four U.S. banks spend an estimated $38 billion on technology and innovation annually.  (Adrian D. Garcia, Bankrate: JPM, Big Banks Spend Billions on Tech but Innovation Lags, July 2018). These four banks may attempt to build AI lending models over time, once general market acceptance has been achieved. However, outside the largest four banks, there are approximately 5,200 FDIC insured institutions (Federal Deposit Insurance Corporation, or FDIC, Statistics on Depository Institutions, December 2019.) that are at risk of falling behind. Despite holding over $8 trillion in deposits, (The dollar amount of deposits held by banks, other than the largest four banks, was aggregated by ML-AI using data provided by the FDIC; see the section titled “Industry, Market and Other Data.”) we believe these banks, particularly small to medium-sized banks, have outdated technology and lack the technical resources of larger banks to fund the digitization process.  At the same time, consumers are increasingly seeking digital, personalized and automated experiences. (Bain & Company, Inc., or Bain, Evolving the Customer Experience in Banking, 2017. PricewaterhouseCoopers LLP, or PwC, Experience Is Everything: Here’s How To Get It Right, 2018. RedPoint Global and the Harris Poll, or RedPoint Global, Addressing the Gaps in Customer Experience: A Benchmark Study Exploring the Ever Evolving Customer Experience and How Marketers and Consumers Are Adapting, March 2019).  A 2017 Bain survey found that approximately 50% of the U.S. population would be comfortable buying financial products from technology companies. (Bain; see the section titled “Industry, Market and Other Data.”). We believe that as consumers, both young and old, move their financial lives online, small and medium-sized banks will be increasingly ill-equipped to serve them.

We believe that these trends have been accelerated by the COVID-19 pandemic, as the lack of access to physical bank branches has increased the Banking industry’s focus on digital capabilities. The performance of our platform through this crisis has also given existing and prospective bank partners an important new data point to underpin their growing confidence in our solution.

Increasing Recognition from Regulators

Many regulators including the Federal Deposit Insurance Corporation, or FDIC, the Office of the Comptroller of the Currency, or OCC, the Federal Reserve and the CFPB increasingly recognize the opportunity to modernize techniques used in lending.  (Board of Governors of the Federal Reserve System, Consumer Financial Protection Bureau, Federal Deposit Insurance Corporation, National Credit Union Administration and Office of the Comptroller of the Currency, Interagency Statement on the Use of Alternative Data in Credit Underwriting, or FDIC Interagency Statement, December 2019). In December 2019, these agencies issued an inter-agency report in support of the use of alternative data in lending decisions.  (FDIC Interagency Statement; see the section titled “Industry, Market and Other Data.”).  Additionally, in November 2019, the CFPB director noted that despite external uncertainty regarding how AI will fit into regulatory frameworks, the CFPB is focused on ensuring a path to regulatory clarity because it recognizes the value AI lending products can offer consumers. (Kathleen L. Kraninger, Consumer Financial Protection Bureau: Director Kraninger’s Remarks at TCH-BPI Conference, November 2019).

The ML- AI Lending Platform Opportunity

The ML- AI lending platform and models would be central to our value proposition in the Banking and financial services industry. The models would incorporate thousands of variables, which would be analogous to the columns in a spreadsheet. They would be trained by million projected repayment events, analogous to rows of data in a spreadsheet. Interpreting these billions of cells of data would be a sophisticated machine learning algorithms that enable a more predictive model.

These elements of our proposed model would be co-dependent; the use of hundreds or thousands of variables is impractical without sophisticated machine learning algorithms to tease out the interactions between them. And sophisticated machine learning would depend on large volumes of training data. Over time, we would be able to deploy and blend more sophisticated modeling techniques, leading to a more accurate system. This co-dependency would present a challenge to others who may aim to short-circuit the development of a competitive model. While incumbent lenders may have vast quantities of historical repayment data, their training data will lack the hundreds of columns, or variables, that would power our model.

Despite their sophistication, our ML-ML- AI models would be delivered to banks in the form of a simple cloud application that would shield borrowers from the underlying complexity. Additionally, our platform would allow banks to tailor lending applications based on their policies and business needs. The Bank partners could configure many aspects of their lending programs, including factors such as loan duration, loan amount, minimum credit score, maximum debt-to-income ratio and return target by risk grade. Within the construct of each bank’s self-defined lending program, our platform will enable the origination of conforming and compliant loans at a low per-loan cost.

Our proposed ML-AI lending platform will benefits from powerful flywheel effects that drive continuous improvements as our business scales. Our ML-AI lending platform would benefit first from increasingly sophisticated models, variable expansion and rapid growth of training data. Upgrades to our platform would allow us to offer higher approval rates and lower interest rates to consumers, which would increase the number of borrowers on our platform. Upgrades to our platform will also lead to better borrower selection, which lowers losses and lowers interest rates to borrowers. The flywheel effect created by self-reinforcing AI increases the economic opportunity that can be shared by borrowers and lenders over time.

Proposed ML-AI Lending Platform Ecosystem

The proposed model will connect consumers, banks and institutional investors through a shared ML-AI lending platform. Because ML-AI is a new and disruptive technology, and banking is a traditionally conservative industry, we intend to bring the technology to market in a way that allows us to grow rapidly and improve on the ML-ML- AI models, while allowing banks to take a prudent and responsible approach to assessing and adopting our platform.

On the consumer side, the ML-AI lending platform aggregate demand on the cloud-based platform, where consumers would be presented with bank-branded offers from The Bank of our bank partners. In this way, we hope benefit banks who would have adopted our AI lending technology. Bank partners would also be allowed to offer ML-AI powered loans through a white-labeled interface on their own website or mobile application. Consumers on our platform would be offered unsecured personal loans ranging from $1,000 to $50,000 in size, at APRs typically ranging from approximately 3.5% to 25.99%, with terms typically ranging from three to five years, with a monthly repayment schedule and no prepayment penalty.

On the funding side, The Bank and the Bank partners could retain loans that align with their business and risk objectives, while the remainder could be sold to a network of institutional investors, which have far broader and more diverse capacity to absorb and distribute risk. This flexible approach would allows banks to adopt ML-AI lending at their own pace, while we continue to grow and improve our platform.

Value Proposition to Consumers

•

Higher approval rates and lower interest rates—We believe ML-AI enabled lending platform would lead to higher approval rates and lower interest rates because Machine Learning is capable of utilizing datasets using a methodology specified by us, simplify loan underwriting, leading to qualifying more borrowers than high-quality traditional lending models.

•

Superior digital experience—Whether consumers apply for a loan through ML-AI.com or directly through a bank partner’s website, the application experience is streamlined into a single application process and the loan offers provided are firm. In the third quarter of 2020, approximately 70% of ML-AI-powered loans were instantly approved with no document upload or phone call required, an increase from 0% in late 2016. Such automation improvements were due in large part to improvements to our ML- AI models and the application of such models to different aspects of the loan process, including data verification and fraud detection.

Value Proposition to Bank Partners

•	Competitive digital lending experience—We intend to provide regional banks and credit unions with a cost effective way to compete with the technology budgets of their much larger competitors.

•	Expanded customer base—We intend to refer customers that apply for loans through the ML-AI lending platform to the Bank partners, helping them grow both loan volumes and number of customers.

•

Lower loss rates—With a Blockchain-powered loan servicing operation, the loss rate for all participant in our platform would be lowered because of an in-built early-warning system and transparency which is the hallmarks of bockchain-powered transaction processing platforms.

•

New product offering—Personal loans are one of the fastest-growing segment of credit in the U.S. (Beiseitov; see the section titled “Industry, Market and Other Data.”). Our Machine learning enabled platform would help banks provide a product their customers want based on ML algorithm, rather than letting customers seek loans from competitors.

•

Institutional investor acceptance—Analyses by credit rating agencies, loan and bond buying institutions, and credit underwriters would help banks gain confidence that ML-AI-powered loans are subject to significant and constant scrutiny from experts, the results of which would be often publicly available.

Notwithstanding our hope and aspiration in mapping out the above ML-AI lending platform, there is no assurance that we could complete this offering, raise the capital to acquire of build the ML-AI lending platform.  Even if we were able to raise the money required to acquire or build the ML-AI lending platform, there is no guarantee that we’ll find a seller of such of be able to hire engineers to build one from the ground up.  We may not be able to execute on the plan above because factors related to our limited operating history.

General Overview (3-4) – Proposed Blockchain-Powered Digital Currency Payment and Financial Transactions Processing platform (“Blackchain”)

We intend to use part of the proceed from this Offering to acquire an existing, or build-from-the-scratch, a Blockchain-Powered Digital Currency Payment and Financial Transactions Processing platform (“Blackchain”), with home in the Bank alongside the ML-AI lending platform.   Blockchain-powered Payment and Financial Transactions Processing platform would also provide efficient and inexpensive payment platform and merchant services to black businesses across the United States.

The company would establish an exchange network called Blackchain Exchange Network (“BEN”), a Payment and Financial Transactions Processing platform, would be a wholly-owned subsidiary, the The Bank.  We believe Blackchain would be a leading provider of innovative financial infrastructure solutions and services to participants in the nascent and expanding digital currency industry.  Blackchain business strategy is floating a Blackchain Exchange Network, or BEN, a virtually instantaneous payment network for participants in the digital currency industry which would serve as a platform for the development of additional products and services. The BEN would have a network effect that would make it valuable as participants and utilization increase, leading to good growth in BEN transaction volumes. The BEN would enable the The Bank to prioritize, build and significantly grow noninterest bearing deposit product for digital currency industry participants, which is expected to provide the majority of our bank funding in the next two years from finalizing acquisition. This unique source of funding would be a distinctive advantage over most traditional financial institutions and allows The Bank to generate revenue from a conservative portfolio of investments in cash, short term securities and ML-Ai enabled loans that we believe generate attractive risk-adjusted returns. In addition, use of the BEN would result in an increase in noninterest income that we believe will become a valuable source of additional future revenue as we develop and deploy blockchain-powered, fee-based solutions in connection with our digital currency initiative. We would also evaluate additional products or product enhancements specifically targeted at providing further financial infrastructure solutions to our customers and strengthening BEN network effects.

Blackchain Business Overview

Once acquired, the Federally licensed one-four branch bank would be such that is already providing banking and financial services including commercial banking, business lending, commercial and residential real estate lending and mortgage warehouse lending, all funded primarily by interest bearing deposits and borrowings. To that up and running banking and financial services operation, we intend to insert a Blockchain-powered payment and transaction processing system and digital currency platform.  We intend to pursue digital currency customers and bring them into the The Bank to bank with the the Bank using digital currency.  We believe we could effectively leverage the traditional commercial bank platform, the ML-Ai enabled lending platform and the attributes of the BEN to gain traction in the digital currency banking industry.

We intend to focus on the digital currency initiative as the core of our future strategy and direction. We intend to build a leadership position in the digital currency industry as a result of the BEN to enable us to establish a significant balance of noninterest bearing deposits from digital currency customer base. Over several post-acquisition years, The Bank would have transitioned from a traditional asset based bank model focused on loan generation to a deposit and solutions based model focused on increasing noninterest bearing deposits and noninterest income. This emphasis on noninterest bearing deposits and noninterest income, is primarily associated with  digital currency, will likely result in a significant shift in the Bank’s asset composition with a greater percentage consisting of liquid assets such as interest earning deposits in other banks and investment securities, and a corresponding decrease in the percentage of loans.  Most of our actions would be focused on developing and delivering highly scalable and operationally efficient solutions for The Bank’s digital currency customers.

Proposed Blackchain Digital Currency Initiative

The proposed Blackchain Exchange Network, or BEN, would be a virtually instantaneous payment network for participants in the digital currency industry which would serve as a platform for the development of additional products and services. We plan to leverage the BEN and our management team’s expertise in the digital currency industry to acquire, or develop, implement and maintain critical financial infrastructure solutions and services for many of the U.S. digital currency exchanges and global investors, as well as other digital currency infrastructure providers that would utilize the Blackchain as a foundational layer for their products. The BEN would be a central element of the operations of the Bank digital currency related customers, which would enable us to grow with the Bank’s current customers and to attract new customers who can benefit from our innovative solutions and services. We believe that our management team’s vision and our advanced approach to compliance would complement the BEN and empower us to build a leadership position in the digital currency industry by developing additional infrastructure solutions and services that will facilitate growth in our business.

GMPW began exploring the Banking and financial services, with a special focus on, digital currency industry since January 2020 based on market dynamics which we believed were highly attractive:

•	Significant and Growing Industry: Digital currency presented a revolutionary model for executing financial transactions with substantial potential for growth.

•

Infrastructure Needs: In order to become widely adopted, digital currency would need to rely on many traditional elements of financial services, including those services that support funds transfers, customer account controls and other security measures.

•

Regulatory Complexity as a Barrier to Entry: Providing infrastructure solutions and services to the digital currency industry would require specialized compliance capabilities and a management team with a deep understanding of both the digital currency and the financial services industries.

These insights have been proven correct and we believe they remain true today. In fact, we believe that the market opportunity for digital currencies, the need for infrastructure solutions and services and the regulatory complexity have all expanded significantly since January 2020. We believe that we would be able to address these market dynamics immediately and over the coming years because we be part of a group of pioneers trying to address it and that pioneer position would provide us with a first-mover advantage within the digital currency industry that would be the cornerstone of how we would take the digital currency industry by storm.

The digital currency market has grown dramatically over the years.  For example, the aggregate value of the five largest digital currencies increasing from approximately $10 billion at December 31, 2013.  By October 24, 2019, it has increased to approximately $172.7 billion.  We believe that the total addressable market for digital currency-related financial services infrastructure solutions and services is significant and that this market will grow as the market for digital currencies grows. We also believe that existing solutions do not adequately address the infrastructure needs of industry participants, and that services enabling industry participants to efficiently and reliably transfer and hold U.S. dollar deposits are critical to the industry’s growth. We estimate that the addressable market for fiat currency deposits related to digital currencies alone is approximately $30 to $40 billion based on various industry sources as described under “Market and Industry Data.”

Blackchain Exchange Network

We intend to design the BEN as a network of digital currency exchanges and digital currency investors that enables the efficient movement of U.S. dollars between BEN participants 24 hours a day, 7 days a week, 365 days a year. In this respect, the BEN would be one of a first-of-its-kind digital currency infrastructure solution. The BEN would be designed, developed and tested within 12 months after our acquisition of a federally licensed one-four branch bank with a limited number of Bank customers. The BEN would then be made available to all of the Bank’s digital currency related customers after the 12th month, other than digital currency customers that only use their accounts for general operating account purposes.  We believe that once the rollout is done, all of the Bank’s eligible digital currency related customers would enroll in the BEN.

The core function of the BEN would be to allow participants to make transfers of U.S. dollars from their BEN account at the Bank to the Bank account of another BEN participant with which a counterparty relationship has been established, and to view funds transfers received from their BEN counterparties. Counterparty relationships between parties effecting digital currency transactions would be established on the BEN to facilitate U.S. dollar transfers associated with those transactions. The Bank would provide digital currency investors that are prospective Blackchain clients with the identity of select participating digital currency exchanges and mutually agreed counterparties would be identified as such during the Bank’s BEN enrollment process.

BEN transfers would occur on a virtually instantaneous basis as compared to electronic funds transfers being sent outside of the Bank, such as wire transfers and automated clearing house, or ACH, transactions, which can take from several hours to several days to complete. BEN’s  cloud-based application programming interface, or API, combined with online banking tools, would allow customers to efficiently control their fiat currency, transact through the BEN and automate their interactions with BEN’s technology platform. Customers would value this around-the-clock access to U.S. dollar transactions and further benefit from the BEN’s network effects—as more users join the BEN, its value to existing digital currency exchanges and investor users would increase. These technology tools and the corresponding network effect would enable us to attract many of the digital currency industry and market participants as customers. Once BEN is functional and operational, we intend to focus on continuous development of scalable infrastructure technology solutions on top of the BEN to address the significant financial services opportunities that we believe would arise in the digital currency market.  We anticipate that by leveraging the network effects of the BEN in this way, we believe both that customer adoption of future products could be significant and that new customer acquisition costs would be affordable.

Compliance

Our digital currency industry solutions and services would be offered through our subsidiary, Acquired bank, A VALIDLY JURISDICTIONALLY-CHARTERED commercial bank that is a member of the Federal Reserve System. Our solutions and services would be built on a commitment and proprietary approach to regulatory compliance. When we began planning to pursue digital currency transaction platform in January 2020, many digital currency industry participants found it difficult to identify a reliable financial services partner due to the significant financial and human resources required to navigate the complex and underdeveloped regulatory regimes applicable to these digital currency customers. To address market demand, we would take a deliberate approach to developing compliance policies, procedures and controls designed to specifically address the digital currency industry and to hiring capable personnel required to implement those controls, policies and procedures. Over the coming years we intend to develop compliance capabilities—which would include ongoing monitoring of customer activities and evaluating a market participant’s ability to actively monitor the flow of funds of their own customers. We believe these capabilities would be a distinct competitive advantage for us, and provide a meaningful barrier to entry against potential competitors, as there is not currently a well-established and easily navigable regulatory roadmap for competitors to serve digital currency industry customers. For this reason, our long-term investment priority would be in developing and enhancing specialized compliance capabilities for the digital currency banking operation.

Blackchain Business Plan

The success of our proposed digital currency initiative, Blackchain, would be dependent on its acceptability and adoption among the customers of the Bank-to-be-purchased the general digital currency users in general.    Successful implementation of Blackchain and its integration into the Bank would lead to help the Bank to grow and maintain noninterest bearing deposits from digital currency customers. The Bank would be able to deploy deposits from its digital currency customers, as well as deposits from its physical branch into interest earning deposits in other banks and investment securities, as well as into certain ML-AI Lending opportunities that provide attractive risk-adjusted returns. The Bank would deploy deposits into lending opportunities across four categories: commercial and residential real estate lending, mortgage warehouse lending, correspondent lending and commercial business lending. Blackchain Bank would also generate an increasing amount of fee revenue from its digital currency customers related to transaction volume across its platform, foreign currency transactions, and fee income related to off-balance sheet deposits, along with fees from the mortgage warehouse division.

Industry Background

Adoption and commercialization of digital currencies have significantly expanded since the creation of bitcoin in 2009. Digital currencies are recognized as an asset class with the prospect to act as a store of value, a currency with the ability to facilitate financial transactions, and a worldwide medium of exchange, performing each function in ways that differ meaningfully from traditional fiat currencies.

Investor interest has grown substantially as the potential uses and advantages of digital currencies have become better understood. Although the digital currency market consists of many individual digital currencies, it is currently concentrated among the five largest digital currencies by market capitalization. As of January 2, 2021, the market value of the five largest digital currencies was $773.93 billion, more than 1.00% of the global money supply.

We believe that institutional acceptance of the digital currency asset class will continue to grow as capital flows into institutional investment vehicles and other digital currency-based business ventures. Currently, there are over 700 cryptocurrency investment funds with aggregate estimated assets under management of over $14.3 billion.

In response to the noticeable rapid growth in the industry and challenges faced by investors, we plan to develop technology solutions, including the BEN. While innovations, such as the BEN, would enable increasing numbers of institutional investors to begin investing in digital currencies, many of the world’s largest investors remain unable to invest in the asset class due to the continuing limitations of existing infrastructure. We believe that additional industry innovation will address these infrastructure challenges, enabling increased and accelerated growth in the industry. Services such as digital currency borrowing facilities do not currently exist in a meaningful way, creating significant opportunities for Blackchain to facilitate growth in the industry and to build a leadership position into many elements of digital currency infrastructure.

Digital Currency Customers

We currently do not have any digital currency customer.  However, we would have acquired a one-4 branch bank serving majority black neighborhoods, we intend to aggressively build a digital currency customer base and we intend to that customer base rapidly through referrals, word-of-mouth, as many customers would proactively approach us due to the reputation of our platform and as one of the leading provider of innovative financial infrastructure solutions and services to participants in the digital currency industry, which would include unique technology solutions. So far, we have built a pipeline of 722 digital currency users/owners who are interested in our services.   We are keeping these prospective digital currency customers engaged on our preparation to launch, the customer onboarding process, which includes extensive regulatory compliance diligence and integrating of the customer’s technology stack for those new to the digital currency and are interested in using our API.

Because our main office is located in California, our customer roll would include some of the U.S. exchanges and global investors in the digital currency industry. These market participants generally hold either or both of two distinct types of funds: (i) those funds that market participants use for digital currency investment activities, which we refer to as investor funds, and (ii) those funds that market participants use for business operations, which we refer to as operating funds.

Our customer ecosystem would also include software developers, digital currency miners, custodians and general industry participants that need our solutions and services.

We would always strive to grow our customer ecosystem. By expanding and deepening our customer relationships, we intend to reinforce and enhance a leadership position in the industry and to increase the value of the BEN to all participants. Our relationships with the leaders of the digital currency industry would be important because these participants would continue to inform us of the industry’s needs and enable us to continue advancing our product development to provide relevant solutions and services for the industry’s most pressing challenges and greatest opportunities.

Deepening our customer relationships through integration of our solutions with our customers’ processes and operating systems would create enhanced value and stronger, long-term relationships with them. We believe the BEN would become a key tool for many of our digital currency customers who need, and have come to rely on, the BEN for virtually real-time movement of their funds. Furthermore, digital currency exchanges that would integrate our API into their technology infrastructure could attribute incoming client funds, at scale, without human involvement and in virtually real-time, typically within a matter of seconds. This solution would enhance our value proposition, creating even closer relationships with our customers.

To build and maintain a leading position in the digital currency industry, we would be highly selective in our customer onboarding process to ensure the integrity of the platform. Many customers would choose us at least in part because of the attractions of BEN and our potential long-term commitment to the industry or their belief in our platform’s longevity. Customers would respect our onboarding and continuous compliance processes, as they would understand that all our digital currency customers must submit to initial and continued due diligence by us.

Technology-Driven Solutions for Our Digital Currency Customers

We intend to launch our digital currency initiative in response to unmet demand for U.S. dollar deposit accounts from many market participants. Our digital currency initiative solutions and services would also address various infrastructure shortfalls for market participants, including liquidity and counterparty risk management as explained in more detail below. Currently, our digital currency initiative solutions and services proposals are focused on the BEN, cash management solutions and other deposit account services:

Blackchain Exchange Network (BEN)—We believe that the BEN would be an innovative, market leading solution and a key point of differentiation that increases in capability and value by generating a network effect as additional users join the platform. The BEN would only transfer fiat U.S. dollars, would only be available to commercial customers and would not be enabled for customers who are individual investors. The BEN would reduce industry friction and create a compelling value proposition for market participants, whether they participate as a digital currency exchange, an investor or otherwise. BEN participants could efficiently move U.S. dollars 24 hours a day, 7 days a week, 365 days a year between their Bank accounts and other BEN participants’ Bank accounts, via the BEN API or online banking system. Multiple steps would be required to create, authorize and approve a BEN transfer, depending on the channel in which the BEN transfer is created (online banking system vs. API). Both channels would follow a three step process by which the sender is authorized as a BEN participant, the receiver is validated as a BEN participant, and the transfer amount is confirmed to be available in the originating account. BEN transfers would settle virtually instantly if all three conditions are met.

The ability to execute these types of transactions in virtually real-time is particularly valuable for digital currency investors and exchanges because digital currency trading occurs constantly on a global scale, with no fixed market hours. Consequently, the BEN would enhance transaction execution speed, which would mitigate exposure to digital currency pricing fluctuations. In addition, BEN participants may spend a significant amount of time and resources developing customized applications that interface directly with our API in a manner that most effectively facilitates BEN participants’ business models. We believe that these dynamics not only strengthen our customer relationships, but also serve as an organic, viral marketing tool. Additional market participants are driven to the BEN as our customers urge their counterparties in digital currency transactions to join the BEN to facilitate efficient, predictable and timely transaction execution.

The following example highlights the benefits that the BEN would provide to its participants with respect to liquidity and counterparty risk. A digital currency institutional investor maintains a deposit account with Blackchain Bank. The institutional investor wishes to move U.S. dollars from participating Exchange A to participating Exchange B. The institutional investor can execute the transaction in virtually real-time, outside of traditional banking hours via the BEN, if the institutional investor, Exchange A and Exchange B each maintain a deposit account at Blackchain Bank.  In contrast, if the institutional investor seeks to move funds from Exchange A to Exchange B without the BEN, the transaction would likely need to occur during traditional banking hours and could take several days to clear. This delay in transaction execution could limit the institutional investor’s ability to take advantage of digital currency market movements or require the institutional investor to keep additional funds at each exchange to take advantage of other transaction opportunities, resulting in reduced capital efficiency, reduced liquidity and/or increased counterparty risk.

The graphic below illustrates the various components of a transaction that could be effected through the BEN as compared to a similar transaction effected through a traditional execution pathway. As reflected, transactions on the BEN process in virtually real time as opposed to legacy transactions that may take from several hours to several days. Legacy transactions are subject to a number of variables that impact timing such as the daily cut-off time for the Federal Reserve wire system as well as incomplete or inaccurate information or wire destinations (country or recipient) that may require further action to confirm or clear.

Cash Management Solutions—Blackchain cash management solutions would enable our customers to send, receive and manage payments in a timely, efficient and scalable manner using the BEN, wire transfers and ACH transactions. To receive the full benefits of our cash management solutions, customers need touse their own development resources to build customized gateways that integrate our API and other solutions into their technology infrastructure. The Bank would offer a full suite of corporate cash management solutions from deposit, reporting and reconciliation (remote deposit capture, online banking, mobile banking, file / reporting automation, API, check reconciliation), liquidity management (positive pay, ACH positive pay, off balance sheet deposit sweeps), and payment solutions (domestic and foreign wire transfers and ACH origination and receipt transactions). The Bank would dedicate team to work with the customers to expand its technology offerings in these areas and to solve problems for its customers.

Deposit Account Services— Blackchain would be one of only a small group of institutions that would offer open deposit accounts and provide ongoing services in a manner that is designed to be regulatory compliant for digital currency market participants. Blackchain compliance procedures, would be developed to serve the digital currency industry, would be designed to enable us to prudently and efficiently establish deposit accounts for market participants. These deposit accounts would not consist of any digital currencies but may consist of investor funds or operating funds. Blackchain deposit accounts would offer a wide variety of features and security to market participants, including access to Blackchain cash management solutions, and other relevant business banking services.

The Company would comprehensively investigates prospective customers according to the level it deems necessary and appropriate, based on whether the customer is an “administrator,” an “exchanger” or a “user” of virtual currencies, which terms are defined in March 2013 guidance by the U.S. Treasury Department, or the Treasury Department (with recent interpretive guidance issued in May 2019). Under applicable regulations, administrators and exchangers are required to register with the Treasury Department’s Financial Crimes Enforcement Network, or FinCEN, as a money service business and may also be subject to licensing as money transmitters under applicable state laws. The Company’s due diligence and onboarding processes would include, at a minimum, detailed reviews of each customer’s ownership, management team, business activities and the geographies in which they operate. For customers such as exchanges which pose a higher degree of risk or have a higher degree of regulatory obligations, the Company’s processes would be more extensive and incorporate reputational reviews, reviews of applicable licensing requirements, plans, and status, and reviews of customer policies and procedures regarding the Bank Secrecy Act, or BSA, consumer compliance, information security, Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, prohibitions against unfair, deceptive or abusive acts or practices, as well as reviews of transaction monitoring systems and audit results. The differences in these processes would result in a variation in the time necessary to complete the onboarding process, which can range from a matter of days to several weeks.

All regulatory compliance-related responsibilities involving onboarded customers would be addressed in the Company’s core banking system or through various additional manual diligence and compliance review processes. No funds transfer transactions to accounts outside of the Bank would occur on the BEN, which is simply the means by which internal account transfer transaction instructions are passed to the Bank’s core banking system through which they are executed. Since all BEN participants are required to be deposit customers of the Bank, the Bank satisfies its know your customer, or KYC, obligations at the time of the customer’s account opening. Transaction instructions would be passed to the core banking system via the BEN, are executed on the core banking system, and are subsequently monitored through the Bank’s automated BSA systems.

Blackchain Competitive Advantages in the Digital Currency Industry

We believe Blackchain, being one of the pioneers, would have first-mover advantage serving the digital currency industry which would lead to strategic advantages, many of which would become significant barriers to entry for potential competitors. We expect that these advantages will enable us to maintain our leadership position in the industry:

Digital Currency-Focused Strategy—We believe Blackchain would be a leading provider of innovative financial infrastructure solutions and services for the digital currency industry. Blackchain would be one of the few only financial services providers in the United States catering to our target customer base. These market participants have been underserved by the legacy financial services community due to a lack of vision and regulatory complexity associated with the digital currency industry, which we have been able to overcome because of the in-depth industry knowledge and strategic foresight of our management team and our robust risk management and regulatory compliance framework.  The focus and mission of our talented management team is to address this unique market opportunity.

Customer Base— Blackchain first-mover advantage in the industry would help us to convert majority of the 722 potential digital currency customers in our pipeline within 12 months of launching.  Many of the 722 are already active participants in the digital currency industry. These recognizable customers could bolster our reputation and enhance our ability to attract new customers. Blackchain customer network would also enable us to receive feedback on challenges that the industry currently faces and anticipates facing in the future. Through active dialogue with our customers, we would stay at the forefront of industry trends, identify opportunities early and create solutions to address challenges.

BEN Network Effects—We believe the BEN would be one of the unique platforms in the industry and its power would grow with each new BEN participant, thereby attracting more customers and creating higher levels of customer retention and transaction activity. The Bank would provide digital currency investors with the identities of participating exchanges that have authorized the Bank to identify them to new or prospective BEN participants. Customer attraction to the BEN could come from explaining BEN advantages to a prospective participant or from encouragement from a customer’s digital currency exchange counterparty for the customer to enroll in the BEN to expedite funds transfers. Customer demand for the BEN would be driven by its availability, ease of use, and instant settlement functionality. BEN benefits would be quickly understood from the customer’s perspective and provide value to both sides of a BEN transfer. The BEN’s functionality would save time and reduce costs and risks to its users, as we described above.

API Integration— Blackchain cloud-based transactional API would enable customers to build direct access to the BEN and their deposit accounts into their technology infrastructure.  Blackchain would be one of only a small group of regulated financial institutions that has developed and deployed a transactional API, which would be an advanced tool that could widely deploy informational APIs which merely enable the sharing of information. Customers who would use our API would need to integrate Blackchain API into their systems because of the increased functionality provided by Blackchain API connection. Once fully integrated, Blackchain API would provide significant value for the customers via its direct interface to the Bank core system. For example, Blackchain exchange customers would use the API attribute client and counterparty funds programmatically and in virtually real time—a distinct advantage over traditional cash management systems which require human intervention to attribute such funds. Even if competitors would develop competing solutions to Blackchain API, our customers would need to commit significant time, money and other resources to replace Blackchain solutions or adopt additional solutions.

While the Bank would not integrate into customer systems, the Bank would provide tools for sophisticated customers to securely access and interact with their accounts’ functions over the Bank’s API. The movement toward application programming interfaces, or open banking, is an initiative that many U.S. banks have embraced. An application programming interface allows customers to automate manual processes, scale operations, or innovate on new product offerings by giving programmatic access to their account history, the ability to send payments, or the automated reconciliation of their accounts. It is the customer’s efforts to leverage these tools that may require significant time and resources on the customer’s part, depending on what the customer is trying to do. For instance, some of the Bank’s customers could integrate the API with their systems within a day while other customers could  create complex programs built on the API that would be built over a period of months. Each customer’s use case and implementation is slightly different, but all would be facilitated by the same basic APIs, documentation, developer portal, and Blackchain integration team. The BEN’s ability to permit a customer to make an internal transfer from their own account to another Blackchain customer’s account would be one of the functionalities available through and supported by the Bank’s API.

Robust Risk Management and Compliance Framework— The Bank would adequately invest in its risk management and compliance infrastructure. We intend to attract and retain a talented, dedicated compliance team with substantial experience in regulated financial institutions, including developing, implementing and monitoring systems to detect and prevent financial crimes. The Bank risk management and compliance team would develop a strong risk management and compliance framework that leverages technology for onboarding and monitoring market participants. See “Supervision and Regulation.”

Culture of Innovation—We intend to build a culture of innovation that would be driven by our CEO, Frank I Igwealor, whose career in the financial services and industries spans over 18 years, starting with a stint at Morgan Stanley through Goldstein Franklin.  Mr. Igwealor understands and would focus our management team’s attention on the potential long-term impact of digital currencies. Under Mr. Igwealor’s leadership, Blackchain would develop a broad team of digital currency, technology and financial services professionals. This team helps leverage our experience and significant customer base to enable us to identify and respond to opportunities to innovate and add value the Bank customers.  Blackchain team would collaborate in the design and implementation of the BEN and coordinate and oversee the development and deployment of our API to enable us to seamlessly address the needs of our digital currency customers. We expect the culture of product innovation will enable us to identify, build and deploy new customer solutions, both within the digital currency initiative and other potential future initiatives that may be related to new innovations in the financial services industry.

Digital Currency Solutions and Services Would Drive Blackchain Business Model

Blackchain digital currency initiative would contribute to the growth of the Bank’s noninterest bearing deposits, which would drive down the Bank’s funding costs to among the lowest in the U.S. banking industry. This would allow the Bank to generate attractive returns on lower risk assets through increased investments in interest earning deposits in other banks and securities, as well as funding limited ML-Ai enabled loan growth. The Bank’s low risk asset strategy would be able to supports a net interest margin that is lower than what is obtainable in other banks.  Our business model is described more fully below:

Prudently Leveraging Lower-Cost Core Deposit Base—A lower-cost core deposit base would be a key element of our financial success. We intend to deploy the deposits into assets that generate attractive risk-adjusted returns. Our interest earning deposits in other banks and our securities portfolio would grow substantially as our noninterest bearing deposits attributable to our digital currency initiative expands.

The Bank would segment its deposits based on their potential volatility, which would drive the Bank’s choices regarding the assets it funds with such deposits. Deposits attributable to digital currency exchange customer funds and investor funds would be assigned the highest potential volatility. These deposits would be invested primarily in interest earning deposits in other banks and adjustable rate securities available-for-sale.

The Bank’s portfolio of securities available-for-sale would be primarily composed of adjustable rate mortgage-backed securities, collateralized mortgage obligations and pools of government sponsored student loans. The Bank view its available-for-sale securities as a conservatively managed portfolio which offers a source of additional interest income and provides liquidity management flexibility.

The Bank would have more flexibility in deciding how to deploy its deposits attributable to digital currency customer operating funds.

Conservative Lending and Niche Asset Growth—Through the ML-Ai lending platform, the Bank would also selectively deploy funding into specialty lending businesses, including commercial and residential real estate lending, small business lending, entrepreneurship/venture-capital like lending, mortgage warehouse lending, correspondent lending, and commercial business lending. Under the Leadership of our management team, the Bank would develop underwriting expertise across these asset classes and ensure that these loans would offer attractive risk-adjusted returns.

The Bank would use a portion of our deposits attributable to digital currency exchange and investor funds as the funding source for our mortgage warehouse lending activities. We are comfortable with this strategy because of the short-term nature of our mortgage warehouse assets and because we can access funding at the Federal Home Loan Bank should we experience heightened volatility in the deposit balances related to these digital currency exchange and investor funds.

The Bank would use a portion of the deposits attributable to operating funds to make loans across our other lending businesses. A significant portion of the Bank’s portfolio would consist of loans on residential real estate and both owner-occupied and non-owner-occupied commercial real estate. The properties securing these loans would located primarily throughout the Bank’s markets and, with respect to commercial real estate loans, are generally diverse in terms of type.

In addition, we believe there may be attractive opportunities to provide digital currency borrowing facilities to deepen the Bank’s  customer relationships and further enhance its interest income.

Noninterest Income— The Bank’s noninterest income would primarily be driven by service fees related to the digital currency customers, mortgage warehouse fee income and other fees. We anticipate consistent increase in the noninterest income as our customers grow and their needs develop further, and as we continue to develop and deploy fee-based solutions in connection with our digital currency initiative.

Our Growth Strategy

We intend to build a leadership position in the digital currency industry by combining our management team’s industry vision with our strategic focus, market position, and technology platform to grow the Bank’s existing business lines and develop additional market-leading product offerings. Our strategies to achieve these goals include:

Development and Monetization of the BEN —The competitive advantage of operating on the BEN would be crucial for exchanges and investors participating in the digital currency industry. We believe the BEN can grow to a critical mass of adoption and utilization across the digital currency industry via expansion of our customer base and an increase in the functionality of the BEN that may come as a result of our own internal technology development, strategic relationships, or potential acquisitions. As we continue to enhance the BEN and its customer ecosystem, we believe the value of the network will continue to increase, providing us with the opportunity to earn fees commensurate with the significant value we are providing to our customers.

Build and Grow Digital Currency-Related Customer Base— The Bank customer growth would primarily be driven by market participants proactively enrolling into BEN and by high-quality referrals from existing Bank’s customers who value our sophisticated and flexible approach to addressing their industry-specific challenges.

As we build out BEN technology and brand awareness, we would expect to more deeply penetrate the universe of existing digital currency-related businesses in need of banking services. By further extending the breadth of our services, we believe we would generate an increasing number of high-quality referrals.

Focus on High-Growth Customers—Once we have fully deployed our ML-Ai lending platform and the Blackchain model, the Bank’s customers base would experience significant growth as the digital currency industry has rapidly expanded. We expect these customers to continuously grow, generating additional deposit potential for us and new opportunities for innovation to address customer needs.

Develop New Solutions and Services for Our Customers—The Bank would be developing additional products and services to address the digital currency industry’s largest opportunities. These products and services are intended to complement the Bank’s other product and service offerings and, as such, will not initially comprise a material portion of the Bank’s business. We believe we are well positioned to capitalize on these opportunities because of BEN technology platform and competitive advantages. Our future product roadmap includes:

•

Credit Products—Today, in accordance with industry practices, digital currency investors must have funds custodied on an exchange in order to trade on that exchange. We have identified significant demand from banking customers and prospective customers for borrowing from the Bank for the purposes of buying digital currency. This type of credit exists in many established markets but is largely absent from the nascent and evolving digital currency industry. We believe the BEN could provide the foundational infrastructure for this product in the digital currency industry, creating both deeper relationships with our clients and an attractive source of revenue growth.

We would be developing this product within the framework of the Bank’s legal lending authority and conservative credit culture. We plan to use the Bank’s robust credit underwriting and approval process to ensure that institutional investor borrowers have the capacity to honor an unconditional loan repayment obligation. These borrowers would provide digital currency, initially limited to Bitcoin, or U.S. dollars as collateral in an amount significantly greater than the line of credit being advanced. The Bank plans to work with existing digital currency exchange clients to both act as its collateral custodian for such loans, and to liquidate the collateral in the event of a decline in collateral coverage below levels required in the borrower’s loan agreement. In this structure, the exchange client will hold the borrower’s digital currency collateral and the Bank will use the BEN to fund the loan directly to the borrower’s account at the exchange. At no time will the Bank directly hold the pledged digital currency and the borrower’s relationship with the exchange will be as its customer and not as a third party beneficiary of the Bank’s collateral agreement with the exchange. In the event of a collateral deficiency, the exchange could immediately sell the digital currency collateral and use the BEN to send the resulting funds back to the Bank in partial or full satisfaction of the borrower’s repayment obligation to the Bank. The Bank will set collateral coverage ratios at levels intended to yield collateral liquidation proceeds in excess of the borrower’s loan amount, but the borrower would remain obligated for the payment of any deficiency notwithstanding any change in the condition of the exchange, financial or otherwise. The Bank anticipates that it will offer this credit product to select institutional clients in the fourth quarter of 2019.

We believe this product will provide greater capital efficiency for institutional investor clients that wish to transact without needing to move liquidity on and off different exchanges. Additionally, this will drive increased volumes through the BEN and reinforce Blackchain’s central role in the Bank’s clients’ operations. Offering lines of credit would also improve liquidity within the order book of the exchange clients and enable additional trading on their platforms.

•

Digital Asset Services—We have identified significant demand for the Bank to be involved in the custody and transfer of digital assets between customers. We believe that the digital currency market lacks sufficient regulated custodians to securely store digital currency to meet the demand of many institutional investors . We believe the Bank would be well-positioned to capture market share in this emerging space given the Bank’s existing investor relationships, the Bank’s brand and reputation, and our ownership of a federally regulated bank. We estimate that there are digital asset services currently being sought with respect to several billions of dollars worth of digital currency-related assets, and that there are limited potential providers of these services because traditional banks, trust companies and broker-dealers lack the infrastructure and expertise to custody, settle and transfer digital currency. Our growth strategy contemplates the establishment of a qualified custodian entity as a Company subsidiary to address this market opportunity. This entity would seek to become a New York State licensed limited liability trust company through which digital currency activities would be conducted. The State of New York was strategically chosen due to its established track record of granting trust charters for digital currency related companies. An application for this new entity would be submitted at the appropriate time. Establishment of a custodian to securely store digital currency, initially limited to Bitcoin, could enhance our ability to offer borrowing facilities for our digital currency customers in the future (see “—Credit Products” above). The Bank does not currently have custody or provide settlement or transfer services of any digital currency assets.

•

Expand Our International Customer Base—Due to the global nature of the digital currency industry and rapid adoption of digital currencies as an asset class, we believe we will have the opportunity to extend the reach of the Bank’s digital franchise into international markets. As part of this opportunity, we expect to offer products and services to those markets, as well as to our U.S. customers wishing to access those markets, that will drive additional growth and strategic value in our business. For example, we would work with correspondent banking partners, including a leading global investment bank to provide competitive foreign exchange alternatives to our clients.

•

Other Potential Fintech Opportunities—We carefully monitor events and emerging trends in the markets in which we operate to identify opportunities to further leverage our management team’s experience and technology-driven approach to developing additional fintech-related business opportunities to grow our deposits, earn additional fee income and generate attractive risk adjusted returns. These potential initiatives may include developing additional applications of BEN API architecture. We believe the BEN API is an attractive platform to support business activities that involve frequent transfer transactions between parties, including, among others, escrow, property/cash exchanges, non-profit non-governmental organizations, marketplace firms such as marketplace lenders and other participants in the sharing economy, and dollar aggregators that facilitate micro investing and crowdfunding activities. In the pursuit of developing new solutions and services for our customers, we may from time to time evaluate potential acquisitions which enable the Company to generate revenues from proprietary technology which delivers best-in-class infrastructure to the digital currency industry.

Capitalize on our Unique Market Insights—Because of our management team’s vision and our status as a sought-after partner within the digital currency industry, we see potential opportunities that many legacy financial services providers as well as digital currency market participants may not be able to see in the near-term. We believe that this unique position within the market will enable us to continue developing next generation financial infrastructure solutions and services and extend our first-mover advantage. Capitalizing on these opportunities has the potential to significantly accelerate our growth beyond the drivers visible to most market participants today and help us grow our position as a leading provider of innovative financial services infrastructure solutions and services to the digital currency industry.

General Overview (5) – Proposed Emerging Cryptocurrency Opportunities Portfolio

The emerging cryptocurrency opportunities portfolio is the wildcard of our FINTEC business model.  While the goals are clear, because it is a wildcard, there is no outline on what to expect or how it should be run.  GMPW needs these flexibilities because many established companies are jumping into the crypocurrency opportunities on a minutes notice. For example, in 2020, Microstrategy decided to move their treasury into bitcoin as part of their cash management strategy.  Marathon Patent Group moved into cryptocurrency mining as a business model.  Overstock has been in cryptocurrency for a while.  Square and Paypal just joined the bandwagon of American companies that try to find and exploit opportunities in the crypto currency industry without abandoning their actual businesses. GMPW’s  emerging cryptocurrency opportunities portfolio would not be different.  The company would on an ongoing basis evaluate and consider investments into potentially viable cryptocurrency opportunities anywhere.

Management Capacity

With the proceeds from this Offering, GiveMePower Corporation (“GMPW”) fulfill its goal to  become a financial technology company (FINTEC) that provides machine learning (ML) and artificial intelligence (AI)  enabled banking and financial services on blockchain-powered platforms, giving access to the unbanked, underserved, and residents of majorly black communities across the United State.  We would be empowered to actualize our banking and financial services operations which comprises of: (1) a one-four branch Bank, (2) a ML-Ai lending platform, and (3) a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform. We plan to acquire a one-four branch Bank; acquire and integrate into the Bank, or build-from-the-scratch a Cloud-Based Machine-Learning and Artificial Intelligence (AI) Lending platform; and acquire and integrate into the Bank, or build-from-the-scratch a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform.  All three would operate together as a modern digitized banking and financial services provider focusing to giving access to black entrepreneurs, black borrowers, consumers, banks, and institutional investors..

Our Banking and FINTEC business model is a newly created business model created in the 3rd quarter of 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business acquisition with (1) a one-four branch Bank, (2) a ML-Ai lending platform, and (3) a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform.  We have not selected any specific Bank, Fintec or Digital Currency  Business acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any Bank, Fintec or Digital Currency  Business acquisition target.

Our management team is comprised of two business professionals that have a broad range of experience in executive leadership, strategy development and implementation, operations management, financial policy and corporate transactions.  Our management team members have worked together in the past, at Goldstein Franklin, Inc. and other firms as executive leaders and senior managers spearheading turnarounds, rollups and industry-focused consolidation while generating shareholder value for many for investors and stakeholders.

We believe that our management team is well positioned to identify acquisition opportunities in the marketplace. Our management team's industry expertise, principal investing transaction experience and business acumen will make us an attractive partner and enhance our ability to complete a successful Business acquisition. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Although our management team is well positioned and have experience to identify acquisition opportunities in the marketplace, past performance of our management team is not a guarantee either (i) of success with respect to any Bank, Fintec or Digital Currency  business acquisition we may consummate or (ii) that we will be able to identify a suitable candidate for our initial Bank, Fintec or Digital Currency  acquisition. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our officers and directors have not had management experience with Bank, Fintec or Digital Currency  companies in the past.

GiveMePower Corporation, prior to September 15, 2020, used to be a specialty real estate holding company, focuses on the acquisition, ownership, and management of specialized industrial properties.  The Company’s real estate business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale.  As a real estate holding company, the Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States.

Business Strategy and Deal Origination

We have not finalized an acquisition target yet, but making progress in identifying several potential candidates from which we intend to pick those that meet our criteria for acquisition.  Our acquisition and value creation strategy will be to identify, acquire (1) a one-four branch Bank, (2) a ML-Ai lending platform, and (3) a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform; after bank acquisition, to integrate the ML-AI lending platform and the Blackchain into the Bank’s operations.  Our Business acquisition strategy will leverage our management team's network of potential transaction sources, where we believe a combination of our relationships, knowledge and experience could effect a positive transformation or augmentation of existing businesses to improve their overall value proposition.

Our management team's objective is to generate attractive returns and create value for our shareholders by applying our disciplined strategy of underwriting intrinsic worth and implementing changes after making an acquisition to unlock value. While our approach is focused on the Bank, Fintec or Digital Currency  industries where we have differentiated insights, we also have successfully driven change through a comprehensive value creation plan framework. We favor opportunities where we can accelerate the target's growth initiatives. As a management team we have successfully applied this approach over approximately 16 years and have deployed capital successfully in a range of market cycles.

We plan to utilize the network and Finance industry experience of our Chief Executive Officer and our management team in seeking an Bank, Fintec or Digital Currency  acquisition and employing our Business acquisition strategy described below. Our CEO is a top financial professional with designations that include, CPA, CMA, and CFM.  He’s very knowledgeable in the fields of corporate law, real estate, lending, turnarounds and restructuring.  Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of Bank, Fintec or Digital Currency  acquisition opportunities. This network has been developed through our management team's extensive experience:

•         investing in and operating a wide range of businesses;

•         growing brands through repositioning, increasing household penetration and geographic expansion; expanding into new distribution channels, such as e-Commerce, in an increasingly omni-channel world;

•         identifying lessons learned and applying solutions across product portfolios and channels;

•         sourcing, structuring, acquiring, operating, developing, growing, financing and selling businesses;

•         developing relationships with sellers, financing providers, advisors and target management teams; and

•         executing transformational transactions in a wide range of businesses under varying economic and financial market conditions.

•         In addition, drawing on their extensive investing and operating experience, our management team anticipates tapping four major sources of deal flow:

•         directly identifying potentially attractive undervalued situations through primary research into Bank, Fintec or Digital Currency  industries and companies;

•         receiving information from our management team's global contacts about a potentially attractive situation;

•         leads from investment bankers and advisors regarding businesses seeking a combination or added value that matches our strengths; and

•         inbound opportunities from a company or existing stakeholders seeking a combination, including corporate divestitures.

We expect this network will provide our management team with a robust flow of Bank, Fintec or Digital Currency  acquisition opportunities. In addition, we anticipate that target Bank, Fintec or Digital Currency  Business candidates will be brought to our attention by various unaffiliated sources, which may include investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon completion of this offering, members of our management team will communicate with their network of relationships to articulate the parameters for our search for a target company and a potential Business acquisition and begin the process of pursuing and reviewing potential leads.

Acquisition/Business acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target Bank, Fintec or Digital Currency  businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. While we intend to acquire Bank, Fintec or Digital Currency  companies that we believe exhibit one or more of the following characteristics, we may decide to enter into our initial Bank, Fintec or Digital Currency  acquisition with a target Bank, Fintec or Digital Currency  business that does not meet these criteria and guidelines. We intend to acquire Bank, Fintec or Digital Currency  companies that source, design, develop, manufacture and distribute high-performance, affordable and fully Bank, Fintec or Digital Currency :

•         have potential for significant growth, or can act as an attractive Bank, Fintec or Digital Currency  acquisition platform, following our initial Bank, Fintec or Digital Currency  acquisition;

•         have demonstrated market segment, category and/or cost leadership and would benefit from our extensive network and insights;

•         provide operational platform and/or infrastructure for variety of Bank, Fintec or Digital Currency  models and/or services, with the potential for revenue, market share, footprint and/or distribution improvements;

•         are at the forefront of Bank, Fintec or Digital Currency  evolution around changing consumer trends;

•         offer marketing, pricing and product mix optimization opportunities across distribution channels;

•         are fundamentally sound companies that could be underperforming their potential and/or offer compelling value;

•         offer the opportunity for our management team to partner with established target management teams or business owners to achieve long-term strategic and operational excellence, or, in some cases, where our access to accomplished executives and the skills of the management of identified targets warrants replacing or supplementing existing management;

•         exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company's growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review; and

•         will offer an attractive risk-adjusted return for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial Bank, Fintec or Digital Currency  Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial Bank, Fintec or Digital Currency  Business acquisition with a target Bank, Fintec or Digital Currency  Business that does not meet the above criteria and guidelines, we will disclose that the target Bank, Fintec or Digital Currency  Business does not meet the above criteria in our shareholder communications related to our initial Bank, Fintec or Digital Currency  Business acquisition.

Acquisition/Business acquisition Process

In evaluating a prospective target Bank, Fintec or Digital Currency  business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of Bank, Fintec or Digital Currency  facilities, as well as a review of financial and other information. We will also utilize our operational and capital allocation experience.

In order to execute our business strategy, we intend to:

Assemble a team of Bank, Fintec or Digital Currency  industry and financial experts:    For each potential transaction, we intend to assemble a team of Bank, Fintec or Digital Currency  industry and financial experts to supplement our management's efforts to identify and resolve key issues facing a target Bank, Fintec or Digital Currency  Business. We intend to construct an operating and financial plan that optimizes the potential to grow shareholder value. With extensive experience investing in both healthy and underperforming businesses, we expect that our management will be able to demonstrate to the target Bank, Fintec or Digital Currency  business and its stakeholders that we have the resources and expertise to lead the combined company through complex and potentially turbulent market conditions and provide the strategic and operational direction necessary to grow the business in order to maximize cash flows and improve the overall strategic prospects for the company.

Conduct rigorous research and analysis:    Performing disciplined, fundamental research and analysis is core to our strategy, and we intend to conduct extensive due diligence to evaluate the impact that a transaction may have on a target Bank, Fintec or Digital Currency  Business.

Business acquisition driven by trend analysis:    We intend to understand the underlying purchase and industry behaviors that would enhance a potential transaction's attractiveness. We have extensive experience in identifying and analyzing evolving industry and consumer trends, and we expect to perform macro as well as bottoms-up analysis on consumer and industry trends.

Acquire the target company at an attractive price relative to our view of intrinsic value:    Combining rigorous analysis as well as input from industry and financial experts, our management team intends to develop its view of the intrinsic value of a potential Business acquisition. In doing so, our management team will evaluate future cash flow potential, relative industry valuation metrics and precedent transactions to inform its view of intrinsic value, with the intention of creating a Business acquisition at an attractive price relative to its view of intrinsic value.

Implement operational and financial structuring opportunities:    Our management team has the ability to structure and execute a Business acquisition that will establish a capital structure that will support the growth in shareholder value and give it the flexibility to grow organically and/or through strategic acquisitions. We intend to also develop and implement strategies and initiatives to improve the business' operational and financial performance and create a platform for growth.

Seek strategic acquisitions and divestitures to further grow shareholder value:    Our management team intends to analyze the strategic direction of the company, including evaluating potential non-core asset sales to create financial and/or operational flexibility for the company to engage in organic and/or inorganic growth. Our management team intends to evaluate strategic opportunities and chart a clear path to take the Bank, Fintec or Digital Currency  business to the next level after the Business acquisition.

After the initial Bank, Fintec or Digital Currency  acquisition, our management team intends to apply a rigorous approach to enhancing shareholder value, including evaluating the experience and expertise of incumbent management and making changes where appropriate, examining opportunities for revenue enhancement, cost savings, operating efficiencies and strategic acquisitions and divestitures and developing and implementing corporate strategies and initiatives to improve profitability and long-term value. In doing so, our management team anticipates evaluating corporate governance, opportunistically accessing capital markets and other opportunities to enhance liquidity, identifying acquisition and divestiture opportunities and properly aligning management and board incentives with growing shareholder value. Our management team intends to pursue post-merger initiatives through participation on the board of directors, through direct involvement with company operations and/or calling upon a stable of former managers and advisors when necessary.

Strategic Approach to Management.     We intend to approach the management of a company as strategy consultants would. This means that we approach business with performance-based metrics based on strategic and operational goals, both at the overall company level and for specific divisions and functions.

Corporate Governance and Oversight.    Active participation as board members can include many activities ranging from conducting monthly or quarterly board meetings to chairing standing (compensation, audit or investment committees) or special committees, replacing or supplementing company management teams when necessary, adding outside directors with industry expertise which may or may not include members of our own board of directors, providing guidance on strategic and operational issues including revenue enhancement opportunities, cost savings, brand repositioning, operating efficiencies, reviewing and testing annual budgets, reviewing acquisitions and divestitures and assisting in the accessing of capital markets to further optimize financing costs and fund expansion.

Direct Operational Involvement.    Our management team members, through ongoing board service, intend to actively engage with company management. These activities may include: (i) establishing an agenda for management and instilling a sense of accountability and urgency; (ii) aligning the interest of management with growing shareholder value; (iii) providing strategic planning and management consulting assistance, particularly in regards to re-invested capital and growth capital in order to grow revenues, achieve more optimal operating scale or eliminate costs; (iv) establishing measurable key performance metrics; and (v) complementing product lines and brands while growing market share in attractive market categories. These skill sets will be integral to shareholder value creation.

M&A Expertise and Add-On Acquisitions.    Our management team has expertise in identifying, acquiring and integrating synergistic, margin-enhancing and transformational businesses. We intend to, wherever possible, utilize M&A as a strategic tool to strengthen the financial profile of a Bank, Fintec or Digital Currency  business we acquire, as well as its competitive positioning. We would seek to enter into accretive Business acquisitions where our management team or an acquired company's management team can seamlessly transition to working together as one organization and team.

Access to Portfolio Company Managers and Advisors.    Through their combined 32+ year history of investing in and controlling businesses, our management team members have developed strong professional relationships with former company managers and advisors. When appropriate, we intend to bring in outside directors, managers or consultants to assist in corporate governance and operational turnaround activities. The use of supplemental advisors should provide additional resources to management to address time intensive issues that may be delaying an organization from realizing its full potential shareholder returns.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial Bank, Fintec or Digital Currency  acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial Bank, Fintec or Digital Currency  acquisition with a target Bank, Fintec or Digital Currency  that does not meet the above criteria and guidelines, we will disclose that the target Bank, Fintec or Digital Currency  does not meet the above criteria in our shareholder communications related to our initial Bank, Fintec or Digital Currency  acquisition, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business acquisition Targets

We believe that the operational and transactional experience of our management team and their respective affiliates, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential Business acquisition targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target Bank, Fintec or Digital Currency  candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

Other Acquisition Considerations

We are not prohibited from pursuing an initial Bank, Fintec or Digital Currency  acquisition with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial Bank, Fintec or Digital Currency  acquisition with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial Bank, Fintec or Digital Currency  acquisition is fair to our company from a financial point of view.

Unless we complete our initial Bank, Fintec or Digital Currency  acquisition with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target Bank, Fintec or Digital Currency  or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial Bank, Fintec or Digital Currency  acquisition.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target Bank, Fintec or Digital Currency  is an appropriate business with which to effectuate our initial Bank, Fintec or Digital Currency  acquisition. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular Business acquisition if the retention or resignation of any such officers and directors was included by a target Bank, Fintec or Digital Currency  as a condition to any agreement with respect to our initial Bank, Fintec or Digital Currency  acquisition.

In the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our Business acquisition.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Plan of Operations

While our major focus is to find, acquire and manage a Bank, Fintec or Digital Currency , our real estate portfolio is still alive and must figure in our plan of operation.  As of the date of this S-1 Registration, we have two available-for-sale real estate properties with a carrying amount of $970,148.  We bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles in 2019.  We bought a fourth property in June 2020.  During the nine months ended September 30, 2020, we sold two of the four properties for a total amount of $1,205,000.  In the next twelve months, we plan on selling the remaining two properties and adding the proceeds obtained from the sales to the Proceeds from this Offering to finance our Bank, Fintec or Digital Currency  business plan.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

Summary Risk Factors

Our business is subject to many substantial risks and uncertainties you should consider before deciding to invest in our common stock. These risks are discussed more fully in the section entitled “Risk Factors.” Some of these risks include the following:

•         We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our future prospects.

•         Our revenue growth rate and financial performance in recent periods may not be indicative of future performance and such growth may slow over time.

•         The COVID-19 pandemic has harmed and could continue to harm our business, financial condition and results of operations.

•         If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

•         We have incurred net losses in the past, and we may not be able to maintain or increase our profitability in the future.

•         Our quarterly results are likely to fluctuate and as a result may adversely affect the trading price of our common stock.

•         Risks related to our digital currency initiative, including risks that that the digital currency industry may not gain widespread adoption, that legal and regulatory uncertainty regarding the regulation of digital currencies and digital currency activities may inhibit the growth of the digital currency industry, that our low-cost funding strategy may not be sustainable, that our deposits may be adversely affected by price volatility and that our further development and/or implementation of our solutions and services may not successful;

•         risks related to cybersecurity and technology, including risks that our systems may fail or be breached, that we may not have sufficient resources to keep pace with rapid technological change in the financial services industry, that our technology may malfunction and that the third-party service providers we use may experience systems failures;

•         risks related to our proposed traditional banking business, including risks that a sustained downturn of the economy in the United States or in California may adversely impact our business, that our competitors may lower their loan rates or underwriting standards, that our risk management practices or allowance for loan losses may not be sufficient and that fluctuations in interest rates and the monetary policies and regulations of the Board of Governors of the Federal Reserve System, or the Federal Reserve, may negatively impact our business; and

•         risks related to regulation, including risks that legislative and regulatory actions may increase our costs and negatively impact our business, that the capital requirements that the Bank and the Company are subject to may limit our activities and that our compliance with anti-money laundering laws may not be adequate to detect or prevent money laundering activities and could subject us to fines or regulatory actions.

•         If we are unable to continue to develop and continuously improve our proposed ML-ML- AI models or if our ML-ML- AI models contain errors or are otherwise ineffective, our growth prospects, business, financial condition and results of operations would be adversely affected.

•         If our anticipated bank partners would cease or limit operations with us or if we are unable to attract and onboard new bank partners, our ML-AI lending business, financial condition and results of operations could be adversely affected.

•         The sales and onboarding process of new bank partners could take longer than expected, leading to fluctuations or variability in expected revenues and results of operations.

•         Our business may be adversely affected by economic conditions and other factors that we cannot control.

•         Our ML- AI models have not yet been tested in any form including during down-cycle economic conditions. If our ML- AI models do not accurately reflect a borrower’s credit risk in such economic conditions, the performance of ML-AI-powered loans may be worse than anticipated.

•         If we are unable to maintain a diverse and robust loan funding program, our growth prospects, business, financial condition and results of operations could be adversely affected.

•         Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure or perceived failure to comply with such laws and regulations could harm our business, financial condition and results of operations.

•         We rely on strategic relationships with loan aggregators to attract applicants to our platform, and if we cannot maintain effective relationships with loan aggregators or successfully replace their services, our business could be adversely affected.

•         Substantially, our revenue would be derived from three main sources comprising, loan product, traditional banking services fees, and platform fees from Blackchain digital currency platform, and we are thus particularly susceptible to fluctuations in the digital currency and personal finance market

•         There are other potential difficulties that we might face, including the following:

•         Competitors may develop alternatives that render our products redundant or unnecessary;

•         We may not obtain and maintain sufficient protection of our Bank, Fintec or Digital Currency  models;

•         Our Bank, Fintec or Digital Currency  products may not become widely accepted by consumers and merchants; and

•         We may not be able to raise sufficient additional funds to fully implement our business plan and grow our business.

•         Some of the most significant challenges and risks include the following:

•         Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

•         Our revenues will be dependent upon acceptance of our Bank, Fintec or Digital Currency brand/models and product line by consumers and distributors. The failure of such acceptance will cause us to curtail or cease operations.

•         We cannot be certain that we will obtain patents for our product line or that such patents will protect us. Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or our operating results.

•         The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.

•         Our stock is thinly traded, sale of your holding may take a considerable amount of time.

Before you invest in our common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Insurance

We carry comprehensive general liability coverage on our communities, with limits of liability customary within the multi-family properties industry to insure against liability claims and related defense costs. We are also insured, with limits of liability customary within the real estate industry, against the risk of direct physical damage in amounts necessary to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period.

Our primary lines of insurance coverage are property, general liability and workers’ compensation. We believe that our insurance coverages adequately insure our multifamily properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Seasonality

Our business has not been, and we do not expect it to become subject to, material seasonal fluctuations.

Employees

As of January 4, 2020, we had 3 non-W2 staff considered to be part of our management team.  Those three include our sole officer, Frank I Igwealor and Director, Patience Ogbozor. We have not experienced any work stoppages, and we consider our relations with our officers to be good.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Where You Can Find Us

 The Company’s principal executive office and mailing address is at 370 Amapola Ave., Suite 200-A, Torrance, California 90501.

 Telephone: 310-895-1839.

Where You Can Find More Information

We have restarted filing annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of

2002 (“SOX”);

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the Class B Common Stock  to decline, perhaps significantly, and you may lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Investing in our common stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as fully described below. The principal factors and uncertainties that make investing in our common stock risky include, among others:

•

We are a small company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our future prospects.

•	Our revenue growth rate and financial performance in recent periods may not be indicative of future performance and such growth may slow over time.

•	The COVID-19 pandemic has harmed and could continue to harm our business, financial condition and results of operations.

•	If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

•	We have incurred net losses in the past, and we may not be able to maintain or increase our profitability in the future.

•	Our quarterly results are likely to fluctuate and as a result may adversely affect the trading price of our common stock.

•	If we are unable to build and maintain a diverse and robust loan funding program, our growth prospects, business, financial condition and results of operations could be adversely affected.

•

Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure or perceived failure to comply with such laws and regulations could harm our business, financial condition and results of operations.

•

We rely on strategic relationships with loan aggregators to attract applicants to our platform, and if we cannot maintain effective relationships with loan aggregators or successfully replace their services, or if loan aggregators begin offering competing products, our business could be adversely affected.

•

Substantially all of our revenue is derived from a single loan product, and we are thus particularly susceptible to fluctuations in the unsecured personal loan market. We also do not currently offer a broad suite of products that bank partners may find desirable.

We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our future prospects.

We were a small company with limited operating experience. Our limited operating history may make it difficult to make accurate predictions about our future performance. Assessing our business and future prospects may also be difficult because of the risks and difficulties we face. These risks and difficulties include our ability to:

•	Develop and improve the effectiveness and predictiveness of our ML- AI models;

•	Build and maintain and increase the volume of loans facilitated by our AI lending platform;

•	enter into new and maintain existing bank partnerships;

•

successfully build and maintain a diversified loan funding strategy, including bank partnerships and whole loan sales and securitization transactions that enhance loan liquidity for the Bank partners that use our loan funding capabilities;

•	successfully fund a sufficient quantity of our borrower loan demand with low cost bank funding to help keep interest rates offered to borrowers competitive;

•

maintain competitive interest rates offered to borrowers on our ML-AI platform, while enabling the Bank partners to achieve an adequate return over their cost of funds, whether through their own balance sheets or through our loan funding programs;

•	successfully build our brand and protect our reputation from negative publicity;

•	Develop and increase the effectiveness of our marketing strategies, including our direct consumer marketing initiatives;

•	continue to expand the number of potential borrowers;

•	successfully adjust our proprietary ML- AI models, products and services in a timely manner in response to changing macroeconomic conditions and fluctuations in the credit market;

•	comply with and successfully adapt to complex and evolving regulatory environments.

•	protect against increasingly sophisticated fraudulent borrowing and online theft;

•

successfully compete with companies that are currently in, or may in the future enter, the business of providing online lending services to financial institutions or consumer financial services to borrowers;

•	enter into new markets and introduce new products and services;
•	effectively secure and maintain the confidentiality of the information received, accessed, stored, provided and used across our systems;

•	successfully obtain and maintain funding and liquidity to support continued growth and general corporate purposes;

•	attract, integrate and retain qualified employees; and

•	effectively manage and expand the capabilities of our operations teams, outsourcing relationships and other business operations.

If we are not able to timely and effectively address these risks and difficulties as well as those described elsewhere in this “Risk Factors” section, our business and results of operations may be harmed.

The COVID-19 pandemic has harmed and could continue to harm our business, financial condition and results of operations.

The COVID-19 pandemic has caused extreme societal, economic, and financial market volatility, resulting in business shutdowns, an unprecedented reduction in economic activity and significant dislocation to businesses, the capital markets, and the broader economy. In particular, the impact of the COVID-19 pandemic on the finances of borrowers on our platform has been profound, as many have been, and will likely continue to be, impacted by unemployment, reduced earnings and/or elevated economic disruption and insecurity.

The COVID-19 pandemic may lead to a continued economic downturn, which is expected to decrease technology spending generally and could adversely affect demand for our platforms and services, in addition to prolonging the foregoing challenges in our business.

We have taken precautionary measures intended to reduce the risk of the virus spreading to our employees, partner banks, vendors, and the communities in which we operate, including temporarily closing our offices and virtualizing, postponing, or canceling partner bank, employee, or industry events, which may negatively impact our business. Furthermore, as a result of the COVID-19 pandemic, we have required all employees who are able to do so to work remotely through the end of the first quarter of 2021. It is possible that widespread remote work arrangements may have a negative impact on our operations, the execution of our business plans, the productivity and availability of key personnel and other employees necessary to conduct our business, and on third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in increased consumer privacy, data security, and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the COVID-19 pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments.

The extent to which the COVID-19 pandemic continues to impact our business and results of operations will also depend on future developments that are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the disease, the duration and spread of the outbreak, the scope of travel restrictions imposed in geographic areas in which we operate, mandatory or voluntary business closures, the impact on businesses and financial and capital markets, and the extent and effectiveness of actions taken throughout the world to contain the virus or treat its impact. An extended period of economic disruption as a result of the COVID-19 pandemic could have a material negative impact on our business, results of operations, and financial condition, though the full extent and duration is uncertain. To the extent the COVID-19 pandemic continues to adversely affect our business and financial results, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

If we are unable to develop and continuously improve our ML- AI models or if our ML- AI models contain errors or are otherwise ineffective, our growth prospects, business, financial condition and results of operations would be adversely affected.

Our ability to attract potential borrowers to our proposed ML-AI lending platform and build/increase the number of ML-AI-powered loans will depend in large part on our ability to effectively evaluate a borrower’s creditworthiness and likelihood of default and, based on that evaluation, offer competitively priced loans and higher approval rates. Further, our overall operating efficiency and margins will depend in large part on our ability to develop and maintain a high degree of automation in our loan application process and achieve incremental improvements in the degree of automation. If our ML- AI models fail to adequately predict the creditworthiness of borrowers due to the design of our models or programming or other errors, and our ML- AI models do not detect and account for such errors, or any of the other components of our credit decision process fails, we may experience higher than forecasted loan losses. Any of the foregoing could result in sub-optimally priced loans, incorrect approvals or denials of loans, or higher than expected loan losses, which in turn could adversely affect our ability to attract new borrowers and bank partners to our platform, increase the number of ML-AI-powered loans or maintain or increase the average size of loans facilitated on our platform.

Our ML- AI models would also target and optimize other aspects of the lending process, such as borrower acquisition, fraud detection, default timing, loan stacking, prepayment timing and fee optimization, and our continued improvements to such models have allowed us to facilitate loans inexpensively and virtually instantly, with a high degree of consumer satisfaction and with an insignificant impact on loan performance. However, such applications of our ML- AI models may prove to be less predictive than we expect, or than they have been in the past, for a variety of reasons, including inaccurate assumptions or other errors made in constructing such models, incorrect interpretations of the results of such models and failure to timely update model assumptions and parameters. Additionally, such models may not be able to effectively account for matters that are inherently difficult to predict and beyond our control, such as macroeconomic conditions, credit market volatility and interest rate fluctuations, which often involve complex interactions between a number of dependent and independent variables and factors. Material errors or inaccuracies in such ML- AI models could lead us to make inaccurate or sub-optimal operational or strategic decisions, which could adversely affect our business, financial condition and results of operations.

Additionally, errors or inaccuracies in our ML- AI models could result in any person exposed to the credit risk of ML-AI-powered loans, whether it be us, our bank partners or investors in our loan funding programs, experiencing higher than expected losses or lower than desired returns, which could impair our ability to retain existing or attract new bank partners and investors to participate in our loan funding programs, reduce the number, or limit the types, of loans bank partners and investors are willing to fund, and limit our ability to increase commitments under our warehouse and other debt facilities. Any of these circumstances could reduce the number of ML-AI-powered loans and harm our ability to maintain a diverse and robust loan funding program and could adversely affect our business, financial condition and results of operations.

Continuing to improve the accuracy of our ML- AI models would be central to our business strategy. However, such improvements could negatively impact transaction volume, such as by lowering approval rates.  While we believe that continuing to improve the accuracy of our ML- AI models is key to our long-term success, those improvements could, from time to time, lead us to reevaluate the risks associated with certain borrowers, which could in turn cause us to lower approval rates or increase interest rates for any borrowers identified as a higher risk, either of which could negatively impact our growth and results of operations in the short term.

Risks Related to the Digital Currency Industry

The characteristics of digital currency have been, and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams; if any of our customers do so or are alleged to have done so, it could adversely affect us.

Digital currencies and the digital currency industry are relatively new and, in many cases, lightly regulated or largely unregulated. Some types of digital currency have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital currency transactions and encryption technology that anonymizes these transactions, that make digital currency particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. Two prominent examples of marketplaces that accepted digital currency payments for illegal activities include Silk Road, an online marketplace on the dark web that, among other things, facilitated the sale of illegal drugs and forged legal documents using digital currencies and AlphaBay, another darknet market that utilized digital currencies to hide the locations of its servers and identities of its users. Both of these marketplaces were investigated and closed by U.S. law enforcement authorities. U.S. regulators, including the Securities and Exchange Commission, or the SEC, Commodity Futures Trading Commission, or the CFTC, and Federal Trade Commission, or the FTC, as well as non-U.S. regulators, have taken legal action against persons alleged to be engaged in Ponzi schemes and other fraudulent schemes involving digital currencies. In addition, the Federal Bureau of Investigation has noted the increasing use of digital currency in various ransomware scams.

While we believe that our risk management and compliance framework, which includes thorough reviews we conduct as part of our due diligence process (either in connection with onboarding new customers or monitoring existing customers), is reasonably designed to detect any such illicit activities conducted by our potential or existing customers (or, in the case of digital currency exchanges, their customers), we cannot ensure that we will be able to detect any such illegal activity in all instances. Because the speed, irreversibility and anonymity of certain digital currency transactions make them more difficult to track, fraudulent transactions may be more likely to occur. We or our potential banking counterparties may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. If one of our customers (or in the case of digital currency exchanges, their customers) were to engage in or be accused of engaging in illegal activities using digital currency, we could be subject to various fines and sanctions, including limitations on our activities, which could also cause reputational damage and adversely affect our business, financial condition and results of operations. For more information regarding the regulatory agencies and regulations to which we are subject, see “—Risks Related to Regulation”. Lastly, we may experience a reduction in our deposits if such an incident were to impact one of our customers, even if there was no wrongdoing on our part.

Risks Related to Our Digital Currency Initiative

The majority of the Bank’s deposits are from businesses involved in the digital currency industry. As a result, we rely heavily on the success of the digital currency industry, the development and acceptance of which is subject to a variety of factors that are difficult to evaluate.

We intend to create a technology-led digital currency  infrastructure platform, including the BEN and cash management solutions, to facilitate cash transactions for the Bank’s digital currency deposit customers. This platform would drive growth of a customer base that  would include some of the fastest growing companies within the digital currency industry, consisting primarily of digital currency exchanges, institutional investors and other industry participants. See “Prospectus Summary—Digital Currency Customers.”

The businesses in which these customers engage involve digital currencies such as bitcoin, other technologies underlying digital currencies such as blockchain, and services associated with digital currencies and blockchain. The digital currency industry includes a diverse set of businesses that use digital currencies for different purposes and provide services to others who use digital currencies. This is a new and rapidly evolving industry, and the viability and future growth of the industry and adoption of digital currencies and the underlying technology is subject to a high degree of uncertainty, including based upon the adoption of the technology, regulation of the industry, and price volatility, among other factors. Because the sector is relatively new, your investment may be exposed to additional risks which are not yet known or quantifiable.

Bitcoin, the first widely used digital currency, and many other digital currencies were designed to function as a form of money. However, digital currencies have only recently become selectively accepted as a means of payment for goods and services and then only by some retail and commercial businesses. Use of digital currency by consumers as a form of payment is limited. Some digital currencies were built for uses other than as a substitute for fiat money. For example, the Ethereum network is intended to permit the development and use of smart contracts, which are programs that execute on a blockchain. The digital asset known as Ether was designed to facilitate transactions involving smart contracts on the Ethereum network. Many of these digital currencies are listed on digital currency exchanges and are traded and purchased as investments by a variety of market participants.

Other factors affecting the further development of the digital currency industry and our business include, but are not limited to:

•	the adoption and use of digital currencies, including adoption and use as a substitute for fiat currency or for other uses, which may be adversely impacted by continued price volatility;

•

government and quasi-government regulation of digital currencies, their use, and intermediaries and other businesses involved in digital currencies, noting in particular that the SEC has taken action against several cryptocurrency operators and has raised questions whether certain digital currency exchanges must be registered with the SEC to continue operating;

•	the use of digital currencies, or the perception of such use, to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams by our customers;

•	restrictions on or regulation of access to and operation of the digital currency exchanges or other platforms that facilitate trading in digital currencies;

•	heightened risks to digital currency businesses, such as digital currency exchanges, of hacking, malware attacks, and other cyber-security risks, which can lead to significant losses;

•

developments in digital currency trading markets, including decreasing price volatility of digital currencies, resulting in narrowing spreads for digital currency trading and diminishing arbitrage opportunities across digital currency exchanges, or increased price volatility, which could negatively impact our customers and therefore our deposits, either of which in turn may reduce the benefits of the BEN and negatively impact our business;

•	changes in consumer demographics and public taste and preferences;

•	the maintenance and development of the software protocol of the digital currency networks;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	the use of the networks supporting digital currencies for developing smart contracts and distributed applications;

•	general economic conditions and the regulatory environment relating to digital currencies; and

•	increased regulatory oversight of digital currencies and the costs associated with such regulatory oversight.

If any of these factors, or other factors, slows development of the digital currency industry, it could adversely affect our digital currency initiative and therefore have a material adverse effect on our business, financial condition and results of operation. For example, a decline in the digital currency industry that leads to a decline in deposit balances by digital currency customers would negatively affect our anticipated sources of funding. In such circumstances, we may be forced to rely more heavily on other, potentially more expensive and less stable funding sources. Consequently, a decline in the growth of the digital currency industry could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to implement aspects of our growth strategy, which may impact our position as the leading provider of innovative financial infrastructure solutions and services to participants in the digital currency industry and adversely affect our ability to maintain our recent growth and earnings trends.

We intend to grow, primarily through ML-AI enabled lending platform and a Blockchain-powered technology platform related to our digital currency initiative. We may not be able to execute on aspects of our growth strategy, which may impair our ability to sustain this rate of growth or prevent us from growing at all. More specifically, we may not be able to generate sufficient amounts of new loans and deposits within acceptable risk and expense tolerances or obtain the personnel or funding necessary for additional growth, which may therefore preclude the proposed Bank from developing products and services relating to digital currency transaction flows and collateral, custodian services, international expansion of our customer base and other potential fintech opportunities.

The success of new or improved solutions and services depends on several factors, including costs, timely completion, regulatory approvals, the introduction, reliability and stability of our solutions and services, differentiation of new or improved solutions and market acceptance. There can be no assurance that we will be successful in developing and marketing our digital currency initiative in a timely manner or at all, or that our new or improved solutions and services will adequately address market demands. Market acceptance and adoption of solutions and services within our digital currency initiative will depend on, among other things, the solutions and services demonstrating a real advantage over existing products and services, the success of our sales and marketing teams in creating awareness of our solutions and services, competitive pricing of such solutions and services, customer recognition of the value of our technology and the general willingness of potential customers to try new technologies. In particular, if we are unable to achieve sufficient market adoption of the BEN, our growth strategy may be adversely affected.

Various factors, such as general economic conditions, conditions in the digital currency industry and competition with other financial institutions and infrastructure service providers, may impede or preclude the growth of our operations. Our business and the growth of our operations would be dependent on, among other things, the continued success and growth of the BEN. If conditions in digital currency markets change such that certain trading strategies currently employed by our institutional investor customers become less profitable, the benefits of the BEN and the API may be diminished, resulting in a decrease in our deposit balance and adversely impacting our growth strategy. In addition, if a competitor or another third party were to launch an alternative to the BEN (such as the Federal Reserve’s recently announced plan to develop a virtually real-time payment system for banks, which is expected to be available as early as 2023), we could lose noninterest bearing deposits and our business, financial condition, results of operations and growth strategy could be adversely impacted. Further, we may be unable to attract and retain experienced employees, which could adversely affect our growth.

The success of our proposed strategy would also depend on our ability to manage our growth effectively, which would depend on many factors, including our ability to adapt the regulatory, compliance, credit, operational, technology and governance infrastructure to accommodate expanded operations, particularly as these relate to the digital currency industry. If we are successful in continuing our growth, we cannot assure you that further growth would offer the same levels of potential profitability, or that we would be successful in controlling costs and maintaining asset quality in the face of that growth. Accordingly, an inability to build and maintain growth, or an inability to effectively manage growth, could have a material adverse effect on our business, financial condition and results of operations. The further development and acceptance of digital currencies and blockchain technology are subject to a variety of factors that are difficult to evaluate, as discussed above. The slowing or stopping of the development or acceptance of digital currency networks and blockchain technology may adversely affect our ability to continue to grow and capitalize on our digital currency strategy.

The Bank would have large depositor relationships that would be  concentrated in the digital currency industry generally and among digital currency exchanges in particular, the loss of any of which could force us to fund our business through more expensive and less stable sources.

The proposed Bank, once acquired, would be exposed to high customer concentration with our BEN exchange customers. A decision by the customers of an exchange to exit the exchange or a decision by an exchange to withdraw deposits or move deposits to our competitors could result in substantial changes in the Bank’s deposit base. Exchanges present additional risks because they have been frequent targets and victims of fraud and cyber attacks and the failure or exit of one or more exchanges as customers could have a material adverse effect on our business, financial condition and results of operations.

In addition, withdrawals of deposits by any one of the Bank’s largest depositors could force us to rely more heavily on borrowings and other sources of funding for our business and withdrawal demands, adversely affecting our net interest margin and results of operations. The Bank may also be forced, because of deposit withdrawals, to rely more heavily on other, potentially more expensive and less stable funding sources. Consequently, the occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

The prices of digital currencies are extremely volatile. Fluctuations in the price of various digital currencies may cause uncertainty in the market and could negatively impact trading volumes of digital currencies and therefore the extent to which participants in the digital currency industry demand our services and solutions, which would adversely affect our business, financial condition and results of operations.

The value of digital currencies is based in part on market adoption and future expectations, which may or may not be realized. As a result, the prices of digital currencies are highly speculative. The prices of digital currencies have been subject to dramatic fluctuations to date. Several factors may affect price, including, but not limited to:

•

Global digital currency supply, including various alternative currencies which exist, and global digital currency demand, which can be influenced by the growth or decline of retail merchants’ and commercial businesses’ acceptance of digital currencies as payment for goods and services, the security of online digital currency exchanges and digital wallets that hold digital currencies, the perception that the use and holding of digital currencies is safe and secure and regulatory restrictions on their use;

•

Changes in the software, software requirements or hardware requirements underlying a blockchain network. For example, a fork occurs when there is a change to a digital currency’s underlying protocol, which creates new rules for the system. Forks in the future are likely to occur and there is no assurance that such a fork would not result in a sustained decline in the market price of digital currencies;

•	Changes in the rights, obligations, incentives, or rewards for the various participants in a blockchain network;

•	The maintenance and development of the software protocol of digital currencies;

•	Digital currency exchanges deposit and withdrawal policies and practices, liquidity on such exchanges and interruptions in service from or failures of such exchanges;

•	Regulatory measures, if any, that affect the use and value of crypto-assets;

•	Competition for and among various digital currencies that exist and market preferences and expectations with respect to adoption of individual currencies;

•	Actual or perceived manipulation of the markets for digital currencies;

•	Actual or perceived threats that digital currencies and related activities such as mining have adverse effects on the environment or are tied to illegal activities; and

•	Expectations with respect to the rate of inflation in the economy, monetary policies of governments, trade restrictions and currency devaluations and revaluations.

The digital currency market is volatile, and changes in the prices and/or trading volume of digital currencies may adversely impact our growth strategy and our business. In particular, the impact that changes in prices and/or trading volume of digital currencies have on our deposit balance from customers in the digital currency industry is unpredictable, as any reduction in deposits attributable to such changes may be amplified or mitigated by other developments, such as the onboarding of new customers, loss of existing customers and changes in our customers’ operational and trading strategies. We have experienced deposit fluctuations over the last 18 months, which have been correlated with or contrary to the price and/or trading volume of digital currencies at various times. There can be no assurance that a decrease in the value of digital currencies would not adversely impact the amount of such deposits in the future. In addition, volatility in the values of digital currencies caused by the factors described above or other factors may impact the demand for our services and therefore have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Cybersecurity and Technology

System failure or cybersecurity breaches of our network security could subject us to increased operating costs as well as litigation and other potential losses.

Our computer systems and network infrastructure, including the BEN and API, could be vulnerable to hardware and cybersecurity issues. Our operations are dependent upon our ability to protect our computer equipment against damage from fire, power loss, telecommunications failure or a similar catastrophic event. We could also experience a breach by intentional or negligent conduct on the part of employees or other internal sources. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations.

Our operations would be dependent upon our ability to protect our computer systems and network infrastructure, including the BEN, the API, and our other online banking systems, against damage from physical break-ins, cybersecurity breaches and other disruptive problems caused by the internet or other users. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability, damage our reputation and inhibit the use of our internet banking services by current and potential customers. We could also become the target of various cyberattacks as a result of our focus on the digital currency industry. We regularly add additional security measures to our computer systems and network infrastructure to mitigate the possibility of cybersecurity breaches, including firewalls and penetration testing. However, it is difficult or impossible to defend against every risk being posed by changing technologies as well as acts of cyber-crime. Increasing sophistication of cyber criminals and terrorists make keeping up with new threats difficult and could result in a system breach. Controls employed by our information technology department and cloud vendors could prove inadequate. A breach of our security that results in unauthorized access to our data could expose us to a disruption or challenges relating to our daily operations, as well as to data loss, litigation, damages, fines and penalties, significant increases in compliance costs and reputational damage, any of which could have a material adverse effect on our business, financial condition and results of operations.

We may not have the resources to keep pace with rapid technological changes in the industry or implement new technology effectively.

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to serving customers better, the effective use of technology increases efficiency and enables financial institutions to reduce costs. As a result, to stay current with the industry, our business model may need to evolve as well. Our future success will depend, at least in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations as we continue to grow and expand our products and service offerings. We may experience operational challenges as we implement these new technology enhancements or products, which could impair our ability to realize the anticipated benefits from such new technology or require us to incur significant costs to remedy any such challenges in a timely manner. From time to time, we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful.

The technology relied upon by the Company, including the BEN, the API and our other on-line banking systems, may not function properly, which may have a material impact on the Company’s operations and financial conditions. There may be no alternatives available if such technology does not work as anticipated. The importance of the BEN, the API and our other on-line banking systems to the Company’s operations means that any problems in its functionality would have a material adverse effect on the Company’s operations. This technology may malfunction because of internal problems or because of cyberattacks or external security breaches. Any such technological problems would have a material adverse impact on the Company’s business model and growth strategy.

Many of our prospective larger competitors have substantially greater resources to invest in technological improvements. Third parties upon which we rely for our technology needs may not be able to develop, on a cost-effective basis, systems that will enable us to keep pace with such developments. As a result, our larger competitors may be able to offer additional or superior products compared to those that we will be able to provide, which would put us at a competitive disadvantage. We may lose customers seeking new technology-driven products and services to the extent we are unable to provide such products and services. The ability to keep pace with technological change is important and the failure to do so could adversely affect our business, financial condition and results of operations.

Our operations could be interrupted if our third-party service providers experience operational or other systems difficulties, terminate their services or fail to comply with banking regulations.

We intend to outsource some of our operational activities and accordingly depend on relationships with many third-party service providers. Specifically, we would rely on third parties for certain services, including, but not limited to, core systems support, informational website hosting, internet services, online account opening and other processing services. Our business depends on the successful and uninterrupted functioning of our information technology and telecommunications systems and third-party service providers. The failure of these systems, a cybersecurity breach involving any of our third-party service providers or the termination or change in terms of a third-party software license or service agreement on which any of these systems is based could interrupt our operations. Because our information technology and telecommunications systems interface with and depend on third-party systems, we could experience service denials if demand for such services exceeds capacity or such third-party systems fail or experience interruptions. Replacing vendors or addressing other issues with our third-party service providers could entail significant delay, expense and disruption of service.

As a result, if these third-party service providers experience difficulties, are subject to cybersecurity breaches, or terminate their services, and we are unable to replace them with other service providers, particularly on a timely basis, our operations could be interrupted. If an interruption were to continue for a significant period, our business, financial condition and results of operations could be adversely affected. Even if we can replace third-party service providers, it may be at a higher cost to us, which could adversely affect our business, financial condition and results of operations.

In addition, the Bank’s primary federal regulator, the Federal Reserve, has issued guidance outlining the expectations for third-party service provider oversight and monitoring by financial institutions. The federal banking agencies, including the Federal Reserve, have also issued enforcement actions against financial institutions for failure in oversight of third-party providers and violations of federal banking law by such providers when performing services for financial institutions. Accordingly, our operations could be interrupted if any of our third-party service providers experience difficulties, are subject to cybersecurity breaches, terminate their services or fail to comply with banking regulations, which could adversely affect our business, financial condition and results of operations. In addition, our failure to adequately oversee the actions of our third-party service providers could result in regulatory actions against the Bank, which could adversely affect our business, financial condition and results of operations.

Risks Related to Our Traditional Banking Business

As a business operating in the financial services industry, our business and operations may be adversely affected in numerous and complex ways by weak economic conditions.

After the acquisition of the Bank, our business and operations, which primarily consist of lending money to clients in the form of loans, borrowing money from clients in the form of deposits and investing in interest earning deposits in other banks and securities, are sensitive to general business and economic conditions in the United States. We would solicit deposits throughout the United States and, while our primary lending market would be either the state of California or Georgia, we would purchase and originate loans throughout the United States. If the U.S. economy weakens, our growth and profitability from our lending, deposit and investment operations could be constrained. Uncertainty about the federal fiscal policymaking process, the medium- and long-term fiscal outlook of the federal government and future tax rates is a concern for businesses, consumers and investors in the United States. While there has been an improvement in the U.S. economy since the 2008 financial crisis as evidenced by a rebound in the housing market, lower unemployment and higher equity capital markets, economic growth has been uneven and opinions vary on the strength and direction of the economy. Uncertainties also have arisen regarding the potential for a reversal or renegotiation of international trade agreements, the effects of the legislation commonly known as Tax Cuts and Jobs Act of 2017, or the Tax Act, and the impact such actions and other policies the current administration may have on economic and market conditions.

Weak economic conditions are characterized by numerous factors, including deflation, fluctuations in debt and equity capital markets, a lack of liquidity and depressed prices in the secondary market for mortgage loans, increased delinquencies on mortgage, consumer and commercial loans, residential and commercial real estate price declines and lower levels of home sales and commercial activity. The current economic environment is characterized by lower interest rates than historically have been the case, which impacts our ability to generate attractive earnings through our loan and investment portfolios. These factors can individually or in the aggregate be detrimental to our business, and the interplay between these factors can be complex and unpredictable. Adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.

We would face strong competition from financial services companies and other companies that offer banking services.

We would operate in the highly competitive financial services industry and face significant competition for customers from financial institutions located both within and beyond our principal markets. We compete with commercial banks, savings banks, credit unions, nonbank financial services companies and other financial institutions operating both within our market areas and nationally, and in respect of our digital currency initiative, we also compete with other entities in the digital currency industry, including a limited number of other banks providing services to the digital currency industry and digital currency exchanges. In addition, as customer preferences and expectations continue to evolve, technology has lowered barriers to entry and made it possible for banks to expand their geographic reach by providing services over the internet and for nonbanks to offer products and services traditionally provided by banks, such as automatic payment systems. The Banking industry is experiencing rapid changes in technology and, as a result, our future success will depend in part on our ability to address our customers’ needs by using technology. Customer loyalty can be influenced by a competitor’s new products, especially offerings that could provide cost savings or a higher return to the customer. Increased lending activity of competing banks following the 2008–2009 economic downturn has also led to increased competitive pressures on loan rates and terms for high quality credits. We may not be able to compete successfully with other financial institutions in our markets, and we may have to pay higher interest rates to attract deposits, accept lower yields to attract loans and pay higher wages for new employees, resulting in lower net interest margins and reduced profitability.

Many of our non-bank competitors are not subject to the same extensive regulations that govern our activities and may have greater flexibility in competing for business. The financial services industry could become even more competitive because of legislative, regulatory and technological changes and continued consolidation. In addition, some of our current commercial banking customers may seek alternative banking sources as they develop needs for credit facilities larger than we may be able to accommodate.

Our inability to compete successfully in the markets in which we operate could have a material adverse effect on our business, financial condition or results of operations.

We may not be able to measure and limit our credit risk adequately, which could lead to unexpected losses.

The business of lending is inherently risky, including risks that the principal of or interest on any loan will not be repaid in a timely manner or at all or that the value of any collateral supporting the loan will be insufficient to cover our outstanding exposure. These risks may be affected by the financial condition of the borrower, the strength of the borrower’s business sector and local, regional and national market and economic conditions. Many of our loans are made to small- to medium-sized businesses that may be less able to withstand competitive, economic and financial pressures than larger borrowers. Our risk management practices, such as monitoring the concentration of our loans within specific industries, and our credit approval practices may not adequately reduce credit risk. Further, our credit administration personnel, policies and procedures may not adequately adapt to changes in economic or any other conditions affecting customers and the quality of the loan portfolio. A failure to measure and limit the credit risk associated with our loan portfolio effectively could lead to unexpected losses and have a material adverse effect on our business, financial condition and results of operations.

Appraisals and other valuation techniques we use in evaluating and monitoring loans secured by real property, other real estate owned and repossessed personal property may not accurately describe the net value of the asset.

In considering whether to make a loan secured by real property, we generally require an appraisal of the property. However, an appraisal is only an estimate of the value of the property at the time the appraisal is made and, as real estate values may change significantly in relatively short periods of time (especially in periods of heightened economic uncertainty), this estimate may not accurately describe the net value of the real property collateral after the loan is made. As a result, we may not be able to realize the full amount of any remaining indebtedness when we foreclose on and sell the relevant property. In addition, we rely on appraisals and other valuation techniques to establish the value of our other real estate owned, or OREO, and personal property that we acquire through foreclosure proceedings and to determine certain loan impairments. If any of these valuations are inaccurate, our combined and consolidated financial statements may not reflect the correct value of our OREO, and our allowance for loan losses may not reflect accurate loan impairments. This could have a material adverse effect on our business, financial condition or results of operations.

In the case of defaults on loans secured by real estate, we may be forced to foreclose on the collateral, subjecting us to the costs and potential risks associated with the ownership of the real property, or consumer protection initiatives or changes in state or federal law that may substantially raise the cost of foreclosure or prevent us from foreclosing at all.

Since we intend to originate loans secured by real estate, we may have to foreclose on the collateral property to protect our investment and may thereafter own and operate such property for some period, in which case we would be exposed to the risks inherent in the ownership of real estate.  The amount that we, as a mortgagee, may realize after a default depends on factors outside of our control, including, but not limited to, general or local economic conditions, environmental cleanup liabilities, assessments, interest rates, real estate tax rates, operating expenses of the mortgaged properties, our ability to obtain and maintain adequate occupancy of the properties, zoning laws, governmental and regulatory rules, and natural disasters. Our inability to manage the amount of costs or size of the risks associated with the ownership of real estate, or write-downs in the value of other real estate owned, could have a material adverse effect on our business, financial condition and results of operations.

Additionally, consumer protection initiatives or changes in state or federal law may substantially increase the time and expense associated with the foreclosure process or prevent us from foreclosing at all. Some states in recent years have either considered or adopted foreclosure reform laws that make it substantially more difficult and expensive for lenders to foreclose on properties in default. If new state or federal laws or regulations are ultimately enacted that significantly raise the cost of foreclosure or raise outright barriers, such laws could have a material adverse effect on our business, financial condition and results of operation.

We are subject to claims and litigation pertaining to intellectual property.

Banking and other financial services companies, such as our Company, rely on technology companies to provide information technology products and services necessary to support their day-to-day operations. Technology companies frequently pursue litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. Competitors of our vendors, or other individuals or companies, may from time to time claim to hold intellectual property sold to us by our vendors. Such claims may increase in the future as the financial services sector becomes more reliant on information technology vendors. The plaintiffs in these actions frequently seek injunctions and substantial damages.

Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, we may have to engage in protracted litigation. Such litigation is often expensive, time-consuming, disruptive to our operations and distracting to management. If we are found to infringe one or more patents or other intellectual property rights, we may be required to pay substantial damages or royalties to a third party. In certain cases, we may consider entering into licensing agreements for disputed intellectual property, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase our operating expenses. If legal matters related to intellectual property claims were resolved against us or settled, we could be required to make payments in amounts that could have a material adverse effect on our business, financial condition and results of operations.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer the currency may adversely affect an investment in digital currencies. Additionally, a meritorious intellectual property claim could prevent investors and other end-users from accessing, holding or transferring their digital currency, which could force the liquidation of holdings of such digital currency (if liquidation is possible). As a result, intellectual property claims against large digital currency participants could adversely affect the business and operations of digital currency exchanges as well as our own.

We may not be able to protect our intellectual property rights, and may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors may violate our intellectual property rights. To counter infringement or unauthorized use, litigation may be necessary to enforce or defend our intellectual property rights, to protect our trade secrets and/or to determine the validity and scope of our own intellectual property rights or the proprietary rights of others. Such litigation can be expensive and time consuming, which could divert management resources and harm our business and financial results. Potential competitors may have the ability to dedicate greater resources to litigate intellectual property rights than we can. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property.

We may be subject to environmental liabilities relating to the real properties we own and the foreclosure on real estate assets securing loans in our loan portfolio.

In conducting our business, we may foreclose on and take title to real estate or otherwise be deemed to be in control of property that serves as collateral on loans we make. As a result, we could be subject to environmental liabilities with respect to those properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties relating to environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, if we are the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property.

The cost of removal or abatement may substantially exceed the value of the affected properties or the loans secured by those properties, we may not have adequate remedies against the prior owners or other responsible parties and we may not be able to resell the affected properties either before or after completion of any such removal or abatement procedures. If material environmental problems are discovered before foreclosure, we generally will not foreclose on the related collateral or will transfer ownership of the loan to a subsidiary. It should be noted, however, that the transfer of the property or loans to a subsidiary may not protect us from environmental liability. Furthermore, despite these actions on our part, the value of the property as collateral will generally be substantially reduced or we may elect not to foreclose on the property and, as a result, we may suffer a loss upon collection of the loan. Any significant environmental liabilities could have a material adverse effect on our business, financial condition and results of operations.

The Bank’s mortgage warehouse division may not continue to provide us with significant noninterest income and interest income.

A portion of our lending would involve the funding of single family residential mortgage loans originated by third party mortgage bankers. Mortgage warehouse fee income would fluctuate with mortgage warehouse activity. The residential mortgage business is highly competitive and highly susceptible to changes in market interest rates, consumer confidence levels, employment statistics, the capacity and willingness of secondary market purchasers to acquire and hold or securitize loans, and other factors beyond our control. Additionally, in many respects, the traditional mortgage origination business is relationship-based, and dependent on mortgage banker relationships. The loss one or more mortgage banker relationships could have the effect of reducing the level or rate of growth of our mortgage warehouse activity. Because of these factors, we cannot be certain that we will be able to maintain or increase the volume or percentage of revenue or net income produced by the mortgage warehouse business.

The Bank’s mortgage warehouse lending business may expose us to increased lending and other risks.

Risks associated with the Bank’s mortgage warehouse loans include risks relating to the mortgage bankers to which we provide funding, including the risk of intentional misrepresentation or fraud; changes in the market value of mortgage loans originated by the mortgage banker, the sale of which is the expected source of repayment of the warehouse funding we provide, due to changes in interest rates during the time in warehouse; and originations of mortgage loans that are unsalable or impaired, which could lead to decreased collateral value and the failure of a prospective purchaser of the mortgage loan to ultimately purchase the loan from the mortgage banker. Any one or a combination of these events may adversely affect our loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels, which, in turn, could adversely affect our business, financial condition and results of operations.

A lack of liquidity could impair our ability to fund operations and adversely impact the Bank’s business, financial condition and results of operations.

Liquidity is essential to the Bank’s business. We would rely on the Bank’s ability to generate deposits and effectively manage the repayment and maturity schedules of our loans and investment securities, respectively, to ensure that we have adequate liquidity to fund our operations. An inability to raise funds through deposits, borrowings, sales of our investment securities, sales of loans or other sources could have a substantial negative effect on our liquidity and our ability to continue our growth strategy.

Additional liquidity would be provided by the Bank’s ability to borrow from the Federal Home Loan Bank of San Francisco, or the FHLB, and the Federal Reserve Bank of San Francisco, or the FRB.  The Bank may also borrow funds from third-party lenders, such as other financial institutions. The Bank’s access to funding sources in amounts adequate to finance or capitalize our activities, or on terms that are acceptable to us, could be impaired by factors that affect us directly or the financial services industry or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry. Our access to funding sources could also be affected by one or more adverse regulatory actions against us.

Any decline in available funding could adversely impact the Bank’s ability to originate loans, invest in securities, meet our expenses or fulfill obligations such as repaying our borrowings or meeting deposit withdrawal demands, any of which could, in turn, have a material adverse effect on our business, financial condition and results of operations.

By engaging in derivative transactions, we would be exposed to additional credit and market risk.

By engaging in derivative transactions, we would be exposed to counterparty credit and market risk. If the counterparty fails to perform, credit risk exists to the extent of the fair value gain in the derivative. Market risk exists to the extent that interest rates change in ways that are significantly different from what was modeled when we entered into the derivative transaction. The existence of credit and market risk associated with our derivative instruments could adversely affect our revenue and, therefore, could have a material adverse effect on our business, financial condition and results of operations.

We would be  dependent on the use of data and modeling in our management’s decision-making, and faulty data or modeling approaches could negatively impact our decision-making ability or possibly subject us to regulatory scrutiny in the future.

The use of statistical and quantitative models and other quantitative analyses is necessary for bank decision-making, and the employment of such analyses is becoming increasingly widespread in our operations.

Liquidity stress testing, interest rate sensitivity analysis and the identification of possible violations of anti-money laundering regulations are all examples of areas in which we are dependent on models and the data that underlies them. The use of statistical and quantitative models is also becoming more prevalent in regulatory compliance. While we are not currently subject to annual Dodd-Frank Act stress testing and the Comprehensive Capital Analysis and Review submissions, we believe that model-derived testing may become more extensively implemented by regulators in the future.

We anticipate data-based modeling will penetrate further into bank decision-making, particularly risk management efforts, as the capacities developed to meet rigorous stress testing requirements are able to be employed more widely and in differing applications. While we believe these quantitative techniques and approaches improve our decision-making, they also create the possibility that faulty data or flawed quantitative approaches could negatively impact our decision-making ability or, if we become subject to regulatory stress-testing in the future, adverse regulatory scrutiny. Secondarily, because of the complexity inherent in these approaches, misunderstanding or misuse of their outputs could similarly result in suboptimal decision-making.

The Bank’s would be subject to interest rate risk as fluctuations in interest rates may adversely affect our earnings.

Most of the Bank’s banking assets and liabilities would be monetary in nature and subject to risk from changes in interest rates. Like most financial institutions, our earnings are significantly dependent on our net interest income, the principal component of our earnings, which is the difference between interest earned by us from our interest earning assets, such as loans and investment securities, and interest paid by us on our interest bearing liabilities, such as deposits and borrowings. We expect that we will periodically experience “gaps” in the interest rate sensitivities of our assets and liabilities, meaning that either our interest bearing liabilities will be more sensitive to changes in market interest rates than our interest earning assets, or vice versa. In either case, if market interest rates should move contrary to our position, this gap will negatively impact our earnings. The impact on earnings is more adverse when the slope of the yield curve flattens; that is, when short-term interest rates increase more than long-term interest rates or when long-term interest rates decrease more than short-term interest rates. Many factors impact interest rates, including governmental monetary policies, inflation, recession, changes in unemployment, the money supply, international economic weakness and disorder and instability in domestic and foreign financial markets. In addition, the Federal Reserve has stated its intention to end its quantitative easing program and has begun to reduce the size of its balance sheet by selling securities, which might also affect interest rates.

Interest rate increases often result in larger payment requirements for the Bank’s borrowers, which increases the potential for default and could result in a decrease in the demand for loans. At the same time, the marketability of the property securing a loan may be adversely affected by any reduced demand resulting from higher interest rates. In a declining interest rate environment, there may be an increase in prepayments on loans as borrowers refinance their loans at lower rates. In addition, in a low interest rate environment, loan customers often pursue long-term fixed rate borrowings, which could adversely affect our earnings and net interest margin if rates later increase. Changes in interest rates also can affect the value of loans, securities and other assets. An increase in interest rates that adversely affects the ability of borrowers to pay the principal or interest on loans may lead to an increase in nonperforming assets and a reduction of income recognized, which could have a material adverse effect on our results of operations and cash flows. Further, when we place a loan on nonaccrual status, we reverse any accrued but unpaid interest receivable, which decreases interest income. At the same time, we continue to incur costs to fund the loan, which is reflected as interest expense, without any interest income to offset the associated funding expense. Thus, an increase in the amount of nonperforming assets could have a material adverse impact on net interest income. If short-term interest rates remain at their historically low levels for a prolonged period and assuming longer-term interest rates fall further, we could experience net interest margin compression as our interest earning assets would continue to reprice downward while our interest bearing liability rates could fail to decline in tandem. Such an occurrence would reduce our net interest income and could have a material adverse effect on our business, financial condition and results of operations.

The potential cessation of LIBOR and the uncertainty over possible replacements for LIBOR may adversely affect the Bank’s business.

On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. The potential cessation of LIBOR quotes in 2021 and the uncertainty over possible replacement rates for LIBOR creates substantial risks to the Banking industry, including us.

On April 3, 2018, the Federal Reserve Bank of New York commenced publication of three reference rates based on overnight U.S. Treasury repurchase agreement transactions, including the Secured Overnight Financing Rate, which has been recommended as an alternative to U.S. dollar LIBOR by the Alternative Reference Rates Committee. Further, the Bank of England is publishing a reformed Sterling Overnight Index Average, comprised of a broader set of overnight Sterling money market transactions, which has been selected by the Working Group on Sterling Risk-Free Reference Rates as the alternative rate to Sterling LIBOR. Central bank-sponsored committees in other jurisdictions, including Europe, Japan and Switzerland, have, or are expected to, select alternative reference rates denominated in other currencies. However, at this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the cost of transitioning to or the effect of any such alternatives on the value of LIBOR-based securities or the outstanding loans with interest rates based on LIBOR that the Bank had made to borrowers, including certain of the Company’s derivatives, other securities or financial arrangements given LIBOR’s role in determining market interest rates globally. If a published LIBOR rate is unavailable after 2021, the interest rates on our subordinated debentures, which are currently based on the LIBOR rate, will be determined as set forth in the accompanying offering documents, and the value of such securities may be adversely affected. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR could also cause confusion that could disrupt the capital and credit markets more broadly. Currently, the manner and impact of this transition and related developments, as well as the effect of an alternative reference rate on our future and legacy funding costs, loan and investment securities portfolios, asset-liability management and business, is uncertain.

Any future failure to maintain effective internal control over financial reporting could impair the reliability of our financial statements, which in turn could harm our business, impair investor confidence in the accuracy and completeness of our financial reports and our access to the capital markets and cause the price of our common stock to decline and subject us to regulatory penalties.

If we fail to maintain effective internal control over financial reporting, we may not be able to report our financial results accurately and in a timely manner, in which case our business may be harmed, investors may lose confidence in the accuracy and completeness of our financial reports, we could be subject to regulatory penalties and the price of our common stock may decline.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting and for evaluating and reporting on that system of internal control. Our internal control over financial reporting consists of a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, or GAAP. As a public company, we will be required to comply with the Sarbanes-Oxley Act and other rules that govern public companies. We will be required to certify our compliance with Section 404 of the Sarbanes-Oxley Act beginning with our second annual report on Form 10-K, which will require us to furnish annually a report by management on the effectiveness of our internal control over financial reporting. In addition, our independent registered public accounting firm may be required to report on the effectiveness of our internal control over financial reporting beginning as of that second annual report on Form 10-K.

The accuracy of our financial statements and related disclosures could be affected if the judgments, assumptions or estimates used in our critical accounting policies are inaccurate.

The preparation of financial statements and related disclosures in conformity with GAAP requires us to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. Our critical accounting policies, which are included in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, describe those significant accounting policies and methods used in the preparation of our consolidated financial statements that we consider critical because they require judgments, assumptions and estimates that materially affect our consolidated financial statements and related disclosures. As a result, if future events or regulatory views concerning such analysis differ significantly from the judgments, assumptions and estimates in our critical accounting policies, those events or assumptions could have a material impact on our consolidated financial statements and related disclosures, in each case resulting in our need to revise or restate prior period financial statements, cause damage to our reputation and the price of our common stock and adversely affect our business, financial condition and results of operations.

There could be material changes to our financial statements and disclosures if there are changes in accounting standards or regulatory interpretations of existing standards

From time to time the FASB or the SEC may change the financial accounting and reporting standards that govern the preparation of our financial statements. Such changes may result in us being subject to new or changing accounting and reporting standards. In addition, the bodies that interpret the accounting standards (such as banking regulators or outside auditors) may change their interpretations or positions on how new or existing standards should be applied. These changes may be beyond our control, can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retrospectively, or apply an existing standard differently and retrospectively, in each case resulting in our needing to revise or restate prior period financial statements, which could materially change our financial statements and related disclosures, cause damage to our reputation and the price of our common stock, and adversely affect our business, financial condition and results of operations.

We could recognize losses on investment securities held in our securities portfolio, particularly if interest rates increase or economic and market conditions deteriorate.

We invest a percentage of our total assets in investment securities with the primary objectives of providing a source of liquidity, providing an appropriate return on funds invested, managing interest rate risk and meeting pledging requirements. Factors beyond our control can significantly and adversely influence the fair value of securities in our portfolio. For example, fixed-rate securities are generally subject to decreases in market value when interest rates rise. Additional factors include, but are not limited to, rating agency downgrades of the securities, defaults by the issuer or individual borrowers with respect to the underlying securities and instability in the credit markets. Any of the foregoing factors could cause other-than-temporary impairment in future periods and result in realized losses. The process for determining whether impairment is other-than-temporary usually requires difficult, subjective judgments about the future financial performance of the issuer and any collateral underlying the security to assess the probability of receiving all contractual principal and interest payments on the security. Because of changing economic and market conditions affecting interest rates, the financial condition of issuers of the securities and the performance of the underlying collateral, we may recognize realized and/or unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain operational risks, including, but not limited to, customer, employee or third-party fraud and data processing system failures and errors.

Employee errors and employee or customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information. It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Employee errors could also subject us to financial claims for negligence.

We maintain a system of internal controls to mitigate operational risks, including data processing system failures and errors and customer or employee fraud, as well as insurance coverage designed to protect us from material losses associated with these risks, including losses resulting from any associated business interruption. If our internal controls fail to prevent or detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could adversely affect our business, financial condition and results of operations.

In addition, we rely heavily upon information supplied by third parties, including the information contained in credit applications, property appraisals, title information and employment and income documentation, in deciding which loans we will originate, as well as the terms of those loans. If any of the information upon which we rely is misrepresented, either fraudulently or inadvertently, and the misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected, or we may fund a loan that we would not have funded or on terms that do not comply with our general underwriting standards. Whether a misrepresentation is made by the applicant or another third party, we generally bear the risk of loss associated with the misrepresentation. A loan subject to a material misrepresentation is typically unsellable or subject to repurchase if it is sold prior to detection of the misrepresentation. The sources of the misrepresentations are often difficult to locate, and it is often difficult to recover any of the resulting monetary losses we may suffer, which could adversely affect our business, financial condition and results of operations.

We rely heavily on our executive management team and other key employees, and we could be adversely affected by the unexpected loss of their services.

We are led by an experienced core management team with substantial experience in the markets that we serve, and our operating strategy focuses on providing products and services through long-term relationship managers and ensuring that our largest clients have relationships with our senior management team. Accordingly, our success depends in large part on the performance of these key personnel, as well as on our ability to attract, motivate and retain highly qualified senior and middle management. Competition for employees is intense and the process of locating key personnel with the combination of skills and attributes required to execute our business plan may be lengthy. If any of our executive officers, other key personnel or directors leaves us or our Bank, our financial condition and results of operations may suffer because of his or her skills, knowledge of our market, years of industry experience and the difficulty of promptly finding qualified personnel to replace him or her.

Negative public opinion regarding the Company or failure to maintain our reputation in the communities we serve could adversely affect our business and prevent us from growing our business.

As a community bank and service provider to the digital currency industry, our Bank’s reputation within the communities we serve is critical to our success. We believe we have built strong personal and professional relationships with our customers and are active members of the communities we serve. As such, we strive to enhance our reputation by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve and delivering superior service to our customers. If our reputation is negatively affected by the actions of our employees or otherwise, including because of a successful cyberattack against us or other unauthorized release or loss of customer information, we may be less successful in attracting new talent and customers or may lose existing customers, and our business, financial condition and results of operations could be adversely affected. In addition, if the reputation of the digital currency industry as a whole is harmed, including due to events such as cybersecurity breaches, scams perpetrated by bad actors or other unforeseen developments as a result of the evolving regulatory landscape of the digital currency industry, our reputation may be negatively affected due to our connection with the digital currency industry, which could adversely affect our business, financial condition and results of operations. Our exposure to and interactions with the digital currency industry put us at a higher risk of media attention and scrutiny. Further, negative public opinion can expose us to litigation and regulatory action and delay and impede our efforts to implement our expansion strategy, which could further adversely affect our business, financial condition and results of operations.

We may not be able to raise the additional capital needed, in absolute terms or on terms acceptable to us, to fund our growth in the future if we continue to grow at our current pace.

After giving effect to this offering, we believe that we will have sufficient capital to meet our capital needs for our immediate growth plans. However, we will continue to need capital to support our longer-term growth plans. If capital is not available on favorable terms when we need it, we will have to either issue common stock or other securities on less than desirable terms or reduce our rate of growth until market conditions become more favorable. Either of such events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Regulation

There is substantial legal and regulatory uncertainty regarding the regulation of digital currencies and digital currency activities. This uncertainty or adverse regulatory changes may inhibit the growth of the digital currency industry, including our customers, and therefore have a material adverse effect on the digital currency initiative.

The U.S. Congress, U.S. state legislatures, and a number of U.S. federal and state regulators and law enforcement agencies, including FinCEN, U.S. federal banking regulators, SEC, CFTC, the Financial Industry Regulatory Authority, or FINRA, the Consumer Financial Protection Bureau, or CFPB, the Department of Justice, the Department of Homeland Security, the Federal Trade Commission, the Federal Bureau of Investigation, the Internal Revenue Service, or the IRS, and state banking regulators, state financial services regulators, and states attorney generals, have been examining the operations of digital currency networks, exchanges, and digital currency businesses, with particular focus on the extent to which digital currencies can be used for illegal activities, including but not limited to laundering the proceeds of illegal activities, funding criminal or terrorist enterprises, engaging in fraudulent activities (see “—Risks Related to the Digital Currency Industry”), as well as whether and the extent to which digital currency businesses should be subject to existing or new regulation, including those applicable to banks, securities intermediaries, derivatives intermediaries, or money transmitters.

For example, FinCEN requires firms engaged in the business of administration, exchange, or transmission of a virtual currency to register with FinCEN under its money services business licensing regime. The New York DFS has established a licensing regime for businesses involved in virtual currency business activity in or involving New York, commonly known as BitLicense regime. The SEC and CFTC have each issued formal and informal guidance on the applicability of securities and derivatives regulations to digital currencies and digital currency activities. The SEC has suggested that, depending on the circumstances, an initial coin offering, or ICO, may constitute securities offerings subject to the provisions of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that some ICOs in the past have been illegal, which could, in turn, result in regulatory actions or other scrutiny against our customers or us. The SEC has also stated that venues that permit trading of tokens that are deemed securities are required to either register as national securities exchanges under Section 6 of the Exchange Act or obtain an exemption. If we or any of our digital currency customers are subject to regulatory actions relating to illegal securities offerings or are required to register as a national securities exchange under the Exchange Act, we may experience a substantial loss of deposits and our business may be materially adversely affected.

Many state and federal agencies have also issued consumer advisories regarding the risks posed to users and investors in digital currencies. U.S. federal and state legislatures, regulators and law enforcement agencies continue to develop views and approaches to a wide variety of digital currencies and activities involved in digital currencies and it is likely that, as the legal and regulatory landscape develops, additional regulatory requirements could apply to digital currency businesses, including our digital currency customers and us. U.S. state and federal, and foreign regulators and legislatures have taken legal actions against digital currency businesses or adopted restrictions in response to adverse publicity arising from hacks, consumer harm, criminal activity, or other activities related to digital currencies. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of the digital currency industry or the ability of our customers to continue to operate. This may significantly impede the viability or growth of our existing funding sources based on deposits from digital currency business as well as our digital currency initiative. In addition, we may become subject to additional regulatory scrutiny as a result of certain aspects of our growth strategy, including our plans to develop credit products for the purchase of digital currency, custodian services and to expand our international customer base.

Digital currencies and digital currency related activities also currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Various foreign jurisdictions may adopt laws regulations or directives that affect digital currencies. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital currencies by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital currency industry in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the digital currency industry or our customers, which may adversely affect our digital currency initiative and could therefore result in a material adverse effect on our business, financial condition, results of operations and growth prospects.

Legislative and regulatory actions taken now or in the future may increase our costs and impact our business, governance structure, financial condition or results of operations.

Economic conditions that contributed to the financial crisis in 2008, particularly in the financial markets, resulted in government regulatory agencies and political bodies placing increased focus and scrutiny on the financial services industry. The Dodd-Frank Act, which was enacted in 2010 as a response to the financial crisis, significantly changed the regulation of financial institutions and the financial services industry. The Dodd-Frank Act and the regulations thereunder have affected both large and small financial institutions. The Dodd-Frank Act, among other things, imposed new capital requirements on bank holding companies; changed the base for FDIC insurance assessments to a bank’s average consolidated total assets minus average tangible equity, rather than upon its deposit base; raised the standard deposit insurance limit to $250,000; and expanded the FDIC’s authority to raise insurance premiums. The Dodd-Frank Act established the CFPB as an independent entity within the Federal Reserve, which has broad rulemaking authority over consumer financial products and services, including deposit products, residential mortgages, home-equity loans and credit cards, and contains provisions on mortgage-related matters, such as steering incentives, determinations as to a borrower’s ability to repay and prepayment penalties. Compliance with the Dodd-Frank Act and its implementing regulations has and may continue to result in additional operating and compliance costs that could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

On May 24, 2018, President Trump signed into law the “Economic Growth, Regulatory Relief and Consumer Protection Act,” or the Regulatory Relief Act, which amends parts of the Dodd-Frank Act, as well as other laws that involve regulation of the financial industry. While the Regulatory Relief Act keeps in place fundamental aspects of the Dodd-Frank Act’s regulatory framework, it does make regulatory changes that are favorable to depository institutions with assets under $10 billion, such as the Bank, and to bank holding companies, or BHCs, with total consolidated assets of less than $10 billion, such as the Company, and also makes changes to consumer mortgage and credit reporting regulations and to the authorities of the agencies that regulate the financial industry. These and other changes are more fully discussed under “Supervision and Regulation—The Regulatory Relief Act.” Certain provisions of the Regulatory Relief Act favorable to the Company and the Bank require the federal banking agencies to either promulgate regulations or amend existing regulations, and it may take some time for these agencies to implement the necessary regulations or amendments.

Federal and state regulatory agencies frequently adopt changes to their regulations or change the way existing regulations are applied. Regulatory or legislative changes to laws applicable to the financial industry, if enacted or adopted, may impact the profitability of our business activities, require more oversight or change certain of our business practices, including the ability to offer new products, obtain financing, attract deposits, make loans and achieve satisfactory interest spreads and could expose us to additional costs, including increased compliance costs. These changes also may require us to invest significant management attention and resources to make any necessary changes to operations to comply and could have a material adverse effect on our business, financial condition and results of operations.

Changes in tax laws and regulations, or changes in the interpretation of existing tax laws and regulations, may have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We operate in an environment that imposes income taxes on our operations at both the federal and state levels to varying degrees. We engage in certain strategies to minimize the impact of these taxes. Consequently, any change in tax laws or regulations, or new interpretation of existing laws or regulations, could significantly alter the effectiveness of these strategies.

In December 2017, the Tax Act was signed into law. The act includes numerous changes to existing U.S. federal income tax law, including a reduction in the federal corporate income tax rate from 35% to 21%, which took effect January 1, 2018. The reduction in the federal corporate income tax rate resulted in an impairment of our net deferred tax asset based on our reevaluation of the future tax benefit of these deferrals using the lower tax rate.

Because of the Dodd-Frank Act and related rulemaking, the Bank and the Company are subject to more stringent capital requirements.

In July 2013, the U.S. federal banking authorities approved the implementation of regulatory capital reforms of the Basel Committee on Banking Supervision, which is referred to as Basel III, and issued rules effecting certain changes required by the Dodd-Frank Act. Basel III is applicable to all U.S. banks that are subject to minimum capital requirements as well as to bank and saving and loan holding companies other than those subject to the Federal Reserve’s Small Bank Holding Company Policy Statement. The Small Bank Holding Company Policy Statement currently applies to certain holding companies with consolidated assets of less than $3.0 billion that do not have a material amount of SEC-registered debt or equity securities outstanding. While the Company is exempt from the consolidated capital requirements at June 30, 2019, it will not be eligible for the Small Bank Holding Company Policy Statement upon the issuance of the equity securities that are the subject of this registration statement.

Relative to the capital requirements that predated it, Basel III increased most of the required minimum regulatory capital ratios and introduced a new common equity Tier 1 capital ratio and the concept of a capital conservation buffer. Basel III also narrowed the definition of capital by establishing additional criteria that capital instruments must meet to be considered additional Tier 1 and Tier 2 capital. The Basel III capital rules became effective as applied to the Bank on January 1, 2015 and to the Company on January 1, 2018 prior to the amendment to the Small Bank Holding Company Statement discussed above. See “Supervision and Regulation—Capital Adequacy Guidelines.”

Certain ratios calculated under the Basel III rules are sensitive to changes in total deposits, including the minimum leverage ratio that is discussed further under “Supervision and Regulation—Capital Adequacy Guidelines.” Due to the potential volatility of deposits related to our Digital Currency Initiative, the Bank may be at increased risk of a sudden adverse change in these ratios.

The failure to meet applicable regulatory capital requirements could result in one or more of the Bank’s regulators placing limitations or conditions on our activities, including our growth initiatives, or restricting the commencement of new activities, and could affect customer and investor confidence, our costs of funds and FDIC insurance costs, our ability to pay dividends on our common stock, our ability to make acquisitions, and our business, results of operations and financial condition.

Federal banking agencies periodically conduct examinations of our business, including our compliance with laws and regulations, and our failure to comply with any supervisory actions to which we are or become subject based on such examinations could adversely affect us.

As part of the Bank regulatory process, the Federal Reserve and the California Department of Business Oversight, Division of Financial Institutions, or the DBO, periodically conduct examinations of our business, including compliance with laws and regulations. If, based on an examination, one of these federal banking agencies were to determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, asset sensitivity, risk management or other aspects of any of our operations have become unsatisfactory, or that the Company, the Bank or their respective management were in violation of any law or regulation, it may take such remedial actions as it deems appropriate. These actions include the power to enjoin unsafe or unsound practices, to require affirmative actions to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in our capital levels, to restrict our growth, to assess civil monetary penalties against us, the Bank or their respective officers or directors, to remove officers and directors and, if it is concluded that such conditions cannot be corrected or there is an imminent risk of loss to depositors, to terminate the Bank’s deposit insurance. If the Bank become subject to such regulatory actions, our business, financial condition, results of operations and reputation could be adversely affected.

Our regulators may limit current or planned activities related to the digital currency industry.

The digital currency industry is relatively new and is subject to significant risks. The digital currency initiative involves customers and activities with which regulators, including our primary banking regulators the Federal Reserve and DBO, may be less familiar and which they may consider higher risk than those involving more established industries. While we have consulted, and will continue to consult with, our regulators regarding our activities involving digital currency industry customers and the digital currency initiative, in the future a regulator may determine to limit or restrict one or more of these activities. Such actions could have a material adverse effect on our business, financial condition, or results of operations.

Financial institutions, such as the Bank, face risks of noncompliance and enforcement actions related to the BSA and other anti-money laundering statutes and regulations (in particular, as such statutes and regulations relate to the digital currency industry).

The BSA, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, FinCEN and other laws and regulations require financial institutions, among other duties, to institute and maintain an effective anti-money laundering program and file suspicious activity and currency transaction reports as appropriate. To administer the Bank Secrecy Act, FinCEN is authorized to impose significant civil money penalties for violations of those requirements and has recently engaged in coordinated enforcement efforts with the individual federal banking regulators, as well as the U.S. Department of Justice, Drug Enforcement Administration and the IRS. There is also increased scrutiny of compliance with the sanctions programs and rules administered and enforced by the Treasury Department’s Office of Foreign Assets Control.

The Bank’s compliance with the anti-money laundering laws is in part dependent on our ability to adequately screen and monitor our customers for their compliance with these laws. Customers associated with our digital currency initiative may represent an increased compliance risk given the prevalence of money laundering activities using digital currencies. We intend to develop enhanced procedures to screen and monitor these customers, which include, but are not limited to, system monitoring rules tailored to digital currency activities, a system of “red flags” specific to various customer types and activities, the development of and investment in proprietary technology tools to supplement our third-party transaction monitoring system, customer risk scoring with risk factors specific to the digital-currency industry, and the use of various blockchain monitoring tools. We believe these enhanced procedures adequately screen and monitor our customers associated with the digital currency initiative for their compliance with anti-money laundering laws; however, given the rapid developments in digital currency markets and technologies, there can be no assurance that these enhanced procedures will be adequate to detect or prevent money laundering activity. If regulators determine that the Bank’s enhanced procedures are insufficient to address the financial crimes risks posed by digital currencies, the digital currency initiative may be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

To comply with regulations, guidelines and examination procedures in this area, the Bank intend to dedicate significant resources to its anti-money laundering program. If the Bank’s policies, procedures and systems are deemed deficient, we could be subject to liability, including fines and regulatory actions such as restrictions on our ability to pay dividends and the inability to obtain regulatory approvals to proceed with certain aspects of our business plans, including acquisitions and de novo branching.

We are subject to anticorruption laws, including the U.S. Foreign Corrupt Practices Act, or FCPA, and we may be subject to other anti-corruption laws, as well as anti-money laundering and sanctions laws and other laws governing our operations, to the extent our business expands to non-U.S. jurisdictions. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, financial condition and results of operations.

We continue to pursue deposit sourcing opportunities outside of the United States. We are currently subject to anti-corruption laws, including the FCPA. The FCPA and other applicable anti-corruption laws generally prohibit us, our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain other business advantages. We may also participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or other jurisdictions’ anti-corruption laws. There is no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the FCPA. If we are not in compliance with the FCPA or other anti-corruption laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition and results of operations. Similarly, any investigation of any potential violations of the FCPA or other anti-corruption laws by authorities in the United States or other jurisdictions where we conduct business could also have an adverse impact on our reputation, business, financial condition and results of operations.

We are subject to numerous laws and regulations, designed to protect consumers, including the Community Reinvestment Act and fair lending laws, and failure to comply with these laws or regulations could lead to a wide variety of sanctions.

The Community Reinvestment Act, or CRA, directs all insured depository institutions to help meet the credit needs of the local communities in which they are located, including low- and moderate-income neighborhoods. Each institution is examined periodically by its primary federal regulator, which assesses the institution’s performance. The Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. The CFPB, the U.S. Department of Justice and other federal agencies are responsible for enforcing these laws and regulations. The CFPB was created under the Dodd-Frank Act to centralize responsibility for consumer financial protection with broad rulemaking authority to administer and carry out the purposes and objectives of federal consumer financial laws with respect to all financial institutions that offer financial products and services to consumers. The CFPB is also authorized to prescribe rules applicable to any covered person or service provider, identifying and prohibiting acts or practices that are “unfair, deceptive, or abusive” in any transaction with a consumer for a consumer financial product or service, or the offering of a consumer financial product, or service. The ongoing broad rulemaking powers of the CFPB have potential to have a significant impact on the operations of financial institutions offering consumer financial products or services. The CFPB has indicated that it may propose new rules on overdrafts and other consumer financial products or services, which could have a material adverse effect on our business, financial condition and results of operations if any such rules limit our ability to provide such financial products or services.

A successful regulatory challenge to an institution’s performance under the CRA, fair lending or consumer lending laws and regulations could result in a wide variety of sanctions, including damages and civil money penalties, injunctive relief, restrictions on mergers and acquisitions activity, restrictions on expansion, and restrictions on entering new business lines. Private parties may also challenge an institution’s performance under fair lending laws in private class action litigation. Such actions could have a material adverse effect on our business, financial condition and results of operations.

Increases in FDIC insurance premiums could adversely affect our earnings and results of operations.

The deposits of our Bank are insured by the FDIC up to legal limits and, accordingly, subject it to the payment of FDIC deposit insurance assessments as determined according to the calculation described in “Supervision and Regulation—Deposit Insurance.” To maintain a strong funding position and restore the reserve ratios of the DIF following the financial crisis, the FDIC increased deposit insurance assessment rates and charged special assessments to all FDIC-insured financial institutions. Further increases in assessment rates or special assessments may occur in the future, especially if there are significant additional financial institution failures. Any future special assessments, increases in assessment rates or required prepayments in FDIC insurance premiums could reduce our profitability or limit our ability to pursue certain business opportunities, which could have a material adverse effect on our business, financial condition and results of operations.

The Federal Reserve may require us  to commit capital resources to support the Bank at a time when our resources are limited, which may require us to borrow funds or raise capital on unfavorable terms.

The Federal Reserve requires a BHC to act as a source of financial and managerial strength to its subsidiary banks and to commit resources to support its subsidiary banks. Under the “source of strength” doctrine that was codified by the Dodd-Frank Act, the Federal Reserve may require a BHC to make capital injections into a troubled subsidiary bank at times when the BHC may not be inclined to do so and may charge the BHC with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. Accordingly, we could be required to provide financial assistance to the Bank if it experiences financial distress.

A capital injection may be required at a time when our resources are limited, and we may be required to borrow the funds or raise capital to make the required capital injection. Any loan by a BHC to its subsidiary bank is subordinate in right of repayment to payments to depositors and certain other creditors of such subsidiary bank. In the event of a BHC’s bankruptcy, the Bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the holding company’s general unsecured creditors, including the holders of any note obligations. Thus, any borrowing by a BHC for making a capital injection to a subsidiary bank often becomes more difficult and expensive relative to other corporate borrowings. Borrowing funds or raising capital on unfavorable terms for such a capital injection may have a material adverse effect on our business, financial condition and results of operations.

We are exposed to a various types of credit risk due to interconnectivity in the financial services industry and could be adversely affected by the insolvency of other financial institutions.

Financial services institutions are interrelated based on trading, clearing, counterparty or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks and other institutional clients. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. In addition, our credit risk may be exacerbated when our collateral cannot be foreclosed upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due. Any such losses could adversely affect our business, financial condition and results of operations.

Monetary policies and regulations of the Federal Reserve could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve. An important function of the Federal Reserve is to influence the U.S. money supply and credit conditions. Among the traditional methods that have been used to achieve this objective are open market operations in U.S. government securities, changes in the discount rate for bank borrowings, expanded access to funds for non-banks and changes in reserve requirements against bank deposits. More recently, the Federal Reserve has, as a response to the financial crisis, significantly increased the size of its balance sheet by buying securities and has paid interest on excess reserves held by banks at the Federal Reserve. Both the traditional and more recent methods are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, interest rates on loans and securities, and rates paid for deposits.

The monetary policies and regulations of the Federal Reserve have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The monetary policies of the Federal Reserve are influenced by various factors, including inflation, unemployment, and short-term and long-term changes in the international trade balance and in the fiscal policies of the U.S. government. Following a prolonged period in which the federal funds rate was stable or decreasing, the Federal Reserve has begun to increase this benchmark rate. In addition, the Federal Reserve Board has stated its intention to end its quantitative easing program and has begun to reduce the size of its balance sheet by selling securities. Future monetary policies, including whether the Federal Reserve will continue to increase the federal funds rate and whether or at what pace it will continue to reduce the size of its balance sheet, cannot be predicted, and although we cannot determine the effects of such policies on us now, such policies could adversely affect our business, financial condition and results of operations.

Risks Related to an Investment in Our Common Stock

The market price of our common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.

The market price of our common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may affect the market price and trading volume of our common stock, including, without limitation, the risks discussed elsewhere in this “Risk Factors” section and:

•	actual or anticipated fluctuations in our operating results, financial condition or asset quality;

•	changes in general economic or business conditions;

•	changes in digital currency industry conditions;

•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve;

•

publication of research reports about us, our competitors or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

•	operating and stock price performance of companies that investors deem comparable to us;

•	additional or anticipated sales of our common stock or other securities by us or our existing shareholders;
•	additions or departures of key personnel;

•	perceptions in the marketplace regarding our competitors or us;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us;

•	other economic, competitive, governmental, regulatory or technological factors affecting our operations, pricing, products and services; and

•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core markets or the financial services industry.

The stock market and the market for financial institution stocks has experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

While our growth strategy is focused on the digital currency industry, investors should not expect that the value of our common stock to be correlated with the value of digital currencies. Investing in our common stock is not a proxy for gaining exposure to digital currencies.

While our growth strategy is focused on the digital currency industry and the majority of the Bank’s deposits are from digital currency-related activities, investors should not expect that investing in our common stock is a proxy for gaining exposure to digital currencies. The impact of fluctuations in prices and/or trading volume of digital currencies on our deposit balance from customers in the digital currency industry and, by extension, our profitability, is unpredictable, and the price of our common stock may not be correlated to the prices of digital currencies.

Though not a proxy for gaining exposure to digital currencies, market participants may view our common stock as such, which could in turn attract investors seeking to buy or sell short our common stock in order to gain such exposure, therefore increasing the price volatility of our common stock. There may also be a heightened level of speculation in our common stock as a result of our exposure to the digital currency industry. For more information regarding the volatility of digital currencies, see “—Risks Related to Our Digital Currency Initiative—The prices of digital currencies are extremely volatile. Fluctuations in the price of various digital currencies may cause uncertainty in the market and could negatively impact trading volumes of digital currencies and therefore the extent to which participants in the digital currency industry demand our services and solutions, which would adversely affect our business, financial condition and results of operations.”

Risks Related to this Offering and Ownership of Shares of Our The Class B Common Stock

Closing of the offering and escrow of offering proceeds subject to finalizing acquisition agreement with an One-four branch bank or finalizing a JV with such.

Until we finalize an acquisition agreement with a Bank, Fintec or Diigital Currency transaction processing business; or until we finalize our Joint Venture (JV) agreement with one or more identified One-four branch banks and commence our planned Bank, Fintec or Digital Currency  operations, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement with a Bank, Fintec or Diigital Currency transaction processing business; or until we finalize our JV agreement with one or more identified One-four branch banks and commence our planned Bank, Fintec or Digital Currency  operations, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

The Class B Common Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Class B Common Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Class B Common Stock  to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of stock we may issue that ranks senior to the Class B Common Stock . Also, the Class B Common Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Class B Common Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Class B Common Stock  then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Class B Common Stock. At September 30, 2020, we had total liabilities of $1,088,382.

Future offerings of debt or senior equity securities may adversely affect the market price of the Class B Common Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Class B Common Stock and may result in dilution to owners of the Class B Common Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Class B Common Stock  will bear the risk of our future offerings, which may reduce the market price of the Class B Common Stock  and will dilute the value of their holdings in us.

There is no existing market for our The Class B Common Stock  and a trading market that will provide you with adequate liquidity may not develop for our The Class B Common Stock .

The Class B Common Stock is a new issue of securities and currently no market exists for the Class B Common Stock. We intend to apply to have our The Class B Common Stock become listed on the NASDAQ Capital Market and, at the same time, apply for NASDAQ Listing for our Common Stock, which is currently subject to quotation of the OTC Markets under the symbol “GMPW.” However, a trading market for the Class B Common Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Class B Common Stock  that may develop, assuming that we qualify for our planned NASDAQ Listing for our Common Stock and The Class B Common Stock, of which there can be no assurance, will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Class B Common Stock , the market for similar securities and the interest of securities dealers in making a market in the Class B Common Stock . We cannot predict the extent to which investor interest in our company will lead to the development of a trading market in our The Class B Common Stock, or how liquid that market might be. If an active market does not develop, you may have difficulty selling your shares of our The Class B Common Stock. The price of our The Class B Common Stock was determined by the negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following the completion of this offering.

We may issue additional shares of The Class B Common Stock and additional series of preferred stock that rank on parity with the Class B Common Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of The Class B Common Stock and additional series of preferred stock that would rank equally to or above the Class B Common Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our articles of incorporation and the articles of amendment relating to the Class B Common Stock without any vote of the holders of the Class B Common Stock. The issuance of additional shares of The Class B Common Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Class B Common Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Class B Common Stock issued in this offering if we do not have sufficient funds to pay dividends on all The Class B Common Stock outstanding and other classes or series of stock with equal priority with respect to dividends.

If our common stock is delisted, your ability to transfer or sell your shares of the Class B Common Stock may be limited and the market value of the Class B Common Stock will likely be materially adversely affected.

The Class B Common Stock does not contain provisions that are intended to protect you  if our common stock ceased to be subject to quotation on the OTC Market. Since the Class B Common Stock  has no stated maturity date, you may be forced to hold your shares of the Class B Common Stock  and receive stated dividends on the Class B Common Stock  when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. Also, if our common stock ceased to be subject to quotation on the OTC Market, it is likely that the Class B Common Stock will also ceased to be subject to quotation on the OTC Market. Accordingly, if our common stock ceased to be subject to quotation on the OTC Market, your ability to transfer or sell your shares of the Class B Common Stock  may be limited and the market value of the Class B Common Stock  will likely be materially adversely affected.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use a portion of the net proceeds of this offering to fund acquisitions and initiatives to drive additional growth. We will use the balance for working capital and general corporate purposes, which may include, developing new products and funding capital expenditures and investments. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

The Class B Common Stock  is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

The Class B Common Stock is not convertible into the common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our The Class B Common Stock. The market value of the Class B Common Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Class B Common Stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be adversely effected and the price of the Class B Common Stock could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

If we fail to maintain effective internal controls over financial reporting, the price of our Class B Common Stock  may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class B Common Stock  less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our IPO (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, will therefore be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Class B Common Stock less attractive because we rely on some of the exemptions available to us under the JOBS Act. If some investors find our Class B Common Stock less attractive as a result, there may be a less active trading market for our Class B Common Stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

 RISKS RELATED TO OUR INDUSTRY

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

On September 15, 2020, the Company spun-off its specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company. Going forward, the Company intends to acquire: (1) a cloud-based machine learning and artificial intelligence (AI) enabled lending platform; (2) a one-four branch Bank that serves majority black neighborhoods; and (3) Blockchain-Powered Payment and Financial Transactions Processing and Digital Currency  platform that connects consumers, banks, and institutional investors.  The Company has not been in the business services and finance industry before.  Thus, in the Bank, Fintec or Digital Currency, the Company is an early stage company.  You must consider the risks and difficulties we face as an early stage company with limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed.  We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects.  We intend to derive our revenues from lending fees, interest income and digital currency transactions fees.  However, there is no assurance that we could achieve this goal because we are new to this industry.

RISKS RELATED TO OUR BUSINESS

Our business, operating results, cash flows and financial condition are subject to various risks and uncertainties, including, without limitation, those set forth below, any one of which could cause our actual operating results to vary materially from recent results or from our anticipated future results.

We have a limited operating history, and may not be able to operate our business successfully or generate sufficient cash flow to sustain distributions to our stockholders.

We have a limited operating history. We currently own three investment properties. We are subject to many of the business risks and uncertainties associated with any new business enterprise. We cannot assure you that we will be able to operate our business successfully or profitably or find additional suitable investments. Our ability to provide attractive risk-adjusted returns to our stockholders over the long term is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you we will do either. There can be no assurance that we will be able to continue to generate sufficient revenue from operations to pay our operating expenses and make distributions to stockholders. The results of our operations and the execution on our business plan depend on several factors, including the availability of additional opportunities for investment, the performance of our existing properties and tenants, the availability of adequate equity and debt financing, the federal and state regulatory environment relating to the medical-use cannabis industry, conditions in the financial markets and economic conditions.

Risks Related to Our Real Estate Investments and Operations

Our current real estate portfolio consists of three investment properties and will likely continue to be concentrated in a limited number of properties in the future, which subjects us to an increased risk of significant loss if any property declines in value or if we are unable to lease a property.

As at December 31, 2019, we owned three real estate investment properties. We have no tenant nor rental revenues for the year ended December 31, 2019.  As at September 30, 2020 we still owned two real estate investment properties. Lease payment defaults by any of our future tenants or a significant decline in the value of any single property would materially adversely affect our business, financial position and results of operations, including our ability to make distributions to our stockholders. A lack of diversification may also increases the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our properties. Any adverse change in the financial condition of any of our future tenants would subject us to a significant risk of loss.

In addition, failure by any our future tenants to comply with the terms of its lease agreement with us could require us to find another lessee for the applicable property. We may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing that property. Furthermore, we cannot assure you that we will be able to re-lease that property for the rent we currently receive, or at all, or that a lease termination would not result in our having to sell the property at a loss. The result of any of the foregoing risks could materially and adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

General real estate investment risks may adversely affect property income and values.

Real estate investments are subject to a variety of risks. If the multifamily properties and other real estate investments do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, cash flow and the ability to make distributions to GMPW's stockholders will be adversely affected. Income from the multifamily properties may be further adversely affected by, among other things, the following factors:

•

changes in the general or local economic climate, including layoffs, plant closings, industry slowdowns, relocations of significant local employers and other events negatively impacting local employment rates and wages and the local economy;

•	local economic conditions in which the multifamily properties are located, such as oversupply of housing or a reduction in demand for rental housing;
•

the attractiveness and desirability of our multifamily properties to tenants, including, without limitation, our technology offerings and our ability to identify and cost effectively implement new, relevant technologies, and to keep up with constantly changing consumer demand for the latest innovations;

•

inflationary environments in which the costs to operate and maintain multifamily properties increase at a rate greater than our ability to increase rents, or deflationary environments where we may be exposed to declining rents more quickly under our short-term leases;

•	competition from other available housing alternatives;
•	changes in rent control or stabilization laws or other laws regulating housing;
•	the Company’s ability to provide for adequate maintenance and insurance;
•	declines in the financial condition of our tenants, which may make it more difficult for us to collect rents from some tenants;
•	tenants' perceptions of the safety, convenience and attractiveness of our multifamily properties and the neighborhoods where they are located; and
•	changes in interest rates and availability of financing.

As leases at the multifamily properties expire, tenants may enter into new leases on terms that are less favorable to the Company. Income and real estate values also may be adversely affected by such factors as applicable laws, including, without limitation, the Americans with Disabilities Act of 1990 (the "Disabilities Act"), Fair Housing Amendment Act of 1988 (the "FHAA"), permanent and temporary rent control laws, rent stabilization laws, other laws regulating housing that may prevent the Company from raising rents to offset increased operating expenses, and tax laws.

Short-term leases expose us to the effects of declining market rents, and the Company may be unable to renew leases or relet units as leases expire.

Substantially all of our apartment leases are for a term of one year or less. If the Company is unable to promptly renew the leases or relet the units, or if the rental rates upon renewal or reletting are significantly lower than expected rates, then the Company’s results of operations and financial condition will be adversely affected. With these short term leases, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms.

National and regional economic environments can negatively impact the Company’s liquidity and operating results.

The Company's forecast for the national economy assumes growth of the gross domestic product of the national economy and the economies of the west coast states. In the event of a recession, the Company could incur reductions in rental rates, occupancy levels, property valuations and increases in operating costs such as advertising and turnover expenses. A recession may affect consumer confidence and spending and negatively impact the volume and pricing of real estate transactions, which could negatively affect the Company’s liquidity and its ability to vary its portfolio promptly in response to changes to the economy. Furthermore, if residents do not experience increases in their income, they may be unable or unwilling to pay rent increases, and delinquencies in rent payments and rent defaults may increase.

Rent control, or other changes in applicable laws, or noncompliance with applicable laws, could adversely affect the Company's operations or expose us to liability.

The Company must own, operate, manage, acquire, develop and redevelop its properties in compliance with numerous federal, state and local laws and regulations, some of which may conflict with one another or be subject to limited judicial or regulatory interpretations. These laws and regulations may include zoning laws, building codes, rent control or stabilization laws, federal, state and local tax laws, landlord tenant laws, environmental laws, employment laws, immigration laws and other laws regulating housing or that are generally applicable to the Company's business and operations. Noncompliance with laws could expose the Company to liability. If the Company does not comply with any or all of these requirements, it may have to pay fines to government authorities or damage awards to private litigants, and/or may have to decrease rents in order to comply with such requirements. The Company does not know whether these requirements will change or whether new requirements will be imposed. Changes in, or noncompliance with, these regulatory requirements could require the Company to make significant unanticipated expenditures, which could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

In addition, rent control or rent stabilization laws and other regulatory restrictions may limit our ability to increase rents and pass through new or increased operating costs to our tenants. There has been a recent increase in municipalities, including those in which we own properties, considering or being urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions which could limit our ability to raise rents based solely on market conditions. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating multifamily housing, as well as any lawsuits against the Company arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating expenses and could reduce the value of our multifamily properties or make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with our investment in these multifamily properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from the community. Furthermore, such regulations may negatively impact our ability to attract higher-paying tenants to such multifamily properties.

Acquisitions of multifamily properties involve various risks and uncertainties and may fail to meet expectations.

The Company intends to continue to acquire apartment multifamily properties. However, there are risks that acquisitions will fail to meet the Company’s expectations. The Company’s estimates of future income, expenses and the costs of improvements or redevelopment that are necessary to allow the Company to market an acquired apartment community as originally intended may prove to be inaccurate. In addition, following an acquisition, the value and operational performance of an apartment community may be diminished if obsolescence or neighborhood changes occur before we are able to redevelop or sell the community. Also, in connection with such acquisitions, we may assume unknown liabilities, which could ultimately lead to material costs for us that we did not expect to incur. The Company expects to finance future acquisitions, in whole or in part, under various forms of secured or unsecured financing or through the issuance of partnership units by the Operating Partnership or related partnerships or joint ventures or additional equity by the Company. The use of equity financing, rather than debt, for future developments or acquisitions could dilute the interest of the Company’s existing stockholders. If the Company finances new acquisitions under existing lines of credit, there is a risk that, unless the Company obtains substitute financing, the Company may not be able to undertake additional borrowing for further acquisitions or developments or such borrowing may be not available on advantageous terms.

Development and redevelopment activities may be delayed, not completed, and/or not achieve expected results.

The Company pursues development and redevelopment projects and these projects generally require various governmental and other approvals, which have no assurance of being received and/or the timing of which may be delayed from the Company’s expectations. The Company defines development projects as new multifamily properties that are being constructed or are newly constructed and are in a phase of lease-up and have not yet reached stabilized operations, and redevelopment projects as existing properties owned or recently acquired that have been targeted for additional investment by the Company with the expectation of increased financial returns through property improvement.

The Company’s development and redevelopment activities generally entail certain risks, including, among others:

•	funds may be expended and management's time devoted to projects that may not be completed on time or at all;

•	construction costs of a project may exceed original estimates possibly making the project economically unfeasible;
•	projects may be delayed due to, without limitation, adverse weather conditions, labor or material shortage, or environmental remediation;

•	occupancy rates and rents at a completed project may be less than anticipated;

•

expenses at completed development or redevelopment projects may be higher than anticipated, including, without limitation, due to costs of environmental remediation or increased costs for labor, materials and leasing;

•

we may be unable to obtain, or experience a delay in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or delay or abandonment of opportunities;

•	we may be unable to obtain financing with favorable terms, or at all, for the proposed development or redevelopment of a community, which may cause us to delay or abandon an opportunity; and

•

we may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on the site prior to tenant terminations and demolition (such as commercial space) or in connection with providing services to third parties (such as the construction of shared infrastructure or other improvements.)

These risks may reduce the funds available for distribution to our stockholders. Further, the development and redevelopment of multifamily properties is also subject to the general risks associated with real estate investments. For further information regarding these risks, please see the risk factor above titled "General real estate investment risks may adversely affect property income and values."

Our apartment multifamily properties may be subject to unknown or contingent liabilities which could cause us to incur substantial costs.

The properties that the Company owns or may acquire are or may be subject to unknown or contingent liabilities for which the Company may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under the transaction agreements related to the sales of the properties may not survive the closing of the transactions. While the Company will seek to require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with apartment multifamily properties may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our business, financial condition and results of operations.

The geographic concentration of the Company’s multifamily properties and fluctuations in local markets may adversely impact the Company’s financial condition and operating results.

The geographic concentration of our properties could present risks if local property market performance falls below expectations. In general, factors that may adversely affect local market and economic conditions include, among others, the following:

•	the economic climate, which may be adversely impacted by a reduction in jobs or income levels, industry slowdowns, changing demographics and other factors;

•	local conditions, such as oversupply of, or reduced demand for, apartment homes;

•	declines in household formation or employment or lack of employment growth;

•

rent control or stabilization laws, or other laws regulating rental housing, which could prevent the Company from raising rents to offset increases in operating costs, or the inability or unwillingness of tenants to pay rent increases;

•	competition from other available apartments and other housing alternatives and changes in market rental rates;

•	economic conditions that could cause an increase in our operating expenses, including increases in property taxes, utilities and routine maintenance; and

•	regional specific acts of nature (e.g., earthquakes, fires, floods, etc.).

Because the Company’s multifamily properties would be primarily located in Southern California, Northern California, Clark County, Nevada, and Baltimore, Maryland and other metropolitan area, the Company is exposed to greater economic concentration risks than if it owned a more geographically diverse portfolio. The Company is susceptible to adverse developments in California, Nevada, Maryland  and Urban/metropolitan economic and regulatory environments, such as increases in real estate and other taxes, and increased costs of complying with governmental regulations. In addition, the State of California is generally regarded as more litigious and more highly regulated and taxed than many states, which may reduce demand for the Company’s properties. Any adverse developments in the economy or real estate markets in California, Nevada, Maryland  and Urban/metropolitan, or any decrease in demand for the Company’s multifamily properties resulting from the California, Nevada, Maryland  and Urban/metropolitan regulatory or business environments, could have an adverse effect on the Company’s business and results of operations.

Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel. It is anticipated that our executive officers will enter into employment agreements. However, while it is customary to use employment agreements as a method of retaining the services of key personnel, these agreements do not guarantee us the continued services of such employees. In addition, we have not entered into employment agreements with most of our key personnel. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on projects and could have an adverse impact on our client and industry relationships, our business, operating results or financial condition.

We rely on highly skilled and qualified personnel, and if we are unable to continue to attract and retain such qualified personnel it will adversely affect our businesses.

Our success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel. We expect competition for personnel with the specialized creative and technical skills needed to provide our services will continue to intensify. We often hire individuals on a project-by-project basis, and individuals who work on one or more projects for us may not be available to work on future projects. If we have difficulty identifying, attracting, hiring, training and retaining such qualified personnel, or incur significant costs in order to do so, our business and financial results could be negatively impacted.

If we are unable to effectively manage organizational productivity and global supply chain efficiency and flexibility, then our business could be adversely affected.

We need to continually evaluate our organizational productivity and supply chains and assess opportunities to reduce costs. We must also enhance quality, speed and flexibility to meet changing and uncertain market conditions. Our success also depends in part on refining our cost structure and supply chains so that we have flexibility and are able to respond to market pressures to protect profitability and cash flow or ramp up quickly and effectively to meet demand. Failure to achieve the desired level of quality, capacity or cost reductions could adversely affect our financial results. Despite our efforts to control costs and increase efficiency in our facilities, increased competition could still cause us to realize lower operating margins and profitability.

Our operating results may fluctuate significantly, which may cause the market price of our common stock to decrease significantly.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. As a result of these fluctuations, financial planning and forecasting may be more difficult and comparisons of our operating results on a period-to-period basis may not necessarily be meaningful. Accordingly, you should not rely on our annual and quarterly results of operations as any indication of future performance. Each of the risk factors described in this “Risks Related to Our Business” section, and the following factors, may affect our operating results:

●	our ability to continue to attract clients for our services and products;
●	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;
●	our focus on long-term goals over short-term results;
●	the results of our investments in high risk products;
●	general economic conditions and those economic conditions specific to our industries;
●	changes in business cycles that affect the markets in which we sell our products and services; and
●	geopolitical events such as war, threat of war or terrorist actions.

In response to these fluctuations, the value of our common stock could decrease significantly in spite of our operating performance. In addition, our business, and the alcoholic beverage business, has historically been cyclical and seasonal in nature, reflecting overall economic conditions as well as client budgeting and buying patterns.  The cyclicality and seasonality in our business could become more pronounced and may cause our operating results to fluctuate more widely.

We have a history of losses, have generated limited revenue to date, and may continue to suffer losses in the future.

We have a history of losses and have generated limited revenue to date. We expect to continue to incur losses for the foreseeable future. If we cannot become profitable, our financial condition will deteriorate, and we may be unable to achieve our business objectives, including without limitation, having to cease operations due to a lack of capital.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available may require us to delay, scale back or cease our marketing or product development activities and operations.

We will require substantial additional capital in order to continue the marketing of our existing products and complete the development of our contemplated products. Raising funds in the current economic climate may be difficult and additional funding may not be available on acceptable terms, or at all.

The amount and timing of our future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

●	the number and characteristics of investments or products that we pursue;

●	our potential need to expand operations, including the hiring of additional employees;

●	the costs of licensing, acquiring or investing in complimentary businesses, products and technologies;

●	the effect of any competing technological or market developments;

●	the need to implement additional internal systems and infrastructure, including financial and reporting systems; and

●	the economic and other terms, timing of and success of our co-branding, licensing, collaboration or marketing relationships into which we have entered or may enter in the future.

Some of these factors are outside of our control. We will require an additional capital infusion in order to get back to as an operating technology-focused company that design, manufacture, install and sell Bank, Fintec or Digital Currency , Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or marketing of one or more of our products or product candidates or curtail our operations, which will have a Material Adverse Effect on our business, operating results and prospects.

We may sell additional equity or debt securities or enter into other arrangements to fund our operations, which may result in dilution to our stockholders and impose restrictions or limitations on our business.

We may seek additional funding through a combination of equity offerings, debt-financings, or other third party funding or other collaborations, strategic alliances or licensing arrangements. These financing activities may have an adverse impact on our stockholders’ rights as well as our operations. For instance, any debt financing may impose restrictive covenants on our operations or otherwise adversely affect the holdings or the rights of our stockholders. In addition, if we seek funds through arrangements with partners, these arrangements may require us to relinquish rights to some of our technologies, products or product candidates or otherwise agree to terms unfavorable to us.

Acquisitions we pursue in our industry and related industries could result in operating difficulties, dilution to our stockholders and other consequences harmful to our business.

As part of our growth strategy, we may selectively pursue strategic acquisitions in our industry and related industries. We may not be able to consummate such acquisitions, which could adversely impact our growth. If we do consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

●	increased expenses due to transaction and integration costs;

●	potential liabilities of the acquired businesses;

●	potential adverse tax and accounting effects of the acquisitions;

●	diversion of capital and other resources from our existing businesses;

●	diversion of our management’s attention during the acquisition process and any transition periods;

●	loss of key employees of the acquired businesses following the acquisition; and

●	inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Foreign acquisitions also involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

Our evaluations of potential acquisitions may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from our future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.

Interruption or failure of our information technology systems could impair our ability to effectively and timely provide our services and products, which could damage our reputation and have an adverse impact on our operating results.

Our systems are vulnerable to damage or interruption from earthquakes, hurricanes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events. Our facilities are located in areas with a high risk of major earthquakes and are also subject to break-ins, sabotage and intentional acts of vandalism. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster or other unanticipated problems at our Santa Monica, California facility or manufacturing facility located in Orange County, California could result in lengthy interruptions in our projects and our ability to deliver services. An error or defect in the software, a failure in the hardware, a failure of our backup facilities could delay our delivery of products and services and could result in significantly increased production costs, hinder our ability to retain and attract clients and damage our brand if clients believe we are unreliable. Given our reliance on our industry relationships, it could also result in a decrease in our revenues and otherwise adversely affect our business and operating results.

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter. Some of the policies that we generally maintain include general liability, automobile and property insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. In addition, we do not know if we will be able to obtain and maintain coverage for the business in which we engage. No assurance can be given that an insurance carrier will not seek to cancel or deny coverage after a claim has occurred. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition and business results.

Our business is subject to the risks of earthquakes, fires, floods, power outages and other catastrophic events, and to interruption by manmade problems such as terrorism. A disruption at our production facility could adversely impact our results of operations, cash flows and financial condition.

All of our products are produced in one location, which is located in Southern California. A significant natural disaster, such as an earthquake, fire or a flood or a significant power outage could have a material adverse impact on our business, financial condition or operating results. If there were a catastrophic failure at our major production facility, our business would be adversely affected. The loss of a substantial amount of inventory – through fire, other natural or man-made disaster, contamination, or otherwise – could result in a significant reduction in supply of the affected product or products. Similarly, if we experienced a disruption in the supply of our products, our business could suffer. A consequence of any of these supply disruptions could be our inability to meet consumer demand for the affected products for a period of time. In addition, there can be no assurance that insurance proceeds would cover the replacement value of our products or other assets if they were to be lost. In addition, if a catastrophe such as an earthquake, fire, flood or power loss should affect one of the third parties on which we rely, our business prospects could be harmed. Moreover, acts of terrorism could cause disruptions in our business or the business of our third-party service providers, partners, customers or the economy as a whole.

Future tax law changes and/or interpretation of existing tax laws may adversely affect our effective income tax rate and the resolution of unrecognized tax benefits.

We are subject to income taxation in the U.S. It is possible that future income tax legislation may be enacted that could have a material impact on our income tax provision. We believe that our tax estimates are reasonable and appropriate, however, there are inherent uncertainties in these estimates. As a result, the ultimate outcome from any potential audit could be materially different from amounts reflected in our income tax provisions and accruals. Future settlements of income tax audits may have a material effect on earnings between the period of initial recognition of tax estimates in the financial statements and the timing of ultimate tax audit settlement.

Potential liabilities and costs from litigation and other legal proceedings could adversely affect our business.

From time to time we may be subject to various lawsuits, claims, disputes and investigations in the normal conduct of our operations. These include, but are not limited to, commercial disputes, including purported class actions, employment claims, actions by tax and customs authorities, and environmental matters. Some of these legal proceedings may include claims for substantial or unspecified damages. It is possible that some of the actions could be decided unfavorably and could adversely affect our results of operations, cash flows or financial condition. In addition, because litigation and other legal proceedings can be costly to defend, even actions that are ultimately decided in our favor could have a negative impact on our results of operations and cash flows. If Tara Spencer enforces the Labor Commission judgment against the Company for the amount owed, this may result in a material adverse effect on our financial condition.

Historical financial statements may not be reflective of our future results of operations, cash flows, and financial condition.

Although we believe that you have been provided access to all material information necessary to make an informed assessment of our assets and liabilities, financial position, profits and losses and prospects, historical financial statements do not represent what our results of operations, cash flows, or financial position will be in the future.

We must expend time and resources addressing potential cybersecurity risk, and any breach of our information security safeguards could have a material adverse effect on the Company.

The threat of cyber attacks requires additional time and money to be expended in efforts to prevent any breaches of our information security protocols. However, we can provide no assurances that we can prevent all such attempts from being successful, which could result in expenses to address and remediate such breaches as well as potentially losing the confidence of our customers who depend upon our services to prevent and mitigate such attacks on their respective business. Should a material breach of our information security systems occur, it would likely have a material adverse impact on our business operations, our customer relations, and our current and future sales prospects, resulting in a significant loss of revenue.

Risks Related to Our Common Stock

There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is currently subject to quotation on the OTC Pink Market operated by the OTC Market’s Group, Inc. under the symbol “GMPW”. While we plan in connection with the Closing of the Offering of our Class B Common Stock  to apply for listing of such Class B Common Stock  on the NASDAQ Capital Market and at the same time apply to the NASDAQ Capital Market for listing our Common Stock, we may not be able to satisfy the listing requirements for our Common Stock to be listed on the NASDAQ Capital Market which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed. Reference is made to the disclosure under “The Offering” and specifically to the subcaption “NASDAQ Capital Markets Listing Requirements,” above.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your conversion price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline, precipitously or otherwise, in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding (shares of common stock as of the date of this Report); or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Our common stock may experience volatility in trading or loss in value as a result of the effects of the coronavirus on the US and global economies.

Uncertainties surrounding the effects of the coronavirus on the US and global economies has resulted in an increase in volatility and violent drops in the value of publicly traded securities. While the price of our common stock has not experienced such volatility or loss in value, we can offer no assurances that the long-term effects on the overall US economy will not negatively affect us in the future.

Fluctuations in our quarterly revenues may cause the price of our common stock to decline.

Our operating results have varied significantly from quarter to quarter in the past, and we expect our operating results to vary from quarter to quarter in the future due to a variety of factors, many of which are outside of our control. Therefore, if revenues are below our expectations, this shortfall is likely to adversely and disproportionately affect our operating results. Accordingly, we may not attain positive operating margins in future quarters. Any of these factors could cause our operating results to be below the expectations of securities analysts and investors, which likely would negatively affect the price of our common stock.

Our management and larger stockholders currently exercise significant control over our Company and will continue to have influence over our Company after the offering has concluded, and such influence may be in conflict to your interests.

As of September 30, 2020, our executive officers and directors beneficially own approximately 57.32% of our voting power. As a result, these stockholders have been able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, including the details of this offering.

We do not intend to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

In recent years, there have been several changes in laws, rules, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and various other new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. The Dodd-Frank Act, enacted in July 2010, expands federal regulation of corporate governance matters and imposes requirements on publicly-held companies, including us, to, among other things, provide stockholders with a periodic advisory vote on executive compensation and also adds compensation committee reforms and enhanced pay-for-performance disclosures. While some provisions of the Dodd-Frank Act were effective upon enactment, others will be implemented upon the SEC’s adoption of related rules and regulations. The scope and timing of the adoption of such rules and regulations is uncertain and accordingly, the cost of compliance with the Dodd-Frank Act is also uncertain.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal control over financial reporting and disclosure of controls and procedures.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

Risks Related to Our Bank, Fintec or Digital Currency  Business Acquisition Strategy

We are dependent upon our ability to successfully complete acquisitions of One-four branch bank or successful execution of a Joint Venture agreement with an One-four branch bank to grow our business.

We intend to re-launch our technology focused business model through acquisitions and Joint Ventures (JV) with willing businesses that source, design, develop, manufacture, install and distribute Bank, Fintec or Digital Currency , Power Control, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies.

We also intend to pursue and consummate one or more acquisitions using part of the Offering Proceeds from the sale of our Class B Common Stock as well as other funding sources, which have not yet been determined, if any, to fund any cash portion of the consideration we will pay in connection with those acquisitions. However, such acquisitions may also be subject to conditions and other impediments to closing, including some that are beyond our control, and we may not be able to close any of them successfully, in a timely manner. In addition, our future acquisitions will be required to be closed within certain timeframes as negotiated between us and the acquisition target, and if we are unable to meet the closing deadlines for a given transaction, we may be required to forfeit payments we have made, if any, be forced to renegotiate the transaction on less advantageous terms and could fail to consummate the transaction at all.

Further, we may not be able to identify suitable acquisition candidates, and even if we were to do so, we may only be able to consummate them on less advantageous terms. In addition, some of the businesses we would acquire may incur significant losses from operations, which, in turn, could have a material and adverse impact on our business, results of operations and financial condition.

We may face unforeseen difficulties in the future in fully-integrating the operations of One-four branch bank to be acquired using the proceeds from this offering, or any other businesses we may acquire in the future. Acquisitions will be an important component of our growth strategy; however, we will need to integrate these acquired businesses successfully in order for our growth strategy to succeed and for us to become profitable. We expect that the management teams of the acquired businesses will adopt our policies, procedures and best practices, and cooperate with each other in scheduling events, booking talent and in other aspects of their operations. We may face difficulty with the integration of One-four branch bank to be acquired using the proceed from this offering, and any other business we may acquire, such as coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures, the diversion of management’s attention from other business concerns, the inherent risks in entering markets or lines of business in which we have either limited or no direct experience; and the potential loss of key employees, individual service providers, customers and strategic partners of acquired companies.

Further, we expect that future target companies may have material weaknesses in internal controls relating to the proper application of accrual based accounting under the accounting principles generally accepted in the United States of America (“GAAP”) prior to our acquiring them. The Public Company Accounting Oversight Board (the “PCAOB”) defines a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. We will be relying on the proper implementation of our policies and procedures to remedy any such material weaknesses and prevent any potential material misstatements in our financial reporting. Any such misstatement could adversely affect the trading price of our common stock, cause investors to lose confidence in our reported financial information, and subject us to civil and criminal fines and penalties. If our acquired companies fail to integrate in these important ways, or we fail to adequately understand the business operations of our acquired companies, our growth and financial results could suffer.

We may enter into acquisitions and take actions in connection with such transactions that could adversely affect our business and results of operations.

Our future growth rate depends in part on our selective acquisition of One-four branch bank or successful execution of a Joint Venture agreement with an One-four branch banks. We may be unable to identify suitable targets for acquisition or make further acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition would depend on a variety of factors and may include our ability to obtain financing on acceptable terms and requisite government approvals. In addition, any credit agreements or credit facilities that we may enter into in the future may restrict our ability to make certain acquisitions. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including:

●	using a significant portion of our available cash;
●	issuing equity securities, which would dilute current stockholders’ percentage ownership;
●	incurring substantial debt;
●	incurring or assuming contingent liabilities, known or unknown;
●	incurring amortization expenses related to intangibles; and
●	incurring large accounting write-offs or impairments.

We may also enter into joint ventures, which involve certain unique risks, including, among others, risks relating to the lack of full control of the joint venture, potential disagreements with our joint venture partners about how to manage the joint venture, conflicting interests of the joint venture, requirement to fund the joint venture and its business not being profitable.

In addition, we cannot be certain that the due diligence investigation that we conduct with respect to any investment or acquisition opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. For example, instances of fraud, accounting irregularities and other deceptive practices can be difficult to detect. Executive officers, directors and employees may be named as defendants in litigation involving a company we are acquiring or have acquired. Even if we conduct extensive due diligence on a particular investment or acquisition, we may fail to uncover all material issues relating to such investment, including regarding controls and procedures of a particular target or the full scope of its contractual arrangements. We rely on our due diligence to identify potential liabilities in the businesses we acquire, including such things as potential or actual lawsuits, contractual obligations or liabilities imposed by government regulation. However, our due diligence process may not uncover these liabilities, and where we identify a potential liability, we may incorrectly believe that we can consummate the acquisition without subjecting ourselves to that liability. Therefore, it is possible that we could be subject to litigation in respect of these acquired businesses. If our due diligence fails to identify issues specific to an investment or acquisition, we may obtain a lower return from that transaction than the investment would return or otherwise subject ourselves to unexpected liabilities. We may also be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our shares of common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Class B Common Stock in this offering will be $10,000,000, based on the public offering price of $10.00 per share, after deducting Placement Agent fees and other expenses of $1,000,000, assuming all of the shares of the Class B Common Stock are sold as a result of the efforts of the Placement Agents, and estimated Offering expenses. Until we finalize an acquisition agreement with a Bank, Fintec or Digital Currency transaction processing business; or until we finalize our Joint Venture (JV) agreement with one or more identified One-four branch banks and commence our planned Bank, Fintec or Digital Currency  operations, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement with a Bank, Fintec or Diigital Currency transaction processing business; or until we finalize our JV agreement with one or more identified One-four branch banks and commence our planned Bank, Fintec or Digital Currency  operations, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with the preparation and filing of this registration statement and prospectus.

We intend to use the net proceeds of this offering to re-launch and become a technology company that sources, designs, develops, manufactures, installs and sell Bank, Fintec or Digital Currency. We will use approximately 80% of the net proceeds of the Offering for financing acquisitions and will use the remaining 20% of the net proceeds for working capital and general corporate purposes to support the resultant product line growth. We will also use the proceeds to pay the legal, accounting and other fees associated with this offering of approximately $277,000. Although we may have to adjust the amounts we will be able to pay for these items and our working capital would be less if we sold less than the maximum amount offered, we do not believe our inability to raise any minimum amount in this offering will have a material impact on us.

Other than the items specified above, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our solution development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY

We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

CAPITALIZATION

Set forth below is our cash and capitalization as of September 30, 2020:

●	on an actual basis;
●

on a pro forma as adjusted basis, reflecting the issuance of 1,000,000 shares of the Class B Common

Stock  offered by this prospectus, at $10.00 per share, assuming net proceeds of approximately

$9,000,000, after deducting placement agent fees of $722,400 and estimated offering expenses of $277,600 payable by us. If we sold 67% or 33% of the maximum amount offered, our net proceeds would be approximately $6,050,100 or $2,979,900, respectively.

As of September 30, 2020 (unaudited)
		Pro Forma As Adjusted
	Actual	33% of Maximum	67% of Maximum	Maximum
Cash	$5,340	$3,305,340	$6,705,340	$9,005,340
Current liabilities	171,505	$171,505	$171,505	$171,505
Long-term debt, net of current portion	916,718	$916,718	$916,718	$916,718
Total liabilities	1,088,223	$1,088,223	$1,088,223	$1,088,223
Shareholders’ equity
Class B Common Stock , $0.001 par value, authorized 10,000,000 shares; Class B Common Stock issued and outstanding, 0 shares actual and 330,000, 670,000 and 1,000,000 pro forma as adjusted at 33%, 67% and 100% of maximum offering.	$0	$3,300	$6,700	$10,000
Preferred stock, $.001 par value, 1,000,000 shares authorized, 1 issued and outstanding as at December 31, 2019 and September 30, 2020 respectively.	3	3	3	3
Common Stock, $0.001 par value, 1,200,000,000 shares authorized, 27,724,687 issued and outstanding as at September 30, 2020.	1,975	$1,975	$1,975	$1,975
Additional paid-in capital	53,763	$3,350,463	$6,747,063	$10,043,763
Accumulated deficit	(132,114)	$(19,445,493)	$(19,445,493)	$(19,445,493)
Total shareholders’ equity (deficit)	$(76,373)	$3,355,741	$6,755,741	$10,055,741
Total liabilities and stockholders’ equity	$1,011,850	$4,443,964	$7,843,964	$11,143,964

DILUTION

Not applicable because there is zero shares of our Class B Common Stock issued and outstanding prior to this Offering.

SELLING SECURITY HOLDERS

We are registering, for offer and sale, shares of common stock held by 26 of our shareholders, which consist of the Selling Security Holders listed below. The Selling Security Holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

None of our selling shareholders is a broker-dealer or an affiliate of a broker dealer.

The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the Offering.

NOTE: As of the date of this prospectus, our officers and President and CEO, Frank Igwealor, own 10,000,000, which are subject to Rule 144 restrictions.  There are currently 160 shareholders of our common stock.

We base the percentages determined in these calculations upon the 27,724,687 of our common shares issued and outstanding as of the date of this prospectus. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o GiveMePower Corporation, 370 Amapola Ave., Suite 200-A, Torrance, CA 90501.  The following table shows the number of shares and percentage before and after this offering:

Name of Selling Stockholder and Position, Office or Material Relationship with Company	Common Shares Owned by Selling Before Offering	Percentage of Common Stock Before Offering	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering(1)	Percentage of Total Issued and Outstanding After Offering(1)
Poverty Solutions, Inc. (Ambrose Egbuonu)(2)	5,000,000	11.70%	5,000,000	0	0.00%

Total	5,000,000	11.70%	5,000,000	0	0.00%

1)       Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the Selling Shareholders prior to the termination of this offering. Because the Selling Shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

2)       Ambrose Egbuonu is the natural person with voting and dispositive power over the shares held by Poverty Solutions, Inc.

Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

The following financial statements are being filed as part of this Registration Statement:

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(a) Financial Statements for September 30, 2020

Page

Condensed Consolidated Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019 (audited)	2

Condensed Consolidated Statements of Operations for the Nine months ended September 30, 2020 and nine months ended September 30, 2020 and 2019 (unaudited)	3

Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the nine months ended September 30, 2020 and 2019 (unaudited)	4

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and 2019 (unaudited)	4

Notes to the condensed consolidated financial statements (unaudited)	5

(b) Financial Statements for December 31, 2019

GIVEMEPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
	As of	December 31,
	September 30, 2020	2019 (audited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,340	$500
Inventory Asset	22,961	45,396
Other Current Asset	152	-

Total Current Assets	28,453	45,896
Fixed Assets
Fixed assets, net	$13,249	$-
Real Estate Investments	970,148	-
TOTAL ASSETS	$1,011,850	$45,896
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	943	-
Accrued interest expenses	1,406	-
Marginal loan payable	5,524	4,317
Line of credit – related party, current portion	163,632	41,200
	$171,505	$45,517
Long-Term Liabilities:
Notes payable	$150,000	$-
Notes payable - related party	766,718	-
Total Long-Term Liabilities	916,718	-
Total Liabilities	$1,088,223	$45,517

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 par value,10,000,000 and 1,000,000 shares authorized, 1 issued and outstanding as at September 30, 2020 and December 31, 2019 respectively.	$3	$-

Common Stock, $0.001 par value, 1,200,000,000 and 49,000,000 shares authorized, 27,724,687 and 27,724,687 issued and outstanding as at September 30, 2020 and December 31, 2019 respectively	1,975	-
Additional paid in capital	53,763
Accumulated deficit	(132,114)	379

Total Stockholders’ Equity (Deficit)	$(76,373)	$379
Total Liabilities and Stockholders’ Equity (Deficit)	$1,011,850	$45,896
The accompanying notes are an integral part of these consolidated financial statements

GIVEMEPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
Nine Months Ended September 30				Three Months Ended September 30
2020			2019	2020	2019

Net gain from sales of investments under trading securities	$261,400		$-	$29,250		$-
Cost of sales – trading securities	182,206		-	10,063		-
Net gain from trading securities	79,194		-	19,187		-
Sales - Investment property	1,205,000
Cost of Investment Properties Sold	1,179,827		-	-		-
Net gain from sales of investment properties	25,173		-	-		-

OPERATING EXPENSES
General and administrative	128,083			22,271

Total Operating Expenses	128,083			22,271
LOSS FROM OPERATIONS	(23,716)			(3,084)

OTHER INCOME
Interest expense, net	(1,590)		-	(1,549)

Unrealized gain (loss)	(107,187)		-	(39,359)
Total other expenses, net	(108,777)		-	(40,908)
INCOME (LOSS) BEFORE TAXES	(132,493)			(43,992)
INCOME TAX PROVISION	-			-
NET INCOME (LOSS)	$(132,493)	$		$(43,992)	$

Earnings (loss) per Share: Basic and Diluted	$(0.005)	$		$(0.002)	$

Weighted Average Common Shares Outstanding: Basic and Diluted	27,724,687	27,724,687		27,724,687	27,724,687

The accompanying notes are an integral part of these condensed consolidated financial statements

GIVEMEPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(unaudited)

	Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Equity
Balance as of July 1, 2020	1	$ -	27,724,687	$ -	$ -	$ (88,122)	$ (88,122)
Issuances of preferred stock	1,000,000	3	-	-	-	-	3
Issuances of common stock				1,975	-	-	1,975
Acquisition of business	-	-	-	-	53,763	-	53,763
Net loss						(43,992)	(43,992)
Balances - September 30, 2020	1,000,001	$ 3	27,724,684	$1,975	$ 53,763	$ (132,114)	$ (76,373)
	Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Equity
Balances - July 1, 2019	-	$ -	-	$ -	$ -	$ -	$ -
Issuances of preferred stock	1	-	-
Issuances of common stock		-	27,724,684	-	-	-	-

Balances - September 31, 2019		$ -	27,724,684	$ -	$ -	$ -	$ -
	Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Equity
Balance as of January 1, 2020	1	$ -	27,724,684	$ -	$ -	$ 379	$ 379
Issuances of preferred stock	1,000,000	3	-	-	-	-	3
Issuances of common stock				1,975	-	-	1,975
Acquisition of business	-	-	-	-	53,763	-	53,763
Net loss						(132,493)	(132,493)
Balances - September 30, 2020	1,000,001	$ 3	27,724,684	$1,975	$ 53,763	$ (132,114)	$ (76,373)
	Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Equity
Balances - January 1, 2019	-	$ -	-	$ -	$ -	$ -	$ -
Issuances of preferred stock	1	-	-
Issuances of common stock		-	27,724,684	-	-	-	-

Balances - September 31, 2019		$ -	27,724,684	$ -	$ -	$ -	$ -

The accompanying notes to unaudited condensed consolidated financial statements.

GIVEMEPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(unaudited)

Nine Months Ended September 30, 2020
Cash flows from operating activities:
Depreciation	$6,579
Cash from sales of trading securities	253,246
Fund disbursed	(15,662)
Accrued interest	1,394
Purchase of trading securities	(266,958)

Net cash used in operating activities	(21,401)

Cash flows from investing activities:
Acquisition of businesses	(24,152)
Payment for real estate investment	(970,148)
Purchase of fixed assets	(19,828)
Net cash used in investing activities	(1,014,128)

Cash flows from financing activities
Proceeds from issuance of notes payable	150,000
Proceeds from issuance of marginal loan payable	1,219
Proceeds from issuance of line of credit - short term - related party	122,432
Proceeds from issuance of line of credit - long term - related party	766,718
Net cash provided by financing activities	1,040,369

Net increase in cash	4,840
Cash at the beginning of the period	500
Cash at end of the period	$5,340
Supplemental disclosures of cash flow information Cash paid during the period for:
Interest paid	$115
Income taxes paid	$0

The accompanying notes are an integral part of these condensed consolidated financial statements

GIVEMEPOWER CORPORATION

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. NATURE OF OPERATIONS

GiveMePower Corporation is one of the few black-controlled public companies in America. The Company operates and manages a portfolio of financial services assets and operations to empower black persons in the United States through financial tools and resources. Givemepower is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  The Company’s financial services division has not started operations, but intends to conduct operations in the areas of private equity and business lending, investing in young black entrepreneurs and seeding their viable business plans and ideas. The Company’s real estate division invests in Opportunity Zones, Affordable Housing, and specialized real estate properties.

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001, to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009.

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above was accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

They manufacture and wholesale custom processed beef, pork, chicken, lamb, veal and seafood. In addition, they are redistributors of a wide variety of dry goods, frozen foods, disposables and janitorial products. Their sales, distribution and finance processes are very efficient and can be expanded to add new product lines, including fresh produce and dairy.

            As discussed in Note 12, on September 16, 2020, as part of its sales of unregistered securities to certain corporation related to its President and CEO, the Company, for $3 in cash and 1,000,000 shares of its preferred stock, acquired 100% interest in, and control of Community Economic Development Capital, LLC (“CED Capital”), a California Limited Liability Company, and 97% of the issued and outstanding shares of Cannabinoid Biosciences, Inc. (“CBDX”), a California corporation.  This transaction was accounted for under the Consolidation Method using the variable interest entity (VIE) model wherein the Company consolidates all investees operating results if the Company expects to assume more than 50% of another entity’s expected losses or gains.

The consolidated financial statements of the Company therefore include its wholly owned subsidiaries of Alpharidge Capital LLC. (“Alpharidge”), Community Economic Development Capital, LLC. (“CED Capital”), and Cannabinoid Biosciences, Inc. (“CBDX”), and subsidiaries, in which GiveMePower has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”), after elimination of intercompany transactions and accounts.

Current Business and Organization - Alpharidge

The Company, through its three wholly owned subsidiaries, Alpharidge Capital, LLC (“Alpharidge”), Malcom Wingate Cush Franklin LLC (“MWCF”), and Opportunity Zone Capital LLC (“OZC”), seeks to empower black persons in the United States through financial tools and resources as follows:

•         Alpharidge and OZC Real estate operations – Real estate operations would consist primarily of rental real estate, affordable housing projects, opportunity zones, other property development and associated HOA activities. OZC development operations would be primarily through a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities, and raw land for residential development; and

•         MWCF financial empowerment – MWCF would utilize operate the tools of financial education/training, mergers and acquisitions, private equity and business lending to invest and empower young black entrepreneurs, seeding their viable business plans and ideas and creating jobs in their communities. MWCF is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate in opportunity zones and other distressed neighborhood across America.

•         Cash Management, Opportunistic and Event-Driven Investments:    The Company keeps no more than 10% of its total assets in liquid cash or investments portfolio, which is actively managed by its directors and officers and invest primarily in equity investments on a long and short basis.  The Company’s cash management policy which requires that the Company actively invests its excess cash into stocks, bonds and other securities is intended to provide the company greater levels of liquidity and current income.  The Company uses proprietary trading models to capitalize on real-time market anomalies and generate ongoing income in the forms similar to hedge funds.  Where necessary, the Company uses seeded entities to pursue real-time market transactions in publicly traded securities including but not limited to stocks, bonds, options, futures, forex, warrants, and other instruments.

Current Business and Organization - CED Capital

Community Economic Development Capital, LLC. (“CED Capital”), a California limited liability company, is a specialty real estate holding company for specialized assets including, affordable housing, opportunity zones properties, hemp and cannabis farms, dispensaries facilities, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services.  CED Capital principal business objective is to maximize returns through a combination of (1) generating good profit while making substantial social impact, (2) sustainable long-term growth in cash flows from increased rents, and (3) potential long-term appreciation in the value of its properties from capital gains upon future sale.  The Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States. Additionally, its specialized industrial property strategy is to acquire and own a portfolio of specialized industrial properties, including multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities leased to tenants holding the requisite state licenses to operate in the regulated medical-use cannabis industry. This strategy includes the following components:



Owning Specialized Real Estate Properties and Assets for Income.  The Company intends to acquire multifamily housings, economic development real estates, hemp farms, CBD processing facilities and multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities leased licensed growers who will continue their cultivation operations after its acquisition of the property. The Company expects to hold acquired properties for investment and to generate stable and increasing rental income from leasing these properties to licensed growers.



Owning Specialized Real Estate Properties and Assets for Appreciation.  The Company intends to lease its acquired properties under long-term, triple-net leases. However, from time to time, the Company may elect to sell one or more properties if the Company believes it to be in the best interests of its stockholders. Accordingly, the Company will seek to acquire properties that it believes also have potential for long-term appreciation in value.

	Affordable Housing. Its motto is: “acquiring distressed/troubled properties, securing generous government subsidies, empowering low-income families, and generating above-market returns to investors.”


Preserving Financial Flexibility on the Company’s Balance Sheet. The Company intends to focus on maintaining a conservative capital structure, in order to provide us flexibility in financing its growth initiatives.

Current Business and Organization - CBDX

Cannabinoid Biosciences, Inc. (“CBDZ”), a California corporation was incorporated on May 6, 2014, to operate as a biotechnology and specialty pharmaceutical holding company that engages in the discovery, development, and commercialization of cures and novel therapeutics from cannabinoid, cannabidiol, endocannabinoids, phytocannabinoids, and synthetic cannabinoids product platform suitable for specific treatments in a broad range of disease areas. CBDZ engages in biopharmaceutical research and development operation with aim of identifying viable drug candidates to go into clinical trials and if successful, be submitted to the FDA for approval.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America. Inter-company balances and transactions have been eliminated upon consolidation.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of GiveMePower Corporation and all of its controlled subsidiary companies. All significant intercompany accounts and transactions have been eliminated. Investments in business entities in which the company does not have control, but it has the ability to exercise significant influence over operating and financial policies (generally 20% to 50% ownership) are accounted for using the equity method of accounting. Operating results of acquired businesses are included in the Consolidated Statements of Income from the date of acquisition. The company consolidates variable interest entities if it is deemed to be the primary beneficiary of the entity. Operating results for variable interest entities in which the company is determined to be the primary beneficiary are included in the Consolidated Statements of Income from the date such determination is made. For convenience and ease of reference, the company refers to the financial statement caption “Income before Income Taxes and Equity Income” as “pre-tax income” throughout the Notes to the Consolidated Financial Statements.

COVID-19 Risks, Impacts and Uncertainties

COVID-19 Risks, Impacts and Uncertainties — the company is subject to the risks arising from COVID-19's impacts on the residential real estate industry. The Company’s management believes that these impacts, which include but are not limited to the following, could have a significant negative effect on its future financial position, results of operations, and cash flows: (i) prohibitions or limitations on in-person activities associated with residential real estate transactions; (ii) lack of consumer desire for in-person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individuals' investment portfolios, and more stringent mortgage financing conditions. In addition, the company has considered the impacts and uncertainties of COVID-19 in its use of estimates in preparation of its consolidated financial statements. These estimates include, but are not limited to, likelihood of achieving performance conditions under performance-based equity awards, net realizable value of inventory, and the fair value of reporting units and goodwill for impairment.

In April 2020, following the government lockdown order, the company asked all employees to begin to work from their homes and the company also reduced the number of hours available to each of its employees by approximately by approximately 75%. These actions taken in response to the economic impact of COVID-19 on its business resulted in a reduction of productivity for the three and six months ended September 30, 2020. All cost related to these actions are included in general and administrative expenses, as these costs were determined to be direct and incremental.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Marketing Costs

Advertising and marketing costs are recorded as general and administrative expenses when they are incurred. The Company incurred $16,325 in advertising and marketing expenses for the nine months ended September 30, 2020.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from: (1) sales of investment properties, and (2) sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost. Net realized gains and losses from securities transactions are determined for federal income tax and financial reporting purposes on the first-in, first-out method and represent proceeds on disposition of investments less the cost basis of investments. Net investment properties primarily consist of revenues from purchasing properties from auctions and open market and selling after the Company improves the properties. The investment expenses that is deducted from sales consist of closing costs, commissions, developer's fees, escrow & title fee, property taxes, recording charges, and seller credit.

Investment – Trading Securities

All investment securities are classified as trading securities and are carried at fair value in accordance with ASC 320 Investments — Debt and Equity Securities. Investment transactions are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification method. Realized and unrealized gains or losses on investments are recorded in the statements of operations as realized and unrealized gains or losses as net revenue. All investment securities are held and transacted by the Company’s broker firm, TD Ameritrade. The Company did not hold more than 3% of equity of the shares of any public companies as investments as of September 30, 2020.

All investments that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean between the last “bid” and “ask” price for such security on such date. The Company does not have any investment securities for which market quotes are not readily available.

The Company’s trading securities are held by a third-party brokerage firm, TD Ameritrade, and composed of publicly traded companies with readily available fair value which are quoted prices in active markets.

Income Taxes

Under the asset and liability method prescribed within ASC 740, Income Taxes, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is recorded if necessary, to reduce net deferred tax assets to the amount more likely than not to be realized. Certain prior period deferred tax disclosures were reclassified to conform with current period presentation.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company’s practice is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in selling and administrative expense. As of September 30, 2020, the Company had no accrued interest or penalties.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts. It is possible that at times, the company’s cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. In such situation, the Company's management would assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures would be addressed and mitigated.

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, accounts payable and accrued liabilities, and line of credit. The estimated fair value of cash, accounts payable and accrued liabilities, due to or from affiliated companies, and notes payable approximates its carrying amount due to the short maturity of these instruments.

The table below describes the Company’s valuation of financial instruments using guidance from ASC 820-10:

Description	Level 1	Level 2	Level 3

Investments – trading securities – December 31, 2019	$45,396	$-	$-
Investments – trading securities – September 30, 2020	$22,961	-	-

Leases

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (ASC) 840, Accounting for Leases. Effective from January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months.

ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The Company does not have operating and financing leases as of September 30, 2020. The adoption of ASC 842 did not materially impact its results of operations, cash flows, or presentation thereof.

Recent Accounting Standards Updates

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases. This ASU requires the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases under previous guidance. In addition, among other changes to the accounting for leases, this ASU retains the distinction between finance leases and operating leases. The classification criteria for distinguishing between financing leases and operating leases are substantially like the classification criteria for distinguishing between capital leases and operating leases under previous guidance.

Recently Adopted Accounting Pronouncements

ASU 2016-02 — On October 1,  2019,  the  Company  adopted  Accounting  Standards  Update  ("ASU")  2016-  02, Leases, by applying the standard at the adoption date, recognizing a cumulative-effect adjustment to the opening balance of retained earnings. As a result, restated financial information and the additional disclosures required under the new standard will not be provided for the comparative periods presented. The new guidance requires quantitative and qualitative disclosures that provide information about the amounts related to leasing arrangements recorded in the condensed consolidated financial statements. The Company elected a package of practical expedients available under the new guidance, which allows an entity to not reassess prior conclusions related to existing contracts containing leases, lease classification and initial direct costs. In addition, the Company has elected to apply the short-term lease exception for lease arrangements with a maximum term of 12 months or less. Upon the adoption of the lease standard, the Company recognized a right-of-use ("ROU") asset and a lease liability on the Condensed Consolidated Balance Sheet related to non-cancelable operating leases.

Recently Issued Accounting Pronouncements

ASU 2019-12 — In December 2019, the Financial Accounting Standards Board  ("FASB")  issued  ASU 2019-  12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Accounting Standards Codification ("ASC") Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for the Company's fiscal year beginning October 1, 2021, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company does not expect this ASU to have a material impact on its condensed consolidated financial statements.

ASU 2016-13 — In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity's expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. Subsequent to issuing ASU 2016-13, the FASB has issued additional standards for the purpose of clarifying certain aspects of ASU 2016- 13, as well as providing codification improvements and targeted transition relief under the standard. The subsequently issued ASUs have the same effective date and transition requirements as ASU 2016-13. ASU 2016-13 will be effective for the Company's fiscal year beginning October 1, 2020, using a modified retrospective approach. Early adoption is permitted. The Company is currently assessing the impact this ASU will have on its condensed consolidated financial statements.

3.         INVESTMENT SECURITIES (TRADING)

The Company applied the fair value accounting treatment for trading securities per ASC 320, with unrealized gains and losses recorded in net income each period. Debt securities classified as trading should be measured at fair value in the currency in which the debt securities are denominated and remeasured into the investor’s functional currency using the spot exchange rate at the balance sheet date.

Investments in equity securities as of September 30, 2020 are summarized based on the following:

September 30, 2020	Cost	Changes in Fair Value	Fair Value

Stocks	$22,366	$(6,403)	$15,963
Options	20,955	(13,957)	6,998
Investments – Trading Securities	$43,321	$(20,360)	$22,961

Trading securities are treated using the fair value method, whereby the value of the securities on the company’s balance sheet is equivalent to their current market value. These securities will be recorded in the current assets section under the Investment Securities account and will be offset in the shareholder’s equity section under the unrealized proceeds from sale of short-term investments” account. The Short Term Investments account amount represents the current market value of the securities, and the “Unrealized Proceeds From Sale of Short Term Investments” account represents the cash proceeds that the company would receive if it were to sell the investments at the end of the specified accounting period.

Nine months ended September 30, 2020	Amount

Total beginning balance - fair market	$45,396
Total investment purchases - cost	217,251
Total investment sales - cost	(181,717)
Unrealized losses	(57,969)
Investment - Trading Securities	$22,961

4. REAL ESTATE INVESTMENTS

Current Holdings of Real Estate Investments:

As of September 30, 2020, the Company has two available-for-sale real estate properties with a carrying amount of $970,148:

	Purchase Cost	Leasehold improvement	Total cost at September 30, 2020

SFR – 11253 S New Hampshire, 90044	$321,498	$38,323	$359,821
SFR – 4904 S Wilton Place, 90062	498,984	111,343	610,327
Investments – Trading Securities	$820,482	$149,666	$970,148

Inventory costs include direct home acquisition costs and any capitalized improvements.  The following is the Real Estate Investments activities for the period under review:

 The Company purchased the 11253 S New Hampshire, Los Angeles, CA 90044 property in June of 2020 at a cost of $321,498.  The Company financed the purchase with borrowing from its controlling shareholder.  The Company’s goal for the property was to improve and resell to eligible homebuyers as part of its mission of promoting homeownership affordable housing.  As of September 30, 2020, the Company has expended $38,323 on improvement of the property.

The 4904 S Wilton Place, Los Angeles, CA 90062 property was bought in April, 2019 for $498,984.  Its goal for the property was to improve and resell to eligible homebuyers as part of its mission of promoting homeownership affordable housing.  As of September 30, 2020, the Company has expended $111,343 on improvement of the property.

5.         MARGINAL LOAN PAYABLE

The Company entered into a marginal loan agreement as part of its new trading account process in 2019 with TD Ameritrade, the Company’s brokerage to continue the purchase of securities and to fund the underfunded balance.  The marginal loan payable bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The balance of this account as of September 30, 2020 is $5,524.

6.         SBA LOAN PAYABLE

On July 3, 2020, the Company entered into SBA loan the amount of $150,000 with maturity date of July 2, 2050. The SBA loan bears interest at 3.75% per annum. Repayment starts on 12 months after closing.

Total interest expense was $1,406 and $0 for the three months ended September 30, 2020 and 2019, respectively, and $1,406 and $0 for the nine months ended September 30, 2020 and 2019, respectively.

7.         LINE OF CREDIT – RELATED PARTY

The Company considers its founders, managing directors, employees, significant shareholders, and the portfolio Companies to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Line of credit from related party consisted of the following:

	September 30, 2020	December 31, 2019
September 2019 (line of credit) - Line of credit with maturity date of February 28, 2021 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	$163,632	$41,200
May 20, 2020 (line of credit) Line of credit with maturity date of May 4, 2025 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	766,718	-
July 3, 2020 (30 year term loan) Term loan with maturity date of July 2, 2050 with 3.75% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	150,000	-
Total Line of credit - related party	930,350	41,200
Less: current portion	(163,632)	(41,200)
Total Line of credit - related party	$766,718	$-

Goldstein Franklin, Inc. - $190,000 line of credit

On February 28, 2020, the Company amended its line of credit agreement to increase it to the amount of $190,000 with maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $26,368 as of September 30, 2020.

Los Angeles Community Capital - $1,500,000 line of credit

On May 5, 2020, the Company amended its line of credit agreement to increase it to the amount of $1,500,000 with maturity date of May 4, 2025. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $733,282 as of September 30, 2020.

8.         NET TRADING REVENUE

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost.

Net trading revenue consisted of the following:

Nine Months Ended September 30, 2020	Total
Revenue from sales of securities	$261,400
Cost of securities	(182,206)
Net trading revenue	$79,194

9.         SALES – INVESTMENT PROPERTY

Sales and other disposition of properties from Real Estate Investments holdings:

Dispositions

Below is the schedule of the details of the Real Estate Investments sales transactions during the period:

10.       EARNINGS (LOSS) PER SHARE

A basic earnings per share is computed by dividing net income to common stockholders by the weighted average number of shares outstanding for the year. Dilutive earnings per share include the effect of any potentially dilutive debt or equity under the treasury stock method, if including such instruments is dilutive. The Company’s diluted earnings (loss) per share is the same as the basic earnings/loss per share for the period nine months ended September 30, 2020, as there are no potential shares outstanding that would have a dilutive effect.

Nine Months Ended September 30, 2020	Amount
Net loss	$(132,493)
Dividends	-
Stock option	-
Adjusted net loss attribution to stockholders	$(132,493)

Weighted-average shares of common stock outstanding
Basic and Diluted	27,724,684
Net changes in fair value at end of year
Basic and Diluted	$(0.005)

11.       INCOME TAXES

As of September 30, 2020, the Company had a net operating loss carry forward of $132,493, which may be available to reduce future years’ taxable income through 2040. The company uses the tax rate of 40% for its tax-assets estimates.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. Due to the change in ownership provisions of the Income Tax laws of the United States, 2020 net operating loss carry forwards of approximately $0 for federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur net operating income carry forwards may be limited as to use in future years. As the realization of required future taxable income is uncertain, the Company recorded a valuation allowance.

Nine Months Ended September 30, 2020	Amount
Deferred tax assets:
Net operating income	$52,997
Other temporary differences	-

Total deferred tax assets	52,997
Less- valuation allowance	(52,997)
Total deferred tax assets	$-

The Company did not have material income tax provision (benefit) because of net loss and valuation allowances against deferred income tax provision for the period nine months ended September 30, 2020.

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

Description	Rate
Statutory federal rate	21%
State income taxes net of federal income tax benefit and others	0%
Permanent differences for tax purposes and others	0%
Change in valuation allowance	-21%
Effective tax rate	-

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rate of 21%, primarily due to the change in the valuation allowance and state income tax benefit, offset by nondeductible expenses. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

12.       RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is February 15, 2020. The line of credit agreement was amended to the amount of $190,000 and maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. As of September 30, 2020, the Company had drawn $163,632 from the LOC.

•         Line of credit - On May 5, 2020, the Company entered into a line of credit agreement in the amount of $1,500,000 with Los Angeles Community Capital, which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is May 4, 2025. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $1,280,902 as of September 30, 2020.

•         In addition, during the nine months ended September 30, 2020, the Company pursuant to the terms of loan agreement, paid to an entity controlled by its CEO $95,750 respectively, as developer’s fees from the sales amount of the two real estate investment properties sold.  Although the $95,750 was less than the 10% of the total sales amount of $1,205,000, the Company agreed with the lender to take less than 10% in accommodation because one of the two properties sold had unanticipated cost overrun.

13.       COMMITMENTS AND CONTINGENCIES

Commitments

The Company has no real property and do not presently owned any interests in real estate. 30% of the total office space was allocated for its office use and the rent would be shared with two other related organizations controlled by the director. At present, there is no written lease with the landlord and the rent is on a month-to-month basis.

The Company’s executive, administrative and operating offices are located at 370 Amapola Ave., Suite 200A, Torrance, California 90501. Its principal shareholder and seasonal staff use this location. The approximate cost of the shared office space varies between $650 and $850 per month.

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

14.       SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after September 30, 2020 up through November 2, 2020, the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended September 30, 2020.

Consolidated Financial Statements

As of December 31, 2019

For the period August 30, 2019 (date of formation) to December 31, 2019

200 Sandpointe Avenue, Suite 560

Santa Ana, CA 92707 (949) 326-CPAS (2727)

www.bkcpagroup.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of GiveMePower Corporation and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of GiveMePower Corporation and subsidiary (collectively the “Company”) as of December 31, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period August 30, 2019 (date of formation) to December 31, 2019. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period August 30, 2019 (date of formation) to December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Santa Ana, CA May 6, 2020

The Company have served as the Company’s auditor since 2020

GiveMePower Corporation

and Subsidiary

Consolidated Balance Sheet

The accompanying notes are an integral part of these audited financial statements.

GiveMePower Corporation

and Subsidiary

Consolidated  Statement of Operations

August 30, 2019 (date of formation) to December 31, 2019	Amount
Net gain from sales of investments under trading securities	$464

Operating expenses:
General and administrative	-
Total operating expenses	-
Total assets

Other income (expenses):
Other expense	(71)
Interest expense	(14)
Total other expense, net	(85)
Income before income tax provision	379
Income tax provision	-
Net income	$379

Earnings per share:
Basic and diluted	$0.00
-
Weighted average number of common shares outstanding:
Basic and Diluted	27,724,684

.

GiveMePower Corporation

and Subsidiary

Consolidated  Statement of Stockholders’ Equity

	Shares	Amount	Shares	Amount	Deficit	Equity

Balances - August 30, 2019 (date of formation)	-	$ -	-	$ -	$ -	$ -

Issuances of preferred stock	1	-	-	-	-	-

Issuances of common stock	-	-	-	-	-	-

Net income	-	-	-	-	379	379
Balances - December 31, 2019	1	$ -	27,724,684	$ -	$ 379	$ 379

The accompanying notes are an integral part of these audited financial statements.

GiveMePower Corporation

and Subsidiary

Consolidated  Statement of Cash Flows

August 30, 2019 (date of formation) to December 31, 2019	Amount
Cash flows from operating activities:
Cash received from sales of trading securities	$29,412
Interest paid	(12)
Purchases of inventory under trading securities	(74,417)
Net cash flow from operating activities	(45,017)

Cash flows from financing activities:
Borrowing on loan payable to related party	41,200
Borrowing from brokerage loan - marginal loan	4,317
Net cash provided by financing activities	45,517

Net increase in cash	500

Cash - beginning of year	-
Cash - end of year	$500

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$12
Income taxes	-

1.              NATURE OF OPERATIONS

Prior Business and Reverse Merger

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above will be accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

The financial statements of the Company include its wholly owned subsidiary of Alpharidge.

Current Business and Organization

The Company, through its wholly owned subsidiary, Alpharidge Capital, LLC, has two distinct lines of businesses that comprise of the following:

•         Investments in securities, warrants, bonds, or options of public and private companies in various industries but focusing on specialty biopharmaceutical companies through brokerage firm, TD Ameritrade; and

•         Investments in real estate – Real estate operations would consist primarily of rental real estate, affordable housing projects, opportunity zones, other property development and associated HOA activities. Alpharidge’s property development operations would be primarily through a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities, and raw land for residential development. Alpharidge did not have any investments in real estate as of and for the years ended December 31, 2019.

Reporting

The financial statements include its historical financial information of the Company.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Marketing Costs

Advertising and marketing costs are recorded as general and administrative expenses when they are incurred. The Company did not incur any advertising and marketing expenses for the period August 30, 2019 (date of formation) to December 31, 2019.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost. Net realized gains and losses from securities transactions are determined for federal income tax and financial reporting purposes on the first-in, first-out method and represent proceeds on disposition of investments less the cost basis of investments.

Investment – Trading Securities

All investment securities are classified as trading securities and are carried at fair value in accordance with ASC 320 Investments — Debt and Equity Securities. Investment transactions are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification method. Realized and unrealized gains or losses on investments are recorded in the statements of operations as realized and unrealized gains or losses as net revenue. All investment securities are held and transacted by the Company’s broker firm, TD Ameritrade. The Company did not hold more than 3% of equity of the shares of portfolio companies as investments as of December 31, 2019.

All investments that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean between the last “bid” and “ask” price for such security on such date. The Company does not have any investment securities for which market quotes are not readily available.

The Company’s trading securities are held by a third-party brokerage firm, TD Ameritrade, and composed of publicly traded companies with readily available fair value which are quoted prices in active markets.

2.                          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                                Income Taxes

Under the asset and liability method prescribed within ASC 740, Income Taxes, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is recorded if necessary, to reduce net deferred tax assets to the amount more likely than not to be realized. Certain prior period deferred tax disclosures were reclassified to conform with current period presentation.

ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company’s practice is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in selling and administrative expense. As of December 31, 2019, the Company had no accrued interest or penalties.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts. It is possible that at times, the company’s cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. In such situation, the Company's management would assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures would be addressed and mitigated.

The Company’s trading securities is comprised of investments in biopharma public companies. The Company had equity interests in more than 42 specialty biopharmaceuticals companies as of December 31, 2019.

2.                          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, accounts payable and accrued liabilities,  and  line  of credit. The estimated fair value of cash, accounts payable and accrued liabilities, due to or from affiliated companies, and notes payable approximates its carrying amount due to the short maturity of these instruments.

The table below describes the Company’s valuation of financial instruments using guidance from ASC 820-10:

December 31, 2019	Level 1	Level 2		Level 3
Investments – trading securities	$45,396		$-	$-

Leases

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (ASC) 840, Accounting for Leases. Effective from January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months.

ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The Company does not have operating and financing leases as of December 31, 2019. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Standards Updates

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases. This ASU requires the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases under previous guidance. In addition, among other changes to the accounting for leases, this ASU retains the distinction between finance leases and operating leases. The classification criteria for distinguishing between financing leases and operating leases are substantially like the classification criteria for distinguishing between capital leases and operating leases under previous guidance.

Recently Adopted Accounting Pronouncements

ASU 2016-02 — On October 1,  2019,  the  Company  adopted  Accounting  Standards  Update  ("ASU")  2016-  02, Leases, by applying the standard at the adoption date, recognizing a cumulative-effect adjustment to the opening balance of retained earnings. As a result, restated financial information and the additional disclosures required under the new standard will not be provided for the comparative periods presented. The new guidance requires quantitative and qualitative disclosures that provide information about the amounts related to leasing arrangements recorded in the condensed consolidated financial statements. The Company elected a package of practical expedients available under the new guidance, which allows an entity to not reassess prior conclusions related to existing contracts containing leases, lease classification and initial direct costs. In addition, the Company has elected to apply the short-term lease exception for lease arrangements with a maximum term of 12 months or less. Upon the adoption of the lease standard, the Company recognized a right-of-use ("ROU") asset and a lease liability on the Condensed Consolidated Balance Sheet related to non-cancelable operating leases.

Recently Issued Accounting Pronouncements

ASU 2019-12 — In December  2019, the Financial Accounting  Standards Board  ("FASB")  issued  ASU 2019-  12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Accounting Standards Codification ("ASC") Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for the Company's fiscal year beginning October 1, 2021, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company does not expect this ASU to have a material impact on its condensed consolidated financial statements.

ASU 2016-13 — In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity's expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. Subsequent to issuing ASU 2016-13, the FASB has issued additional standards for the purpose of clarifying certain aspects of ASU 2016- 13, as well as providing codification improvements and targeted transition relief under the standard. The subsequently issued ASUs have the same effective date and transition requirements as ASU 2016-13. ASU 2016-13 will be effective for the Company's fiscal year beginning October 1, 2020, using a modified retrospective approach. Early adoption is permitted. The Company is currently assessing the impact this ASU will have on its condensed consolidated financial statements.

3.              INVESTMENT SECURITIES (TRADING)

The Company applied the fair value accounting treatment for trading securities per ASC 320, with unrealized gains and losses recorded in net income each period. Debt securities classified as trading should be measured at fair value in the currency in which the debt securities are denominated and remeasured into the investor’s functional currency using the spot exchange rate at the balance sheet date.

Investments in equity securities as of December 31, 2019 are summarized based on the following:

December 31,	Cost	Changes in Fair Value	Fair Value

Stocks	$21,719	$733	$22,452
Options	29,414	(6,470)	22,944
Investments - Trading Securities	$51,133	$(5,737)	$45,396

Trading securities are treated using the fair value method, whereby the value of the securities on the company’s balance sheet is equivalent to their current market value. These securities will be recorded in the current assets section under the Investment Securities account and will be offset in the shareholder’s equity section under the unrealized proceeds from sale of short-term investments” account. The Short Term Investments account amount represents the current market value of the securities, and the “Unrealized Proceeds From Sale of Short Term Investments” account represents the cash proceeds that the company would receive if it were to sell the investments at the end of the specified accounting period.

August 30, 2019 (date of formation) to December 31, 2019	Amount
Total investment purchases - cost	$74,417
Total investment sales - fair value	(29,412)
Unrealized losses	391
Investments - Trading Securities	$45,396

4.              MARGINAL LOAN PAYABLE

The Company entered into a marginal loan in December 2019 with TD Ameritrade, the Company’s brokerage to continue the purchase of securities and to fund the underfunded balance.

4.              MARGINAL LOAN PAYABLE (continued)

The marginal loan consisted of the following:

August 30, 2019 (date of formation) to December 31, 2019

Beginning balance - August 30, 2019	$-
Funds deposited to broker by Company	(40,700)
Total investment securities purchases	74,417
Total sales of investment securities	(29,412)
Interest expense	12
Net unrealized gain (loss)
Marginal loan payable	$4,317

5.              LINE OF CREDIT – RELATED PARTY

The Company considers its founders, managing directors, employees, significant shareholders, and the portfolio Companies to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Line of credit from related party consisted of the following:

August 30, 2019 (date of formation) to December 31, 2019	Amount
September 2019 (line of credit) - line of credit with maturity date of February 2020 with unpaid principal balance and accrued interest payable on the maturity date.	$41,200

Total Line of credit - related party	$41,200

Goldstein Franklin, Inc. - $90,000 line of credit

On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with maturity date of February 15, 2020. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $48,800 as of December 31, 2019

6.              NET TRADING REVENUE

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost.

Net trading revenue consisted of the following:

August 30, 2019 (date of formation) to December 31, 2019	Amount
Revenue from sale of securities	$29,412
Cost of securities	(23,472)
Wash sales	261
Net changes in fair value at end of year	(5,737)
Net trading revenue	$464

7.              EARNINGS (LOSS) PER SHARE

A basic earnings per share is computed by dividing net income to common stockholders by the weighted average number of shares outstanding for the year. Dilutive earnings per share include the effect of any potentially dilutive debt or equity under the treasury stock method, if including such instruments is dilutive. The Company’s diluted earnings (loss) per share is the same as the basic earnings/loss per share for the period August 30, 2019 (date of formation) to December 31, 2019, as there are no potential shares outstanding that would have a dilutive effect.

August 30, 2019 (date of formation) to December 31, 2019	Amount
Net income	$464
Dividends	-
Stock option	-
Adjusted net income attribution to stockholders	$464

Weighted-average shares of common stock outstanding
Basic and Diluted	27,724,684
Net changes in fair value at end of year
Basic and Diluted	$0.00

8.              INCOME TAXES

As of December 31, 2019, the Company had a net operating income carry forward of $104, which may be available to reduce future years’ taxable income through 2040. The company uses the tax rate of 40% for its tax-assets estimates.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. Due to the change in ownership provisions of the Income Tax laws of the United States, 2019 net operating income carry forwards of approximately $0 for federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur net operating income carry forwards may be limited as to use in future years. As the realization of required future taxable income is uncertain, the Company recorded a valuation allowance.

August 30, 2019 (date of formation) to December 31, 2019	Amount
Deferred tax assets:
Net operating income	$104
Other temporary differences	-

Total deferred tax assets	104
Less- valuation allowance	(104)
Total deferred tax assets	$-

The Company did not have material income tax provision (benefit) because of net loss and valuation allowances against deferred income tax provision for the period August 30, 2019 (date of formation) to December 31, 2019

A reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

Description	Rate
Statutory federal rate	21%
State income taxes net of federal income tax benefit and others	0%
Permanent differences for tax purposes and others	0%
Change in valuation allowance	-21%
Effective tax rate	-

The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rate of 21%, primarily due to the change in the valuation allowance and state income tax benefit, offset by nondeductible expenses. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

9.              RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is February 15, 2020. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $48,800 as of December 31, 2019.

•         On February 28, 2020, the Company amended its line of credit agreement with Goldstein Franklin, Inc. to increase the amount to $190,000 with maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $26,799 as of June 30, 2020.  As at June 30, 2020, we have drawn a total of $163,201.

10.           COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

11.           SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2019 up through the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the year ended December 31, 2019.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Business Overview

GiveMePower Corporation operates and manages a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources. Givemepower is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  This Offering represents the commencement of the Banking and financial services division of our business. This Offering will enable GMPW to become a financial technology company (FINTEC) business that (1) one-to-four branch federally licensed bank in each jurisdiction, (2) a machine learning (ML) and artificial intelligence (AI)  enabled loan and insurance underwriting platform, (3) blockchain-powered transaction processing and payment systems, (4) cryptocurrency transaction processing platform, and (5) emerging cryptocurrency opportunities portfolio; giving access to the unbanked, underserved residents of majorly black communities across the United State.  This is the fulfillment of mission of operating and managing a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources, with a primary focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  Our FINTEC operations would cover the basic areas of traditional banking-digitally enhance, MLand Ai enabled lending and insurance underwriting, areas of private equity, business lending and venture capital that invest in young black entrepreneurs, and seeding their viable business plans/ideas on block-chain-powered financial services delivery platform that connects, black entrepreneurs, black borrowers, consumers, banks, and institutional investors. Our real estate division invests in Opportunity Zones, Affordable Housing, and specialized real estate properties.

Corporate History

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. GiveMePower was originally incorporated in Alberta, Canada as GiveMePower.com Inc. on April 18, 2000, to sell software and web-based services geared to businesses involved in the design, manufacture, and construction of engineered products throughout North America. Effective September 15, 2000, the Company amended its Articles of Incorporation to change its corporate name to GiveMePower Inc.  The founder of the Company began the implementation of this business plan under his 100%-owned private company, Sundance Marketing International Inc. (Sundance). Sundance has been in existence since 1991 and at one time was a market leader in the distribution of survey, mapping and infrastructure design software in the Canadian marketplace. On April 15, 1999, Mr. Walton entered into a license agreement with Felix Computer Aided Technologies GmbH (Felix) for the exclusive rights to distribute FCAD software in North America.

On December 20, 2000, the Company entered into a Plan and Agreement of Reorganization to undertake a reverse merger with a National Quotation Bureau public company called TelNet World Communications, Inc. (TelNet).  TelNet was originally incorporated in the State of Utah on March 10, 1972 as Tropic Industries, Inc. (Tropic).  Tropic became United Datacopy, Incorporated on February 24, 1987 which became Pen International, Inc. on March 21, 1994 and then TelNet World Communications, Inc. on March 4, 1998.  TelNet had no operations nor any working capital when the Company entered into the reverse merger with it.  GMP acquired the rights, title and interest to the domain name, givemepower.com from Sundance on February 16, 2001.  In addition, Sundance agreed to assign its existing customer base to GMP and further agreed that it would terminate its license agreement with Felix immediately upon GMP securing its own agreement with Felix.  GMP renegotiated the exclusive rights to co-develop, re-brand and distribute FCAD software in North America effective February 16, 2001.  Effective July 5, 2001 the Company changed the name of TelNet to GiveMePower Corporation and changed the domicile from Utah to Nevada.

The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009.

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above will be accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

On September 16, 2020, as part of its sales of unregistered securities to Kid Castle Educational Corporation, company related to, and controlled by GMPW President and CEO, the Company, for $3 in cash and 1,000,000 shares of its preferred stock, acquired 100% interest in, and control of Community Economic Development Capital, LLC (“CED Capital”), a California Limited Liability Company, and 97% of the issued and outstanding shares of Cannabinoid Biosciences, Inc. (“CBDX”), a California corporation.  This transaction was accounted for under the Consolidation Method using the variable interest entity (VIE) model wherein the Company consolidates all investees operating results if the Company expects to assume more than 50% of another entity’s expected losses or gains.  The 1,000,000 shares of our preferred stock sold to Kid Castle Educational Corporation gave to Kid Castle, approximately 87% voting control of Givemepower Corporation.

The consolidated financial statements of the Company therefore include its wholly owned subsidiaries of Alpharidge Capital LLC. (“Alpharidge”), Community Economic Development Capital, LLC. (“CED Capital”), and Cannabinoid Biosciences, Inc. (“CBDX”), and subsidiaries, in which GiveMePower has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”), after elimination of intercompany transactions and accounts.

With the proceeds from this Offering, we intend to actualize our banking and financial services operations goals which comprises of (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered transaction processing and payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.    All five sub-divisions would operate together as a modern digitized banking and financial services provider focusing to giving access to black entrepreneurs, black borrowers, consumers, banks, and institutional investors.

General Overview (1) - Proposed Federally licensed one-four branch bank

Jurisdictionally, GMPW intend to use part of the proceeds from this Offering to acquire and manage one-four branch bank in each of its relevant jurisdictional domain.  Owning/controlling a bank or banks with branches across every urban/black neighborhood in the United States is not our goal.  Rather we would be content to own a one-four branch bank in every relevant jurisdiction to allow us to initiate/conduct ML-Ai enabled and blockchain-powered digitized banking that is accessible to all black person and businesses across the United States.  We intend to start our banking acquisition by finding targets that operates one-four branches.  We intend to start with the acquisition of one-four branch bank, whose operation and back-office would be migrated unto a Blockchain-powered platform to digitize its entire banking operation to cover and serve all black persons in the United States.   We believe that blockchain technology is one of the most suited platform to implement, run and manage a U.S. wide digitized banking services whose reach encompasses most black persons living in the United States. The beauty of such platform is that: (i) Blockchain records and validates each and every transaction; (ii) Blockchain does not require third-party authorization; and (iii) Blockchain is decentralized.

Blockchain-powered digitized banking operation would position the acquired Bank at the forefront on banking innovation while achieving its goals without compromising traditional banking standards.  Key advantages of sitting the acquired Bank operations on a blockchain-powered platform include simplification of transactions reliance, transparency, security, compliance and seamless regulatory reporting.  Advantages of operating a blockchain-powered platform include the followings:

Data Security: The blockchain’s decentralized security detects backdoor hacks more easily than its alternatives. Blockchain tech secures and privatizes data through encryption and cryptographically protected passkeys. This is ideally suited to the Banking industry, where both security and privacy are critical because ackers disproportionately target financial institutions. Finance hacks accounted for 8.5 percent of data breaches in 2017, and financial businesses are 300 times more likely to fall victim to a cyber attack.

Faster,Time-Saving and more reliable payment structures: Blockchain technology could help decrease recordkeeping costs and in situations where financial institutions that act as the guarantor of payment between seller and buyer, where traditional letters of credit require several intermediaries — banks, financiers, insurers, and export credit agencies — that must all be paid, Blockchain technology would eliminate some intermediaries while simultaneously weaning trade financiers off of paper-based systems that cost time and money.

Loan Syndication:  A Blockchain-powered platform could compliment the best attributes of our proposed ML-AI lending platform because a blockchain-powered framework would digitize ML-AI loan syndication.    Utilizing unified records systems to create clarity and drive efficiency, blockchain allows remote access by credentialed parties without sacrificing security and thus, eliminates inefficiency in loan syndication, which is caused by a lack of transparency from underwriters.

Clearing and Settlement:  Blockchain technology is effective for clearing and settlement because it facilitates immediate settlement.

Lowered Cost of Record-Keeping and Record-Retention: Blockchain technology could eliminate some of the risk of complete record loss that comes with paper-based recordkeeping and reduce the cost of record-keeping because it is digital, inexpensive to maintain and it stores records in a decentralized fashion, providing top-flight security and easy accessibility.

Interbank Transactions: Blockchain-powered automation could facilitate real-time interbank fund verification that would unify banks, reduce fees and lead to quicker wire transfers at a lower cost.

Blockchain for Anti-Money Laundering (AML) and Counter-Terrorist Financing (CTF): Data logged on the Blockchain-powered platform is distributed across hundreds or even thousands of nodes, and effectively making it impossible to alter the entire decentralized record.

Regulatory Compliances:  Blockchain ledgers can store verified, immutable data, so they’re perfect for sharing files between regulators and compliance departments. This self-executing technology will likely cause compliance departments to downsize. That’s a bummer for employees, but automation could replace this costly error-prone reporting framework.

Increasing Transparency: Blockchain-powered platform could help build confidence and reputation between the Bank and customers because blocckchain technology would allow banks to share their compliance efforts with their customers.

Serving the Unbanked: Studies showed that one of every 13 households in the United States is unbanked. The poor make up majority of the unbanked in the United States.  Without access to traditional banking or knowledge of how to use it, the poor are often forced to turn to hostile lenders with predatory interest rates and fees.  Blockchain-powered banking platforms would provide inherent security and the ability to create a decentralized lending network to serve this population. Blockchain and cryptocurrency-based solutions could completely replace predatory businesses like check cashing and payday advances with fairer, transparent systems.

Notwithstanding our hope to find and acquire a one-four branch bank as outlined above, there is no assurance that we could complete this offering, raise the capital to acquire a bank.  Even if we were able to raise the money required to acquire a bank, there is no guarantee that we’ll find a seller of such.  We may not be able to execute on the plan above because factors related to our limited operating history.

General Overview (2) – Proposed Cloud-Based Machine-Learning and Artificial Intelligence (AI) Lending and Insurance Underwriting Platform

The completion of this Offering will launch the Company’s cloud-based machine learning and artificial intelligence lending platform. It is our believe that Machine-Learning (ML) and Artificial intelligence (AI), lending and insurance underwriting platform would enable a superior loan product with improved economics that can be shared between consumers and lenders. The proposed platform would aggregate consumer demand for high-quality loans and connects it to our soon-to-be-build network of ML-AI-enabled investors, lenders and bank partners. Consumers on the ML-AI platform would benefit from a highly automated, efficient, all-digital experience. Our prospective bank partners would benefit from access to new customers, lower fraud and loss rates, and increased automation throughout the lending process.

Credit is a cornerstone of the U.S. economy, and access to affordable credit is central to unlocking upward mobility and opportunity. The FICO score was invented in 1989 and remains the standard for determining who is approved for credit and at what interest rate. (Rob Kaufman, myFico Blog: The History of the FICO Score, August 2018). While FICO is rarely the only input in a lending decision, most banks use simple, rules-based systems that consider only a limited number of variables. Unfortunately, because legacy credit systems fail to properly identify and quantify risk, millions of creditworthy individuals are left out of the system, and millions more pay too much to borrow money.  (Patrice Ficklin and Paul Watkins, Consumer Financial Protection Bureau Blog: An Update on Credit Access and the Bureau’s First No-Action Letter, August 2019).

The first generation of online lenders focused on bringing credit online. Analogous to earlier internet pioneers, these companies made shopping for and accessing credit simpler and easier for consumers and businesses. It was no longer necessary to stand in line at a bank branch, to sit across the desk from a loan officer and to wait weeks or months for a decision. These lenders enabled the emergence of personal loan products that were previously unprofitable for banks to offer. While they brought the credit process online, they inherited the decision frameworks that banks had used for decades and did not address the more rewarding and challenging opportunity of reinventing the credit decision.

GMPW intend to leverage the power of AI to more accurately quantify the true risk of a loan. The ML- AI models would be built to continuously self-upgrade, train and refine many critical components of lending risk analytics and decision-making on a real-time basis. We intend to build discrete ML- AI models that target fee optimization, income fraud, acquisition targeting, loan stacking, prepayment prediction, identity fraud and time-delimited default prediction. These models would be designed to incorporate multiple lending underwriting variables and utilize training dataset that accounts for varieties of repayment events.  It is also anticipated that the network effects generated by constantly improving ML- AI models would provide a significant competitive advantage—and more training data would lead to higher approval rates and lower interest rates at the same loss rate.

Our proposed ML-AI driven lending platform and models would be integrated into, and operationalized in, the acquired Bank. The ML-ML- AI models would also be provided to other bank partners within a consumer-facing cloud application that would streamline the end-to-end process of originating and servicing a loan. The ML-AI lending platform would inhabit a configurable, multi-tenant cloud application designed to integrate seamlessly into a bank’s existing technology systems. The configurable platform would allow each bank to define its own credit policy and determine the significant parameters of its lending program. The ML-ML- AI models would use and analyze data from all of our bank partners. As a result, these models would be trained by specific algorithm to generate optimal loan scenario, and each bank partner would benefits from participating in a shared ML-AI lending platform that give credit access to black entrepreneurs, black borrowers, consumers, and viable platform to banks, and institutional investors.

Loans issued through the proposed ML-AI platform could be retained by the originating bank partners, distributed to a broad base of institutional investors and buyers that invest in similar loans or funded by GMPW’s The Bank’s balance sheet. We intend to enter into nonexclusive agreements with wholesale loan purchasers and grantor trust entities in that participate in asset-backed securitizations, or ABS, under which the ABS investors could also outsource their loan servicing to the acquired Bank.

We expect revenue the ML-AI lending platform would come primarily comprised of the acquired Bank’s in-house transaction fees in addition to fees paid by other banks that would us the ML-AI lending platform. We intend to charge banks referral fees for each loan referred through the ML-AI lending platform and originated by a bank partner, platform fees for each loan originated (regardless of its source) and loan servicing fees as consumers repay their loans. We intend to enter nonexclusive agreements with bank partners that would, generally have 12-month terms and automatically renew, subject to certain early termination provisions and minimum fee amounts, and would not include any minimum origination obligation or origination limits. As a usage-based platform, we intend to target positive unit economics on each transaction, resulting in a cash efficient business model that features both high growth rates and profitability.

Industry Overview

Affordable Credit is Critical to Unlocking Upward Mobility and Opportunity

With $3.6 trillion of consumer credit originated between April 2019 and March 2020, (Based on loan origination dollar amounts published by TransUnion; see the section titled “Industry, Market and Other Data.”). Credit is a cornerstone of the U.S. economy. Access to affordable credit is central to unlocking upward mobility and opportunity. Reducing the price of borrowing for consumers has the potential to dramatically improve the quality of life for millions of people. Studies have demonstrated a strong statistical link among access to affordable credit, personal well-being and income growth.( Kirsten Wysen, Open Source Solutions: Why Credit Scores and Payday Lending Matter for Health, October 2019). The average American has approximately $29,800 in personal debt. (
Northwestern Mutual, 2019 Planning & Progress Study: The Debt Debacle, 2019). While access to affordable credit has allowed Americans to purchase and improve their homes, buy cars, pay for college tuition and cover emergency expenses, high interest rates can negatively impact a consumer’s financial health. The U.S. Federal Reserve reports that on average, 10% of household disposable personal income is spent on debt repayment. (The Federal Reserve Board, Household Debt Service and Financial Obligations Ratios, or Federal Reserve Household Debt, December 2019).  In addition, 16% of Americans spend 50% to 100% of their monthly income repaying debt.

Affordable Credit Is Inaccessible for Millions because Existing Systems Fail to Accurately Quantify Risk

The FICO score was invented in 1989 and has not fundamentally changed since that time. (Kaufman; see the section titled “Industry, Market and Other Data”). The FICO score is used by over 90% of lenders to determine who is approved for credit and at what interest rate. Id.  While FICO is rarely used in isolation, many credit models are simple, rules-based systems. A leading expert found that bank credit models commonly incorporate eight to 15 variables, with the more sophisticated models using as many as 30. (Naeem Siddiqi, Intelligent Credit Scoring: Building and Implementing Better Credit Risk Scorecards—2nd Edition, 2017).  Unsurprisingly, the world is more complicated than can be represented by these models, so they are limited in their ability to reliably estimate the probability of default.

Many borrowers suffer from the effects of inaccurate credit models. Many are approved for a loan that they ultimately will be unable to repay, negatively impacting both the consumer and the lender. Many others may be declined for a loan that they could have successfully repaid if given the opportunity—again doing harm to both consumer and lender. According to an ML-AI retrospective study completed in December 2019, four out of five Americans who have taken out a loan have never defaulted, yet less than half of Americans have access to prime credit. (The study defined access to prime credit as individuals with credit reports with VantageScores of 720 or above).  Even consumers with high credit scores tend to pay too much for loans because the rates they pay effectively subsidize the losses from borrowers who default.

Banks Will Continue to be at the Forefront of Consumer Lending

Banks have been at the forefront of consumer lending in the U.S. for more than a century. They benefit from long-term structural advantages, including a low cost of funding, a unique regulatory framework, and high levels of consumer trust. Through large and reliable deposit bases, banks are able to maintain a very low cost of funds—approximately 1% on average.  (Federal Home Loan Bank of San Francisco, Cost of Funds Index, December 2019). These cost savings are passed through to borrowers in the form of lower interest rates, a significant competitive advantage over non-depository lending institutions. Banks also benefit from a regulatory framework that allows them to create nation-wide lending programs that are largely uniform. Given these advantages, we believe that a partnership-based bank enablement approach will be more successful than a disruption strategy.

Banks Must Undergo a Digital Transformation to Remain Competitive

The largest four U.S. banks spend an estimated $38 billion on technology and innovation annually.  (Adrian D. Garcia, Bankrate: JPM, Big Banks Spend Billions on Tech but Innovation Lags, July 2018). These four banks may attempt to build AI lending models over time, once general market acceptance has been achieved. However, outside the largest four banks, there are approximately 5,200 FDIC insured institutions (Federal Deposit Insurance Corporation, or FDIC, Statistics on Depository Institutions, December 2019.) that are at risk of falling behind. Despite holding over $8 trillion in deposits, (The dollar amount of deposits held by banks, other than the largest four banks, was aggregated by ML-AI using data provided by the FDIC; see the section titled “Industry, Market and Other Data.”) we believe these banks, particularly small to medium-sized banks, have outdated technology and lack the technical resources of larger banks to fund the digitization process.  At the same time, consumers are increasingly seeking digital, personalized and automated experiences. (Bain & Company, Inc., or Bain, Evolving the Customer Experience in Banking, 2017. PricewaterhouseCoopers LLP, or PwC, Experience Is Everything: Here’s How To Get It Right, 2018. RedPoint Global and the Harris Poll, or RedPoint Global, Addressing the Gaps in Customer Experience: A Benchmark Study Exploring the Ever Evolving Customer Experience and How Marketers and Consumers Are Adapting, March 2019).  A 2017 Bain survey found that approximately 50% of the U.S. population would be comfortable buying financial products from technology companies. (Bain; see the section titled “Industry, Market and Other Data.”). We believe that as consumers, both young and old, move their financial lives online, small and medium-sized banks will be increasingly ill-equipped to serve them.

We believe that these trends have been accelerated by the COVID-19 pandemic, as the lack of access to physical bank branches has increased the Banking industry’s focus on digital capabilities. The performance of our platform through this crisis has also given existing and prospective bank partners an important new data point to underpin their growing confidence in our solution.

Increasing Recognition from Regulators

Many regulators including the Federal Deposit Insurance Corporation, or FDIC, the Office of the Comptroller of the Currency, or OCC, the Federal Reserve and the CFPB increasingly recognize the opportunity to modernize techniques used in lending.  (Board of Governors of the Federal Reserve System, Consumer Financial Protection Bureau, Federal Deposit Insurance Corporation, National Credit Union Administration and Office of the Comptroller of the Currency, Interagency Statement on the Use of Alternative Data in Credit Underwriting, or FDIC Interagency Statement, December 2019). In December 2019, these agencies issued an inter-agency report in support of the use of alternative data in lending decisions.  (FDIC Interagency Statement; see the section titled “Industry, Market and Other Data.”).  Additionally, in November 2019, the CFPB director noted that despite external uncertainty regarding how AI will fit into regulatory frameworks, the CFPB is focused on ensuring a path to regulatory clarity because it recognizes the value AI lending products can offer consumers. (Kathleen L. Kraninger, Consumer Financial Protection Bureau: Director Kraninger’s Remarks at TCH-BPI Conference, November 2019).

The ML- AI Lending Platform Opportunity

The ML- AI lending platform and models would be central to our value proposition in the Banking and financial services industry. The models would incorporate thousands of variables, which would be analogous to the columns in a spreadsheet. They would be trained by million projected repayment events, analogous to rows of data in a spreadsheet. Interpreting these billions of cells of data would be a sophisticated machine learning algorithms that enable a more predictive model.

These elements of our proposed model would be co-dependent; the use of hundreds or thousands of variables is impractical without sophisticated machine learning algorithms to tease out the interactions between them. And sophisticated machine learning would depend on large volumes of training data. Over time, we would be able to deploy and blend more sophisticated modeling techniques, leading to a more accurate system. This co-dependency would present a challenge to others who may aim to short-circuit the development of a competitive model. While incumbent lenders may have vast quantities of historical repayment data, their training data will lack the hundreds of columns, or variables, that would power our model.

Despite their sophistication, our ML-ML- AI models would be delivered to banks in the form of a simple cloud application that would shield borrowers from the underlying complexity. Additionally, our platform would allow banks to tailor lending applications based on their policies and business needs. The Bank partners could configure many aspects of their lending programs, including factors such as loan duration, loan amount, minimum credit score, maximum debt-to-income ratio and return target by risk grade. Within the construct of each bank’s self-defined lending program, our platform will enable the origination of conforming and compliant loans at a low per-loan cost.

Our proposed ML-AI lending platform will benefits from powerful flywheel effects that drive continuous improvements as our business scales. Our ML-AI lending platform would benefit first from increasingly sophisticated models, variable expansion and rapid growth of training data. Upgrades to our platform would allow us to offer higher approval rates and lower interest rates to consumers, which would increase the number of borrowers on our platform. Upgrades to our platform will also lead to better borrower selection, which lowers losses and lowers interest rates to borrowers. The flywheel effect created by self-reinforcing AI increases the economic opportunity that can be shared by borrowers and lenders over time.

Proposed ML-AI Lending Platform Ecosystem

The proposed model will connect consumers, banks and institutional investors through a shared ML-AI lending platform. Because ML-AI is a new and disruptive technology, and banking is a traditionally conservative industry, we intend to bring the technology to market in a way that allows us to grow rapidly and improve on the ML-ML- AI models, while allowing banks to take a prudent and responsible approach to assessing and adopting our platform.

On the consumer side, the ML-AI lending platform aggregate demand on the cloud-based platform, where consumers would be presented with bank-branded offers from The Bank of our bank partners. In this way, we hope benefit banks who would have adopted our AI lending technology. Bank partners would also be allowed to offer ML-AI powered loans through a white-labeled interface on their own website or mobile application. Consumers on our platform would be offered unsecured personal loans ranging from $1,000 to $50,000 in size, at APRs typically ranging from approximately 3.5% to 25.99%, with terms typically ranging from three to five years, with a monthly repayment schedule and no prepayment penalty.

On the funding side, The Bank and the Bank partners could retain loans that align with their business and risk objectives, while the remainder could be sold to a network of institutional investors, which have far broader and more diverse capacity to absorb and distribute risk. This flexible approach would allows banks to adopt ML-AI lending at their own pace, while we continue to grow and improve our platform.

Value Proposition to Consumers

•

Higher approval rates and lower interest rates—We believe ML-AI enabled lending platform would lead to higher approval rates and lower interest rates because Machine Learning is capable of utilizing datasets using a methodology specified by us, simplify loan underwriting, leading to qualifying more borrowers than high-quality traditional lending models.

•

Superior digital experience—Whether consumers apply for a loan through ML-AI.com or directly through a bank partner’s website, the application experience is streamlined into a single application process and the loan offers provided are firm. In the third quarter of 2020, approximately 70% of ML-AI-powered loans were instantly approved with no document upload or phone call required, an increase from 0% in late 2016. Such automation improvements were due in large part to improvements to our ML- AI models and the application of such models to different aspects of the loan process, including data verification and fraud detection.

Value Proposition to Bank Partners

•	Competitive digital lending experience—We intend to provide regional banks and credit unions with a cost effective way to compete with the technology budgets of their much larger competitors.

•	Expanded customer base—We intend to refer customers that apply for loans through the ML-AI lending platform to the Bank partners, helping them grow both loan volumes and number of customers.

•

Lower loss rates—With a Blockchain-powered loan servicing operation, the loss rate for all participant in our platform would be lowered because of an in-built early-warning system and transparency which is the hallmarks of bockchain-powered transaction processing platforms.

•

New product offering—Personal loans are one of the fastest-growing segment of credit in the U.S. (Beiseitov; see the section titled “Industry, Market and Other Data.”). Our Machine learning enabled platform would help banks provide a product their customers want based on ML algorithm, rather than letting customers seek loans from competitors.

•

Institutional investor acceptance—Analyses by credit rating agencies, loan and bond buying institutions, and credit underwriters would help banks gain confidence that ML-AI-powered loans are subject to significant and constant scrutiny from experts, the results of which would be often publicly available.

Notwithstanding our hope and aspiration in mapping out the above ML-AI lending platform, there is no assurance that we could complete this offering, raise the capital to acquire of build the ML-AI lending platform.  Even if we were able to raise the money required to acquire or build the ML-AI lending platform, there is no guarantee that we’ll find a seller of such of be able to hire engineers to build one from the ground up.  We may not be able to execute on the plan above because factors related to our limited operating history.

General Overview (3-4) – Proposed Blockchain-Powered Digital Currency Payment and Financial Transactions Processing platform (“Blackchain”)

We intend to use part of the proceed from this Offering to acquire an existing, or build-from-the-scratch, a Blockchain-Powered Digital Currency Payment and Financial Transactions Processing platform (“Blackchain”), with home in the Bank alongside the ML-AI lending platform.   Blockchain-powered Payment and Financial Transactions Processing platform would also provide efficient and inexpensive payment platform and merchant services to black businesses across the United States.

The company would establish an exchange network called Blackchain Exchange Network (“BEN”), a Payment and Financial Transactions Processing platform, would be a wholly-owned subsidiary, the The Bank.  We believe Blackchain would be a leading provider of innovative financial infrastructure solutions and services to participants in the nascent and expanding digital currency industry.  Blackchain business strategy is floating a Blackchain Exchange Network, or BEN, a virtually instantaneous payment network for participants in the digital currency industry which would serve as a platform for the development of additional products and services. The BEN would have a network effect that would make it valuable as participants and utilization increase, leading to good growth in BEN transaction volumes. The BEN would enable the The Bank to prioritize, build and significantly grow noninterest bearing deposit product for digital currency industry participants, which is expected to provide the majority of our bank funding in the next two years from finalizing acquisition. This unique source of funding would be a distinctive advantage over most traditional financial institutions and allows The Bank to generate revenue from a conservative portfolio of investments in cash, short term securities and ML-Ai enabled loans that we believe generate attractive risk-adjusted returns. In addition, use of the BEN would result in an increase in noninterest income that we believe will become a valuable source of additional future revenue as we develop and deploy blockchain-powered, fee-based solutions in connection with our digital currency initiative. We would also evaluate additional products or product enhancements specifically targeted at providing further financial infrastructure solutions to our customers and strengthening BEN network effects.

Blackchain Business Overview

Once acquired, the Federally licensed one-four branch bank would be such that is already providing banking and financial services including commercial banking, business lending, commercial and residential real estate lending and mortgage warehouse lending, all funded primarily by interest bearing deposits and borrowings. To that up and running banking and financial services operation, we intend to insert a Blockchain-powered payment and transaction processing system and digital currency platform.  We intend to pursue digital currency customers and bring them into the The Bank to bank with the the Bank using digital currency.  We believe we could effectively leverage the traditional commercial bank platform, the ML-Ai enabled lending platform and the attributes of the BEN to gain traction in the digital currency banking industry.

We intend to focus on the digital currency initiative as the core of our future strategy and direction. We intend to build a leadership position in the digital currency industry as a result of the BEN to enable us to establish a significant balance of noninterest bearing deposits from digital currency customer base. Over several post-acquisition years, The Bank would have transitioned from a traditional asset based bank model focused on loan generation to a deposit and solutions based model focused on increasing noninterest bearing deposits and noninterest income. This emphasis on noninterest bearing deposits and noninterest income, is primarily associated with  digital currency, will likely result in a significant shift in the Bank’s asset composition with a greater percentage consisting of liquid assets such as interest earning deposits in other banks and investment securities, and a corresponding decrease in the percentage of loans.  Most of our actions would be focused on developing and delivering highly scalable and operationally efficient solutions for The Bank’s digital currency customers.

Proposed Blackchain Digital Currency Initiative

The proposed Blackchain Exchange Network, or BEN, would be a virtually instantaneous payment network for participants in the digital currency industry which would serve as a platform for the development of additional products and services. We plan to leverage the BEN and our management team’s expertise in the digital currency industry to acquire, or develop, implement and maintain critical financial infrastructure solutions and services for many of the U.S. digital currency exchanges and global investors, as well as other digital currency infrastructure providers that would utilize the Blackchain as a foundational layer for their products. The BEN would be a central element of the operations of the Bank digital currency related customers, which would enable us to grow with the Bank’s current customers and to attract new customers who can benefit from our innovative solutions and services. We believe that our management team’s vision and our advanced approach to compliance would complement the BEN and empower us to build a leadership position in the digital currency industry by developing additional infrastructure solutions and services that will facilitate growth in our business.

GMPW began exploring the Banking and financial services, with a special focus on, digital currency industry since January 2020 based on market dynamics which we believed were highly attractive:

•	Significant and Growing Industry: Digital currency presented a revolutionary model for executing financial transactions with substantial potential for growth.

•

Infrastructure Needs: In order to become widely adopted, digital currency would need to rely on many traditional elements of financial services, including those services that support funds transfers, customer account controls and other security measures.

•

Regulatory Complexity as a Barrier to Entry: Providing infrastructure solutions and services to the digital currency industry would require specialized compliance capabilities and a management team with a deep understanding of both the digital currency and the financial services industries.

These insights have been proven correct and we believe they remain true today. In fact, we believe that the market opportunity for digital currencies, the need for infrastructure solutions and services and the regulatory complexity have all expanded significantly since January 2020. We believe that we would be able to address these market dynamics immediately and over the coming years because we be part of a group of pioneers trying to address it and that pioneer position would provide us with a first-mover advantage within the digital currency industry that would be the cornerstone of how we would take the digital currency industry by storm.

The digital currency market has grown dramatically over the years.  For example, the aggregate value of the five largest digital currencies increasing from approximately $10 billion at December 31, 2013.  By October 24, 2019, it has increased to approximately $172.7 billion.  We believe that the total addressable market for digital currency-related financial services infrastructure solutions and services is significant and that this market will grow as the market for digital currencies grows. We also believe that existing solutions do not adequately address the infrastructure needs of industry participants, and that services enabling industry participants to efficiently and reliably transfer and hold U.S. dollar deposits are critical to the industry’s growth. We estimate that the addressable market for fiat currency deposits related to digital currencies alone is approximately $30 to $40 billion based on various industry sources as described under “Market and Industry Data.”

Blackchain Exchange Network

We intend to design the BEN as a network of digital currency exchanges and digital currency investors that enables the efficient movement of U.S. dollars between BEN participants 24 hours a day, 7 days a week, 365 days a year. In this respect, the BEN would be one of a first-of-its-kind digital currency infrastructure solution. The BEN would be designed, developed and tested within 12 months after our acquisition of a federally licensed one-four branch bank with a limited number of Bank customers. The BEN would then be made available to all of the Bank’s digital currency related customers after the 12th month, other than digital currency customers that only use their accounts for general operating account purposes.  We believe that once the rollout is done, all of the Bank’s eligible digital currency related customers would enroll in the BEN.

The core function of the BEN would be to allow participants to make transfers of U.S. dollars from their BEN account at the Bank to the Bank account of another BEN participant with which a counterparty relationship has been established, and to view funds transfers received from their BEN counterparties. Counterparty relationships between parties effecting digital currency transactions would be established on the BEN to facilitate U.S. dollar transfers associated with those transactions. The Bank would provide digital currency investors that are prospective Blackchain clients with the identity of select participating digital currency exchanges and mutually agreed counterparties would be identified as such during the Bank’s BEN enrollment process.

BEN transfers would occur on a virtually instantaneous basis as compared to electronic funds transfers being sent outside of the Bank, such as wire transfers and automated clearing house, or ACH, transactions, which can take from several hours to several days to complete. BEN’s  cloud-based application programming interface, or API, combined with online banking tools, would allow customers to efficiently control their fiat currency, transact through the BEN and automate their interactions with BEN’s technology platform. Customers would value this around-the-clock access to U.S. dollar transactions and further benefit from the BEN’s network effects—as more users join the BEN, its value to existing digital currency exchanges and investor users would increase. These technology tools and the corresponding network effect would enable us to attract many of the digital currency industry and market participants as customers. Once BEN is functional and operational, we intend to focus on continuous development of scalable infrastructure technology solutions on top of the BEN to address the significant financial services opportunities that we believe would arise in the digital currency market.  We anticipate that by leveraging the network effects of the BEN in this way, we believe both that customer adoption of future products could be significant and that new customer acquisition costs would be affordable.

Compliance

Our digital currency industry solutions and services would be offered through our subsidiary, Acquired bank, A VALIDLY JURISDICTIONALLY-CHARTERED commercial bank that is a member of the Federal Reserve System. Our solutions and services would be built on a commitment and proprietary approach to regulatory compliance. When we began planning to pursue digital currency transaction platform in January 2020, many digital currency industry participants found it difficult to identify a reliable financial services partner due to the significant financial and human resources required to navigate the complex and underdeveloped regulatory regimes applicable to these digital currency customers. To address market demand, we would take a deliberate approach to developing compliance policies, procedures and controls designed to specifically address the digital currency industry and to hiring capable personnel required to implement those controls, policies and procedures. Over the coming years we intend to develop compliance capabilities—which would include ongoing monitoring of customer activities and evaluating a market participant’s ability to actively monitor the flow of funds of their own customers. We believe these capabilities would be a distinct competitive advantage for us, and provide a meaningful barrier to entry against potential competitors, as there is not currently a well-established and easily navigable regulatory roadmap for competitors to serve digital currency industry customers. For this reason, our long-term investment priority would be in developing and enhancing specialized compliance capabilities for the digital currency banking operation.

Blackchain Business Plan

The success of our proposed digital currency initiative, Blackchain, would be dependent on its acceptability and adoption among the customers of the Bank-to-be-purchased the general digital currency users in general.    Successful implementation of Blackchain and its integration into the Bank would lead to help the Bank to grow and maintain noninterest bearing deposits from digital currency customers. The Bank would be able to deploy deposits from its digital currency customers, as well as deposits from its physical branch into interest earning deposits in other banks and investment securities, as well as into certain ML-AI Lending opportunities that provide attractive risk-adjusted returns. The Bank would deploy deposits into lending opportunities across four categories: commercial and residential real estate lending, mortgage warehouse lending, correspondent lending and commercial business lending. Blackchain Bank would also generate an increasing amount of fee revenue from its digital currency customers related to transaction volume across its platform, foreign currency transactions, and fee income related to off-balance sheet deposits, along with fees from the mortgage warehouse division.

Industry Background

Adoption and commercialization of digital currencies have significantly expanded since the creation of bitcoin in 2009. Digital currencies are recognized as an asset class with the prospect to act as a store of value, a currency with the ability to facilitate financial transactions, and a worldwide medium of exchange, performing each function in ways that differ meaningfully from traditional fiat currencies.

Investor interest has grown substantially as the potential uses and advantages of digital currencies have become better understood. Although the digital currency market consists of many individual digital currencies, it is currently concentrated among the five largest digital currencies by market capitalization. As of January 2, 2021, the market value of the five largest digital currencies was $773.93 billion, more than 1.00% of the global money supply.

We believe that institutional acceptance of the digital currency asset class will continue to grow as capital flows into institutional investment vehicles and other digital currency-based business ventures. Currently, there are over 700 cryptocurrency investment funds with aggregate estimated assets under management of over $14.3 billion.

In response to the noticeable rapid growth in the industry and challenges faced by investors, we plan to develop technology solutions, including the BEN. While innovations, such as the BEN, would enable increasing numbers of institutional investors to begin investing in digital currencies, many of the world’s largest investors remain unable to invest in the asset class due to the continuing limitations of existing infrastructure. We believe that additional industry innovation will address these infrastructure challenges, enabling increased and accelerated growth in the industry. Services such as digital currency borrowing facilities do not currently exist in a meaningful way, creating significant opportunities for Blackchain to facilitate growth in the industry and to build a leadership position into many elements of digital currency infrastructure.

Digital Currency Customers

We currently do not have any digital currency customer.  However, we would have acquired a one-4 branch bank serving majority black neighborhoods, we intend to aggressively build a digital currency customer base and we intend to that customer base rapidly through referrals, word-of-mouth, as many customers would proactively approach us due to the reputation of our platform and as one of the leading provider of innovative financial infrastructure solutions and services to participants in the digital currency industry, which would include unique technology solutions. So far, we have built a pipeline of 722 digital currency users/owners who are interested in our services.   We are keeping these prospective digital currency customers engaged on our preparation to launch, the customer onboarding process, which includes extensive regulatory compliance diligence and integrating of the customer’s technology stack for those new to the digital currency and are interested in using our API.

Because our main office is located in California, our customer roll would include some of the U.S. exchanges and global investors in the digital currency industry. These market participants generally hold either or both of two distinct types of funds: (i) those funds that market participants use for digital currency investment activities, which we refer to as investor funds, and (ii) those funds that market participants use for business operations, which we refer to as operating funds.

Our customer ecosystem would also include software developers, digital currency miners, custodians and general industry participants that need our solutions and services.

We would always strive to grow our customer ecosystem. By expanding and deepening our customer relationships, we intend to reinforce and enhance a leadership position in the industry and to increase the value of the BEN to all participants. Our relationships with the leaders of the digital currency industry would be important because these participants would continue to inform us of the industry’s needs and enable us to continue advancing our product development to provide relevant solutions and services for the industry’s most pressing challenges and greatest opportunities.

Deepening our customer relationships through integration of our solutions with our customers’ processes and operating systems would create enhanced value and stronger, long-term relationships with them. We believe the BEN would become a key tool for many of our digital currency customers who need, and have come to rely on, the BEN for virtually real-time movement of their funds. Furthermore, digital currency exchanges that would integrate our API into their technology infrastructure could attribute incoming client funds, at scale, without human involvement and in virtually real-time, typically within a matter of seconds. This solution would enhance our value proposition, creating even closer relationships with our customers.

To build and maintain a leading position in the digital currency industry, we would be highly selective in our customer onboarding process to ensure the integrity of the platform. Many customers would choose us at least in part because of the attractions of BEN and our potential long-term commitment to the industry or their belief in our platform’s longevity. Customers would respect our onboarding and continuous compliance processes, as they would understand that all our digital currency customers must submit to initial and continued due diligence by us.

Technology-Driven Solutions for Our Digital Currency Customers

We intend to launch our digital currency initiative in response to unmet demand for U.S. dollar deposit accounts from many market participants. Our digital currency initiative solutions and services would also address various infrastructure shortfalls for market participants, including liquidity and counterparty risk management as explained in more detail below. Currently, our digital currency initiative solutions and services proposals are focused on the BEN, cash management solutions and other deposit account services:

Blackchain Exchange Network (BEN)—We believe that the BEN would be an innovative, market leading solution and a key point of differentiation that increases in capability and value by generating a network effect as additional users join the platform. The BEN would only transfer fiat U.S. dollars, would only be available to commercial customers and would not be enabled for customers who are individual investors. The BEN would reduce industry friction and create a compelling value proposition for market participants, whether they participate as a digital currency exchange, an investor or otherwise. BEN participants could efficiently move U.S. dollars 24 hours a day, 7 days a week, 365 days a year between their Bank accounts and other BEN participants’ Bank accounts, via the BEN API or online banking system. Multiple steps would be required to create, authorize and approve a BEN transfer, depending on the channel in which the BEN transfer is created (online banking system vs. API). Both channels would follow a three step process by which the sender is authorized as a BEN participant, the receiver is validated as a BEN participant, and the transfer amount is confirmed to be available in the originating account. BEN transfers would settle virtually instantly if all three conditions are met.

The ability to execute these types of transactions in virtually real-time is particularly valuable for digital currency investors and exchanges because digital currency trading occurs constantly on a global scale, with no fixed market hours. Consequently, the BEN would enhance transaction execution speed, which would mitigate exposure to digital currency pricing fluctuations. In addition, BEN participants may spend a significant amount of time and resources developing customized applications that interface directly with our API in a manner that most effectively facilitates BEN participants’ business models. We believe that these dynamics not only strengthen our customer relationships, but also serve as an organic, viral marketing tool. Additional market participants are driven to the BEN as our customers urge their counterparties in digital currency transactions to join the BEN to facilitate efficient, predictable and timely transaction execution.

The following example highlights the benefits that the BEN would provide to its participants with respect to liquidity and counterparty risk. A digital currency institutional investor maintains a deposit account with Blackchain Bank. The institutional investor wishes to move U.S. dollars from participating Exchange A to participating Exchange B. The institutional investor can execute the transaction in virtually real-time, outside of traditional banking hours via the BEN, if the institutional investor, Exchange A and Exchange B each maintain a deposit account at Blackchain Bank.  In contrast, if the institutional investor seeks to move funds from Exchange A to Exchange B without the BEN, the transaction would likely need to occur during traditional banking hours and could take several days to clear. This delay in transaction execution could limit the institutional investor’s ability to take advantage of digital currency market movements or require the institutional investor to keep additional funds at each exchange to take advantage of other transaction opportunities, resulting in reduced capital efficiency, reduced liquidity and/or increased counterparty risk.

The graphic below illustrates the various components of a transaction that could be effected through the BEN as compared to a similar transaction effected through a traditional execution pathway. As reflected, transactions on the BEN process in virtually real time as opposed to legacy transactions that may take from several hours to several days. Legacy transactions are subject to a number of variables that impact timing such as the daily cut-off time for the Federal Reserve wire system as well as incomplete or inaccurate information or wire destinations (country or recipient) that may require further action to confirm or clear.

Cash Management Solutions—Blackchain cash management solutions would enable our customers to send, receive and manage payments in a timely, efficient and scalable manner using the BEN, wire transfers and ACH transactions. To receive the full benefits of our cash management solutions, customers need touse their own development resources to build customized gateways that integrate our API and other solutions into their technology infrastructure. The Bank would offer a full suite of corporate cash management solutions from deposit, reporting and reconciliation (remote deposit capture, online banking, mobile banking, file / reporting automation, API, check reconciliation), liquidity management (positive pay, ACH positive pay, off balance sheet deposit sweeps), and payment solutions (domestic and foreign wire transfers and ACH origination and receipt transactions). The Bank would dedicate team to work with the customers to expand its technology offerings in these areas and to solve problems for its customers.

Deposit Account Services— Blackchain would be one of only a small group of institutions that would offer open deposit accounts and provide ongoing services in a manner that is designed to be regulatory compliant for digital currency market participants. Blackchain compliance procedures, would be developed to serve the digital currency industry, would be designed to enable us to prudently and efficiently establish deposit accounts for market participants. These deposit accounts would not consist of any digital currencies but may consist of investor funds or operating funds. Blackchain deposit accounts would offer a wide variety of features and security to market participants, including access to Blackchain cash management solutions, and other relevant business banking services.

The Company would comprehensively investigates prospective customers according to the level it deems necessary and appropriate, based on whether the customer is an “administrator,” an “exchanger” or a “user” of virtual currencies, which terms are defined in March 2013 guidance by the U.S. Treasury Department, or the Treasury Department (with recent interpretive guidance issued in May 2019). Under applicable regulations, administrators and exchangers are required to register with the Treasury Department’s Financial Crimes Enforcement Network, or FinCEN, as a money service business and may also be subject to licensing as money transmitters under applicable state laws. The Company’s due diligence and onboarding processes would include, at a minimum, detailed reviews of each customer’s ownership, management team, business activities and the geographies in which they operate. For customers such as exchanges which pose a higher degree of risk or have a higher degree of regulatory obligations, the Company’s processes would be more extensive and incorporate reputational reviews, reviews of applicable licensing requirements, plans, and status, and reviews of customer policies and procedures regarding the Bank Secrecy Act, or BSA, consumer compliance, information security, Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, prohibitions against unfair, deceptive or abusive acts or practices, as well as reviews of transaction monitoring systems and audit results. The differences in these processes would result in a variation in the time necessary to complete the onboarding process, which can range from a matter of days to several weeks.

All regulatory compliance-related responsibilities involving onboarded customers would be addressed in the Company’s core banking system or through various additional manual diligence and compliance review processes. No funds transfer transactions to accounts outside of the Bank would occur on the BEN, which is simply the means by which internal account transfer transaction instructions are passed to the Bank’s core banking system through which they are executed. Since all BEN participants are required to be deposit customers of the Bank, the Bank satisfies its know your customer, or KYC, obligations at the time of the customer’s account opening. Transaction instructions would be passed to the core banking system via the BEN, are executed on the core banking system, and are subsequently monitored through the Bank’s automated BSA systems.

Blackchain Competitive Advantages in the Digital Currency Industry

We believe Blackchain, being one of the pioneers, would have first-mover advantage serving the digital currency industry which would lead to strategic advantages, many of which would become significant barriers to entry for potential competitors. We expect that these advantages will enable us to maintain our leadership position in the industry:

Digital Currency-Focused Strategy—We believe Blackchain would be a leading provider of innovative financial infrastructure solutions and services for the digital currency industry. Blackchain would be one of the few only financial services providers in the United States catering to our target customer base. These market participants have been underserved by the legacy financial services community due to a lack of vision and regulatory complexity associated with the digital currency industry, which we have been able to overcome because of the in-depth industry knowledge and strategic foresight of our management team and our robust risk management and regulatory compliance framework.  The focus and mission of our talented management team is to address this unique market opportunity.

Customer Base— Blackchain first-mover advantage in the industry would help us to convert majority of the 722 potential digital currency customers in our pipeline within 12 months of launching.  Many of the 722 are already active participants in the digital currency industry. These recognizable customers could bolster our reputation and enhance our ability to attract new customers. Blackchain customer network would also enable us to receive feedback on challenges that the industry currently faces and anticipates facing in the future. Through active dialogue with our customers, we would stay at the forefront of industry trends, identify opportunities early and create solutions to address challenges.

BEN Network Effects—We believe the BEN would be one of the unique platforms in the industry and its power would grow with each new BEN participant, thereby attracting more customers and creating higher levels of customer retention and transaction activity. The Bank would provide digital currency investors with the identities of participating exchanges that have authorized the Bank to identify them to new or prospective BEN participants. Customer attraction to the BEN could come from explaining BEN advantages to a prospective participant or from encouragement from a customer’s digital currency exchange counterparty for the customer to enroll in the BEN to expedite funds transfers. Customer demand for the BEN would be driven by its availability, ease of use, and instant settlement functionality. BEN benefits would be quickly understood from the customer’s perspective and provide value to both sides of a BEN transfer. The BEN’s functionality would save time and reduce costs and risks to its users, as we described above.

API Integration— Blackchain cloud-based transactional API would enable customers to build direct access to the BEN and their deposit accounts into their technology infrastructure.  Blackchain would be one of only a small group of regulated financial institutions that has developed and deployed a transactional API, which would be an advanced tool that could widely deploy informational APIs which merely enable the sharing of information. Customers who would use our API would need to integrate Blackchain API into their systems because of the increased functionality provided by Blackchain API connection. Once fully integrated, Blackchain API would provide significant value for the customers via its direct interface to the Bank core system. For example, Blackchain exchange customers would use the API attribute client and counterparty funds programmatically and in virtually real time—a distinct advantage over traditional cash management systems which require human intervention to attribute such funds. Even if competitors would develop competing solutions to Blackchain API, our customers would need to commit significant time, money and other resources to replace Blackchain solutions or adopt additional solutions.

While the Bank would not integrate into customer systems, the Bank would provide tools for sophisticated customers to securely access and interact with their accounts’ functions over the Bank’s API. The movement toward application programming interfaces, or open banking, is an initiative that many U.S. banks have embraced. An application programming interface allows customers to automate manual processes, scale operations, or innovate on new product offerings by giving programmatic access to their account history, the ability to send payments, or the automated reconciliation of their accounts. It is the customer’s efforts to leverage these tools that may require significant time and resources on the customer’s part, depending on what the customer is trying to do. For instance, some of the Bank’s customers could integrate the API with their systems within a day while other customers could  create complex programs built on the API that would be built over a period of months. Each customer’s use case and implementation is slightly different, but all would be facilitated by the same basic APIs, documentation, developer portal, and Blackchain integration team. The BEN’s ability to permit a customer to make an internal transfer from their own account to another Blackchain customer’s account would be one of the functionalities available through and supported by the Bank’s API.

Robust Risk Management and Compliance Framework— The Bank would adequately invest in its risk management and compliance infrastructure. We intend to attract and retain a talented, dedicated compliance team with substantial experience in regulated financial institutions, including developing, implementing and monitoring systems to detect and prevent financial crimes. The Bank risk management and compliance team would develop a strong risk management and compliance framework that leverages technology for onboarding and monitoring market participants. See “Supervision and Regulation.”

Culture of Innovation—We intend to build a culture of innovation that would be driven by our CEO, Frank I Igwealor, whose career in the financial services and industries spans over 18 years, starting with a stint at Morgan Stanley through Goldstein Franklin.  Mr. Igwealor understands and would focus our management team’s attention on the potential long-term impact of digital currencies. Under Mr. Igwealor’s leadership, Blackchain would develop a broad team of digital currency, technology and financial services professionals. This team helps leverage our experience and significant customer base to enable us to identify and respond to opportunities to innovate and add value the Bank customers.  Blackchain team would collaborate in the design and implementation of the BEN and coordinate and oversee the development and deployment of our API to enable us to seamlessly address the needs of our digital currency customers. We expect the culture of product innovation will enable us to identify, build and deploy new customer solutions, both within the digital currency initiative and other potential future initiatives that may be related to new innovations in the financial services industry.

Digital Currency Solutions and Services Would Drive Blackchain Business Model

Blackchain digital currency initiative would contribute to the growth of the Bank’s noninterest bearing deposits, which would drive down the Bank’s funding costs to among the lowest in the U.S. banking industry. This would allow the Bank to generate attractive returns on lower risk assets through increased investments in interest earning deposits in other banks and securities, as well as funding limited ML-Ai enabled loan growth. The Bank’s low risk asset strategy would be able to supports a net interest margin that is lower than what is obtainable in other banks.  Our business model is described more fully below:

Prudently Leveraging Lower-Cost Core Deposit Base—A lower-cost core deposit base would be a key element of our financial success. We intend to deploy the deposits into assets that generate attractive risk-adjusted returns. Our interest earning deposits in other banks and our securities portfolio would grow substantially as our noninterest bearing deposits attributable to our digital currency initiative expands.

The Bank would segment its deposits based on their potential volatility, which would drive the Bank’s choices regarding the assets it funds with such deposits. Deposits attributable to digital currency exchange customer funds and investor funds would be assigned the highest potential volatility. These deposits would be invested primarily in interest earning deposits in other banks and adjustable rate securities available-for-sale.

The Bank’s portfolio of securities available-for-sale would be primarily composed of adjustable rate mortgage-backed securities, collateralized mortgage obligations and pools of government sponsored student loans. The Bank view its available-for-sale securities as a conservatively managed portfolio which offers a source of additional interest income and provides liquidity management flexibility.

The Bank would have more flexibility in deciding how to deploy its deposits attributable to digital currency customer operating funds.

Conservative Lending and Niche Asset Growth—Through the ML-Ai lending platform, the Bank would also selectively deploy funding into specialty lending businesses, including commercial and residential real estate lending, small business lending, entrepreneurship/venture-capital like lending, mortgage warehouse lending, correspondent lending, and commercial business lending. Under the Leadership of our management team, the Bank would develop underwriting expertise across these asset classes and ensure that these loans would offer attractive risk-adjusted returns.

The Bank would use a portion of our deposits attributable to digital currency exchange and investor funds as the funding source for our mortgage warehouse lending activities. We are comfortable with this strategy because of the short-term nature of our mortgage warehouse assets and because we can access funding at the Federal Home Loan Bank should we experience heightened volatility in the deposit balances related to these digital currency exchange and investor funds.

The Bank would use a portion of the deposits attributable to operating funds to make loans across our other lending businesses. A significant portion of the Bank’s portfolio would consist of loans on residential real estate and both owner-occupied and non-owner-occupied commercial real estate. The properties securing these loans would located primarily throughout the Bank’s markets and, with respect to commercial real estate loans, are generally diverse in terms of type.

In addition, we believe there may be attractive opportunities to provide digital currency borrowing facilities to deepen the Bank’s  customer relationships and further enhance its interest income.

Noninterest Income— The Bank’s noninterest income would primarily be driven by service fees related to the digital currency customers, mortgage warehouse fee income and other fees. We anticipate consistent increase in the noninterest income as our customers grow and their needs develop further, and as we continue to develop and deploy fee-based solutions in connection with our digital currency initiative.

Our Growth Strategy

We intend to build a leadership position in the digital currency industry by combining our management team’s industry vision with our strategic focus, market position, and technology platform to grow the Bank’s existing business lines and develop additional market-leading product offerings. Our strategies to achieve these goals include:

Development and Monetization of the BEN —The competitive advantage of operating on the BEN would be crucial for exchanges and investors participating in the digital currency industry. We believe the BEN can grow to a critical mass of adoption and utilization across the digital currency industry via expansion of our customer base and an increase in the functionality of the BEN that may come as a result of our own internal technology development, strategic relationships, or potential acquisitions. As we continue to enhance the BEN and its customer ecosystem, we believe the value of the network will continue to increase, providing us with the opportunity to earn fees commensurate with the significant value we are providing to our customers.

Build and Grow Digital Currency-Related Customer Base— The Bank customer growth would primarily be driven by market participants proactively enrolling into BEN and by high-quality referrals from existing Bank’s customers who value our sophisticated and flexible approach to addressing their industry-specific challenges.

As we build out BEN technology and brand awareness, we would expect to more deeply penetrate the universe of existing digital currency-related businesses in need of banking services. By further extending the breadth of our services, we believe we would generate an increasing number of high-quality referrals.

Focus on High-Growth Customers—Once we have fully deployed our ML-Ai lending platform and the Blackchain model, the Bank’s customers base would experience significant growth as the digital currency industry has rapidly expanded. We expect these customers to continuously grow, generating additional deposit potential for us and new opportunities for innovation to address customer needs.

Develop New Solutions and Services for Our Customers—The Bank would be developing additional products and services to address the digital currency industry’s largest opportunities. These products and services are intended to complement the Bank’s other product and service offerings and, as such, will not initially comprise a material portion of the Bank’s business. We believe we are well positioned to capitalize on these opportunities because of BEN technology platform and competitive advantages. Our future product roadmap includes:

•

Credit Products—Today, in accordance with industry practices, digital currency investors must have funds custodied on an exchange in order to trade on that exchange. We have identified significant demand from banking customers and prospective customers for borrowing from the Bank for the purposes of buying digital currency. This type of credit exists in many established markets but is largely absent from the nascent and evolving digital currency industry. We believe the BEN could provide the foundational infrastructure for this product in the digital currency industry, creating both deeper relationships with our clients and an attractive source of revenue growth.

We would be developing this product within the framework of the Bank’s legal lending authority and conservative credit culture. We plan to use the Bank’s robust credit underwriting and approval process to ensure that institutional investor borrowers have the capacity to honor an unconditional loan repayment obligation. These borrowers would provide digital currency, initially limited to Bitcoin, or U.S. dollars as collateral in an amount significantly greater than the line of credit being advanced. The Bank plans to work with existing digital currency exchange clients to both act as its collateral custodian for such loans, and to liquidate the collateral in the event of a decline in collateral coverage below levels required in the borrower’s loan agreement. In this structure, the exchange client will hold the borrower’s digital currency collateral and the Bank will use the BEN to fund the loan directly to the borrower’s account at the exchange. At no time will the Bank directly hold the pledged digital currency and the borrower’s relationship with the exchange will be as its customer and not as a third party beneficiary of the Bank’s collateral agreement with the exchange. In the event of a collateral deficiency, the exchange could immediately sell the digital currency collateral and use the BEN to send the resulting funds back to the Bank in partial or full satisfaction of the borrower’s repayment obligation to the Bank. The Bank will set collateral coverage ratios at levels intended to yield collateral liquidation proceeds in excess of the borrower’s loan amount, but the borrower would remain obligated for the payment of any deficiency notwithstanding any change in the condition of the exchange, financial or otherwise. The Bank anticipates that it will offer this credit product to select institutional clients in the fourth quarter of 2019.

We believe this product will provide greater capital efficiency for institutional investor clients that wish to transact without needing to move liquidity on and off different exchanges. Additionally, this will drive increased volumes through the BEN and reinforce Blackchain’s central role in the Bank’s clients’ operations. Offering lines of credit would also improve liquidity within the order book of the exchange clients and enable additional trading on their platforms.

•

Digital Asset Services—We have identified significant demand for the Bank to be involved in the custody and transfer of digital assets between customers. We believe that the digital currency market lacks sufficient regulated custodians to securely store digital currency to meet the demand of many institutional investors . We believe the Bank would be well-positioned to capture market share in this emerging space given the Bank’s existing investor relationships, the Bank’s brand and reputation, and our ownership of a federally regulated bank. We estimate that there are digital asset services currently being sought with respect to several billions of dollars worth of digital currency-related assets, and that there are limited potential providers of these services because traditional banks, trust companies and broker-dealers lack the infrastructure and expertise to custody, settle and transfer digital currency. Our growth strategy contemplates the establishment of a qualified custodian entity as a Company subsidiary to address this market opportunity. This entity would seek to become a New York State licensed limited liability trust company through which digital currency activities would be conducted. The State of New York was strategically chosen due to its established track record of granting trust charters for digital currency related companies. An application for this new entity would be submitted at the appropriate time. Establishment of a custodian to securely store digital currency, initially limited to Bitcoin, could enhance our ability to offer borrowing facilities for our digital currency customers in the future (see “—Credit Products” above). The Bank does not currently have custody or provide settlement or transfer services of any digital currency assets.

•

Expand Our International Customer Base—Due to the global nature of the digital currency industry and rapid adoption of digital currencies as an asset class, we believe we will have the opportunity to extend the reach of the Bank’s digital franchise into international markets. As part of this opportunity, we expect to offer products and services to those markets, as well as to our U.S. customers wishing to access those markets, that will drive additional growth and strategic value in our business. For example, we would work with correspondent banking partners, including a leading global investment bank to provide competitive foreign exchange alternatives to our clients.

•

Other Potential Fintech Opportunities—We carefully monitor events and emerging trends in the markets in which we operate to identify opportunities to further leverage our management team’s experience and technology-driven approach to developing additional fintech-related business opportunities to grow our deposits, earn additional fee income and generate attractive risk adjusted returns. These potential initiatives may include developing additional applications of BEN API architecture. We believe the BEN API is an attractive platform to support business activities that involve frequent transfer transactions between parties, including, among others, escrow, property/cash exchanges, non-profit non-governmental organizations, marketplace firms such as marketplace lenders and other participants in the sharing economy, and dollar aggregators that facilitate micro investing and crowdfunding activities. In the pursuit of developing new solutions and services for our customers, we may from time to time evaluate potential acquisitions which enable the Company to generate revenues from proprietary technology which delivers best-in-class infrastructure to the digital currency industry.

Capitalize on our Unique Market Insights—Because of our management team’s vision and our status as a sought-after partner within the digital currency industry, we see potential opportunities that many legacy financial services providers as well as digital currency market participants may not be able to see in the near-term. We believe that this unique position within the market will enable us to continue developing next generation financial infrastructure solutions and services and extend our first-mover advantage. Capitalizing on these opportunities has the potential to significantly accelerate our growth beyond the drivers visible to most market participants today and help us grow our position as a leading provider of innovative financial services infrastructure solutions and services to the digital currency industry.

General Overview (5) – Proposed Emerging Cryptocurrency Opportunities Portfolio

The emerging cryptocurrency opportunities portfolio is the wildcard of our FINTEC business model.  While the goals are clear, because it is a wildcard, there is no outline on what to expect or how it should be run.  GMPW needs these flexibilities because many established companies are jumping into the crypocurrency opportunities on a minutes notice. For example, in 2020, Microstrategy decided to move their treasury into bitcoin as part of their cash management strategy.  Marathon Patent Group moved into cryptocurrency mining as a business model.  Overstock has been in cryptocurrency for a while.  Square and Paypal just joined the bandwagon of American companies that try to find and exploit opportunities in the crypto currency industry without abandoning their actual businesses. GMPW’s  emerging cryptocurrency opportunities portfolio would not be different.  The company would on an ongoing basis evaluate and consider investments into potentially viable cryptocurrency opportunities anywhere.

Environmental, Social and Governance (“ESG”)

We endeavor to provide a richly diverse work environment that employs the highest performers, cultivates the best ideas and creates the widest possible platform for success.  We are committed to elevating and supporting the core values of diversity and inclusion, “Total Well-Being” (which brings together physical, financial, career, social and community well-being into a cohesive whole), and environmental, social and governance (“ESG”), which includes sustainability and social responsibility, by actively engaging in these areas.  Each member of the executive team maintains an annual goal related to these core values, which is evaluated by the Company’s Board of Trustees.  Our goal is to create and sustain an inclusive environment where diversity will thrive, employees will want to work and tenants will want.  We are committed to providing our employees with encouragement, guidance, time and resources to learn and apply the skills required to succeed in their jobs.  We provide many classroom and on-line training courses to assist our employees in interacting with prospects and tenants as well as extensive training for our customer service specialists in maintaining our properties and improvements, equipment and appliances.  We actively promote from within and many senior corporate and property leaders have risen from entry level or junior positions.  We monitor our employees’ engagement by surveying them annually and find most employees say they are proud to work at the Company, value one another as colleagues, believe in our mission and values and feel their skills meet their job requirements.

We have a commitment to sustainability and consider the environmental impacts of our business activities.  Sustainability and social responsibility are key drivers of our focus on creating the best properties for tenants operate, work and play.  We have a dedicated in-house team that initiates and applies sustainable practices in all aspects of our business, including investment activities, development, property operations and property management activities.  With its high density, multifamily housing is, by its nature, an environmentally friendly property type.  Our recent acquisition and development activities have been primarily concentrated in pedestrian-friendly urban and close-in suburban locations near public transportation.  When developing and renovating our properties, we strive to reduce energy and water consumption by investing in energy saving technology while positively impacting the experience of our tenants and the value of our assets.  We continue to implement a combination of irrigation, lighting, HVAC and renewable energy improvements at our properties that will reduce energy and water consumption.  For 2020, we continue to have an express company-wide goal for Total Well-Being, which includes enhanced ESG efforts.  Employees, including our executives, will have their performance against our various Total Well - Being goals evaluated as part of our annual performance review process.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Plan of Operations

While our major focus is to find, acquire and manage an Bank, Fintec or Digital Currency, our real estate portfolio is still alive and must figure in our plan of operation.  As of the date of this S-1 Registration, we have two available-for-sale real estate properties with a carrying amount of $970,148.  We bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles in 2019.  We bought a fourth property in June 2020.  During the nine months ended September 30, 2020, we sold two of the four properties for a total amount of $1,205,000.  In the next twelve months, we plan on selling the remaining two properties and adding the proceeds obtained from the sales to the Proceeds from this Offering to finance our Bank, Fintec or Digital Currency  business plan.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.  Upon completion of the acquisition of an One-four branch bank or doing a joint venture (JV) with Bank, Fintec or Digital Currency  businesses, our strategy will subsequently include operating the Bank, Fintec or Digital Currency  and related product lines.

Our Management Strategy

Our edge is the ability to leverage the expertise of our key managers in cost control, process improvement, and synergetic collaboration across businesses and industries to create value, improve margins, and optimize overall performance of acquired companies. GiveMePower Corporation adopts a conservative approach to acquisitions and investment; it normally considers companies that sell close to or below their industry average multiples for investment or acquisition.   GiveMePower Corporation also seeks and acquires assets and businesses that help it achieve vertical integration in its industry.

We will build a team talented in synchronizing optimized business processes across industries and disciplines from target identification, due diligence, through portfolio company restructuring, resulting in better resources allocation and cash-flow, higher significant profitability, and superior returns to shareholders and investors.   In general, our officers will oversee and support the management team of our acquired businesses by, among other things:

  recruiting and retaining talented managers to operate our future businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;
  regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;
  assisting management of our businesses in their analysis and pursuit of prudent organic growth strategies;
  identifying and working with management to execute on attractive external growth and acquisition opportunities;
  identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;
  providing the management teams of our future businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and
  forming strong subsidiary level boards of directors to supplement management in their development and implementation of strategic goals and objectives.

We believe that our long-term perspective provides us with certain additional advantages, including the ability to:

  recruit and develop talented management teams for our future businesses that are familiar with the industries in which our future businesses operate and will generally seek to manage and operate our future businesses with a long-term focus, rather than a short-term investment objective;
  focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;
  create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;
  achieve exposure in certain industries in order to create opportunities for future acquisitions; and
  develop and maintain long-term collaborative relationships with customers and suppliers.

We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our management team identify and recruit qualified employees for our businesses.

Components of Our Results of Operations

Revenue—We generate revenue primarily from net revenue from trading, commissions and fees charged on each real estate services transaction closed by our lead agents or partner agents, and from the sale of homes.

Properties Revenue—Properties revenue consists of revenue earned when we sell homes that we previously bought directly from homeowners. Properties revenue is recorded at closing on a gross basis, representing the sales price of the home.

Intercompany Eliminations—Revenue earned from transactions between operating segments are eliminated in consolidating our financial statements. Intercompany transactions primarily consist of services performed from our real estate services segment for our properties segment.

Cost of Revenue and Gross Margin

Cost of revenue consists primarily of home-touring and field expenses, listing expenses, home costs related to our properties segment, office and occupancy expenses, and depreciation and amortization related to fixed assets and acquired intangible assets. Home costs related to our properties segment include home purchase costs, capitalized improvements, selling expenses directly attributable to the transaction, and home maintenance expenses.

Gross profit is revenue less cost of revenue. Gross margin is gross profit expressed as a percentage of revenue. Our gross margin has and will continue to be affected by a number of factors, but the most important are the mix of revenue from our relatively higher-gross-margin real estate services segment and our relatively lower-gross-margin properties segment, real estate services revenue per transaction, agent and support-staff productivity, personnel costs and transaction bonuses, and, for properties, the home purchase costs.

 Results of Operations

Three Months ended September 30, 2020

Revenue and net gain from sales of investments under trading securities ― The Company recorded $19,187 in net gain from sales of investments under trading securities for the three months ended September 30, 2020 as compared to $0 for the same period of September 30, 2019.  The Company did not record any other revenue for the period under review.

Operating Expenses ― Total operating expenses for the three months ended September 30, 2020 was $22,272 as compared to $0 in the same period in, 2019.

Net Loss ― Net loss for three months ended September 30, 2020 was $43,992, as compared to net loss of $0 for the nine months ended September 30, 2019.

Nine Months ended September 30, 2020, as Compared to Nine Months ended September 30, 2019

 Revenue and net gain from sales of investments under trading securities ― The Company recorded $79,194 in net gain from sales of investments under trading securities and $25,173 in net gain from sales of investment under properties, for the nine months ended September 30, 2020 as compared to $0 for the same period of September 30, 2019.

Operating Expenses ― Total operating expenses for the nine months ended September 30, 2020 was $128,083 as compared to $0 in the same period in, 2019, due to increased operating activities during the period ended September 30, 2020.

Net Loss ― Net loss for nine months ended September 30, 2020 was $132,493, as compared to net loss of $0 for the nine months ended September 30, 2019.

Financial Condition, Liquidity and Capital Resources

As of September 30, 2020, the Company had a working deficit of $143,052, consisting of $5,340 in cash, $22,961 in Trading Securities, $152 in accounts receivable, minus $943 of accrued expense, $1,406 in accrued interest, $5,542 in marginal loan payable, and $163,632 of line credit.

The Company had $22,961 inventory of Trading Securities as of September 30, 2020 as compared to $0 for the period ending December 31, 2019.

For the nine months ended September 30, 2020, the Company used $21,401 on operating activities, used $1,014,128 on investing activities and generated $1,040,369 from financing activities, resulting in an increase in total cash of $4,840 and a cash balance of $5,340 for the period. For the nine months period ended September 30, 2019, the Company used cash of $0 in operating activities, used cash of $0 for investing activities and obtained cash of $0 from financing activities, resulting in an increase in cash of $0 and a cash balance of $0 at the end of such period.

Total notes payable for related and unrelated parties increased by $1,040,357 for the period ended September 30, 2020, compared to the fiscal year ended December 31, 2019 of $45,517.

As of September 30, 2020, total stockholders’ deficit increased to $76,373 compared to total stockholders’ equity of $379 as of December 31, 2019.

As of September 30, 2020, the Company had a cash balance of $5,340 (i.e. cash is used to fund operations). The Company does not believe our current cash balances will be sufficient to allow us to fund our operating plan for the next twelve months. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations or substantially curtail its drug development activities. These conditions raise substantial doubt as to our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should we be unable to continue as a going concern.

Our principal sources of liquidity in the past has been cash generated from loans to us by our major shareholder. In order to be able to achieve our strategic goals, we need to further expand our business and implement our business plan.  To continue to develop our business plan and generate sales, significant capital has been and will continue to be required. Management intends to fund future operations through private or public equity and/or debt offerings. We continue to engage in preliminary discussions with potential investors and broker-dealers, but no terms have been agreed upon. There can be no assurances, however, that additional funding will be available on terms acceptable to us, or at all. Any equity financing may be dilutive to existing shareholders. We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

We have not established revenue generating operations and will be dependent upon obtaining financing to pursue any future extensive acquisitions and activities. The revenues, if any, generated from our operations or acquisitions may not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.

We will now be obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Securities Exchange Act, we will need investment of capital.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.  As of January 6, 2021, December 31, 2019 and 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

Based on this definition, we have identified the critical accounting policies and judgments addressed which are described in Note 2 to our condensed consolidated financial statements included elsewhere in this Registration Statement. Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

DESCRIPTION OF BUSINESS

Business Overview

GiveMePower Corporation operates and manages a portfolio of real estate and financial services assets and operations to empower black persons in the United States through financial tools and resources. Givemepower is primarily focused on: (1) creating and empowering local black businesses in urban America; and (2) creating real estate properties and businesses in opportunity zones and other distressed neighborhood across America.  This Offering represents the commencement of the Banking and financial services division of our business. This Offering will enable GMPW to become a financial technology company (FINTEC) that provides machine learning (ML) and artificial intelligence (AI)  enabled banking and financial services on blockchain-powered platforms, giving access to the unbanked, underserved, and residents of majorly black communities across the United State.  Our Machine Learning and AI driven banking and financial services operations would also cover the areas of private equity, business lending and venture capital that invest in young black entrepreneurs, and seeding their viable business plans/ideas on block-chain-powered financial services delivery platform that connects, black entrepreneurs, black borrowers, consumers, banks, and institutional investors. Our real estate division invests in Opportunity Zones, Affordable Housing, and specialized real estate properties.

Corporate History

GiveMePower Corporation (the “PubCo” or “Company”), a Nevada corporation, was incorporated on June 7, 2001 to sell software geared to end users and developers involved in the design, manufacture, and construction of engineered products located in Canada and the United States. GiveMePower was originally incorporated in Alberta, Canada as GiveMePower.com Inc. on April 18, 2000, to sell software and web-based services geared to businesses involved in the design, manufacture, and construction of engineered products throughout North America. Effective September 15, 2000, the Company amended its Articles of Incorporation to change its corporate name to GiveMePower Inc.  The founder of the Company began the implementation of this business plan under his 100%-owned private company, Sundance Marketing International Inc. (Sundance). Sundance has been in existence since 1991 and at one time was a market leader in the distribution of survey, mapping and infrastructure design software in the Canadian marketplace. On April 15, 1999, Mr. Walton entered into a license agreement with Felix Computer Aided Technologies GmbH (Felix) for the exclusive rights to distribute FCAD software in North America.

On December 20, 2000, the Company entered into a Plan and Agreement of Reorganization to undertake a reverse merger with a National Quotation Bureau public company called TelNet World Communications, Inc. (TelNet).  TelNet was originally incorporated in the State of Utah on March 10, 1972 as Tropic Industries, Inc. (Tropic).  Tropic became United Datacopy, Incorporated on February 24, 1987 which became Pen International, Inc. on March 21, 1994 and then TelNet World Communications, Inc. on March 4, 1998.  TelNet had no operations nor any working capital when the Company entered into the reverse merger with it.  GMP acquired the rights, title and interest to the domain name, givemepower.com from Sundance on February 16, 2001.  In addition, Sundance agreed to assign its existing customer base to GMP and further agreed that it would terminate its license agreement with Felix immediately upon GMP securing its own agreement with Felix.  GMP renegotiated the exclusive rights to co-develop, re-brand and distribute FCAD software in North America effective February 16, 2001.  Effective July 5, 2001 the Company changed the name of TelNet to GiveMePower Corporation and changed the domicile from Utah to Nevada.

The PubCo has been dormant and non-operating since year 2009. PubCo is a public reporting company registered with the Securities Exchange Commissioner (“SEC”). In November 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since November 2009.

On December 31, 2019, PubCo sold one Special 2019 series A preferred share (“Series A Share”) for $38,000 to Goldstein Franklin, Inc. (“Goldstein”), a California corporation. One Series A Share is convertible to 100,000,000 shares of common stocks at any time. The Series A Share also provided with 60% voting rights of the PubCo. On the same day, Goldstein sold one-member unit of Alpharidge Capital, LLC (“Alpharidge”), a California limited liability corporation, representing 100% member owner of Alpharidge. As a result, Alpharidge become a wholly owned subsidiary of PubCo as of December 31, 2019.

The transaction above was accounted for as a “reverse merger” and recapitalization amongst PubCo, Goldstein, and Alpharidge since the stockholders of Alpharidge will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity immediately following the completion of the transaction, the stockholders of PubCo will have the significant influence and the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity, and PubCo’s senior management will dominate the management of the combined entity immediately following the completion of the transaction. Accordingly, Alpharidge will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of the PubCo. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements are those of Alpharidge and are recorded at the historical cost basis of Alpharidge. As a result, Alpharidge is the surviving company and the financial statements presented are historical financial accounts of Alpharidge.

On September 16, 2020, as part of its sales of unregistered securities to Kid Castle Educational Corporation, company related to, and controlled by GMPW President and CEO, the Company, for $3 in cash and 1,000,000 shares of its preferred stock, acquired 100% interest in, and control of Community Economic Development Capital, LLC (“CED Capital”), a California Limited Liability Company, and 97% of the issued and outstanding shares of Cannabinoid Biosciences, Inc. (“CBDX”), a California corporation.  This transaction was accounted for under the Consolidation Method using the variable interest entity (VIE) model wherein the Company consolidates all investees operating results if the Company expects to assume more than 50% of another entity’s expected losses or gains.  The 1,000,000 shares of our preferred stock sold to Kid Castle Educational Corporation gave to Kid Castle, approximately 87% voting control of Givemepower Corporation.

The consolidated financial statements of the Company therefore include its wholly owned subsidiaries of Alpharidge Capital LLC. (“Alpharidge”), Community Economic Development Capital, LLC. (“CED Capital”), and Cannabinoid Biosciences, Inc. (“CBDX”), and subsidiaries, in which GiveMePower has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”), after elimination of intercompany transactions and accounts.

With the proceeds from this Offering, we intend to acquire: (1) a one-to-four branch bank that is federally licensed in each jurisdiction; (2) a machine learning (ML) and artificial intelligence (Ai)  enabled loan and insurance underwriting platform; (3) blockchain-powered payment systems; (4) cryptocurrency transaction processing platform; and (5) emerging cryptocurrency opportunities portfolio; a combination of three of which would connects consumers, banks, institutional investors, and ensure access to the unbanked and underserved residents of majorly black communities across the United State of America.  All five sub-divisions would operate together as a modern digitized banking and financial services provider focusing to giving access to black entrepreneurs, black borrowers, consumers, banks, and institutional investors.

General Overview (1) - Proposed Federally licensed one-four branch bank

Jurisdictionally, GMPW intend to acquire and manage one-branch bank in each of its relevant jurisdictional domain.  Owning/controlling a bank or banks with branches across every urban/black neighborhood in the United States is not our goal.  Rather we would be content to own a one-branch bank in every relevant jurisdiction to allow us to initiate/conduct blockchain-powered digitized banking that is accessible to all black person and businesses across the United States.  Thus, we shall start our banking acquisition by finding targets that operates one-six branches.  We intend to start with the acquisition of one-branch bank, whose operation and back-office would be migrated unto a Blockchain-powered platform to digitize its entire banking operation to cover and serve all black persons in the United States.   We believe that blockchain technology is the most suited platform to implement, run and manage a U.S. wide digitized banking services whose reach encompasses most black persons living in the United States. The beauty of such platform is that: (1) Blockchain records and validates each and every transaction; (2) Blockchain does not require third-party authorization; and (3) Blockchain is decentralized.

Blockchain-powered digitized banking operation would position the The Bank at the forefront on banking innovation while achieving its goals without compromising traditional banking standards.  Key advantages of sitting the The Bank operations on a blockchain-powered platform include simplification of transactions reliance, transparency, security, compliance and seamless regulatory reporting.  Advantages of operating a blockchain-powered platform include the followings:

Data Security: The blockchain’s decentralized security detects backdoor hacks more easily than its alternatives. Blockchain tech secures and privatizes data through encryption and cryptographically protected passkeys. This is ideally suited to the Banking industry, where both security and privacy are critical because ackers disproportionately target financial institutions. Finance hacks accounted for 8.5 percent of data breaches in 2017, and financial businesses are 300 times more likely to fall victim to a cyber attack.

Faster,Time-Saving and more reliable payment structures: Blockchain technology could help decrease recordkeeping costs and in situations where financial institutions that act as the guarantor of payment between seller and buyer, where traditional letters of credit require several intermediaries — banks, financiers, insurers, and export credit agencies — that must all be paid, Blockchain technology would eliminate some intermediaries while simultaneously weaning trade financiers off of paper-based systems that cost time and money.

Loan Syndication:  A Blockchain-powered platform would compliment the best attributes of our proposed ML-AI lending platform because a blockchain-powered framework would digitize ML-AI loan syndication.    Utilizing unified records systems to create clarity and drive efficiency,  blockchain allows remote access by credentialed parties without sacrificing security and thus, eliminates inefficiency in loan syndication, which is caused by a lack of transparency from underwriters.

Clearing and Settlement:  Blockchain technology is also effective for clearing and settlement because it facilitates immediate settlement.

Lowered Cost of Record-Keeping and Record-Retention: Blockchain technology could eliminate the risk of complete record loss that comes with paper-based recordkeeping and reduce the cost of record-keeping because it is digital, inexpensive to maintain and it stores records in a decentralized fashion, providing top-flight security and easy accessibility.

Interbank Transactions: Blockchain-powered automation could facilitate real-time interbank fund verification that would unify banks, reduce fees and lead to quicker wire transfers at a lower cost.

Blockchain for Anti-Money Laundering (AML) and Counter-Terrorist Financing (CTF): Data logged on the Blockchain-powered platform is distributed across hundreds or even thousands of nodes, and effectively making it impossible to alter the entire decentralized record.

Regulatory Compliances:  Blockchain ledgers can store verified, immutable data, so they’re perfect for sharing files between regulators and compliance departments. This self-executing technology will likely cause compliance departments to downsize. That’s a bummer for employees, but automation could replace this costly error-prone reporting framework.

Increasing Transparency: Blockchain-powered platform could help build confidence and reputation between the Bank and customers because blocckchain technology would allow banks to share their compliance efforts with their customers.

Serving the Unbanked: Studies showed that One of every 13 households in the United States is unbanked. The poor make up majority of the unbanked in the United States.  Without access to traditional banking or knowledge of how to use it, the poor are often forced to turn to hostile lenders with predatory interest rates and fees.  Blockchain-powered banking platforms would provide inherent security and the ability to create a decentralized lending network to serve this population. Blockchain and cryptocurrency-based solutions could completely replace predatory businesses like check cashing and payday advances with fairer, transparent systems.

Notwithstanding our hope to find and acquire a federally licensed one-four branch bank as outlined above, there is no assurance that we could complete this offering, raise the capital to acquire a black bank.  Even if we were able to raise the money required to acquire a federally licensed one-four branch bank, there is no guarantee that we’ll find a seller of such.  We may not be able to execute on the plan above because factors related to our limited operating history.

General Overview (2) – Proposed Cloud-Based Machine-Learning and Artificial Intelligence (AI) Lending platform

The completion of this Offering will launch the Company’s cloud-based machine learning and artificial intelligence lending platform. It is our believe that Machine-Learning (ML) and Artificial intelligence (AI), lending platform would enable a superior loan product with improved economics that can be shared between consumers and lenders. The proposed platform would aggregate consumer demand for high-quality loans and connects it to our soon-to-be-build network of ML-AI-enabled investors, lenders and bank partners. Consumers on the ML-AI platform would benefit from a highly automated, efficient, all-digital experience. Our prospective bank partners would benefit from access to new customers, lower fraud and loss rates, and increased automation throughout the lending process.

Credit is a cornerstone of the U.S. economy, and access to affordable credit is central to unlocking upward mobility and opportunity. The FICO score was invented in 1989 and remains the standard for determining who is approved for credit and at what interest rate. (Rob Kaufman, myFico Blog: The History of the FICO Score, August 2018). While FICO is rarely the only input in a lending decision, most banks use simple, rules-based systems that consider only a limited number of variables. Unfortunately, because legacy credit systems fail to properly identify and quantify risk, millions of creditworthy individuals are left out of the system, and millions more pay too much to borrow money.  (Patrice Ficklin and Paul Watkins, Consumer Financial Protection Bureau Blog: An Update on Credit Access and the Bureau’s First No-Action Letter, August 2019).

The first generation of online lenders focused on bringing credit online. Analogous to earlier internet pioneers, these companies made shopping for and accessing credit simpler and easier for consumers and businesses. It was no longer necessary to stand in line at a bank branch, to sit across the desk from a loan officer and to wait weeks or months for a decision. These lenders enabled the emergence of personal loan products that were previously unprofitable for banks to offer. While they brought the credit process online, they inherited the decision frameworks that banks had used for decades and did not address the more rewarding and challenging opportunity of reinventing the credit decision.

GMPW intend to leverage the power of AI to more accurately quantify the true risk of a loan. The ML- AI models would be built to continuously self-upgrade, train and refine many critical components of lending risk analytics and decision-making on a real-time basis. We intend to build discrete ML- AI models that target fee optimization, income fraud, acquisition targeting, loan stacking, prepayment prediction, identity fraud and time-delimited default prediction. These models would be designed to incorporate multiple lending underwriting variables and utilize training dataset that accounts for varieties of repayment events.  It is also anticipated that the network effects generated by constantly improving ML- AI models would provide a significant competitive advantage—and more training data would lead to higher approval rates and lower interest rates at the same loss rate.

Our proposed ML-AI driven lending platform and models would be integrated into, and operationalized in, the The Bank. The ML-ML- AI models would also be provided to our bank partners within a consumer-facing cloud application that would streamline the end-to-end process of originating and servicing a loan. The ML-AI lending platform would inhabit a configurable, multi-tenant cloud application designed to integrate seamlessly into a bank’s existing technology systems. The configurable platform would allow each bank to define its own credit policy and determine the significant parameters of its lending program. The ML-ML- AI models would use and analyze data from all of our bank partners. As a result, these models would be trained by specific algorithm to generate optimal loan scenario, and each bank partner would benefits from participating in a shared ML-AI lending platform that give credit access to black entrepreneurs, black borrowers, consumers, and viable platform to banks, and institutional investors.

Loans issued through the proposed ML-AI platform could be retained by the originating bank partners, distributed to a broad base of institutional investors and buyers that invest in similar loans or funded by GMPW’s The Bank’s balance sheet. We intend to enter into nonexclusive agreements with wholesale loan purchasers and grantor trust entities in that participate in asset-backed securitizations, or ABS, under which the ABS investors could also outsource their loan servicing to the The Bank.

We expect revenue the ML-AI lending platform would come primarily comprised of The Bank’s in-house transaction fees in addition to fees paid by other banks that would us the ML-AI lending platform. We intend to charge banks referral fees for each loan referred through the ML-AI lending platform and originated by a bank partner, platform fees for each loan originated (regardless of its source) and loan servicing fees as consumers repay their loans. We intend to enter nonexclusive agreements with bank partners that would, generally have 12-month terms and automatically renew, subject to certain early termination provisions and minimum fee amounts, and would not include any minimum origination obligation or origination limits. As a usage-based platform, we intend to target positive unit economics on each transaction, resulting in a cash efficient business model that features both high growth rates and profitability.

Industry Overview

Affordable Credit is Critical to Unlocking Upward Mobility and Opportunity

With $3.6 trillion of consumer credit originated between April 2019 and March 2020, (Based on loan origination dollar amounts published by TransUnion; see the section titled “Industry, Market and Other Data.”). credit is a cornerstone of the U.S. economy. Access to affordable credit is central to unlocking upward mobility and opportunity. Reducing the price of borrowing for consumers has the potential to dramatically improve the quality of life for millions of people. Studies have demonstrated a strong statistical link among access to affordable credit, personal well-being and income growth.( Kirsten Wysen, Open Source Solutions: Why Credit Scores and Payday Lending Matter for Health, October 2019). The average American has approximately $29,800 in personal debt. (
Northwestern Mutual, 2019 Planning & Progress Study: The Debt Debacle, 2019). While access to affordable credit has allowed Americans to purchase and improve their homes, buy cars, pay for college tuition and cover emergency expenses, high interest rates can negatively impact a consumer’s financial health. The U.S. Federal Reserve reports that on average, 10% of household disposable personal income is spent on debt repayment. (The Federal Reserve Board, Household Debt Service and Financial Obligations Ratios, or Federal Reserve Household Debt, December 2019).  In addition, 16% of Americans spend 50% to 100% of their monthly income repaying debt.

Affordable Credit Is Inaccessible for Millions because Existing Systems Fail to Accurately Quantify Risk

The FICO score was invented in 1989 and has not fundamentally changed since that time. (Kaufman; see the section titled “Industry, Market and Other Data”). The FICO score is used by over 90% of lenders to determine who is approved for credit and at what interest rate. Id.  While FICO is rarely used in isolation, many credit models are simple, rules-based systems. A leading expert found that bank credit models commonly incorporate eight to 15 variables, with the more sophisticated models using as many as 30. (Naeem Siddiqi, Intelligent Credit Scoring: Building and Implementing Better Credit Risk Scorecards—2nd Edition, 2017).  Unsurprisingly, the world is more complicated than can be represented by these models, so they are limited in their ability to reliably estimate the probability of default.

Many borrowers suffer from the effects of inaccurate credit models. Many are approved for a loan that they ultimately will be unable to repay, negatively impacting both the consumer and the lender. Many others may be declined for a loan that they could have successfully repaid if given the opportunity—again doing harm to both consumer and lender. According to an ML-AI retrospective study completed in December 2019, four out of five Americans who have taken out a loan have never defaulted, yet less than half of Americans have access to prime credit. (The study defined access to prime credit as individuals with credit reports with VantageScores of 720 or above).  Even consumers with high credit scores tend to pay too much for loans because the rates they pay effectively subsidize the losses from borrowers who default.

Banks Will Continue to be at the Forefront of Consumer Lending

Banks have been at the forefront of consumer lending in the U.S. for more than a century. They benefit from long-term structural advantages, including a low cost of funding, a unique regulatory framework, and high levels of consumer trust. Through large and reliable deposit bases, banks are able to maintain a very low cost of funds—approximately 1% on average.  (Federal Home Loan Bank of San Francisco, Cost of Funds Index, December 2019). These cost savings are passed through to borrowers in the form of lower interest rates, a significant competitive advantage over non-depository lending institutions. Banks also benefit from a regulatory framework that allows them to create nation-wide lending programs that are largely uniform. Given these advantages, we believe that a partnership-based bank enablement approach will be more successful than a disruption strategy.

Banks Must Undergo a Digital Transformation to Remain Competitive

The largest four U.S. banks spend an estimated $38 billion on technology and innovation annually.  (Adrian D. Garcia, Bankrate: JPM, Big Banks Spend Billions on Tech but Innovation Lags, July 2018). These four banks may attempt to build AI lending models over time, once general market acceptance has been achieved. However, outside the largest four banks, there are approximately 5,200 FDIC insured institutions (
Federal Deposit Insurance Corporation, or FDIC, Statistics on Depository Institutions, December 2019.) that are at risk of falling behind. Despite holding over $8 trillion in deposits, (The dollar amount of deposits held by banks, other than the largest four banks, was aggregated by ML-AI using data provided by the FDIC; see the section titled “Industry, Market and Other Data.”) we believe these banks, particularly small to medium-sized banks, have outdated technology and lack the technical resources of larger banks to fund the digitization process.  At the same time, consumers are increasingly seeking digital, personalized and automated experiences. (Bain & Company, Inc., or Bain, Evolving the Customer Experience in Banking, 2017. PricewaterhouseCoopers LLP, or PwC, Experience Is Everything: Here’s How To Get It Right, 2018. RedPoint Global and the Harris Poll, or RedPoint Global, Addressing the Gaps in Customer Experience: A Benchmark Study Exploring the Ever Evolving Customer Experience and How Marketers and Consumers Are Adapting, March 2019).  A 2017 Bain survey found that approximately 50% of the U.S. population would be comfortable buying financial products from technology companies. (Bain; see the section titled “Industry, Market and Other Data.”). We believe that as consumers, both young and old, move their financial lives online, small and medium-sized banks will be increasingly ill-equipped to serve them.

We believe that these trends have been accelerated by the COVID-19 pandemic, as the lack of access to physical bank branches has increased the Banking industry’s focus on digital capabilities. The performance of our platform through this crisis has also given existing and prospective bank partners an important new data point to underpin their growing confidence in our solution.

Increasing Recognition from Regulators

Many regulators including the Federal Deposit Insurance Corporation, or FDIC, the Office of the Comptroller of the Currency, or OCC, the Federal Reserve and the CFPB increasingly recognize the opportunity to modernize techniques used in lending.  (Board of Governors of the Federal Reserve System, Consumer Financial Protection Bureau, Federal Deposit Insurance Corporation, National Credit Union Administration and Office of the Comptroller of the Currency, Interagency Statement on the Use of Alternative Data in Credit Underwriting, or FDIC Interagency Statement, December 2019). In December 2019, these agencies issued an inter-agency report in support of the use of alternative data in lending decisions.  (FDIC Interagency Statement; see the section titled “Industry, Market and Other Data.”).  Additionally, in November 2019, the CFPB director noted that despite external uncertainty regarding how AI will fit into regulatory frameworks, the CFPB is focused on ensuring a path to regulatory clarity because it recognizes the value AI lending products can offer consumers. (Kathleen L. Kraninger, Consumer Financial Protection Bureau: Director Kraninger’s Remarks at TCH-BPI Conference, November 2019).

The ML- AI Lending Platform Opportunity

The ML- AI lending platform and models would be central to our value proposition in the Banking and financial services industry. The models would incorporate thousands of variables, which would be analogous to the columns in a spreadsheet. They would be trained by million projected repayment events, analogous to rows of data in a spreadsheet. Interpreting these billions of cells of data would be a sophisticated machine learning algorithms that enable a more predictive model.

These elements of our proposed model would be co-dependent; the use of hundreds or thousands of variables is impractical without sophisticated machine learning algorithms to tease out the interactions between them. And sophisticated machine learning would depend on large volumes of training data. Over time, we would be able to deploy and blend more sophisticated modeling techniques, leading to a more accurate system. This co-dependency would present a challenge to others who may aim to short-circuit the development of a competitive model. While incumbent lenders may have vast quantities of historical repayment data, their training data will lack the hundreds of columns, or variables, that would power our model.

Despite their sophistication, our ML-ML- AI models would be delivered to banks in the form of a simple cloud application that would shield borrowers from the underlying complexity. Additionally, our platform would allow banks to tailor lending applications based on their policies and business needs. The Bank partners could configure many aspects of their lending programs, including factors such as loan duration, loan amount, minimum credit score, maximum debt-to-income ratio and return target by risk grade. Within the construct of each bank’s self-defined lending program, our platform will enable the origination of conforming and compliant loans at a low per-loan cost.

Our proposed ML-AI lending platform will benefits from powerful flywheel effects that drive continuous improvements as our business scales. Our ML-AI lending platform would benefit first from increasingly sophisticated models, variable expansion and rapid growth of training data. Upgrades to our platform would allow us to offer higher approval rates and lower interest rates to consumers, which would increase the number of borrowers on our platform. Upgrades to our platform will also lead to better borrower selection, which lowers losses and lowers interest rates to borrowers. The flywheel effect created by self-reinforcing AI increases the economic opportunity that can be shared by borrowers and lenders over time.

Proposed ML-AI Lending Platform Ecosystem

The proposed model will connect consumers, banks and institutional investors through a shared ML-AI lending platform. Because ML-AI is a new and disruptive technology, and banking is a traditionally conservative industry, we intend to bring the technology to market in a way that allows us to grow rapidly and improve on the ML-ML- AI models, while allowing banks to take a prudent and responsible approach to assessing and adopting our platform.

On the consumer side, the ML-AI lending platform aggregate demand on the cloud-based platform, where consumers would be presented with bank-branded offers from The Bank of our bank partners. In this way, we hope benefit banks who would have adopted our AI lending technology. Bank partners would also be allowed to offer ML-AI powered loans through a white-labeled interface on their own website or mobile application. Consumers on our platform would be offered unsecured personal loans ranging from $1,000 to $50,000 in size, at APRs typically ranging from approximately 3.5% to 25.99%, with terms typically ranging from three to five years, with a monthly repayment schedule and no prepayment penalty.

On the funding side, The Bank and the Bank partners could retain loans that align with their business and risk objectives, while the remainder could be sold to a network of institutional investors, which have far broader and more diverse capacity to absorb and distribute risk. This flexible approach would allows banks to adopt ML-AI lending at their own pace, while we continue to grow and improve our platform.

Value Proposition to Consumers

•

Higher approval rates and lower interest rates—We believe ML-AI enabled lending platform would lead to higher approval rates and lower interest rates because Machine Learning is capable of utilizing datasets using a methodology specified by us, simplify loan underwriting, leading to qualifying more borrowers than high-quality traditional lending models.

•

Superior digital experience—Whether consumers apply for a loan through ML-AI.com or directly through a bank partner’s website, the application experience is streamlined into a single application process and the loan offers provided are firm. In the third quarter of 2020, approximately 70% of ML-AI-powered loans were instantly approved with no document upload or phone call required, an increase from 0% in late 2016. Such automation improvements were due in large part to improvements to our ML- AI models and the application of such models to different aspects of the loan process, including data verification and fraud detection.

Value Proposition to Bank Partners

•	Competitive digital lending experience—We intend to provide regional banks and credit unions with a cost effective way to compete with the technology budgets of their much larger competitors.

•	Expanded customer base—We intend to refer customers that apply for loans through the ML-AI lending platform to the Bank partners, helping them grow both loan volumes and number of customers.

•

Lower loss rates—With a Blockchain-powered loan servicing operation, the loss rate for all participant in our platform would be lowered because of an in-built early-warning system and transparency which is the hallmarks of bockchain-powered transaction processing platforms.

•

New product offering—Personal loans are one of the fastest-growing segment of credit in the U.S. (Beiseitov; see the section titled “Industry, Market and Other Data.”). Our Machine learning enabled platform would help banks provide a product their customers want based on ML algorithm, rather than letting customers seek loans from competitors.

•

Institutional investor acceptance—Analyses by credit rating agencies, loan and bond buying institutions, and credit underwriters would help banks gain confidence that ML-AI-powered loans are subject to significant and constant scrutiny from experts, the results of which would be often publicly available.

Notwithstanding our hope and aspiration in mapping out the above ML-AI lending platform, there is no assurance that we could complete this offering, raise the capital to acquire of build the ML-AI lending platform.  Even if we were able to raise the money required to acquire or build the ML-AI lending platform, there is no guarantee that we’ll find a seller of such of be able to hire engineers to build one from the ground up.  We may not be able to execute on the plan above because factors related to our limited operating history.

General Overview (3) – Proposed Blockchain-Powered Digital Currency Payment and Financial Transactions Processing platform (“Blackchain”)

We intend to use part of the proceed from this Offering to acquire an existing, or build-from-the-scratch, a Blockchain-Powered Digital Currency Payment and Financial Transactions Processing platform (“Blackchain”), with home in the Bank alongside the ML-AI lending platform.   Blockchain-powered Payment and Financial Transactions Processing platform would also provide efficient and inexpensive payment platform and merchant services to black businesses across the United States.

The company would establish an exchange network called Blackchain Exchange Network (“BEN”), a Payment and Financial Transactions Processing platform, would be a wholly-owned subsidiary, the The Bank.  We believe Blackchain would be a leading provider of innovative financial infrastructure solutions and services to participants in the nascent and expanding digital currency industry.  Blackchain business strategy is floating a Blackchain Exchange Network, or BEN, a virtually instantaneous payment network for participants in the digital currency industry which would serve as a platform for the development of additional products and services. The BEN would have a network effect that would make it valuable as participants and utilization increase, leading to good growth in BEN transaction volumes. The BEN would enable the The Bank to prioritize, build and significantly grow noninterest bearing deposit product for digital currency industry participants, which is expected to provide the majority of our bank funding in the next two years from finalizing acquisition. This unique source of funding would be a distinctive advantage over most traditional financial institutions and allows The Bank to generate revenue from a conservative portfolio of investments in cash, short term securities and ML-Ai enabled loans that we believe generate attractive risk-adjusted returns. In addition, use of the BEN would result in an increase in noninterest income that we believe will become a valuable source of additional future revenue as we develop and deploy blockchain-powered, fee-based solutions in connection with our digital currency initiative. We would also evaluate additional products or product enhancements specifically targeted at providing further financial infrastructure solutions to our customers and strengthening BEN network effects.

Blackchain Business Overview

Once acquired, the Federally licensed one-four branch bank would be such that is already providing banking and financial services including commercial banking, business lending, commercial and residential real estate lending and mortgage warehouse lending, all funded primarily by interest bearing deposits and borrowings. To that up and running banking and financial services operation, we intend to insert a Blockchain-powered payment and transaction processing system and digital currency platform.  We intend to pursue digital currency customers and bring them into the The Bank to bank with the the Bank using digital currency.  We believe we could effectively leverage the traditional commercial bank platform, the ML-Ai enabled lending platform and the attributes of the BEN to gain traction in the digital currency banking industry.

We intend to focus on the digital currency initiative as the core of our future strategy and direction. We intend to build a leadership position in the digital currency industry as a result of the BEN to enable us to establish a significant balance of noninterest bearing deposits from digital currency customer base. Over several post-acquisition years, The Bank would have transitioned from a traditional asset based bank model focused on loan generation to a deposit and solutions based model focused on increasing noninterest bearing deposits and noninterest income. This emphasis on noninterest bearing deposits and noninterest income, is primarily associated with  digital currency, will likely result in a significant shift in the Bank’s asset composition with a greater percentage consisting of liquid assets such as interest earning deposits in other banks and investment securities, and a corresponding decrease in the percentage of loans.  Most of our actions would be focused on developing and delivering highly scalable and operationally efficient solutions for The Bank’s digital currency customers.

Proposed Blackchain Digital Currency Initiative

The proposed Blackchain Exchange Network, or BEN, would be a virtually instantaneous payment network for participants in the digital currency industry which would serve as a platform for the development of additional products and services. We plan to leverage the BEN and our management team’s expertise in the digital currency industry to acquire, or develop, implement and maintain critical financial infrastructure solutions and services for many of the U.S. digital currency exchanges and global investors, as well as other digital currency infrastructure providers that would utilize the Blackchain as a foundational layer for their products. The BEN would be a central element of the operations of the Bank digital currency related customers, which would enable us to grow with the Bank’s current customers and to attract new customers who can benefit from our innovative solutions and services. We believe that our management team’s vision and our advanced approach to compliance would complement the BEN and empower us to build a leadership position in the digital currency industry by developing additional infrastructure solutions and services that will facilitate growth in our business.

GMPW began exploring the Banking and financial services, with a special focus on, digital currency industry since January 2020 based on market dynamics which we believed were highly attractive:

•	Significant and Growing Industry: Digital currency presented a revolutionary model for executing financial transactions with substantial potential for growth.

•

Infrastructure Needs: In order to become widely adopted, digital currency would need to rely on many traditional elements of financial services, including those services that support funds transfers, customer account controls and other security measures.

•

Regulatory Complexity as a Barrier to Entry: Providing infrastructure solutions and services to the digital currency industry would require specialized compliance capabilities and a management team with a deep understanding of both the digital currency and the financial services industries.

These insights have been proven correct and we believe they remain true today. In fact, we believe that the market opportunity for digital currencies, the need for infrastructure solutions and services and the regulatory complexity have all expanded significantly since January 2020. We believe that we would be able to address these market dynamics immediately and over the coming years because we be part of a group of pioneers trying to address it and that pioneer position would provide us with a first-mover advantage within the digital currency industry that would be the cornerstone of how we would take the digital currency industry by storm.

The digital currency market has grown dramatically over the years.  For example, the aggregate value of the five largest digital currencies increasing from approximately $10 billion at December 31, 2013.  By October 24, 2019, it has increased to approximately $172.7 billion.  We believe that the total addressable market for digital currency-related financial services infrastructure solutions and services is significant and that this market will grow as the market for digital currencies grows. We also believe that existing solutions do not adequately address the infrastructure needs of industry participants, and that services enabling industry participants to efficiently and reliably transfer and hold U.S. dollar deposits are critical to the industry’s growth. We estimate that the addressable market for fiat currency deposits related to digital currencies alone is approximately $30 to $40 billion based on various industry sources as described under “Market and Industry Data.”

Blackchain Exchange Network

We intend to design the BEN as a network of digital currency exchanges and digital currency investors that enables the efficient movement of U.S. dollars between BEN participants 24 hours a day, 7 days a week, 365 days a year. In this respect, the BEN would be one of a first-of-its-kind digital currency infrastructure solution. The BEN would be designed, developed and tested within 12 months after our acquisition of a Federally licensed one-four branch bank with a limited number of Bank customers. The BEN would then be made available to all of the Bank’s digital currency related customers after the 12th month, other than digital currency customers that only use their accounts for general operating account purposes.  We believe that once the rollout is done, all of the Bank’s eligible digital currency related customers would enroll in the BEN.

The core function of the BEN would be to allow participants to make transfers of U.S. dollars from their BEN account at the Bank to the Bank account of another BEN participant with which a counterparty relationship has been established, and to view funds transfers received from their BEN counterparties. Counterparty relationships between parties effecting digital currency transactions would be established on the BEN to facilitate U.S. dollar transfers associated with those transactions. The Bank would provide digital currency investors that are prospective Blackchain clients with the identity of select participating digital currency exchanges and mutually agreed counterparties would be identified as such during the Bank’s BEN enrollment process.

BEN transfers would occur on a virtually instantaneous basis as compared to electronic funds transfers being sent outside of the Bank, such as wire transfers and automated clearing house, or ACH, transactions, which can take from several hours to several days to complete. BEN’s  cloud-based application programming interface, or API, combined with online banking tools, would allow customers to efficiently control their fiat currency, transact through the BEN and automate their interactions with BEN’s technology platform. Customers would value this around-the-clock access to U.S. dollar transactions and further benefit from the BEN’s network effects—as more users join the BEN, its value to existing digital currency exchanges and investor users would increase. These technology tools and the corresponding network effect would enable us to attract many of the digital currency industry and market participants as customers. Once BEN is functional and operational, we intend to focus on continuous development of scalable infrastructure technology solutions on top of the BEN to address the significant financial services opportunities that we believe would arise in the digital currency market.  We anticipate that by leveraging the network effects of the BEN in this way, we believe both that customer adoption of future products could be significant and that new customer acquisition costs would be affordable.

Compliance

Our digital currency industry solutions and services would be offered through our subsidiary, Federally licensed one-four branch bank, A VALIDLY JURISDICTIONALLY-CHARTERED commercial bank that is a member of the Federal Reserve System. Our solutions and services would be built on a commitment and proprietary approach to regulatory compliance. When we began planning to pursue digital currency transaction platform in January 2020, many digital currency industry participants found it difficult to identify a reliable financial services partner due to the significant financial and human resources required to navigate the complex and underdeveloped regulatory regimes applicable to these digital currency customers. To address market demand, we would take a deliberate approach to developing compliance policies, procedures and controls designed to specifically address the digital currency industry and to hiring capable personnel required to implement those controls, policies and procedures. Over the coming years we intend to develop compliance capabilities—which would include ongoing monitoring of customer activities and evaluating a market participant’s ability to actively monitor the flow of funds of their own customers. We believe these capabilities would be a distinct competitive advantage for us, and provide a meaningful barrier to entry against potential competitors, as there is not currently a well-established and easily navigable regulatory roadmap for competitors to serve digital currency industry customers. For this reason, our long-term investment priority would be in developing and enhancing specialized compliance capabilities for the digital currency banking operation.

Blackchain Business Plan

The success of our proposed digital currency initiative, Blackchain, would be dependent on its acceptability and adoption among the customers of the Bank-to-be-purchased the general digital currency users in general.    Successful implementation of Blackchain and its integration into the Bank would lead to help the Bank to grow and maintain noninterest bearing deposits from digital currency customers. The Bank would be able to deploy deposits from its digital currency customers, as well as deposits from its physical branch into interest earning deposits in other banks and investment securities, as well as into certain ML-AI Lending opportunities that provide attractive risk-adjusted returns. The Bank would deploy deposits into lending opportunities across four categories: commercial and residential real estate lending, mortgage warehouse lending, correspondent lending and commercial business lending. Blackchain Bank would also generate an increasing amount of fee revenue from its digital currency customers related to transaction volume across its platform, foreign currency transactions, and fee income related to off-balance sheet deposits, along with fees from the mortgage warehouse division.

Industry Background

Adoption and commercialization of digital currencies have significantly expanded since the creation of bitcoin in 2009. Digital currencies are recognized as an asset class with the prospect to act as a store of value, a currency with the ability to facilitate financial transactions, and a worldwide medium of exchange, performing each function in ways that differ meaningfully from traditional fiat currencies.

Investor interest has grown substantially as the potential uses and advantages of digital currencies have become better understood. Although the digital currency market consists of many individual digital currencies, it is currently concentrated among the five largest digital currencies by market capitalization. As of January 2, 2021, the market value of the five largest digital currencies was $773.93 billion, more than 1.00% of the global money supply.

We believe that institutional acceptance of the digital currency asset class will continue to grow as capital flows into institutional investment vehicles and other digital currency-based business ventures. Currently, there are over 700 cryptocurrency investment funds with aggregate estimated assets under management of over $14.3 billion.

In response to the noticeable rapid growth in the industry and challenges faced by investors, we plan to develop technology solutions, including the BEN. While innovations, such as the BEN, would enable increasing numbers of institutional investors to begin investing in digital currencies, many of the world’s largest investors remain unable to invest in the asset class due to the continuing limitations of existing infrastructure. We believe that additional industry innovation will address these infrastructure challenges, enabling increased and accelerated growth in the industry. Services such as digital currency borrowing facilities do not currently exist in a meaningful way, creating significant opportunities for Blackchain to facilitate growth in the industry and to build a leadership position into many elements of digital currency infrastructure.

Digital Currency Customers

We currently do not have any digital currency customer.  However, we would have acquired a one-4 branch bank serving majority black neighborhoods, we intend to aggressively build a digital currency customer base and we intend to that customer base rapidly through referrals, word-of-mouth, as many customers would proactively approach us due to the reputation of our platform and as one of the leading provider of innovative financial infrastructure solutions and services to participants in the digital currency industry, which would include unique technology solutions. So far, we have built a pipeline of 722 digital currency users/owners who are interested in our services.   We are keeping these prospective digital currency customers engaged on our preparation to launch, the customer onboarding process, which includes extensive regulatory compliance diligence and integrating of the customer’s technology stack for those new to the digital currency and are interested in using our API.

Because our main office is located in California, our customer roll would include some of the U.S. exchanges and global investors in the digital currency industry. These market participants generally hold either or both of two distinct types of funds: (i) those funds that market participants use for digital currency investment activities, which we refer to as investor funds, and (ii) those funds that market participants use for business operations, which we refer to as operating funds.

Our customer ecosystem would also include software developers, digital currency miners, custodians and general industry participants that need our solutions and services.

We would always strive to grow our customer ecosystem. By expanding and deepening our customer relationships, we intend to reinforce and enhance a leadership position in the industry and to increase the value of the BEN to all participants. Our relationships with the leaders of the digital currency industry would be important because these participants would continue to inform us of the industry’s needs and enable us to continue advancing our product development to provide relevant solutions and services for the industry’s most pressing challenges and greatest opportunities.

Deepening our customer relationships through integration of our solutions with our customers’ processes and operating systems would create enhanced value and stronger, long-term relationships with them. We believe the BEN would become a key tool for many of our digital currency customers who need, and have come to rely on, the BEN for virtually real-time movement of their funds. Furthermore, digital currency exchanges that would integrate our API into their technology infrastructure could attribute incoming client funds, at scale, without human involvement and in virtually real-time, typically within a matter of seconds. This solution would enhance our value proposition, creating even closer relationships with our customers.

To build and maintain a leading position in the digital currency industry, we would be highly selective in our customer onboarding process to ensure the integrity of the platform. Many customers would choose us at least in part because of the attractions of BEN and our potential long-term commitment to the industry or their belief in our platform’s longevity. Customers would respect our onboarding and continuous compliance processes, as they would understand that all our digital currency customers must submit to initial and continued due diligence by us.

Technology-Driven Solutions for Our Digital Currency Customers

We intend to launch our digital currency initiative in response to unmet demand for U.S. dollar deposit accounts from many market participants. Our digital currency initiative solutions and services would also address various infrastructure shortfalls for market participants, including liquidity and counterparty risk management as explained in more detail below. Currently, our digital currency initiative solutions and services proposals are focused on the BEN, cash management solutions and other deposit account services:

Blackchain Exchange Network (BEN)—We believe that the BEN would be an innovative, market leading solution and a key point of differentiation that increases in capability and value by generating a network effect as additional users join the platform. The BEN would only transfer fiat U.S. dollars, would only be available to commercial customers and would not be enabled for customers who are individual investors. The BEN would reduce industry friction and create a compelling value proposition for market participants, whether they participate as a digital currency exchange, an investor or otherwise. BEN participants could efficiently move U.S. dollars 24 hours a day, 7 days a week, 365 days a year between their Bank accounts and other BEN participants’ Bank accounts, via the BEN API or online banking system. Multiple steps would be required to create, authorize and approve a BEN transfer, depending on the channel in which the BEN transfer is created (online banking system vs. API). Both channels would follow a three step process by which the sender is authorized as a BEN participant, the receiver is validated as a BEN participant, and the transfer amount is confirmed to be available in the originating account. BEN transfers would settle virtually instantly if all three conditions are met.

The ability to execute these types of transactions in virtually real-time is particularly valuable for digital currency investors and exchanges because digital currency trading occurs constantly on a global scale, with no fixed market hours. Consequently, the BEN would enhance transaction execution speed, which would mitigate exposure to digital currency pricing fluctuations. In addition, BEN participants may spend a significant amount of time and resources developing customized applications that interface directly with our API in a manner that most effectively facilitates BEN participants’ business models. We believe that these dynamics not only strengthen our customer relationships, but also serve as an organic, viral marketing tool. Additional market participants are driven to the BEN as our customers urge their counterparties in digital currency transactions to join the BEN to facilitate efficient, predictable and timely transaction execution.

The following example highlights the benefits that the BEN would provide to its participants with respect to liquidity and counterparty risk. A digital currency institutional investor maintains a deposit account with Blackchain Bank. The institutional investor wishes to move U.S. dollars from participating Exchange A to participating Exchange B. The institutional investor can execute the transaction in virtually real-time, outside of traditional banking hours via the BEN, if the institutional investor, Exchange A and Exchange B each maintain a deposit account at Blackchain Bank.  In contrast, if the institutional investor seeks to move funds from Exchange A to Exchange B without the BEN, the transaction would likely need to occur during traditional banking hours and could take several days to clear. This delay in transaction execution could limit the institutional investor’s ability to take advantage of digital currency market movements or require the institutional investor to keep additional funds at each exchange to take advantage of other transaction opportunities, resulting in reduced capital efficiency, reduced liquidity and/or increased counterparty risk.

The graphic below illustrates the various components of a transaction that could be effected through the BEN as compared to a similar transaction effected through a traditional execution pathway. As reflected, transactions on the BEN process in virtually real time as opposed to legacy transactions that may take from several hours to several days. Legacy transactions are subject to a number of variables that impact timing such as the daily cut-off time for the Federal Reserve wire system as well as incomplete or inaccurate information or wire destinations (country or recipient) that may require further action to confirm or clear.

Cash Management Solutions—Blackchain cash management solutions would enable our customers to send, receive and manage payments in a timely, efficient and scalable manner using the BEN, wire transfers and ACH transactions. To receive the full benefits of our cash management solutions, customers need touse their own development resources to build customized gateways that integrate our API and other solutions into their technology infrastructure. The Bank would offer a full suite of corporate cash management solutions from deposit, reporting and reconciliation (remote deposit capture, online banking, mobile banking, file / reporting automation, API, check reconciliation), liquidity management (positive pay, ACH positive pay, off balance sheet deposit sweeps), and payment solutions (domestic and foreign wire transfers and ACH origination and receipt transactions). The Bank would dedicate team to work with the customers to expand its technology offerings in these areas and to solve problems for its customers.

Deposit Account Services— Blackchain would be one of only a small group of institutions that would offer open deposit accounts and provide ongoing services in a manner that is designed to be regulatory compliant for digital currency market participants. Blackchain compliance procedures, would be developed to serve the digital currency industry, would be designed to enable us to prudently and efficiently establish deposit accounts for market participants. These deposit accounts would not consist of any digital currencies but may consist of investor funds or operating funds. Blackchain deposit accounts would offer a wide variety of features and security to market participants, including access to Blackchain cash management solutions, and other relevant business banking services.

The Company would comprehensively investigates prospective customers according to the level it deems necessary and appropriate, based on whether the customer is an “administrator,” an “exchanger” or a “user” of virtual currencies, which terms are defined in March 2013 guidance by the U.S. Treasury Department, or the Treasury Department (with recent interpretive guidance issued in May 2019). Under applicable regulations, administrators and exchangers are required to register with the Treasury Department’s Financial Crimes Enforcement Network, or FinCEN, as a money service business and may also be subject to licensing as money transmitters under applicable state laws. The Company’s due diligence and onboarding processes would include, at a minimum, detailed reviews of each customer’s ownership, management team, business activities and the geographies in which they operate. For customers such as exchanges which pose a higher degree of risk or have a higher degree of regulatory obligations, the Company’s processes would be more extensive and incorporate reputational reviews, reviews of applicable licensing requirements, plans, and status, and reviews of customer policies and procedures regarding the Bank Secrecy Act, or BSA, consumer compliance, information security, Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, prohibitions against unfair, deceptive or abusive acts or practices, as well as reviews of transaction monitoring systems and audit results. The differences in these processes would result in a variation in the time necessary to complete the onboarding process, which can range from a matter of days to several weeks.

All regulatory compliance-related responsibilities involving onboarded customers would be addressed in the Company’s core banking system or through various additional manual diligence and compliance review processes. No funds transfer transactions to accounts outside of the Bank would occur on the BEN, which is simply the means by which internal account transfer transaction instructions are passed to the Bank’s core banking system through which they are executed. Since all BEN participants are required to be deposit customers of the Bank, the Bank satisfies its know your customer, or KYC, obligations at the time of the customer’s account opening. Transaction instructions would be passed to the core banking system via the BEN, are executed on the core banking system, and are subsequently monitored through the Bank’s automated BSA systems.

Blackchain Competitive Advantages in the Digital Currency Industry

We believe Blackchain, being one of the pioneers, would have first-mover advantage serving the digital currency industry which would lead to strategic advantages, many of which would become significant barriers to entry for potential competitors. We expect that these advantages will enable us to maintain our leadership position in the industry:

Digital Currency-Focused Strategy—We believe Blackchain would be a leading provider of innovative financial infrastructure solutions and services for the digital currency industry. Blackchain would be one of the few only financial services providers in the United States catering to our target customer base. These market participants have been underserved by the legacy financial services community due to a lack of vision and regulatory complexity associated with the digital currency industry, which we have been able to overcome because of the in-depth industry knowledge and strategic foresight of our management team and our robust risk management and regulatory compliance framework.  The focus and mission of our talented management team is to address this unique market opportunity.

Customer Base— Blackchain first-mover advantage in the industry would help us to convert majority of the 722 potential digital currency customers in our pipeline within 12 months of launching.  Many of the 722 are already active participants in the digital currency industry. These recognizable customers could bolster our reputation and enhance our ability to attract new customers. Blackchain customer network would also enable us to receive feedback on challenges that the industry currently faces and anticipates facing in the future. Through active dialogue with our customers, we would stay at the forefront of industry trends, identify opportunities early and create solutions to address challenges.

BEN Network Effects—We believe the BEN would be one of the unique platforms in the industry and its power would grow with each new BEN participant, thereby attracting more customers and creating higher levels of customer retention and transaction activity. The Bank would provide digital currency investors with the identities of participating exchanges that have authorized the Bank to identify them to new or prospective BEN participants. Customer attraction to the BEN could come from explaining BEN advantages to a prospective participant or from encouragement from a customer’s digital currency exchange counterparty for the customer to enroll in the BEN to expedite funds transfers. Customer demand for the BEN would be driven by its availability, ease of use, and instant settlement functionality. BEN benefits would be quickly understood from the customer’s perspective and provide value to both sides of a BEN transfer. The BEN’s functionality would save time and reduce costs and risks to its users, as we described above.

API Integration— Blackchain cloud-based transactional API would enable customers to build direct access to the BEN and their deposit accounts into their technology infrastructure.  Blackchain would be one of only a small group of regulated financial institutions that has developed and deployed a transactional API, which would be an advanced tool that could widely deploy informational APIs which merely enable the sharing of information. Customers who would use our API would need to integrate Blackchain API into their systems because of the increased functionality provided by Blackchain API connection. Once fully integrated, Blackchain API would provide significant value for the customers via its direct interface to the Bank core system. For example, Blackchain exchange customers would use the API attribute client and counterparty funds programmatically and in virtually real time—a distinct advantage over traditional cash management systems which require human intervention to attribute such funds. Even if competitors would develop competing solutions to Blackchain API, our customers would need to commit significant time, money and other resources to replace Blackchain solutions or adopt additional solutions.

While the Bank would not integrate into customer systems, the Bank would provide tools for sophisticated customers to securely access and interact with their accounts’ functions over the Bank’s API. The movement toward application programming interfaces, or open banking, is an initiative that many U.S. banks have embraced. An application programming interface allows customers to automate manual processes, scale operations, or innovate on new product offerings by giving programmatic access to their account history, the ability to send payments, or the automated reconciliation of their accounts. It is the customer’s efforts to leverage these tools that may require significant time and resources on the customer’s part, depending on what the customer is trying to do. For instance, some of the Bank’s customers could integrate the API with their systems within a day while other customers could  create complex programs built on the API that would be built over a period of months. Each customer’s use case and implementation is slightly different, but all would be facilitated by the same basic APIs, documentation, developer portal, and Blackchain integration team. The BEN’s ability to permit a customer to make an internal transfer from their own account to another Blackchain customer’s account would be one of the functionalities available through and supported by the Bank’s API.

Robust Risk Management and Compliance Framework— The Bank would adequately invest in its risk management and compliance infrastructure. We intend to attract and retain a talented, dedicated compliance team with substantial experience in regulated financial institutions, including developing, implementing and monitoring systems to detect and prevent financial crimes. The Bank risk management and compliance team would develop a strong risk management and compliance framework that leverages technology for onboarding and monitoring market participants. See “Supervision and Regulation.”

Culture of Innovation—We intend to build a culture of innovation that would be driven by our CEO, Frank I Igwealor, whose career in the financial services and industries spans over 18 years, starting with a stint at Morgan Stanley through Goldstein Franklin.  Mr. Igwealor understands and would focus our management team’s attention on the potential long-term impact of digital currencies. Under Mr. Igwealor’s leadership, Blackchain would develop a broad team of digital currency, technology and financial services professionals. This team helps leverage our experience and significant customer base to enable us to identify and respond to opportunities to innovate and add value the Bank customers.  Blackchain team would collaborate in the design and implementation of the BEN and coordinate and oversee the development and deployment of our API to enable us to seamlessly address the needs of our digital currency customers. We expect the culture of product innovation will enable us to identify, build and deploy new customer solutions, both within the digital currency initiative and other potential future initiatives that may be related to new innovations in the financial services industry.

Digital Currency Solutions and Services Would Drive Blackchain Business Model

Blackchain digital currency initiative would contribute to the growth of the Bank’s noninterest bearing deposits, which would drive down the Bank’s funding costs to among the lowest in the U.S. banking industry. This would allow the Bank to generate attractive returns on lower risk assets through increased investments in interest earning deposits in other banks and securities, as well as funding limited ML-Ai enabled loan growth. The Bank’s low risk asset strategy would be able to supports a net interest margin that is lower than what is obtainable in other banks.  Our business model is described more fully below:

Prudently Leveraging Lower-Cost Core Deposit Base—A lower-cost core deposit base would be a key element of our financial success. We intend to deploy the deposits into assets that generate attractive risk-adjusted returns. Our interest earning deposits in other banks and our securities portfolio would grow substantially as our noninterest bearing deposits attributable to our digital currency initiative expands.

The Bank would segment its deposits based on their potential volatility, which would drive the Bank’s choices regarding the assets it funds with such deposits. Deposits attributable to digital currency exchange customer funds and investor funds would be assigned the highest potential volatility. These deposits would be invested primarily in interest earning deposits in other banks and adjustable rate securities available-for-sale.

The Bank’s portfolio of securities available-for-sale would be primarily composed of adjustable rate mortgage-backed securities, collateralized mortgage obligations and pools of government sponsored student loans. The Bank view its available-for-sale securities as a conservatively managed portfolio which offers a source of additional interest income and provides liquidity management flexibility.

The Bank would have more flexibility in deciding how to deploy its deposits attributable to digital currency customer operating funds.

Conservative Lending and Niche Asset Growth—Through the ML-Ai lending platform, the Bank would also selectively deploy funding into specialty lending businesses, including commercial and residential real estate lending, small business lending, entrepreneurship/venture-capital like lending, mortgage warehouse lending, correspondent lending, and commercial business lending. Under the Leadership of our management team, the Bank would develop underwriting expertise across these asset classes and ensure that these loans would offer attractive risk-adjusted returns.

The Bank would use a portion of our deposits attributable to digital currency exchange and investor funds as the funding source for our mortgage warehouse lending activities. We are comfortable with this strategy because of the short-term nature of our mortgage warehouse assets and because we can access funding at the Federal Home Loan Bank should we experience heightened volatility in the deposit balances related to these digital currency exchange and investor funds.

The Bank would use a portion of the deposits attributable to operating funds to make loans across our other lending businesses. A significant portion of the Bank’s portfolio would consist of loans on residential real estate and both owner-occupied and non-owner-occupied commercial real estate. The properties securing these loans would located primarily throughout the Bank’s markets and, with respect to commercial real estate loans, are generally diverse in terms of type.

In addition, we believe there may be attractive opportunities to provide digital currency borrowing facilities to deepen the Bank’s  customer relationships and further enhance its interest income.

Noninterest Income— The Bank’s noninterest income would primarily be driven by service fees related to the digital currency customers, mortgage warehouse fee income and other fees. We anticipate consistent increase in the noninterest income as our customers grow and their needs develop further, and as we continue to develop and deploy fee-based solutions in connection with our digital currency initiative.

Our Growth Strategy

We intend to build a leadership position in the digital currency industry by combining our management team’s industry vision with our strategic focus, market position, and technology platform to grow the Bank’s existing business lines and develop additional market-leading product offerings. Our strategies to achieve these goals include:

Development and Monetization of the BEN —The competitive advantage of operating on the BEN would be crucial for exchanges and investors participating in the digital currency industry. We believe the BEN can grow to a critical mass of adoption and utilization across the digital currency industry via expansion of our customer base and an increase in the functionality of the BEN that may come as a result of our own internal technology development, strategic relationships, or potential acquisitions. As we continue to enhance the BEN and its customer ecosystem, we believe the value of the network will continue to increase, providing us with the opportunity to earn fees commensurate with the significant value we are providing to our customers.

Build and Grow Digital Currency-Related Customer Base— The Bank customer growth would primarily be driven by market participants proactively enrolling into BEN and by high-quality referrals from existing Bank’s customers who value our sophisticated and flexible approach to addressing their industry-specific challenges.

As we build out BEN technology and brand awareness, we would expect to more deeply penetrate the universe of existing digital currency-related businesses in need of banking services. By further extending the breadth of our services, we believe we would generate an increasing number of high-quality referrals.

Focus on High-Growth Customers—Once we have fully deployed our ML-Ai lending platform and the Blackchain model, the Bank’s customers base would experience significant growth as the digital currency industry has rapidly expanded. We expect these customers to continuously grow, generating additional deposit potential for us and new opportunities for innovation to address customer needs.

Develop New Solutions and Services for Our Customers—The Bank would be developing additional products and services to address the digital currency industry’s largest opportunities. These products and services are intended to complement the Bank’s other product and service offerings and, as such, will not initially comprise a material portion of the Bank’s business. We believe we are well positioned to capitalize on these opportunities because of BEN technology platform and competitive advantages. Our future product roadmap includes:

•

Credit Products—Today, in accordance with industry practices, digital currency investors must have funds custodied on an exchange in order to trade on that exchange. We have identified significant demand from banking customers and prospective customers for borrowing from the Bank for the purposes of buying digital currency. This type of credit exists in many established markets but is largely absent from the nascent and evolving digital currency industry. We believe the BEN could provide the foundational infrastructure for this product in the digital currency industry, creating both deeper relationships with our clients and an attractive source of revenue growth.

We would be developing this product within the framework of the Bank’s legal lending authority and conservative credit culture. We plan to use the Bank’s robust credit underwriting and approval process to ensure that institutional investor borrowers have the capacity to honor an unconditional loan repayment obligation. These borrowers would provide digital currency, initially limited to Bitcoin, or U.S. dollars as collateral in an amount significantly greater than the line of credit being advanced. The Bank plans to work with existing digital currency exchange clients to both act as its collateral custodian for such loans, and to liquidate the collateral in the event of a decline in collateral coverage below levels required in the borrower’s loan agreement. In this structure, the exchange client will hold the borrower’s digital currency collateral and the Bank will use the BEN to fund the loan directly to the borrower’s account at the exchange. At no time will the Bank directly hold the pledged digital currency and the borrower’s relationship with the exchange will be as its customer and not as a third party beneficiary of the Bank’s collateral agreement with the exchange. In the event of a collateral deficiency, the exchange could immediately sell the digital currency collateral and use the BEN to send the resulting funds back to the Bank in partial or full satisfaction of the borrower’s repayment obligation to the Bank. The Bank will set collateral coverage ratios at levels intended to yield collateral liquidation proceeds in excess of the borrower’s loan amount, but the borrower would remain obligated for the payment of any deficiency notwithstanding any change in the condition of the exchange, financial or otherwise. The Bank anticipates that it will offer this credit product to select institutional clients in the fourth quarter of 2019.

We believe this product will provide greater capital efficiency for institutional investor clients that wish to transact without needing to move liquidity on and off different exchanges. Additionally, this will drive increased volumes through the BEN and reinforce Blackchain’s central role in the Bank’s clients’ operations. Offering lines of credit would also improve liquidity within the order book of the exchange clients and enable additional trading on their platforms.

•

Digital Asset Services—We have identified significant demand for the Bank to be involved in the custody and transfer of digital assets between customers. We believe that the digital currency market lacks sufficient regulated custodians to securely store digital currency to meet the demand of many institutional investors . We believe the Bank would be well-positioned to capture market share in this emerging space given the Bank’s existing investor relationships, the Bank’s brand and reputation, and our ownership of a federally regulated bank. We estimate that there are digital asset services currently being sought with respect to several billions of dollars worth of digital currency-related assets, and that there are limited potential providers of these services because traditional banks, trust companies and broker-dealers lack the infrastructure and expertise to custody, settle and transfer digital currency. Our growth strategy contemplates the establishment of a qualified custodian entity as a Company subsidiary to address this market opportunity. This entity would seek to become a New York State licensed limited liability trust company through which digital currency activities would be conducted. The State of New York was strategically chosen due to its established track record of granting trust charters for digital currency related companies. An application for this new entity would be submitted at the appropriate time. Establishment of a custodian to securely store digital currency, initially limited to Bitcoin, could enhance our ability to offer borrowing facilities for our digital currency customers in the future (see “—Credit Products” above). The Bank does not currently have custody or provide settlement or transfer services of any digital currency assets.

•

Expand Our International Customer Base—Due to the global nature of the digital currency industry and rapid adoption of digital currencies as an asset class, we believe we will have the opportunity to extend the reach of the Bank’s digital franchise into international markets. As part of this opportunity, we expect to offer products and services to those markets, as well as to our U.S. customers wishing to access those markets, that will drive additional growth and strategic value in our business. For example, we would work with correspondent banking partners, including a leading global investment bank to provide competitive foreign exchange alternatives to our clients.

•

Other Potential Fintech Opportunities—We carefully monitor events and emerging trends in the markets in which we operate to identify opportunities to further leverage our management team’s experience and technology-driven approach to developing additional fintech-related business opportunities to grow our deposits, earn additional fee income and generate attractive risk adjusted returns. These potential initiatives may include developing additional applications of BEN API architecture. We believe the BEN API is an attractive platform to support business activities that involve frequent transfer transactions between parties, including, among others, escrow, property/cash exchanges, non-profit non-governmental organizations, marketplace firms such as marketplace lenders and other participants in the sharing economy, and dollar aggregators that facilitate micro investing and crowdfunding activities. In the pursuit of developing new solutions and services for our customers, we may from time to time evaluate potential acquisitions which enable the Company to generate revenues from proprietary technology which delivers best-in-class infrastructure to the digital currency industry.

Capitalize on our Unique Market Insights—Because of our management team’s vision and our status as a sought-after partner within the digital currency industry, we see potential opportunities that many legacy financial services providers as well as digital currency market participants may not be able to see in the near-term. We believe that this unique position within the market will enable us to continue developing next generation financial infrastructure solutions and services and extend our first-mover advantage. Capitalizing on these opportunities has the potential to significantly accelerate our growth beyond the drivers visible to most market participants today and help us grow our position as a leading provider of innovative financial services infrastructure solutions and services to the digital currency industry.

Management Capacity

With the proceeds from this Offering, GiveMePower Corporation (“GMPW”) fulfill its goal to  become a financial technology company (FINTEC) that provides machine learning (ML) and artificial intelligence (AI)  enabled banking and financial services on blockchain-powered platforms, giving access to the unbanked, underserved, and residents of majorly black communities across the United State.  We would be empowered to actualize our banking and financial services operations which comprises of: (1) a one-four branch Bank, (2) a ML-Ai lending platform, and (3) a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform. We plan to acquire a one-four branch Bank; acquire and integrate into the Bank, or build-from-the-scratch a Cloud-Based Machine-Learning and Artificial Intelligence (AI) Lending platform; and acquire and integrate into the Bank, or build-from-the-scratch a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform.  All three would operate together as a modern digitized banking and financial services provider focusing to giving access to black entrepreneurs, black borrowers, consumers, banks, and institutional investors..

Our Banking and FINTEC business model is a newly created business model created in the 3rd quarter of 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business acquisition with (1) a one-four branch Bank, (2) a ML-Ai lending platform, and (3) a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform.  We have not selected any specific Bank, Fintec or Digital Currency  Business acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any Bank, Fintec or Digital Currency  Business acquisition target.

Our management team is comprised of two business professionals that have a broad range of experience in executive leadership, strategy development and implementation, operations management, financial policy and corporate transactions.  Our management team members have worked together in the past, at Goldstein Franklin, Inc. and other firms as executive leaders and senior managers spearheading turnarounds, rollups and industry-focused consolidation while generating shareholder value for many for investors and stakeholders.

We believe that our management team is well positioned to identify acquisition opportunities in the marketplace. Our management team's industry expertise, principal investing transaction experience and business acumen will make us an attractive partner and enhance our ability to complete a successful Business acquisition. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Although our management team is well positioned and have experience to identify acquisition opportunities in the marketplace, past performance of our management team is not a guarantee either (i) of success with respect to any Bank, Fintec or Digital Currency  business acquisition we may consummate or (ii) that we will be able to identify a suitable candidate for our initial Bank, Fintec or Digital Currency  acquisition. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our officers and directors have not had management experience with Bank, Fintec or Digital Currency  companies in the past.

GiveMePower Corporation, prior to September 15, 2020, used to be a specialty real estate holding company, focuses on the acquisition, ownership, and management of specialized industrial properties.  The Company’s real estate business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale.  As a real estate holding company, the Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States.

Business Strategy and Deal Origination

We have not finalized an acquisition target yet, but making progress in identifying several potential candidates from which we intend to pick those that meet our criteria for acquisition.  Our acquisition and value creation strategy will be to identify, acquire (1) a one-four branch Bank, (2) a ML-Ai lending platform, and (3) a Blockchain-Powered Payment and Financial Transactions Processing, and Digital Currency  platform; after bank acquisition, to integrate the ML-AI lending platform and the Blackchain into the Bank’s operations.  Our Business acquisition strategy will leverage our management team's network of potential transaction sources, where we believe a combination of our relationships, knowledge and experience could effect a positive transformation or augmentation of existing businesses to improve their overall value proposition.

Our management team's objective is to generate attractive returns and create value for our shareholders by applying our disciplined strategy of underwriting intrinsic worth and implementing changes after making an acquisition to unlock value. While our approach is focused on the Bank, Fintec or Digital Currency  industries where we have differentiated insights, we also have successfully driven change through a comprehensive value creation plan framework. We favor opportunities where we can accelerate the target's growth initiatives. As a management team we have successfully applied this approach over approximately 16 years and have deployed capital successfully in a range of market cycles.

We plan to utilize the network and Finance industry experience of our Chief Executive Officer and our management team in seeking an Bank, Fintec or Digital Currency  acquisition and employing our Business acquisition strategy described below. Our CEO is a top financial professional with designations that include, CPA, CMA, and CFM.  He’s very knowledgeable in the fields of corporate law, real estate, lending, turnarounds and restructuring.  Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of Bank, Fintec or Digital Currency  acquisition opportunities. This network has been developed through our management team's extensive experience:

•         investing in and operating a wide range of businesses;

•         growing brands through repositioning, increasing household penetration and geographic expansion; expanding into new distribution channels, such as e-Commerce, in an increasingly omni-channel world;

•         identifying lessons learned and applying solutions across product portfolios and channels;

•         sourcing, structuring, acquiring, operating, developing, growing, financing and selling businesses;

•         developing relationships with sellers, financing providers, advisors and target management teams; and

•         executing transformational transactions in a wide range of businesses under varying economic and financial market conditions.

In addition, drawing on their extensive investing and operating experience, our management team anticipates tapping four major sources of deal flow:

•         directly identifying potentially attractive undervalued situations through primary research into Bank, Fintec or Digital Currency  industries and companies;

•         receiving information from our management team's global contacts about a potentially attractive situation;

•         leads from investment bankers and advisors regarding businesses seeking a combination or added value that matches our strengths; and

•         inbound opportunities from a company or existing stakeholders seeking a combination, including corporate divestitures.

We expect this network will provide our management team with a robust flow of Bank, Fintec or Digital Currency  acquisition opportunities. In addition, we anticipate that target Bank, Fintec or Digital Currency  Business candidates will be brought to our attention by various unaffiliated sources, which may include investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon completion of this offering, members of our management team will communicate with their network of relationships to articulate the parameters for our search for a target company and a potential Business acquisition and begin the process of pursuing and reviewing potential leads.

Acquisition/Business acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target Bank, Fintec or Digital Currency  businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. While we intend to acquire Bank, Fintec or Digital Currency  companies that we believe exhibit one or more of the following characteristics, we may decide to enter into our initial Bank, Fintec or Digital Currency  acquisition with a target Bank, Fintec or Digital Currency  business that does not meet these criteria and guidelines. We intend to acquire Bank, Fintec or Digital Currency  companies that source, design, develop, manufacture and distribute high-performance, affordable and fully Bank, Fintec or Digital Currency :

•         have potential for significant growth, or can act as an attractive Bank, Fintec or Digital Currency  acquisition platform, following our initial Bank, Fintec or Digital Currency  acquisition;

•         have demonstrated market segment, category and/or cost leadership and would benefit from our extensive network and insights;

•         provide operational platform and/or infrastructure for variety of Bank, Fintec or Digital Currency  models and/or services, with the potential for revenue, market share, footprint and/or distribution improvements;

•         are at the forefront of Bank, Fintec or Digital Currency  evolution around changing consumer trends;

•         offer marketing, pricing and product mix optimization opportunities across distribution channels;

•         are fundamentally sound companies that could be underperforming their potential and/or offer compelling value;

•         offer the opportunity for our management team to partner with established target management teams or business owners to achieve long-term strategic and operational excellence, or, in some cases, where our access to accomplished executives and the skills of the management of identified targets warrants replacing or supplementing existing management;

•         exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company's growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review; and

•         will offer an attractive risk-adjusted return for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial Bank, Fintec or Digital Currency  Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial Bank, Fintec or Digital Currency  Business acquisition with a target Bank, Fintec or Digital Currency  Business that does not meet the above criteria and guidelines, we will disclose that the target Bank, Fintec or Digital Currency  Business does not meet the above criteria in our shareholder communications related to our initial Bank, Fintec or Digital Currency  Business acquisition.

Acquisition/Business acquisition Process

In evaluating a prospective target Bank, Fintec or Digital Currency  business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of Bank, Fintec or Digital Currency  facilities, as well as a review of financial and other information. We will also utilize our operational and capital allocation experience.

In order to execute our business strategy, we intend to:

Assemble a team of Bank, Fintec or Digital Currency  industry and financial experts:    For each potential transaction, we intend to assemble a team of Bank, Fintec or Digital Currency  industry and financial experts to supplement our management's efforts to identify and resolve key issues facing a target Bank, Fintec or Digital Currency  Business. We intend to construct an operating and financial plan that optimizes the potential to grow shareholder value. With extensive experience investing in both healthy and underperforming businesses, we expect that our management will be able to demonstrate to the target Bank, Fintec or Digital Currency  business and its stakeholders that we have the resources and expertise to lead the combined company through complex and potentially turbulent market conditions and provide the strategic and operational direction necessary to grow the business in order to maximize cash flows and improve the overall strategic prospects for the company.

Conduct rigorous research and analysis:    Performing disciplined, fundamental research and analysis is core to our strategy, and we intend to conduct extensive due diligence to evaluate the impact that a transaction may have on a target Bank, Fintec or Digital Currency  Business.

Business acquisition driven by trend analysis:    We intend to understand the underlying purchase and industry behaviors that would enhance a potential transaction's attractiveness. We have extensive experience in identifying and analyzing evolving industry and consumer trends, and we expect to perform macro as well as bottoms-up analysis on consumer and industry trends.

Acquire the target company at an attractive price relative to our view of intrinsic value:    Combining rigorous analysis as well as input from industry and financial experts, our management team intends to develop its view of the intrinsic value of a potential Business acquisition. In doing so, our management team will evaluate future cash flow potential, relative industry valuation metrics and precedent transactions to inform its view of intrinsic value, with the intention of creating a Business acquisition at an attractive price relative to its view of intrinsic value.

Implement operational and financial structuring opportunities:    Our management team has the ability to structure and execute a Business acquisition that will establish a capital structure that will support the growth in shareholder value and give it the flexibility to grow organically and/or through strategic acquisitions. We intend to also develop and implement strategies and initiatives to improve the business' operational and financial performance and create a platform for growth.

Seek strategic acquisitions and divestitures to further grow shareholder value:    Our management team intends to analyze the strategic direction of the company, including evaluating potential non-core asset sales to create financial and/or operational flexibility for the company to engage in organic and/or inorganic growth. Our management team intends to evaluate strategic opportunities and chart a clear path to take the Bank, Fintec or Digital Currency  business to the next level after the Business acquisition.

After the initial Bank, Fintec or Digital Currency  acquisition, our management team intends to apply a rigorous approach to enhancing shareholder value, including evaluating the experience and expertise of incumbent management and making changes where appropriate, examining opportunities for revenue enhancement, cost savings, operating efficiencies and strategic acquisitions and divestitures and developing and implementing corporate strategies and initiatives to improve profitability and long-term value. In doing so, our management team anticipates evaluating corporate governance, opportunistically accessing capital markets and other opportunities to enhance liquidity, identifying acquisition and divestiture opportunities and properly aligning management and board incentives with growing shareholder value. Our management team intends to pursue post-merger initiatives through participation on the board of directors, through direct involvement with company operations and/or calling upon a stable of former managers and advisors when necessary.

Strategic Approach to Management.     We intend to approach the management of a company as strategy consultants would. This means that we approach business with performance-based metrics based on strategic and operational goals, both at the overall company level and for specific divisions and functions.

Corporate Governance and Oversight.    Active participation as board members can include many activities ranging from conducting monthly or quarterly board meetings to chairing standing (compensation, audit or investment committees) or special committees, replacing or supplementing company management teams when necessary, adding outside directors with industry expertise which may or may not include members of our own board of directors, providing guidance on strategic and operational issues including revenue enhancement opportunities, cost savings, brand repositioning, operating efficiencies, reviewing and testing annual budgets, reviewing acquisitions and divestitures and assisting in the accessing of capital markets to further optimize financing costs and fund expansion.

Direct Operational Involvement.    Our management team members, through ongoing board service, intend to actively engage with company management. These activities may include: (i) establishing an agenda for management and instilling a sense of accountability and urgency; (ii) aligning the interest of management with growing shareholder value; (iii) providing strategic planning and management consulting assistance, particularly in regards to re-invested capital and growth capital in order to grow revenues, achieve more optimal operating scale or eliminate costs; (iv) establishing measurable key performance metrics; and (v) complementing product lines and brands while growing market share in attractive market categories. These skill sets will be integral to shareholder value creation.

M&A Expertise and Add-On Acquisitions.    Our management team has expertise in identifying, acquiring and integrating synergistic, margin-enhancing and transformational businesses. We intend to, wherever possible, utilize M&A as a strategic tool to strengthen the financial profile of a Bank, Fintec or Digital Currency  business we acquire, as well as its competitive positioning. We would seek to enter into accretive Business acquisitions where our management team or an acquired company's management team can seamlessly transition to working together as one organization and team.

Access to Portfolio Company Managers and Advisors.    Through their combined 32+ year history of investing in and controlling businesses, our management team members have developed strong professional relationships with former company managers and advisors. When appropriate, we intend to bring in outside directors, managers or consultants to assist in corporate governance and operational turnaround activities. The use of supplemental advisors should provide additional resources to management to address time intensive issues that may be delaying an organization from realizing its full potential shareholder returns.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial Bank, Fintec or Digital Currency  acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial Bank, Fintec or Digital Currency  acquisition with a target Bank, Fintec or Digital Currency  that does not meet the above criteria and guidelines, we will disclose that the target Bank, Fintec or Digital Currency  does not meet the above criteria in our shareholder communications related to our initial Bank, Fintec or Digital Currency  acquisition, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business acquisition Targets

We believe that the operational and transactional experience of our management team and their respective affiliates, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential Business acquisition targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target Bank, Fintec or Digital Currency  candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

Other Acquisition Considerations

We are not prohibited from pursuing an initial Bank, Fintec or Digital Currency  acquisition with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial Bank, Fintec or Digital Currency  acquisition with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial Bank, Fintec or Digital Currency  acquisition is fair to our company from a financial point of view.

Unless we complete our initial Bank, Fintec or Digital Currency  acquisition with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target Bank, Fintec or Digital Currency  or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial Bank, Fintec or Digital Currency  acquisition.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target Bank, Fintec or Digital Currency  is an appropriate business with which to effectuate our initial Bank, Fintec or Digital Currency  acquisition. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular Business acquisition if the retention or resignation of any such officers and directors was included by a target Bank, Fintec or Digital Currency  as a condition to any agreement with respect to our initial Bank, Fintec or Digital Currency  acquisition.

In the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our Business acquisition.

Plan of Operations

While our major focus is to find, acquire and manage an Bank, Fintec or Digital Currency , our real estate portfolio is still alive and must figure in our plan of operation.  As of the date of this S-1 Registration, we have two available-for-sale real estate properties with a carrying amount of $970,148.  We bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles in 2019.  We bought a fourth property in June 2020.  During the nine months ended September 30, 2020, we sold two of the four properties for a total amount of $1,205,000.  In the next twelve months, we plan on selling the remaining two properties and adding the proceeds obtained from the sales to the Proceeds from this Offering to finance our Bank, Fintec or Digital Currency  business plan.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

Upon completion of the acquisition of an One-four branch bank or doing a joint venture (JV) with Bank, Fintec or Digital Currency  businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully Bank, Fintec or Digital Currency , our strategy will subsequently include distribution of the Bank, Fintec or Digital Currency  and related product lines to retailers and consumers across North America.

Real Estate Business Objectives

Although we have pivoted to technology, our real estate business is still ongoing through our independently managed sub-subsidiaries including Alpharidge Capital LLC, Community Economic Development Capital, LLC and Opportunity Zone Capital LLC. Our principal business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale.

The Company’s real estate holdings entails the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States. Additionally, our specialized industrial property strategy is to acquire and own a portfolio of specialized industrial properties, including multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities leased to tenants holding the requisite state licenses to operate in the regulated medical-use cannabis industry. This strategy includes the following components:



Owning Specialized Real Estate Properties and Assets for Income.  We intend to primarily acquire multifamily housings, economic development real estates, hemp farms, CBD processing facilities and multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities leased licensed growers who will continue their cultivation operations after our acquisition of the property. We expect to hold acquired properties for investment and to generate stable and increasing rental income from leasing these properties to licensed growers.



Owning Specialized Real Estate Properties and Assets for Appreciation.  We intend to primarily lease our acquired properties under long-term, triple-net leases. However, from time to time, we may elect to sell one or more properties if we believe it to be in the best interests of our stockholders. Accordingly, we will seek to acquire properties that we believe also have potential for long-term appreciation in value.



Expanding into Additional States Permit Medical-Use Cannabis Cultivation and Production.  We intend to acquire properties in the United States, with a focus on states that permit cannabis cultivation for medical use.

	Affordable Housing. Our motto is: “acquiring distressed/troubled properties, securing generous government subsidies, empowering low-income families, and generating above-market returns to investors.”
	Preserving Financial Flexibility on our Balance Sheet. We intend to focused on maintaining a conservative capital structure, in order to provide us flexibility in financing our growth initiatives.

As of September 30, 2020, we owned one investment property in California, and we expect to continue to expand to other real estate asset classes including hemp and multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities.  We believe an intense focus on operations is necessary to realize consistent, sustained earnings growth. Ensuring tenants’ satisfaction, increasing rents as market conditions allow, maximizing rent collections, maintaining property occupancy at optimal levels, and controlling operating costs comprise our principal strategies to maximize property financial results. We believe a web-based property management and revenue management systems strengthen on-site operations and allow us to quickly adjust rental rates as local market conditions change. Lease terms are generally staggered based on vacancy exposure by property type so lease expirations are matched to each property's seasonal rental patterns. We generally offer leases ranging from twelve to fifteen months with individual property marketing plans structured to respond to local market conditions. In addition, we conduct ongoing customer service surveys to help ensure timely response to tenants' changing needs and a high level of satisfaction.

Our Affordable Housing Target Markets

Our multifamily affordable housing target market is focused on urban and suburban neighborhoods in California, Nevada and Maryland and other highly urbanized states.  We are also open to acquiring properties in opportunity zone multifamily properties that includes most urban neighborhoods of the United States, including underserved suburbs of major cities across the country.

Research Driven Approach to Investments – The Company believes that successful real estate investment decisions and portfolio growth begin with extensive regional economic research and local market knowledge. The Company continually assesses markets where the Company operates, as well as markets where the Company considers future investment opportunities by evaluating markets and focusing on the following strategic criteria:

•	Major metropolitan areas that have regional population in excess of one million;

•

Constraints on new supply driven by: (i) low availability of developable land sites where competing housing could be economically built; (ii) political growth barriers, such as protected land, urban growth boundaries, and potential lengthy and expensive development permit processes; and (iii) natural limitations to development, such as mountains or waterways;

•	Rental demand enhanced by affordability of rents relative to costs of for-sale housing; and

•	Housing demand based on job growth, proximity to jobs, high median incomes and the quality of life including related commuting factors.

Recognizing that all real estate markets are cyclical, the Company regularly evaluates the results of its regional economic, and local market research, and adjusts the geographic focus of its portfolio accordingly. The Company seeks to increase its portfolio allocation in markets projected to have the strongest local economies and to decrease allocations in markets projected to have declining economic conditions. Likewise, the Company also seeks to increase its portfolio allocation in markets that have attractive property valuations and to decrease allocations in markets that have inflated valuations and low relative yields.

Multifamily Property Operations – The Company intends to manage its multifamily properties by focusing on activities that may generate above-average rental growth, tenant retention/satisfaction and long-term asset appreciation.  The Company intends to achieve this by utilizing the strategies set forth below:

•	Property Management – Oversee delivery and quality of the housing provided to our tenants and manage the properties financial performance.

•	Capital Preservation – The Company's asset management services are responsible for the planning, budgeting and completion of major capital improvement projects at the Company’s multifamily properties.

•

Business Planning and Control – Comprehensive business plans are implemented in conjunction with significant investment decisions. These plans include benchmarks for future financial performance based on collaborative discussions between on-site managers, the operations leadership team, and senior management.

•

Development and Redevelopment – The Company focuses on acquiring and developing apartment multifamily properties in supply constrained markets, and redeveloping its existing multifamily properties to improve the financial and physical aspects of the Company’s multifamily properties.

 Our Specialized Industrial Properties Target Markets

The targets for our Specialized Industrial Properties are CBD processing facilities and hemp farms.   We believe we are well positioned in our current markets and have the expertise to take advantage of new opportunities as they arise. These capabilities, combined with what we believe is a conservative financial structure, should allow us to concentrate our growth efforts toward selective opportunities to enhance our strategy of having a geographically diverse portfolio of assets which meet the requirements of our tenants.

We continue to operate in our core markets which we believe provides an advantage due to economies of scale. We believe, where possible, it is best to operate with a strong base of properties in order to benefit from the personnel allocation and the market strength associated with managing multiple properties in the same market. However, consistent with our goal of generating sustained earnings growth, we intend to selectively dispose of properties and redeploy capital for various strategic reasons, including if we determine a property cannot meet our long-term earnings growth expectations.

We try to maximize capital appreciation of our properties by investing in markets characterized by conditions favorable to multifamily property appreciation. These markets generally feature the following:

•	Strong economic growth leading to household formation and job growth, which in turn should support higher demand for our properties; and
•	An attractive quality of life, which may lead to higher demand and retention for our properties and allow us to more readily increase rents.

Subject to market conditions, we intend to continue to seek opportunities to develop new multifamily properties, and to redevelop, reposition and acquire existing multifamily properties. We also intend to evaluate our operating property and land development portfolio and plan to continue our practice of selective dispositions as market conditions warrant and opportunities arise.

We expect to maintain a strong balance sheet and preserve our financial flexibility by continuing to focus on our core fundamentals which currently are generating positive cash flows from operations, maintaining appropriate debt levels and leverage ratios, and controlling overhead costs. We intend to meet our near-term liquidity requirements through a combination of one or more of the following: cash flows generated from operations, draws on our unsecured credit facility or other short-term borrowing, proceeds from property dispositions, other unsecured borrowings, or secured mortgages.

Maintaining a Diversified Portfolio and Allocating Capital to Accretive Investment Opportunities.

We believe greater portfolio diversification, as defined by geographic concentration, location within a market (i.e., urban or suburban) and property quality (i.e., A or B), reduces the volatility of our same-store growth throughout the real estate cycle, appeals to a wider renter and investor audience and lessens the market risk associated with owning a homogenous portfolio.

We are focused on increasing our presence in markets with favorable job formation, high propensity to rent, low single-family home affordability, and a favorable demand/supply ratio for multifamily housing. Portfolio investment decisions consider internal analyses and third-party research.

Our operating focus is on balancing occupancy and rental rates to maximize our revenue while exercising tight cost control to generate the highest possible return to our shareholders.  Revenue is maximized by attracting qualified prospects to our properties, cost-effectively converting these prospects into new tenants and keeping our tenants satisfied so they will renew their leases upon expiration.  While we believe that it is our high-quality, well-located assets that bring our customers to us, it is the customer service and superior value provided by our on-site personnel that keeps them renting with us and recommending us to their friends.

We use technology to engage our tenants, stakeholder and customers in the way that they want to be engaged.  Many of our tenants would utilize our web-based tenant portal and app which allows them to sign and renew their leases, review their accounts and make payments, provide feedback and make service requests on-line or with mobile devices.

Market Opportunity

The Industrial Real Estate Sub-Market

The industrial real estate sub-market continues to perform well in this real estate cycle. According to CBRE Group, Inc., the U.S. industrial property vacancy rate declined to 4.3% in the fourth quarter of 2018, reflecting the 35th consecutive quarter of positive net absorption. Nearly 30.0 million square feet of industrial real estate were absorbed in 2018, which resulted in the highest net asking rents since CBRE Group, Inc. began tracking this metric in 1989.

We believe this supply/demand dynamic creates significant opportunity for owners of industrial facilities, particularly those focused on niche categories, as options are limited for tenants requiring specialized buildings. We intend to capitalize on this opportunity by purchasing specialized industrial real estate assets that are critical to the hemp and CBD industry.

STRATEGY

Our Financing Strategy

As part of our plan to finance our activities, we utilize proceeds from debt and equity offerings and refinancing to extend maturities, pay down existing debt, fund development and redevelopment activities, and acquire rental properties.  We use mortgage with reasonable terms on all our acquisitions.

We intend to meet our long-term liquidity needs through cash flow from operations and the issuance of equity and debt securities, including common stock, preferred stock and long-term notes. Where possible, we also may issue limited partnership interests in our Operating Partnership to acquire properties from existing owners seeking a tax-deferred transaction. We expect to issue equity and debt securities at times when we believe that our stock price is at a level that allows for the reinvestment of offering proceeds in accretive property acquisitions. We may also issue common stock to permanently finance properties that were previously financed by debt securities. However, we cannot assure you that we will have access to the capital markets at times and on terms that are acceptable to us. Our ability to access the capital markets and to obtain other financing arrangements is also significantly limited by our focus on serving the medical-use cannabis industry. Our investment guidelines initially provide that our aggregate borrowings (secured and unsecured) will not exceed 50% of the cost of our tangible assets at the time of any new borrowing, subject to our board of directors' discretion.

We may file a shelf registration statement, which would subsequently be declared effective by the SEC, which may permit us, from time to time, to offer and sell common stock, preferred stock, warrants and other securities to the extent necessary or advisable to meet our liquidity needs.

Portfolio Management

Our portfolio management strategy involves the allocation of investment capital to enhance rent growth and increase long-term capital values through portfolio design, emphasizing land value as well as location and submarket. We target geographic diversification in our portfolio in order to reduce the volatility of our rental revenue and to reduce the risk of undue concentration in any particular market. Similarly, we seek price point diversification by owning multifamily properties that offer properties at rents below those asked by competitive new building supply.

Acquisitions and Dispositions

Acquisitions and developments may be financed from various sources of capital, which may include retained cash flow, issuance of additional equity and debt, sales of properties and joint venture arrangements.  In addition, the Company may acquire properties in transactions that include Operating Partnership (OP) Units as consideration for the acquired properties.  Such transactions may, in certain circumstances, enable the sellers to defer, in whole or in part, the recognition of taxable income or gain that might otherwise result from the sales.

When evaluating potential acquisitions, we consider a wide variety of factors, including:

            • whether it is located in a high barrier-to-entry market;

            • population growth, cost of alternative housing, overall potential for economic growth and the tax and regulatory environment of the community in which the property is located;

            • geographic location, including proximity to jobs, entertainment, transportation, and our existing communities which can deliver significant economies of scale;

            • construction quality, condition and design of the property;

            • current and projected cash flow of the property and the ability to increase cash flow;

            • ability of the property’s projected cash flows to exceed our cost of capital;

            • potential for capital appreciation of the property;

            • ability to increase the value and profitability of the property through operations and redevelopment;

            • terms of resident leases, including the potential for rent increases;

            • occupancy and demand by tenants for properties of a similar type in the vicinity;

            • prospects for liquidity through sale, financing, or refinancing of the property; and

            • competition from existing multifamily communities and the potential for the construction of new multifamily properties in the area.

Our Acquisition Process and Underwriting Criteria

We identify property acquisition opportunities primarily through relationships developed over time by our officers with former borrowers, current joint venture partners, real estate investors and brokers. We are interested in acquiring the following types of properties:

•          Class B or better properties with strong and stable cash flows in markets where we believe there exists opportunity for rental growth and further value creation;

•          Class B or better properties that offer significant potential for capital appreciation through repositioning or rehabilitating the asset to drive rental growth;

•          properties available at opportunistic prices providing an opportunity for a significant appreciation in value; and

•          development of Class A properties in markets where we believe we can generate significant returns from the operation and if appropriate, sale of the development.

We regularly monitor our assets to increase the quality and performance of our portfolio. Factors we consider in deciding whether to dispose of a property include:

•          current market price for an asset compared to projected economics for that asset;

•          potential increases in new construction in the market area;

•          areas with low job growth prospects;

•          markets where we do not intend to establish a long-term concentration; and

•          operating efficiencies.

Additionally, as part of our strategy, the Company purchases properties at various stages of occupancy and completion and may acquire land parcels to hold and/or sell as well as options to buy more land in the future.  The Company may also seek to acquire properties by providing mezzanine financing/equity and/or purchasing defaulted or distressed debt that encumbers desirable properties.

The Company has done an extensive positioning planning of its portfolio into urban and highly walkable, close-in suburban communities.  The Company targets properties and primarily located in markets and submarkets it believes will remain attractive long-term because they are primarily located in the urban and high-density suburban areas noted above.

Buyouts of Joint Venture Partners

From time to time, we acquire our joint venture partner's equity interest in projects and as a result, these properties are wholly-owned by us.

Risk Management

As of September 30, 2020, we owned two real estate investment property.  We embrace portfolio diversification at acquisitions as our main risk management strategy. We intend to diversify the investment size and location of our portfolio of properties in order to manage our portfolio-level risk. Over the long term, we embrace diversification and intend that no single property will exceed 25% of our total assets.

We expect that single tenants will occupy our properties pursuant to triple-net lease arrangements in general and, therefore, the success of our investments will be materially dependent on the financial stability of these tenants. We expect the success of our future tenants, and their ability to make rent payments to us, to significantly depend on the projected growth and development of the applicable state market; as many of these state markets have a very limited history, and other state markets are still forming their regulations, issuing licenses and otherwise establishing the market framework, significant uncertainty exists as to whether these markets will develop in the way that we or our future tenants project.

We intend to evaluate the credit quality of our future tenants and any guarantors on an ongoing basis by reviewing, where available, the publicly filed financial reports, press releases and other publicly available industry information regarding our future tenants and any guarantors. In addition, we intend to monitor the payment history data for all of our future tenants and, in some instances, we monitor our future tenants by periodically conducting site visits and meeting with the tenants to discuss their operations. In many instances, we will generally not be entitled to financial results or other credit-related data from our future tenants.

Plan of Operations

Plan of Operation for the Next Twelve (12) Months

Although we have pivoted to technology, our real estate business is still ongoing through our independently managed sub-subsidiaries including Alpharidge Capital LLC, Community Economic Development Capital, LLC and Opportunity Zone Capital LLC. As the Company moves ahead to implement its business plan, the Company will begin to identify and acquire complimentary Bank, Fintec or Digital Currency businesses and internally-manage a real estate holdings focused on affordable housing and specialized properties across the United States.  We plan to acquire control-stake or minor equity positions in businesses and both single family residence (SFR) and multi-family and specialized commercial properties including sale-leaseback transactions and third-party purchases. On specialized commercial properties we expect to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.

We plan to conduct our affordable housing business through a traditional umbrella partnership real estate holding company, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We shall be the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership.

There is no assurance that we would be able to put the property to good use such as renting it to eligible low-income family / tenant.  If we are unable to put them to productive use, we would be forced to sell them and use the money generated from the sales to pay off the loans used to acquire them.

To effectively fund our business plan, we must raise additional capital.   But there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold profitable businesses and real properties.  Moreover, there can be no assurance that we will be able to raise the capital necessary to execute our business plan and also to acquire, own or hold complimentary businesses and real properties.

Within the next twelve months, we intend to use income generated from our operations to hire employees that would help us to raise capital to build our company.  There is no assurance that we would be able to generate income from our operations in the near future.

We intend to implement the following tasks within the next twelve months:

1.      Month 1-3: Phase 1 (1-3 months in duration; complete rehabilitation of the two real estate investment property including the opportunity zone located property and sell or put them to good use)

a.       Continue to develop and build our Bank, Fintec or Digital Currency  business model by making acquisitions of Bank, Fintec or Digital Currency.

b.      Identify and start conducting due diligence on acquisition target within the Bank, Fintec or Digital Currency industry.

c.       Identify 2 profitable complementary businesses to acquire

d.      Sign purchase agreement with the sellers of the 2 profitable complementary businesses and identified above;

e.       Acquire and consolidate the revenue from those two acquisitions.

2.      Month 3-6 Phase 2 (1-3 months in duration; cost control, process improvements, admin & mngt.).

a.       Integrate acquisitions into GMPW’s model – consolidate the management of the acquired businesses and properties including integration of their accounting and finance systems, synchronization of their operating systems, and harmonization of their human resources functions.

b.      Complete and file quarterly reports and other required filings for the quarter

3.      Month 6-9:  Phase 3 (1-3 months in duration; $5 million in estimated fund receipt)

a.       Identify and acquire 2 profitable businesses that are complementary/similar properties or assets in the target market

4.      Month 9-12: Phase 4  (1-3 months duration; use acquired businesses’ free cash flow for more acquisitions)

a.       Run the businesses efficiently, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and reducing excesses and also identifying and executing growth strategies

b.      Acquire 2 profitable businesses and 4 more properties especially in regions where RE is at or below their book-value.

5.      Operating expenses during the twelve months would be as follows:

a.       For the six months through June 30, 2021, we anticipate to incur general and other operating expenses of $238,000.

b.      For the six months through December 31, 2021 we anticipate to incur additional general and other operating expenses of $382,000.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising at least $620,000 in capital, we hope that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Competitive Strengths in Affordable Housing

On affordable housing, all of the Company’s targeted properties are located in developed areas that include other properties.  The number of competitive properties in a particular area could have a material effect on the Company’s ability to lease units at its properties and on the rents charged.  The Company may be competing with other entities that have greater resources than the Company and whose managers have more experience than the Company’s managers.  In addition, other forms of rental properties provide alternatives to potential renters of our properties.

We believe that, in general, we are well-positioned to compete effectively for tenants and investments. We believe our competitive advantages include:

•          a fully integrated organization with property management, development, redevelopment, acquisition, marketing, sales and financing expertise;

•          scalable operating and support systems, which include automated systems to meet the changing electronic needs of our residents and to effectively focus on our Internet marketing efforts;

•          access to sources of capital;

•          geographic diversification with a presence in markets across the country; and

•          significant presence in many of our major markets that allows us to be a local operating expert.

Moving forward, we will continue to optimize lease management, improve expense control, increase resident retention efforts and align employee incentive plans with our bottom line performance. We believe this plan of operation, coupled with the portfolio’s strengths in targeting renters across a geographically diverse platform, should position us for continued operational upside.

The real estate business is cyclical. Real estate cycles are generally impacted by many factors, including availability of equity and debt capital, borrowing cost, rent levels, and asset values. Our strategy will result in a strong track record of creating both asset and entity value for the benefit of our shareholders and partners over these various real estate cycles.

Governmental Regulation

Environmental Matters

Our properties and the operations thereon are subject to federal, state and local environmental laws, ordinances and regulations, including laws relating to water, air, solid wastes and hazardous substances. Our properties and the operations thereon are also subject to federal, state and local laws, ordinances, regulations and requirements related to the federal Occupational Safety and Health Act, as well as comparable state statutes relating to the health and safety of our employees and others working on our properties. Although we believe that we and our future tenants are in material compliance with these requirements, there can be no assurance that we will not incur significant costs, civil and criminal penalties and liabilities, including those relating to claims for damages to persons, property or the environment resulting from operations at our properties.

Real Estate Industry Regulation

Generally, the ownership and operation of real properties are subject to various laws, ordinances and regulations, including regulations relating to zoning, land use, water rights, wastewater, storm water runoff and lien sale rights and procedures. These laws, ordinances or regulations, such as the Comprehensive Environmental Response and Compensation Liability Act and its state analogs, or any changes to any such laws, ordinances or regulations, could result in or increase the potential liability for environmental conditions or circumstances existing, or created by tenants or others, on our properties. Laws related to upkeep, safety and taxation requirements may result in significant unanticipated expenditures, loss of our properties or other impairments to operations, any of which would adversely affect our cash flows from operating activities.

Our property management activities, to the extent we are required to engage in them due to lease defaults by tenants or vacancies on certain properties, will likely be subject to state real estate brokerage laws and regulations as determined by the particular real estate commission for each state.

Insurance

We carry comprehensive general liability coverage on our communities, with limits of liability customary within the multi-family properties industry to insure against liability claims and related defense costs. We are also insured, with limits of liability customary within the real estate industry, against the risk of direct physical damage in amounts necessary to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period.

Our primary lines of insurance coverage are property, general liability and workers’ compensation. We believe that our insurance coverages adequately insure our multifamily properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Seasonality

Our business has not been, and we do not expect it to become subject to, material seasonal fluctuations.

Employees

We do not have a W-2 employee at the present.  Frank Ikechukwu Igwealor, our President, Chief Executive Officer and Chief Financial Officer, is our only full-time staff As of January 6, 2021, pending when we could formalize an employment contract for him.   In addition to Mr. Igwealor, we have three part-time unpaid staff who helps with bookkeeping and administrative chores.  Most of our part-time staff, officers, and directors will devote their time as needed to our business and are expect to devote at least 15 hours per week to our business operations.  We plan on formalizing employment contract for those staff currently helping us without pay.  Furthermore, in the immediate future, we intend to use independent contractors and consultants to assist in many aspects of our business on an as needed basis pending financial resources being available. We may use independent contractors and consultants once we receive sufficient funding to hire additional employees. Even then, we will principally rely on independent contractors for substantially all of our technical and marketing needs.

The Company has no written employment contract or agreement with any person. Currently, we are not actively seeking additional employees or engaging any consultants through a formal written agreement or contract. Services are provided on an as-needed basis to date. This may change in the event that we are able to secure financing through equity or loans to the Company.  As our company grows, we expect to hire more full-time employees.

Transfer Agent

The transfer agent for our capital stock is Pacific Stock Transfer, with an address of 6725 Via Austi Pkwy Ste 300, Las Vegas, NV 89119-3553, with a telephone of 702-361-3033.

Properties

Our headquarters are located in a two-story building in Torrance, California.  We believe that the existing facilities at September 1, 2020, will be adequate to meet our operational requirements through 2020, although we periodically review our leased space to in order to ensure such space is secure and suitable for our current and future needs. We believe that all such facilities are adequately covered by appropriate property insurance.

Current Holdings of Real Estate Investments:

In 2019, we bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles.  We financed the purchase with borrowing from our controlling shareholder.  Our goals for the properties was to rehabilitee and deliver each of them to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As at September 30, 2020, we have two available-for-sale real estate properties with a carrying amount of $970,148:

Cost basis
9/30/2020
SFR - 11253 S New Hampshire, 90044	$359,821
SFR - 4904 S Wilton Place 90062	610,327
Total Holdings of Real Estate Investments	$970,148

Inventory costs include direct home acquisition costs and any capitalized improvements.  The following is the Real Estate Investments activities for the period under review:

We bought the 11253 S New Hampshire, LA 90044 property in June of 2020 at a cost of 321,498.  We financed the purchase with borrowing from our controlling shareholder.  Our goal for the property was to rehabilitee and resell to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As of September 30, 2020, we have expended $38,323 on rehabilitation of the property.

The 4904 S Wilton Place, Los Angeles, CA 90062 property was bought on April 23, 2019 for a total acquisition cost of $498,983.51.  Our goal for the property was to rehabilitee and resell to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As of September 30, 2020, we have expended $111,343 on rehabilitation of the property.

Real estate held for use:

As at September 30, 2020, the Company has no real estate held for use.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Board of Directors

The following individuals serve as executive officers and directors of GiveMePower Corporation as of January 6, 2021:

Name	Age*	Position within the Company	Term
Mr. Frank I Igwealor	49	Chairman, Director and Chief Executive and Financial Officer	December 2019 to present
Mr. Patience Ogbozor	35	Director	October 2019 to present

*Age as at December 16, 2020.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our shareholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Statues.  Our officers are appointed by our board of directors and hold office until removed by the board of directors or until their resignation.

Background and Business Experience

The business experience during the past five years of the persons listed above as an Officer or Director of the Company either presently or during the year ended December 31, 2019 is as follows:

Frank Igwealor, CPA, CMA, JD, MBA, MSRM is a financial manager with broad technical and management experience in accounting, finance, and business advisory as a principal partner at Goldstein Franklin, Inc. since November 2011.  Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant.  Before Goldstein Franklin, Mr. Igwealor was the Sr. Vice President and CFO of Los Angeles Neighborhood Housing between May 2007 and October 2011.

During the sixteen years prior to his joining Los Angeles Neighborhood Housing as the chief financial officer, Mr. Igwealor worked in various financial management, accounting, strategic planning, risk management, restructuring, recapitalization and turnaround capacities for various big and small businesses where he helped save or preserve about 252 American jobs that would have otherwise been lost through liquidations.

Mr. Igwealor’s business and professional experience include:

(a)    7/2007 to 10/2011 - SVP & CFO at Los Angeles Neighborhood Housing, Inc., one of Los Angeles largest affordable housing nonprofit agency.

(b)   11/2004 to 2015 – President and CEO of Igwealth Franklin, Inc., a Los Angeles private equity firm

(c)    03/2008 to present – Director at Poverty Solutions, Inc., a Los Angeles based nonprofit that designs and deploys programs that help low income families divest poverty through education, employment, and entrepreneurship.

(d)   11/2006 to 04/2007 – Assistant Controller at SDI Media Group, a Culver City, CA based translation and dubbing company.

(e)    03/2006 to 09/2006 – SEC Financial reporting analyst at OSI Systems, Inc., a Hawthorne CA based manufacturer.

(f)    11/2003 to 11/2004 – Financial Advisor at Morgan Stanley

Over the past 26 years in accounting and finance, Mr. Igwealor has always operated on the premise that a country’s most valuable asset is her human capital – and that job creation is the essential element to a true and sustainable economic and prosperity.

During the past five years, Mr. Igwealor held the following directorships:

1.      Igwealth Franklin, Inc.  – November 2004 to 2015.

2.      Los Angeles Community Capital – April 2012 to Present.

3.      American Community Capital, LP.  – August 2013 to Present.

4.      Goldstein Franklin, Inc. – April 2012 to Present.

5.      Kid Castle Educational Corporation since October 2019

6.      GiveMePower Corporation since December 2019

Mr. Igwealor’s professional education includes (1) BA in Accounting from Union Institute & University; (2) BA in Economics from Union Institute & University; (3) MBA finance from California State University, Dominguez Hills; (4) Masters in Risk Management at New York University (in progress); and (5) Juris Doctor from Southwestern School of Law.

The company believes that someone with finance and accounting expertise as Mr. Igwealor would be invaluable to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

Ms. Patience C. Ogbozor, Director: Ms. Ogbozor is the President and CEO of Cannabinoid Biosciences since November 2018.  Ms. Ogbozor is a Director of the Company. Ms. Ogbozor also serves as a director at Goldstein Franklin Inc., Kid Castle Educational Corporation, Video Rivers Networks, Inc. and Opportunity Zone Capital LLC. Prior to joining the company’s board, Ms. Ogbozor was with New Haven Pharmacy, Abuja, from 2013 to 2015.

During the past five years, Ms. Ogbozor held the following directorships:

1.      Ms. Ogbozor has been serving as director Goldstein Franklin Inc. since June 1, 2015.

2.      Kid Castle Educational Corporation since October 2019

3.      GiveMePower Corporation since December 2019

4.      Opportunity Zone Capital LLC since February 18, 2020

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.   Officers are elected annually by the board of directors and serve at the discretion of the board.

Committees of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole.  Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.  Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally U.S. GAAP and financial statements,
●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
●	understands internal controls over financial reporting, and
●	understands audit committee functions.

Family Relationships

Except for Patience and Frank who have spousal relationship, none of our directors are related to any of our other directors and none have any pending legal claims or litigation against them.

Section 16(a) Compliance.

Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has filed reports as required under Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors have not filed all reports as required under Section 16(a).

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

	honest and ethical conduct,
	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
	compliance with applicable laws, rules and regulations,
	the prompt reporting violation of the code, and
	accountability for adherence to the code.

Our adopted a code of ethics applies to all our directors, officers and employees.   Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K.

We will provide our code of ethics in print without charge to any stockholder who makes a written request to Frank I Igwealor, our President, Chief Executive Officer and Chief Financial Officer, at GiveMePower Corporation, 370 Amapola Ave., Suite 200A, Torrance, CA 90501.   Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors.   Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

Directors’ Term of Office.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. All directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  During the 2019 and 2020 fiscal year, none of our directors received any compensation specifically for their services as a director.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee.

We do not have any of the above-mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Potential Conflicts of Interest.

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

 Board’s Role in Risk Oversight.

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

NASDAQ Rule 4200.

The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence.

In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Our board of directors has determined that neither of the members of our board of directors qualifies as an “independent” director under Nasdaq’s definition of independence.

Our board of directors is currently composed of Mr. Igwealor, our chief executive officer and secretary, and Ms patience C Ogbozor, a Director.  Neither of them qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

Involvement in Certain Legal Proceedings.

We are subject to legal proceedings and claims that arise in the ordinary course of business. We do not believe that any claims exist where the outcome of such matters would have a material adverse effect on our consolidated financial position, operating results or cash flows. However, there can be no assurance such legal proceedings will not have a material impact on future results.

There are no legal proceedings that have occurred within the past ten years concerning our directors or officers which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

 From time to time we may be involved in litigation relating to claims arising out of the operation of our business in the normal course of business. Other than as described below, as of the date of this Registration Statement we are not aware of potential dispute or pending litigation and are not currently involved in a litigation proceeding or governmental actions the outcome of which in management’s opinion would be material to our financial condition or results of operations. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On February 20, 2019, Plaintiff Maria De Lourdes Perez filed a complaint against defendants City of Carson, Goldstein Franklin, Inc., Frank Igwealor, Healthy Foods Markets, LLC, Optimal Foods, LLC, and Blockchain Capital LLC.  The complaint alleged statutory liability pursuant to government code section 835, gross negligence, and premises liability for a trip-and-fall that occurred on April 11, 2018 at a property owned and controlled by Healthy Foods Markets, LLC. Defendants Goldstein Franklin, Inc., Frank Igwealor, Optimal Foods, LLC, and Blockchain Capital LLC. had answered the complaint and also requested a demurrer on the grounds that (1) Defendants are not a proper party in interest and there was a misjoinder of defendants.  Our attorney has advised that the complaint would not have an adverse impact on Mr. Igwealor or the Company because the scope of liability is restricted to healthy Food Markets, LLC.

As of June 23, 2020, except for the complaint listed above, there was no material proceeding to which any of our directors, officers, affiliates or stockholders is a party adverse to us.  During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within ten years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

The Board of Directors does not have a Compensation Committee, the independent directors of the Board oversee the Company’s executive compensation program. We currently do not have independent directors on our Board.  Compensation for the CEO and the CFO is approved by the general Board. Compensation for other executive officers and senior management is determined by the CEO and CFO pursuant to the Board of Directors delegating to the CEO and CFO authority to do so.

Elements to Executive Compensation

We intend to develop an executive compensation policy.  The Company’s executive compensation program would be designed to attract and retain executives responsible for the Company’s long-term success, to reward executives for achieving both financial and strategic company goals and to provide a compensation package that recognizes individual contributions as well as overall business results. The Company’s executive compensation program would also takes into account the compensation practices of companies with whom GiveMePower Corporation competes for executive talent.

The two components of the Company’s executive compensation program are base salary and annual discretionary bonuses. Overall compensation is intended to be competitive for comparable positions at peer companies.

Objectives. The objectives of the Company’s executive compensation policies would be to attract and retain highly qualified executives by designing the total compensation package to motivate executives to provide excellent leadership and achieve Company goals; to align the interests of executives, employees, and stockholders by establishing cohesive management, financial, operation and marketing goals that reflect the Company’s strategic growth plan; and to provide executives with reasonable security, through retirement plan and annual discretionary bonuses that motivate them to continue employment with the Company and achieve goals that will make the Company thrive and remain competitive in the long-run.

Linkage between compensation programs and Company objective and values. The executive compensation policy would link executive compensation closely with the Company objectives, which we believe are dependent on the level of employee engagement, operational excellence, cost management and profitability achieved. The primary quantifiable measurement of operational excellence for the Company would be the achievement of profitability, which is directly related to increasing annual revenue. Executives’ annual performance evaluations would be based in part on their achievement of the aforementioned goals and in part on revenue targets that may be established by the Board of Directors at the beginning of each fiscal year. The Company currently does not have a defined non-equity incentive plan in place for its named executives.

The roles of various elements of compensation. Executive compensation includes base salary, annual discretionary bonuses awarded by the Board of Directors in conjunction with named executives’ annual performance evaluations and other annual compensation granted under the noncontributory defined benefit retirement plan. Collectively, the Board’s objective is to ensure a total pay package that is appropriate given the performance of both the Company and the individual named executive.

Governance practices concerning compensation. The Board of Directors would implemented a number of procedures that the Board follows to ensure good governance concerning compensation. These include setting CEO and CFO salaries, authorizing the CEO or the CFO to determine the salaries of presidents and vice presidents, establishing annual goals for the Company, reviewing proposals for stock incentive plans, exercising fiduciary responsibilities over retirement plans, overseeing management development and succession planning, and keeping adequate records of its activities.

Base Salary

Each executive’s base salary is initially determined with reference to competitive pay practices of peer companies (where such information is publicly available) and is dependent upon the executive’s level of responsibility and experience. The Board uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases are made based on the Board of Director’s subjective assessment of individual performance, as well as the factors discussed above.

Annual Discretionary Bonuses

In future years we shall pay variable incentive compensation to our executives, however, due to our overall performance in 2019, our executive officers were not awarded bonuses.

Summary Compensation Table

The following table covers all compensation awarded to, earned by, or paid to the named executive officers.  The table sets forth information about the compensation paid or accrued by our chief executive officer, chief financial officer, and one other most highly compensated executive officer (our “named officers”) for the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Mr. Frank I Igwealor	2020	—	—	10,000	—	—	—	—	(i)	10,000
Chair, CEO, CFO	2019	—	—	—	—	—	—	—	(ii)	—
	2018	—	—	—	—	—	—	—	(iii)	—

Patience C Ogbozor, Director	2020	—	—	—	—	—	—	—	(iv)	—
	2019	—	—	—	—	—	—	—	(ii)	—
	2018	—	—	—	—	—	—	—	(iii)	—

Notes:

(i)	A hire-on bonus of 10,000,000 shares issued to Mr. Igwealor

(ii)	The company did not record any officer compensation in 2019

(iii)	The company did not record any officer compensation in 2018
(iv)	Miss Ogbozor have not received any compensation from the company.

Stock Option Grants in the Last Fiscal Year; Exercises of Stock Options

As at January 6, 2021, there were no grants of stock options by the Company.  There was also no grants of stock options by the Company during the fiscal year ended December 31, 2019 and 2020. The Company has never granted any stock options.

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock by (i) each person who is known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and named executive officer (defined above) individually; and (iii) all directors and executive officers as a group. Beneficial ownership of common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended. These rules provide, among other things, that a person is deemed to be the beneficial owner of common stock if such person, directly or indirectly, has or shares voting power or investment power with respect to the common stock or has the right to acquire such ownership within sixty days after the date of this registration statement.

Title of Class		Name of Beneficial Owner	Amount and Nature	Percent of Class	Cumulative Voting
			of Beneficial
			Ownership		Power
Preferred stock		Kid Castle Educational Corporation	1,000,000	100%	87.51%
Preferred stock	(a)	Goldstein Franklin, Inc.	1	100%	8.75%
Common stock	(b)	Frank I Igwealor	10,000,000	23.41%	0.88%
Common stock	(c)	Poverty Solutions, Inc.	5,000,000	11.70%	0.44%
Common stock	(d)	Directors and officers as a group	10,000,000	23.41%	64.6300%

NOTES:

(a)     The Special Class A Preferred control share sold to Goldstein Franklin, Inc, which is convertible into 100 million shares of our Common stock. Same share reverted to Frank I Igwealor control 100% of Goldstein Franklin, Inc.

(b)     Hire-on-Bonus paid to Mr. Igwealor upon his acceptance of the CEO position of the Company

(c)     Table reflects information As of January 6, 2021 and based on 42,724,687 shares of common stock outstanding as at December 16, 2020 and December 31, 2019.

(d)     Table reflects information As of January 6, 2021 and based on 42,724,687 shares of common stock outstanding as at December 16, 2020 and December 31, 2019.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions During the Last Two Fiscal Years

Certain Relationships and Related Transactions

Our officers and directors are Mr. Igwealor, our chief executive officer and secretary, and Ms patience C Ogbozor, a Director are also directors of Goldstein Franklin Inc.

The Company considers its founders, managing directors, employees, significant shareholders, and the portfolio Companies to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Line of credit from related party consisted of the following:

	September 30, 2020	December 31, 2019
September 2019 (line of credit) - Line of credit with maturity date of February 28, 2021 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	$163,632	$41,200
May 20, 2020 (line of credit) Line of credit with maturity date of May 4, 2025 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	766,717	-
July 3, 2020 (30 year term loan) Term loan with maturity date of July 2, 2050 with 3.75% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	150,000	-
Total Line of credit - related party	930,350	41,200
Less current portion	(163,632)	(41,200)
Total Line of credit - related party	$766,718	$-

Goldstein Franklin, Inc. - $190,000 line of credit

On February 28, 2020, the Company amended its line of credit agreement to increase it to the amount of $190,000 with maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $26,368 as of September 30, 2020.  See NOTE 14 for more details of our related party transactions.

Related Transactions

The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is February 15, 2020. The line of credit agreement was amended to the amount of $190,000 and maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. As at September 30, 2020, the Company had drawn $163,632.36 from the LOC.

•         Line of credit - On May 5, 2020, the Company entered into a line of credit agreement in the amount of $1,500,000 with Los Angeles Community Capital, which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is May 4, 2025. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $1,280,902 As of September 30, 2020.

In addition, during the nine months ended September 30, 2020, the Company pursuant to the terms of loan agreement, paid to an entity controlled by our CEO $95,750 respectively, as developer’s fees from the sales amount of the two real estate investment properties sold.  Although the $95,750 was less than the 10% of the total sales amount of $1,205,000, the Company agreed with the lender to take less than 10% in accommodation because one of the two properties sold had unanticipated cost overrun.

Real Property Sales and Loan Repayment to a Related Party Lender

As at September 30, 2020, we have sold two of our four properties with two properties left.

We closed the sale of the 831 E 94th Street property on February 21, 2020 and used part of the proceeds to payoff $367,128, which was the total sum borrowed for the property purchase and rehabilitation.  The payment was made to Los Angeles Community Capital, an entity controlled by CEO.  Los Angeles Community Capital was the lender in this transaction.

We closed the sale of the condominium unit located at 5125 Harold Way #307, Los Angeles, CA 90027, on April 26, 2020 and used part of the proceeds to payoff $555,031, which was the total sum borrowed for the property purchase and rehabilitation.  The payment was made to Los Angeles Community Capital, an entity controlled by CEO.  Los Angeles Community Capital was the lender in this transaction.

Having used $922,159, part of the proceeds from the two properties sales to pay down the related party loan, the outstanding balance on the related party loan was reduced to $561,751 as at September 30, 2020.

Developer’s Fees paid to a Related Party Lender following the sales of two real properties

As at September 30, 2020, we have sold two of the three properties with only one of the three properties left. Following the close of the sales of two of the properties, we paid out Developer Fee, pursuant to the loan agreement we had with the lender, Los Angeles Community Capital, an entity controlled by Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Following the sale of the 831 E 94th Street property on February 21, 2020 for $495,000, the agreed upon Developer Fee of $49,500 was due to Los Angeles Community Capital.  However, the Company negotiated the fee down to $24,750 (50% reduction) because an undiscovered utility lien latter popped up at title/escrow and reduced the profit by $50,000.

Following the sale of the 5125 Harold Way property on April 26, 2020 for $710,000, the agreed upon Developer Fee of $71,000 was due and paid to Los Angeles Community Capital.

In total, the Company paid $95,750 as Developer Fees to a related party lender, Los Angeles Community Capital, an entity controlled by our CEO, Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Thus, during the six months ended September 30, 2020, the Company pursuant to the terms of its Line of Credit agreement, paid $95,750 as developer’s fees from the sales amount of the two real estate investment properties sold, to Los Angeles Community Capital, an entity controlled by our CEO, Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Although the Company was still able to recorded $25,173 in net realized gains from the sale of Real Estate Investment properties during the six months ended September 30, 2020, the Company would have made more profit (save $95,750) from the sales if the Company had a different financing mechanism including its own capital.

Notwithstanding the above mentioned possibility of making more profit from sales of Real Estate Investment properties, there are no guarantees that we could be able to raise sufficient capital to stand on our own and stop using the credit line from a related party.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

DESCRIPTION OF OUR CAPITAL STOCK

General

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share (the “Common Stock”). We are also authorized to issue 10,000,000 shares of preferred stock, par value $0.001(the “Preferred Stock”).

Common Stock

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share. As of January 6, 2021, we had 42,724,687.00 shares of Common Stock outstanding. Our Common Stock is subject to quotation on the OTC Pink Market under the trading symbol: “GMPW.” Our plan is to apply for listing of our Common Stock on the NASDAQ Capital Market after the Closing of the Offering of our Class B Common Stock. See the discussion under “Description Of The Class B Common Stock” below.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Common Stock – Class B

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share. We have designated 100,000,000 of the Common Stock as Class B.  As of January 6, 2021, we had no shares of our Class B Common Stock issued and outstanding.  We plan to apply for listing of our Class B Common Stock on the NASDAQ Capital Market after the Closing of the Offering of our Class B Common Stock. See the discussion under “Description Of The Class B Common Stock” below.

Each share of ordinary shares of our Common Stock and the Class B Common Stock shall have one (1) vote per share for all purpose. Neither shares of our Class B nor our shares our Ordinary Common Stock was provided a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The transfer agent for our capital stock is Pacific Stock Transfer, with an address of 6725 Via Austi Pkwy Ste 300, Las Vegas, NV 89119-3553, with a telephone of 702-361-3033.

Preferred Stock

We have authority to issue 10,000,000 shares of “blank check” Preferred Stock. Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

Series A Preferred Stock

As of December 31, 2019, there are 1 (one) special Preferred Stock share issued and outstanding. The Preferred shares (i) vote on all matters with the holders of common stock as if each shares of Series A was converted into 100,000,000 shares of common stock; and, (ii) are convertible into shares of common stock, at any time in the discretion of the holders of the special preferred shares, at a ratio of 100,000,000 shares of common stock for each share of special preferred share.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

In the even that we or the selling stockholder decide to engage or authorize any dealer, salesperson or person to effect transactions in this offering, such dealer, person or persons must comply with the requirements of item 502(b) of Regulation S-K.

Dealer Prospectus Delivery Obligation

Through and including                 , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment, or subscription.

DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF THE  CLASS B COMMON STOCK

The description of certain terms of the Class B Common Stock (the “Class B Common Stock”) in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Class B Common Stock.

General

Pursuant to our amended and restated certificate of incorporation, we are currently authorized to designate and issue up to 100,000,000 shares of Class B Common Stock, par value $0.001 per share, in one or more series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Nevada law, with such rights, preferences, privileges and restrictions of each class or series of Class B Common Stock, including dividend rights, voting rights and the number of shares constituting any series as our board of directors may determine, without any vote or action by our shareholders.

In connection with this offering, our board of directors will designate 100,000,000 shares of our authorized Common Stock as Class B Common Stock, having the rights and privileges described in this prospectus, by adopting and filing the certificate of designations with the State of Nevada.  Assuming all of the shares of Class B Common Stock offered hereunder are issued, we will have available for issuance 100,000,000 authorized but unissued shares of Class B Common Stock. Our board of directors may, without the approval of holders of the Class B Common Stock or our common stock, designate additional series of authorized Class B Common Stock ranking junior to or on parity with the Class B Common Stock or designate additional shares of the Class B Common Stock and authorize the issuance of such shares. Designation of a series of our Class B Common Stock ranking senior to the Class B Common Stock will require approval of the holders of Class B Common Stock, as described below in “Voting Rights.”

The transfer agent for our capital stock is Pacific Stock Transfer, with an address of 6725 Via Austi Pkwy Ste 300, Las Vegas, NV 89119-3553, with a telephone of 702-361-3033.

Quotation

We plan to apply for listing of our Class B Common Stock on the NASDAQ Capital Market. Companies must meet all of the criteria under at least one of the three standards below.

Requirements	Equity Standard	Market Value or Listed Securities Standard	Net Income Standard
Listing Rules	5505(a) and	5505(a) and	5505(a) and
	5505(b)(2)	5505(b)(2)	5505(b)(3)
Stockholders’ Equity	$5 million	$4 million	$4 million
Market Value of Publicly Held Shares	$15 million	$15 million	$5 million
Operating History	2 years	-	-
Market Value of Listed Securities		$50 million	-

Net Income from Continuing Operations (latest fiscal year or in 2 of the last 3 fiscal years)	-	-	$750,000
Publicly Held Shares	1 million	1 million	1 million
Round Lot Shareholders	300	300	300
Market Makers	3	3	3
Bid Price or	$4	$4	$4
Closing Price	$3	$2	$3

* Currently traded companies qualifying solely under the Market Value Standard must meet the $50 million Market Value of Listed Securities and the applicable bid price requirement for 90 consecutive days before applying.

** To qualify. Under the closing price alternative, a company must have: (i) average annual revenues of $6 million for 3 years, or (ii) net tangible assets of $5 million, or (iii) net tangible assets of $2 million and a 3-year operating history, in addition to satisfying the other financial and liquidity requirements listed above.

Book-Entry Procedures

DTC acts as securities depository for our outstanding common stock and will also act as securities depository for the Class B Common Stock offered hereunder. With respect to the Class B Common Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Class B Common Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Class B Common Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Class B Common Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Class B Common Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Class B Common Stock.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Class B Common Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Class B Common Stock will be sent to Cede & Co. If less than all of the outstanding shares of Class B Common Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Class B Common Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Class B Common Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Class B Common Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Class B Common Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Class B Common Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Class B Common Stock. In that event, we will print and deliver certificates in fully registered form for the Class B Common Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Class B Common Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

Global Clearance and Settlement Procedures

Initial settlement for the Class B Common Stock will be made in immediately available funds. Secondary market trading among DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

PLAN OF DISTRIBUTION

The Offering will be made using the services of our management, who will not be compensated for their services and efforts related to the Offering of our Class B Common Stock. We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Class B Common Stock being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.17 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” above.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of Class B Common Stock as a direct result of the selling efforts and introductions of each respective Placement Agent.

The Placement Agent Agreement does not give rise to any commitment by any Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agent Agreement. Further, the Placement Agent does not guarantee that any such Placement Agent will be able to raise new capital in any prospective offering.

We will deliver the shares of Class B Common Stock, also referred to as the “Securities” being issued to the investors upon receipt of investor funds for the purchase of the Securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about ______________, 2021.

The following table shows per-share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the shares of Class B Common Stock pursuant to this prospectus assuming the purchase of all of the shares offered hereby, as well as the fees if the number of shares sold was 33% or 67% of the maximum offered:

	33% of Maximum	67% of Maximum	Maximum
Per-share placement agent fee	$1.38	$1.38	$1.38
Total placement agent fee	$238,392	$484,008	$722,400

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Any Placement Agent participating in the Offering may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Act. As underwriters, a placement agent would be required to comply with the requirements of the Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Class B Common Stock by any Placement Agent acting as principal. Under these rules and regulations, a Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, one or more of the Placement Agents may provide us in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any Placement Agent for any further services.

SHARES ELIGIBLE FOR FUTURE SALE

Sale of restricted shares

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share. As of January 6, 2021, we had 42,724,687 shares of Common Stock outstanding.  Based on the number of shares of our common stock outstanding as of January 6, 2021, upon the closing of the offering, there would not be any change to the issued and outstanding shares of our Common Stock because the selling shareholders’ stock were included in our shares issued and outstanding.

All of the shares of common stock being sold by the selling will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act.  All “restricted securities” as such term is defined in Rule 144 that will then be held by our “affiliates”. These restricted securities will only be eligible for public sale if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:



1% of the number of common shares then outstanding, which will equal approximately  427,247 shares of common stock immediately after this offering (calculated assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options or warrants); or

	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of substantially all of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares by it will be made on the same terms.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

 LEGAL MATTERS

No counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Class B Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Class B Common Stock being offered hereby and other certain legal matters will be passed upon for us by Law Office Of Mary Shea, Mary Shea, Esq.

EXPERTS

No expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Class B Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements for the years ended December 31, 2019 included in this Prospectus and the Registration Statement have been audited by Benjamin & Ko, Certified Public Accountants and Consultants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov .

All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

NRS 78.502 of Chapter 78 of the Nevada Private Corporations Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of NRS 78.502 of Chapter 78 of the Nevada Private Corporations Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the Securities Act).

As permitted by the Nevada Private Corporations, we have agreed to indemnify each of our directors and certain officers against personal liabilities, including liabilities under the Securities Act and  for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director's duty of loyalty to the Registrant or its stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	Under NRS 78.300 of Nevada Private Corporation Law (regarding unlawful dividends and stock purchases); or
●	any transaction from which the director derived an improper personal benefit.

As permitted by the Nevada Private Corporation Law, the Registrant's restated bylaws that will be in effect at the closing of our initial public offering, provide that:

●	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Nevada Private Corporation Law, subject to very limited exceptions;
●	the Registrant may indemnify its other employees and agents as set forth in the Nevada Private Corporation Law;
●

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Nevada Private Corporation Law,  subject to very limited exceptions; and

●	the rights conferred in the bylaws are not exclusive.

GiveMePower Corporation

1,000,000 Shares of Class B Common Stock

$10.00 Per Share

Liquidation Preference $10.00 Per Share

PROSPECTUS

_________________________________

___________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than placement agent commissions, payable in connection with the issuance and distribution of the Class B Common Stock being registered.

Securities and Exchange Commission registration fee	$1,136.00
NASDAQ Listing Fees	$40,000.00
Transfer agent and registrar fees and expenses	$25,000.00
Accounting fees and expenses	$45,000.00
Legal fees and expense	$85,000.00
Miscellaneous	$81,464.00
Total	$277,600.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above.

Item 14. Indemnification of Directors and Officers.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15. Recent Sales of Unregistered Securities.

During the last three fiscal years, the Registrant issued and/or sold the following restricted securities.

Restricted Securities Issued in 2020:

During the period January 1, 2020 through December 31, 2020, the Company issued a total of 5,000,000 shares of its Common Stock related for cash to poverty Solutions, Inc.  In addition, the Company issued a total of 10,000,000 shares of its Common Stock to it CEO Mr. Frank I Igwealor pursuant to certain hire-on-bonus agreement.

Restricted Securities Issued in 2019:

During the year ended December 31, 2019, the Company did not issue any restricted securities.

Restricted Securities Issued in 2018:

During the year ended December 31, 2018, the Company did not issue any restricted securities.

Restricted Securities Issued in 2017:

During the year ended December 31, 2017, the Company did not issue any restricted securities.

The Company believes that the offers, sales and issuances of the securities described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.5****	Bylaws of the Registrant adopted in 2019.
2.01****	Securities Purchase Agreement.
2.02**	Loan agreement (related party)
3.1***	Amended and Restated Articles of Incorporation of the Registrant
5.1***	Opinion of The Law Office of Mary Shea
10.1***	Line of Credit Agreement
10.2*	Certificate of Designation of Class B Common Stock
10.4*	Form of Placement Agent Agreement
10.5*	Form of Securities Purchase Agreement
21.1*	List of subsidiaries of the Registrant.
23.1*	Consent of The Law Office of Mary Shea
23.2*	Consent of Independent Registered Public Accounting Firm.
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filled herewith
** Previously filed with the Commission alongside initial registration filed on August 12, 2020
*** Previously filed with the Commission previous registration amendment on June 12, 2020
**** Previously filed with the Commission previous registration amendment on May 11, 2020.

Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on January 19, 2021.

GIVEMEPOWER CORPORATION

By:	/s/ Frank I Igwealor
Frank I Igwealor
Chief Executive Officer, President, & Director

.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank I Igwealor	Chief Executive Officer, President, and Director	January 19, 2021
Frank I Igwealor	(Principal Executive Officer, Principal Accounting Officer and Secretary)

/s/ Patience C Ogbozor
Patience C Ogbozor	Director	January 19, 2021